Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284888

DIGINEX LIMITED

731,707 Ordinary Shares

RESALE PROSPECTUS

This Resale Prospectus relates to the resale of 731,707 Ordinary Shares in aggregate by the Selling Shareholder named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholder named in this prospectus.

Any shares sold by the Selling Shareholder covered by this prospectus will begin at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. The Selling Shareholder will sell their shares at prevailing market prices or in privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder.

The Ordinary Shares registered for resale as part of this Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholder may still experience a positive rate of return on the Ordinary Shares due to the lower price that they purchased the Ordinary Shares compared to other public investors and may be incentivized to sell their Ordinary Shares when others are not. See “Risk Factors — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share.”

Our Ordinary Shares on the Nasdaq Capital Market under the symbol “DGNX.” On February 24, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $69.34 per share.

Immediately prior to the completion of this offering, our issued and outstanding share capital will consist of Ordinary Shares and Preferred Shares. We will not be considered a “controlled company” under Nasdaq corporate governance rules as we do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of the Company’s initial public offering of 2,250,000 Ordinary Shares, which occurred on January 23, 2025, as described in the Company post-effective amendment no. 1 to its registration statement on Form F-1, which was declared effective on January 16, 2025 (the “Offering”). On December 20, 2024, following the Company’s registration statement being declared effective by the SEC, Diginex Limited issued 2,347,134 Ordinary Shares in connection with the conversion of all of the outstanding Convertible Loan Notes. On December 20, 2024, following the Company’s registration statement being declared effective by the SEC, Diginex Limited issued 2,583,820 Ordinary Shares in connection with the conversion of 2,583,820 Preferred Shares. On January 21, 2025, the Company issued RVL 731,707 Ordinary Shares in connection with RVL’s conversion of $3.0 million of the Modified RVL Loan into Ordinary Shares at a price of $4.10 per share. On January 23, 2025, the Company issued Rhino Ventures Limited the warrants identified below (“IPO Warrants”) in recognition of the support Rhino Ventures Limited has provided to the Company. The IPO Warrants have not been registered for resale and are restricted secrurities.

1.	Tranche 1 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $5.13 per share, which expire 6 months from January 23, 2025
2.	Tranche 2 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $6.15 per share, which expire 9 months from January 23, 2025
3.	Tranche 3 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $7.18 per share, which expire 12 months from January 23, 2025
4.	Tranche 4 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $8.20 per share, which expire 15 months from January 23, 2025
5.	Tranche 5 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $10.25 per share, which expire 18 months from January 23, 2025
6.	Tranche 6 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price $12.30 per share, which expire 24 months from January 23, 2025

Following the consummation of the Offering, our directors, officers and principal shareholders will hold in aggregate approximately 37.9% or more of our Ordinary Shares, not including the IPO Warrants and assuming none of the Ordinary Shares held by the Selling Shareholder are sold. As a result, these shareholders, if they act together, will be able to control the management and affairs of our Company.

Investing in the Ordinary Shares involves risks. See section titled “Risk Factors” of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2025.

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FREQUENTLY USED TERMS

Except as otherwise indicated by the context and for purposes of this prospectus only, references in this prospectus to:

●	“Advisory” is assisting companies define and implement their ESG strategies;
●	“Chardan” means Chardan Capital Markets LLC’
●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;
●	“Customization” is developing bespoke solutions for clients onto of ESG Entity Reporting or Lumen
●	“Diginex Limited” or the “Company” means Diginex Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands;
●	“Diginex Services” means Diginex Services Limited, a direct subsidiary of DSL, incorporated in the United Kingdom;
●	“Diginex USA” means Diginex USA LLC, a direct subsidiary of DSL, incorporated in Delaware, USA
●	“diginexESG” is end to end reporting from topic discovery, data collection to collaborative report publishing;
●	“diginexESG Entity Reporting” is advanced reporting across multiple entities with data comparison and aggregation;
●	“diginexLUMEN” is democratizing supply chain risk assessment and monitoring;
●	“diginexApprise” gives workers a voice in supply chain due diligence, proving companies with reliable insights for their risk assessment;
●	“diginexPartners” is the creation of customized development and /or white label solutions, also referred to as “Customization”;
●	“DSL” means Diginex Solutions (HK) Limited, a Hong Kong corporation, and its consolidated subsidiaries;
●	“ESG” means Environmental, Social, and Governance. ESG is a framework that helps stakeholders understand how an organization is managing risks and opportunities related to environmental, social and governance criteria;
●	“Exchange” means the share exchange contemplated by the Share Exchange Agreement;
●	“GHG protocol” is Greenhouse Gas Protocol which provides standards, guidance, tools and training to measure and manage climate warming emissions;
●	“Group” means Diginex Limited and its subsidiaries;
●	“IPO” means the Company’s initial pubic offering of 2,250,000 Ordinary Shares at a price of $4.10 per share which closed on January 23, 2025;
●	“Licensed software sales” is the sale of diginexESG and/or diginexLUMEN on 12 month recurring subscription agreements;
●	“Managed Services” is the collection of data from suppliers on behalf of clients to aid the full visibility of results from supply chain due diligence
●	“Memorandum and Articles” is to the Company’s memorandum and articles of association;
●	“Nasdaq” means the Nasdaq Stock Market LLC;
●	“Offering” means Diginex Limited’s initial public offering of 2,250,000 Ordinary Shares as described in the Company post-effective amendment no. 1 to its registration statement on Form F-1, which was declared effective on January 16, 2025;
●	“Ordinary Shares” means the ordinary shares of Diginex Limited, with par value of $0.00005 per share;
●

“Over-Allotment” means the option granted for the Underwriter, in connection with the IPO, to acquire an additional 337,500 Ordinary Shares at a price of $4.10 per share which closed on Janaury 27, 2025;

●

“PRC” mean The Peoples Republic of China, including Hong Kong and Macau. Hong Kong is a special administrative region of PRC and operates under a different legal system to the rest of the PRC. However, all legal and operational risks associated with having operations in the PRC may also apply to operations in Hong Kong;

●	“Preferred Shares” means the preferred shares of Diginex Limited, with par value of US$0.00005 per share;
●	“private placement warrants” or “Warrants” means the warrants issued to certain persons pursuant to certain securities purchase agreements, each exercisable for one Ordinary Share;
●	“private placement warrant shares” means the Ordinary Shares to be issued upon exercise of the private placement warrants;
●	“Restructuring” means the consummation of the transaction contemplated by the Exchange and the Ancillary Agreements resulting in DSL becoming a wholly owned subsidiary of Diginex Limited and involving the (i) transfer of shares of DSL from its then shareholders to the Company in consideration for the issuance of new shares of the Company to such shareholders pursuant to the terms and conditions of the Share Exchange Agreement, (ii) issuance of new convertible loan notes to certain DSL shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL, (iii) granting certain share options under the new share option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL, in consideration for the cancellation of the DSL options held by such holders and (iv) granting certain warrants to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL, in consideration for the cancellation of the DSL warrants.
●	“RVL Warrants” means warrants issued to Rhino Ventures Limited on completion of a successful IPO
●	“Scope 1, 2 and 3 carbon footprint” is a way of categorizing the different kinds of carbon emissions a company creates from its own operations, and its wider value chain
●	“Selling Shareholder” means the existing shareholder of the Company that is selling certain of its Ordinary Shares pursuant to the Resale Prospectus
●	“Share Exchange Agreement” means the written agreement dated as of July 15, 2024 entered into by and among DSL, the then shareholders of DSL and Diginex Limited, pursuant to which the then existing shareholders of DSL transferred all of their shares in DSL to Diginex Limited, in exchange for Diginex Limited’s issuance of its new shares to such shareholders. Upon the consummation of the Share Exchange Agreement, DSL became a direct wholly owned subsidiary of Diginex Limited, and the existing shareholders of DSL became shareholders of Diginex Limited
●	“Share Subdivision” means the share division which resulted in the authorized share capital of the Company becoming US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 Preferred Shares of US$0.00005 par value each.
●	“we,” “us” and “our” refers to Diginex Limited and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information”.

Unless the context indicates otherwise, the terms the “Company,” the “Group,” “we,” “us” and “our” refer to Diginex Limited and its subsidiaries, after giving effect to the Restructuring described elsewhere in this prospectus whereby Diginex Limited owns DSL. “DSL” refers to Diginex Solutions (HK) Limited, a Hong Kong corporation, and its consolidated subsidiaries.

The Company

Current Business Lines

DSL is the wholly owned subsidiary of Diginex Limited. Accordingly, Diginex Limited owns 100% of DSL and all of DSL’s business lines and subsidiaries.

DSL is an impact technology business that helps organizations to address the some of the most pressing Environmental, Social and Governance (“ESG”), climate and sustainability issues, utilizing blockchain, machine learning and data analysis technology to lead change and increase transparency in corporate social responsibility and climate action. Our products and services solutions enable companies to collect, evaluate and share sustainability data through easy-to-use software. The Group’s principal executive office is in Hong Kong where the CEO, CFO and CTO are based. The Hong Kong office is in a co-working shared space facility with 9 seats and the Hong Kong based employees operate under a hybrid model as they work both from the office and from home with the majority of working hours spent working from home. There is also an executive office in Monaco that is used by the Chairman and COO. DSL has subsidiaries in the United Kingdom and United States, however the subsidiary in the United States is inactive. DSL also outsources a component of IT development and maintenance support to engineers in Vietnam.

DSL has built several accessible, affordable and intelligent products to help democratize sustainability and offers multiple supporting services to complement the product suite.

DSL’s suite of products includes the following:

digninexESG: is an accredited Hong Kong Monetary Authority award winning cloud based ESG platform that offers end to end reporting from topic discovery, data collection to collaborative report publishing. Our diginexESG platform is ISO-27001 Certified (an international standard to manage information security), official partner of Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), World Economic Forum and signatory of the United Nations Principles of Responsible Investment (UN PRI).

The diginexESG platform guides companies through the entire ESG journey; from materiality assessment & stakeholder engagement, framework & indicator selection, the data collection and collaboration process, report creation, validation and ultimately report publishing. By leveraging machine learning and data analytics, diginexESG is able to drive material efficiencies in the reporting process, and the blockchain-enabled audit trail, whereby a record of each data activity is created and stored on a blockchain, provides greater transparency in the data thus increasing its value. Originally targeted specially at Small and Medium Sized Enterprises (SMEs) around the world who are new to ESG reporting and lack the budget or bandwidth to engage with traditional and often expensive consultants, diginexESG has increased its feature set to include functionality that also targets larger companies with more complex organizational structures. diginexESG has also been adopted by global commercial banks like HSBC to help engage with their diverse customer base at scale.

diginexLUMEN: allows companies to execute comprehensive supply chain risk assessments about working conditions within the supply chain. Supplier information is validated against worker feedback and automated risk calculations enables companies to prioritize issues for mitigation and prevention of adverse impacts and improvement efforts.

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diginexLUMEN focuses on broad data collection through complex inter-jurisdictional supply chains with a specific focus on social governance issues such as forced labor due diligence, gender risk and child labor risk. Through the collection of data from suppliers and validation by workers, diginexLUMEN relies on proprietary algorithms to generate risk scores to help companies identify which parts of their supply chain require greater scrutiny. The platform then auto-generates corrective action plans which allow the brands and suppliers to work together to remedy potentially problematic areas and reduce the risk score.

diginexAPPRISE: is a multilingual application that collects standardized, actionable data related to working conditions directly from workers in global supply chains. Through tailored question sets, companies can deploy surveys directly to workers in their supply chain on a variety of topics such as responsible recruitment, gender equality and pulse check living and working conditions. The worker voice tool was initially developed by the United Nations University Institute in Macau (UNU-IIST) in partnership with The Mekong Club – an organization working with the private sector to bring about sustainable practices against modern slavery, and was acquired by DSL on December 14, 2021.

diginexAPPRISE is available both as a standalone tool and also fully integrated into diginexLUMEN.

diginexCLIMATE: is a proprietary carbon footprint calculator based on the GHG protocols that is currently available as an integrated part of the diginexESG platform. This allows companies to seamlessly calculate their Scope 1, 2 and 3 carbon footprint as part of their overall ESG reporting journey. Scope 1 are those direct emissions that are owned or controlled by a company, whereas scopes 2 and 3 indirect emissions are the result of the activities of the company but occur from sources not owned or controlled by it.

DSL also offers the following complementary services:

diginexADVISORY: is a service offered by DSL as a complement to the suite of DSL software license sales. diginexADVISORY provides clients strategy and advisory support at every stage of the sustainability journey, including assurance solutions for credible reporting. We also offer custom framework creation for clients who need more complex reporting templates or who want to set a benchmark for others in their industry. As part of diginexADVISORY we also develop and run one-off or programmatic training sessions covering a range of topics from a general introduction to ESG to complex carbon accounting and emissions.

diginexPARTNERS: is a service whereby DSL develops white label versions of both diginexESG and diginexLUMEN for companies who then want to run either diginexESG or diginexLUMEN as an extension of their own service offering. This service often requires custom technology work up front for our clients that generates initial revenue as well as ongoing service and maintenance licenses which generate ongoing recurring revenue.

In addition, DSL develops custom software platforms as part of a project consortiums for organizations like the United States Department of State, United States Department of Labor, and the United Nations.

diginexMANAGEDSERVICES: is service to be offered by DSL to provide oversight and support to clients in operationalizing the roll out of our software products within their organizational structure or supplier base. This service can include training and education, onboarding, data collection and analysis, as well as general on-going support. We will be offering this kind of vertical integration as a service from 2025 onwards and expect it to become an important part of our overall product and service offering.

As of January, 2025, DSL has a current headcount of 29, among which 20 are employees in Hong Kong and United Kingdom and 9 are contractors based in France, Germany, Spain, Canada, Dubai, Mexico, Singapore and Australia.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). The Company is a foreign private issuer as less than 50% of the outstanding voting shares will be held by US residents. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Under Nasdaq Listing Rule 5615(a)(3)(A), a foreign private issuer may, in general, follow its home country corporate governance practices in lieu of some of the Nasdaq corporate governance requirements, set forth in the Nasdaq Marketplace Rule 5600 Series (with certain exceptions not relevant here). Diginex Limited has elected to be exempt from the requirement: (i) in Nasdaq Marketplace Rule 5635(d) which sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (a) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (b) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement; (ii) in Nasdaq Marketplace Rule 5620(c) requiring a Nasdaq-listing company to provide in its by-laws for a quorum of at least 33 1/3 percent of the outstanding shares of the Company’s common voting stock; (iii) in Nasdaq marketplace Rule 5605(b)(2) requiring a Nasdaq-listing company to have regularly scheduled meetings at which only independent directors are present; and (iv) in Nasdaq marketplace Rule 5635(c) requires a Nasdaq-listed company to obtain shareholder approval for the establishment of or material amendments to equity compensation plans.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions, and investors might find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (which we refer to as the Securities Act), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, and we intend to take advantage of this extended transaction period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Our Corporate Structure

Diginex Limited is a Cayman Islands exempted company, incorporated under the laws of the Cayman Islands on January 26, 2024. Upon incorporation, one (1) ordinary share of Diginex Limited was issued to Rhino Ventures Limited. On July 15, 2024, Diginex Limited and Diginex Solutions (HK) Limited (“DSL”) completed a restructuring pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to Diginex Limited, in consideration for Diginex Limited’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of Diginex Limited at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of Diginex Limited, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of Diginex Limited and one (1) warrant of DSL for four hundred and ten (410) warrants of Diginex Limited.

On May 28, 2023, DSL agreed to an $8,000,000 share subscription agreement with Rhino Ventures Limited and on September 28, 2023 executed a subscription agreement (the “RVL Subscription Agreement”). Pursuant to the RVL Subscription Agreement, DSL issued Rhino Ventures Limited 5,086 ordinary shares and 10,172 warrants in exchange for $8.0 million. The warrants will be exercisable for ordinary shares of DSL for a period of three years from the date they are issued and shall be exercisable at a per warrant price of US$2,512. Post the completion of the Restructuring and Share Subdivision (as defined below), the number of warrants of Diginex Limited issued to Rhino Ventures Limited was adjusted to 4,170,520 from 10,172 with an adjusted price per warrant of US$6.13. The warrants, if fully exercised, will result in the issuance of such number of Ordinary Shares equal to 51% of the total issued and outstanding shares of the Company at the time of the warrants being exercised. This will be prorated for partial exercise of warrants. Rhino Ventures Limited paid the subscription price by the payment of $6.1 million in cash and the conversion of $1.9 million of debt due to Rhino Ventures Limited. The RVL Subscription Agreement also activated an anti-dilution clause in the Articles of Association of DSL which resulted in HBM IV, Inc. being issued 151 preferred shares of DSL for zero consideration. This increased HBM IV, Inc.’s holding to 3,151 preferred shares of DSL.

In connection with the Exchange, Diginex Limited and security holders of DSL consummated the following transactions (the “Ancillary Transactions”): (i) Diginex Limited issued $4.35 million new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL and held by such Original Shareholders; (ii) Diginex Limited granted certain share options under the new share option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders. At time of the Exchange there were 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting and (iii) Diginex Limited granted certain warrants to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. The convertible loan notes automatically converted into Ordinary Shares of Diginex Limited on December 20, 2024 and whilst there is no automatic vesting of any unvested share options upon completion of the Offering the board of directors, at their discretion, do have the ability to accelerate vesting at any point. At the time of this registration statement there was no confirmation if the board of directors will accelerate vesting. The fair value of all unvested ESOP as of the date of this Prospectus is $1.8 million of which $0.5 million has been recognized in the financial statements as at September 30, 2024.

Accordingly, upon consummation of the Exchange and the Ancillary Transactions (collectively the “Restructuring”), DSL became a wholly owned subsidiary of Diginex Limited, and the prior shareholders of DSL became shareholders of Diginex Limited. The remaining DSL security holders became security holders of Diginex Limited, in that they held Diginex Limited convertible loan notes, share options and warrants. Following, the closing of the Restructuring there are 6,869,961 Ordinary Shares of Diginex Limited issued and outstanding, 1,291,910 preferred shares of Diginex Limited issued and outstanding, 4,170,520 warrants issued and outstanding, $4.35 million new convertible loan notes issued and outstanding and 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting.

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Following the Restructuring, on July 26, 2024, the Company completed a share subdivision (the “Share Subdivision”) such that, the authorized share capital of the Company was revised to be US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 preferred shares (the “Preferred Shares”), par value US$0.00005 per share. Prior to the Share Subdivision there were 6,869,961 ordinary shares and 1,291,910 preferred shares issued and outstanding, and after the Share Subdivision there are 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

During the Restructuring, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures Limited, was converted into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. The loan between DSL and Diginex Holdings Limited charged interest at 8% per annum and had a maturity date of December 31, 2024. The terms of the new convertible loan notes also charge interest at 8% per annum and had a maturity date of December 31, 2024. This $1 million convertible loan note forms part of the $4.35 million loan notes issued by Diginex Limited post the Restructuring.

On August 6, 2024 certain Employee Share Option Plan (“ESOP”) holders exercised their options and converted their options into Ordinary Shares. 501,840 employee share options were converted into 1,003,680 Ordinary Shares whilst 109,470 employee share options lapsed without being exercised. In addition, 368,826 employee share options were issued on July 31, 2024 and on August 21, 2024 employee share options were issued equating to 0.5% of the issued and outstanding shares of the Company at the time of vesting. The remaining employee share options as at the time of this registration statement are 41,945 vested but not exercised, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting. Prior to the exercise of 501,840 options on August 6, 2024 there were 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding, and after such exercise of 501,840 options there are 14,743,602 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

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Since 17th November 2023, Rhino Ventures Limited (“RVL”) issued convertible notes (the “Rhino Notes”) to various investors (each a “Rhino Investor” and collectively the “Rhino Investors”). In exchange for a loan from a Rhino Investor, RVL issued the Rhino Investor a Rhino Note. The Rhino Notes are convertible into DSL ordinary shares, or successor securities, that were owned by RVL at a conversion price of between USD2.78 to USD2.99. The Rhino Notes were convertible into RVL’s shares of DSL ordinary shares, or successor securities, (1) at the option of the Rhino Investor or (2) automatically upon F-1 either being effective or having received 2 or below comments. On August 7, 2024, six of the Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,992,180 Ordinary Shares of Diginex Limited, the successor securities to the DSL ordinary shares, to the six Rhino Investors as follows: (i) Samantha Dolan received 327,180 Ordinary Shares, (ii) Christopher Lord received 418,200 Ordinary Shares, (iii) Dorota Menard received 400,980 Ordinary Shares, (iv) Gildo Plate received 294,380 Ordinary Shares and (v) Natalia Pelham received 1,049,600 Ordinary Shares and (vi) Benjamin Salter received 501,840 Ordinary Shares. On November 25, 2024, nine additional Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,710,707 Ordinary Shares of Diginex Limited, the successor securities to DSL ordinary shares, to the nine Rhino Investors as follows: (i) New Advent Sdn.Bhd received 100,860 Ordinary Shares, (ii) Ayle Ventures Limited received 167,280 Ordinary Shares, (iii) Duvin Limited received 935,407 Ordinary Shares, (iv) Carl Stephen George received 455,100 Ordinary Shares, (v) Ching Kuen Franklin Heng received 83,640 Ordinary Shares, (vi) Harley Street Medical Doctors Limited received 421,480 Ordinary shares, (vii) Chung-Mei Hsu received 67,240 Ordinary Shares, (viii) LVS Capital Partners Limited received 202,540 Ordinary Shares and (ix) David Nicholson received 277,160 Ordinary Shares. As of the date of this Prospectus, RVL has no outstanding Rhino Notes, but RVL may issue additional Rhino Notes prior to the completion of the Offering. Other than Natalia Pelham, who is our Chairman’s wife, the Rhino Investors are not related to Mr. Pelham nor are they affiliates to the Company. As of the date of this Prospectus RVL holds 7,640,247 Ordinary Shares.

Pursuant to a written convertible loan agreement, dated September 30, 2024 (the “RVL Loan”) RVL agreed to loan DSL, Diginex Limited’s wholly owned subsidiary, up to $3 million. Diginex Limited and RVL have agreed that RVL shall convert the $3 million RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares. The RVL Loan is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.9. On January 6, 2025, DSL and RVL entered into a written agreement to modify and amend the RVL Loan to increase the amount RVL can loan DSL by $500,000 and on January 6, 2025, Diginex Limited and RVL entered into a written loan capitalization agreement whereby RVL agreed to convert a balance of the up to $3.5 million RVL loan to DSL into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares (the “Modified RVL Loan”). The Modified RVL Loan is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.11. Pursuant to the Modified RVL Loan, RVL may loan DSL up to $3.5 million and RVL shall convert up to $3.5 million under the Modified RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price. As of the date of this prospectus, DSL owes RVL $3.5 million under the Modified RVL Loan and RVL has agreed to convert $3.0 million of the Modified RVL Loan into Ordinary Shares. Based on the IPO offering price of $4.10 per share, on Janaury 21, 2025, RVL converted $3.0 million of the Modified RVL Loan into 731,707 Ordinary Shares. In exchange for RVL’s conversion of a minimum of $3.0 million of the Modified RVL Loan into Ordinary Shares, Diginex Limited has agreed to provide RVL registration rights with respect to the Ordinary Shares that RVL receives upon conversion of the Modified RVL Loan. The conversion of the Modified RVL Loan is in addition to the conversion of the RVL convertible loan note with a principal balance of $517,535.

On December 20, 2024, the Company’s registration statement on Form F-1 was declared effective by the SEC. This resulted in the conversion of all outstanding convertible loan notes into 2,347,134 Ordinary Shares and the outstanding Preferred Shares being converted into 2,583,820 Ordinary Shares on a one to one basis.

Following the consummation Restructuring, DSL became a wholly owned subsidiary of Diginex Limited, and the former shareholders and securityholders of DSL became shareholders and securityholders of Diginex Limited. Following the Restructuring, Diginex Limited has subsidiaries located in Hong Kong, United Kingdom and United States of America. Diginex Limited is the sole owner of DSL, and through DSL the sole owner of (i) Diginex Services Limited, a corporation formed in the United Kingdom and (ii) Diginex USA LLC, a limited liability company formed in the State of Delaware.

We completed our initial public offering on January 23, 2025. The underwriters in our initial public offering exercised the Over-Allotment option, which closed on January 27, 2025.

The following chart summarizes our corporate legal structure and identifies our subsidiaries as of the date of this prospectus. For more details on our corporate history please refer to “Corporate History” appearing on page 34 of this prospectus.

Corporate Information

Our global headquarters and principal executive office is located at Smart-Space Fintech 2, Room 3, Unit 401-404 Core C, Cyberport, Telegraph Bay, Hong Kong. We also have an office at Avenue des Papalins a Monaco portant le numero D2/D3, Monaco which was used by the Chairman and Chief Operating Officer.  Our registered office in the Cayman Islands is located at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our website is http://www.diginex.com. Information contained on, or that can be accessed through, our websites is not part of, and shall not be incorporated by reference into, this prospectus. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 2-4, Newark, Delaware 19711.

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Summary Risk Factors

Risk Related to Diginex Limited’s Business

●	Diginex Limited has a limited operating history and has incurred operating losses since its inception as it has been investing in the build out of its business lines, but they are not assured to be profitable.

●	Cyberattacks and security breaches of our platform, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

●	One or more of Diginex Limited’s business lines may not produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business.

●	ESG reporting technology may not be widely adopted on blockchain due to association with digital assets.

●	Diginex Limited’s business lines may require technology certifications and qualifications that DSL does not currently have and that may be costly and time-consuming to obtain and, even if obtained, may subsequently be revoked.

●	Our suit of products, services and initiatives, could fail to attract users and partners or generate revenue.

●	Diginex Limited faces substantial litigation risks.

●	Diginex Limited may not successfully develop technology to service its business lines.

●	Cybersecurity incidents and other systems and technology problems may materially and adversely affect Diginex Limited.

●	Diginex Limited may not be able to keep pace with rapidly changing technology and client requirements.

●	Diginex Limited may face the risk that one or more competitors have or will obtain patents covering technology critical to the operation of one or more of its business lines and that it may infringe on the intellectual property rights of others.

●	Managing different business lines could present conflicts of interest.

●	Economic, political and market conditions in Hong Kong and worldwide, can adversely affect Diginex Limited’s business, results of operations and financial condition.

●	Diginex Limited’s business lines and its acceptance of currencies other than the U.S. Dollar will subject it to currency risk.

●	Risks related to the Russian invasion of Ukraine and the armed conflict between Israel and Hamas.

●	Diginex Limited’s business may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as terrorism, that could disrupt the business operations, and the business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

●	DSL was previously owned by Eqonex Limited, until it was sold to Rhino Ventures Limited in May 2020. Eqonex Limited was focused on crypto currencies and went into liquidation in May 2022. There could be some legacy brand confusion which could impact the business of DSL and the value of Diginex Limited’s Ordinary Shares.

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Risks Related to Diginex Limited’s incorporation in the Cayman Islands

●	Because Diginex Limited is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

●	It may be difficult to enforce a U.S. judgment against Diginex Limited or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

●	As a company incorporated in the Cayman Islands, Diginex Limited is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Diginex Limited complied fully with Nasdaq corporate governance listing standards.

●	Provisions in the Diginex Limited’s governance documents may inhibit a takeover of Diginex Limited, which could limit the price investors might be willing to pay in the future for Diginex Limited’s Ordinary Shares and could entrench management.

●	As a foreign private issuer, Diginex Limited will be exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of the Diginex Limited’s Ordinary Shares.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	Because Diginex Limited is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

●	We currently do not expect to pay dividends in the foreseeable future after the Offering and you must rely on price appreciation of our Ordinary Shares for return on your investment.

Risks Related to Doing Business in Hong Kong

Diginex Solutions (HK) Limited is incorporated under the laws of Hong Kong. Our principal executive offices and a portion of our global operations are located in Hong Kong. We do not operate in the PRC. We are not a mainland Chinese firm and neither us nor any of our subsidiaries is required to obtain permission from the government of the PRC to operate and issue our Ordinary Shares to foreign investors. DSL and our subsidiaries are not covered by permissions requirements from the CSRC, CAC, and no other PRC entity is required to approve of the company’s operations. We do not believe that we are required to obtain any approvals to offer securities to foreign investors. We have evaluated the laws and regulations of the PRC in coming to this conclusion. This conclusion is based on DSL being a Hong Kong company, with no operations in the PRC, and no VIE in our corporate structure. Since our only connection to the PRC is a physical location in Hong Kong, we have not relied on an opinion of counsel to reach this conclusion, relying instead on our internal analysis of the applicable PRC laws and regulations. If we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future, obtaining such approvals could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities, including the Ordinary Shares, to significantly decline or be worthless. If approval by PRC authorities were required, it could result in a material change in our operations, including our ability to continue our current business, and accept foreign investments, and such adverse actions would likely cause the value of our securities to significantly decline or become worthless, make us subject to penalties and sanctions imposed by PRC regulatory agencies, and cause us to be delisted or prohibited from trading.

DSL primarily holds cash in bank accounts located in Hong Kong, we have no bank accounts or cash in PRC. There are no limitations on our ability to transfer cash from Hong Kong to our subsidiaries or investors.

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We face risks and uncertainties relating to doing business in Hong Kong including, but not limited to, the following:

●	The PRC government intervention into business activities by U.S.-listed, Chinese companies may indicate an expansion of the PRC’s authority that could negatively impact our existing and future operations in Hong Kong and PRC. For additional detail on this risk, see “Risk Factors – Risks Related to Doing Business in Hong Kong – The PRC government intervention into business activities by U.S.-listed Chinese companies may indicate an expansion of the PRC’s authority that could negatively impact our existing and future operations in Hong Kong and PRC” starting on page 18 of this prospectus.

●	Our business, financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected if certain laws and regulations of the PRC become applicable to our company.

●	The laws and regulations in the PRC and Hong Kong are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations (or the equivalent Hong Kong version) become applicable to us, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations in Hong Kong. For additional detail on this risk, see “Risk Factors –Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.” starting on page 21 of this prospectus.

●

We expect that to the extent certain laws and regulations of the PRC become applicable to us, we may relocate our principal executive offices, employees, and operations out of Hong Kong. We may also be forced to dissolve our Hong Kong subsidiary and incorporate one or more new entities outside of Hong Kong. While we believe we may be able to relocate and reorganize, as an early-stage enterprise with limited revenue and that is not currently profitable, the costs and expenses related to relocating our offices, employees, and operations, as well as the legal and professional fees associated with reorganizing certain legal entities, would likely have a material impact on our business, financial condition and results of operations. There can be no guarantee that Diginex Limited’s business lines, individually or together with our other business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business and relocate.

For additional detail on these risks, see “Risk Factors – Risks Related to Doing Business in Hong Kong – Our business, financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected if certain laws and regulations of the PRC become applicable to a company. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations, and be forced to relocate our operations outside of Hong Kong” starting on page 18 of this prospectus.

●	Legislative actions by the PRC and the Hong Kong legislature have introduced risks and uncertainties concerning the Hong Kong legal system and the enforcement of the PRC’s laws in Hong Kong. For additional detail on this risk, see “Risk Factors – Risks Related to Doing Business in Hong Kong – The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections” and “–There are political risks associated with conducting business in Hong Kong” starting on page 20 of this prospectus.

●	Rules and regulations in PRC, including some which may become applicable to Hong Kong, can change quickly with little advance notice, which could limit the legal protections available to the Company and its investors. For additional detail on this risk, see “Risk Factors – Risks Related to Doing Business in Hong Kong – The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections” starting on page 20 of this prospectus.

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●	The PRC government may intervene or influence our operations in Hong Kong at any time or may exert more control over offerings conducted overseas and/or foreign investment in us. For additional detail on this risk, see “Risk Factors – Risks Related to Doing Business in Hong Kong – The Hong Kong government may face further restrictive measures from PRC government in the future” starting on page 21 of this prospectus.

●	The interpretation of PRC laws and the implementation of the National Security Law in Hong Kong involve uncertainty. For additional detail on this risk, see “Risk Factors – Risks Related to Doing Business in Hong Kong – Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty” starting on page 21 of this prospectus. The Hong Kong authorities have announced their plan to enact further national security related legislation in 2024. The contents of these new laws are still unknown but they may have a further impact on foreign organizations and their operations in Hong Kong.

●	Our Ordinary Shares may be delisted or prohibited from being traded under the Holding Foreign Companies Accountable Act (“HFCAA”) if the PCAOB were unable to fully inspect our auditor. The delisting or the cessation of trading of our Ordinary Shares, or the threat of them being delisted or prohibited from being traded “over-the-counter,” may materially and adversely affect the value and/or liquidity of your investment. Additionally, if the PCAOB were unable to conduct full inspections of our auditor, it would deprive our investors of the benefits of such inspections. Our independent registered public accounting firm for the financial statements included in this prospectus, UHY LLP, is also not subject to the determinations announced by the PCAOB on December 16, 2021. UHY LLP are headquartered in Farmington Hills, Michigan. UHY LLP are not headquartered in the PRC or Hong Kong. The PCAOB currently has access to inspect the working papers of UHY LLP. As a result, we do not believe the HFCAA and related regulations will affect our company. If, however, our independent registered public accounting firm, or its affiliates, were denied, even temporarily, the ability to practice before the SEC and PCAOB, and it were determined that our financial statements or audit reports are not in compliance with the requirements of the U.S. Exchange Act, we could be at risk of delisting or become subject to other penalties that would adversely affect our ability to remain listed on the Nasdaq. For additional detail on this risk, see “Risk Factors – Risks Related to Doing Business in Hong Kong – Our Ordinary Shares may be delisted or prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect our auditor. The delisting or the cessation of trading of our Ordinary Shares, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value and/or liquidity of your investment. Additionally, if the PCAOB were unable to conduct full inspections of our auditor, it would deprive our investors with the benefits of such inspections” starting on page 21 of this prospectus.

Risks Related to Our Ordinary Shares and This Offering

We face risks and uncertainties related to our Ordinary Shares and the Offering, including, but not limited to:

●	Our controlling shareholders have a substantial influence over our company and his interests may not be aligned with the interests of our other shareholders;
●	The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Shares;
●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer;
●	Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot continue to satisfy, the continued listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them;
●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer;
●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies;
●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”;
●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders;
●	Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares;
●	You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased;
●	We do not intend to pay dividends for the foreseeable future;
●	Volatility in our Ordinary Shares price may subject us to securities litigation.; and

If any or all of the foregoing were to occur, this could result in a material change in our Company’s operations and/or the value of our Ordinary Shares and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For additional detail on these and other risks, see “Risk Factors – Risks Related to Doing Business in Hong Kong” starting on page 18 of this prospectus.

Additional Information

Our principal executive offices are located at Smart-Space Fintech 2, Room 3, Unit 401-404, Core C, Cyberport, Telegraph Bay, Hong Kong. Our telephone number is +852 3618 5881. Diginex Limited’s website is located at https://www.diginex.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

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The Offering

Issuer	Diginex Limited

Offer Price:	Any shares sold by the Selling Shareholder covered by this prospectus will only occur after the trading of our Ordinary Shares on the Nasdaq Capital Market, and begins at prevailing market prices or in privately negotiated prices.

Ordinary Shares offered by the Selling Shareholder	731,707 Ordinary Shares.

Ordinary Shares outstanding before the Offering	22,993,763 Ordinary Shares.

Ordinary Shares outstanding after the Offering	22,993,763 Ordinary Shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this Resale Prospectus.

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SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables set forth, for the periods and dates indicated, certain selected historical financial information of Diginex Limited. You should read the following selected financial data in conjunction with “Operating and Financial Review and Prospects” and the audited and unaudited financial statements and respective notes included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected in the future.

(USD)	For the six months ended September 30, (Unaudited)
	2024	2023
Operations Data:
Revenues	520,795	643,267
Net (loss)/profit	(1,161,471)	872,075

(USD)	For the Year ended March 31,
	2024	2023
Operations Data:
Revenues	1,299,538	1,625,763
Net loss	(4,871,387)	(9,257,598)

	As at September 30	As at March 31,
	2024 (Unaudited)	2024	2023
Combined Statements of Financial Position Data:
Cash and cash equivalents	100,822	76,620	1,183,176
Total Assets	1,066,507	974,417	1,588,573
Current liabilities	10,575,876	14,267,453	3,201,879
Non-current liabilities	6,337,232	9,717,088	17,870,534
Accumulated losses	30,048,582	29,170,801	24,299,414
Total equity (deficit)	(15,846,601)	(23,010,124)	(19,483,840)

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities you should carefully consider those risk factors hereunder and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus and any prospectus supplement, in evaluating an investment in our securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in this prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Diginex Limited and its subsidiaries have a limited operating history and have incurred operating losses since its inception as it has been investing in the build out of its business lines. There can be no assurance that Diginex Limited and its subsidiaries will be profitable.

Diginex Limited, DSL and its subsidiaries have a limited operating history on which an investor might evaluate its performance. It is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel and financing sources and lack of revenues, any of which could have a material adverse effect on DSL and may force it to reduce or curtail its operations. DSL, prior to the Restructuring, is not currently profitable and has incurred operating losses of $8.1 million and $7.3 million for the years ended March 31, 2024 and 2023 respectively. For the six months ended September 30, 2024 and September 30, 2023 the Group incurred operating losses of $4.2 million and $3.8 million respectively. There is no assurance that Diginex Limited will achieve a return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of its operations. Even if Diginex Limited accomplishes its objectives, it may not generate positive cash flows or profits.

Furthermore, Diginex Limited’s business lines and are not assured to be profitable. During the years ended March 31, 2024 and 2023, the DSL business generated revenue of $1.3 million and $1.6 million respectively. For the six months ended September 30, 2024 and 2023 the Group generated revenues of $0.5 million and $0.6 million respectively. Diginex Limited may fail to develop its business lines or produce a return for its investors. It is possible that some of Diginex Limited’s business lines may be difficult to grow and it may become evident that a particular business line is not a productive use of capital or time. This could result in Diginex Limited modifying its business and focus away from such business lines.

From time to time, Diginex Limited has and may continue to launch new business lines, offer new products and services within existing business lines or undertake other strategic projects There are substantial risks and uncertainties associated with these efforts and Diginex Limited could invest significant capital and resources into such efforts. Initial timetables for the development and introduction of new business lines or new products or services and price and profitability targets may not be met. New products or services may need to be initially launched on a limited basis prior to their full launch. In addition, Diginex Limited’s revenues and costs may fluctuate because new business lines, products and services generally require startup costs while revenues take time to develop, which may adversely impact Diginex Limited’s results of operations.

If Diginex Limited is unable to successfully build its business while controlling expenses, its ability to continue in business could depend on the ability to raise sufficient additional capital, obtain sufficient financing and monetize assets. There can be no guarantee that Diginex Limited will be able to raise funding in sufficient quantity or at acceptable terms to fund the continued development of its business lines.

The occurrence of any of the foregoing risks would have a material adverse effect on Diginex Limited’s business, financial condition and results of operations.

Our revenue is dependent on the continued importance of ESG to businesses and governments. If adoption of requirements to report on ESG does not grow as expected our business, operating results, and financial condition could be adversely affected.

Our revenue is partially subscription based and revenue is determined by attracting new clients and by renewal of subscriptions. The supporting services such as Advisory are generally contingent on the client subscription levels for diginexESG and diginexLUMEN. As such, if these lines of business do not grow as expected, our business, operating results and financial condition could be adversely affected.

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There is a doubt about Diginex Limited ability to continue as a going concern.

Diginex Limited’s unaudited interim condensed and consolidated financial statements for the six months ended September 30, 2024 and 2023 and the audited combined financial statements for the years ended March 31 2024 and 2023, were prepared assuming that Diginex Limited will continue as a going concern. Diginex Limited and its subsidiaries has suffered recurring operating losses since incorporation and these conditions raise doubt on Diginex Limited ability to continue as a going concern. The report of our independent registered public accounting firm on our financial statements for the years ended March 31, 2024 and 2023 included a paragraph on the emphasis of matter regarding going concern in order to draw prospective investors’ attention to the relevant note.

As discussed in Note 2 of the interim condensed and consolidated financial statements for the six months ended September 30, 2024 and 2023 and the combined financial statements for the years ended March 31, 2024 and 2023, Diginex Limited’s ability to continue as a going concern will be dependent upon management’s plans and execution, which includes raising additional capital either through the proposed public offering or raising funds through alternative sources and reducing cash outflows by reducing costs. The founder has provided assurances that Rhino Ventures Limited, a company controlled by the founder, will continue to support Diginex Limited via the shareholder loans for the earlier of the next 12 months from the issuance date of the unaudited interim condensed and consolidated financial statements for the six months ended September 30, 2024 and 2023 or consummation of the Offering and the related funding. If Diginex Limited are unable to close the Offering, fail to raise capital from alternative sources, fail to receiving funding from Rhino Ventures Limited, or fail reduce cash outflows via reducing costs, then Diginex Limited may not have the ability to continue as a going concern.

Cyberattacks and security breaches of our platform, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our business involves the collection, storage, processing, and transmission of confidential information, customer, employee, service provider, and other personal data. We have built our reputation on the premise that our platform offers customers a secure way to collect, hold and assess data to generate relevant ESG reporting, supply chain reports and impacts on climate, amongst others. As a result, any actual or perceived security breach of us or our third-party partners may, among others:

●	harm our reputation and brand;
●	result in our systems or services being unavailable and interrupt our operations;
●	result in improper disclosure of data and violations of applicable privacy and other laws;
●	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;
●	cause us to incur significant remediation costs;
●	reduce customer confidence in, or decreased use of, our products and services;
●	divert the attention of management from the operation of our business;
●	result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and
●	adversely affect our business and operating results.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information, disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We have experienced from time to time, and may experience in the future, breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our customers, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our customers) into disclosing usernames, passwords, payment card information, or other sensitive information, which may in turn be used to access our information technology systems. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

Although we maintain insurance coverage that we believe is adequate for the current stage of development of our business, it may be insufficient to protect us against all losses and costs stemming from system failures, security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of our platform, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

One or more of Diginex Limited’s business lines may not produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business.

There can be no guarantee that Diginex Limited’s business lines, individually or together with our other business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business. Furthermore, Diginex Limited may not have or may not be able to obtain the technical skills or expertise needed to successfully or fully develop its business lines. While Diginex Limited has sought to retain and continues to competitively recruit experts, there may, from time to time, be a scarcity of management, technical, scientific, research and marketing personnel with appropriate training to develop and maintain development of its business lines. If Diginex Limited is not successful in its efforts to fully develop one or more of its business lines in a way that is compliant with customer requirements, and demonstrate to users the utility and value of such business, or there is not sufficient demand for the business line to be commercially viable, one or more business line may not be viable, which could have an adverse effect on the Diginex Limited’s overall business, financial condition and results of operations.

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Diginex Limited’s business lines may require technology certifications and qualifications that Diginex Limited does not currently have and that may be costly and time-consuming to obtain and, even if obtained, may subsequently be revoked.

Diginex Limited’s business lines may require technology certifications such as ISO27001. These qualifications and future maintenance to continue to be qualified are expensive and timing consuming to obtain and will occupy material management attention and is not certain to be successful. A failure or delay in receiving approval for a certification or qualification, or approval that is more limited in scope than initially requested, or subsequently limited or rescinded, could have a significant and negative effect on Diginex Limited, including the risk that a competitor gains an advantage.

Our suite of products, services and initiatives, could fail to attract users and partners or generate revenue.

Our suite of products, services and initiatives and changes to existing features, services and initiatives could fail to attract users, and partners or generate revenue. Our industry is subject to changes in technology, evolving customer needs and the introduction by competitors of new and enhanced offerings. We must constantly assess our business and determine whether we need to improve or re-allocate resources among our existing platform features and services or create new products (independently or in conjunction with third parties). Our ability to increase the size and engagement of our customers, attract partners and generate revenue will depend on those decisions. We may introduce significant changes to our existing platform and services or develop and introduce new products and services, which may not attract sufficient users or partners to generate revenue. If new or enhanced platform features or services fail to engage users, partners or generate sufficient revenue or operating profit to justify our investments, and our business and operating results could be adversely affected.

Diginex Limited may face substantial litigation risks.

Diginex Limited depends to a significant extent on its relationships with its clients and its reputation for integrity and high-caliber professional services. As a result, if a client is not satisfied with Diginex Limited’s services or if there are allegations of negligent actions, including allegations by any of Diginex Limited’s partners, whether the ultimate outcome is favorable or unfavorable to Diginex Limited, or if there is negative publicity and press speculation about Diginex Limited, whether or not valid, it may harm Diginex Limited’s reputation and adversely affect the business and operating results.

Responding to inquiries, investigations, audits, lawsuits and proceedings, regardless of the ultimate outcome of the matter, is time-consuming and expensive and can divert the attention of senior management. The outcome of such proceedings may be difficult to predict or estimate until late in the proceedings, which may last a number of years.

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Furthermore, while Diginex Limited maintains insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on amounts refundable. Even if Diginex Limited believes a claim is covered by insurance, insurers may dispute Diginex Limited’s entitlement for a variety of different reasons, which may affect the timing and, if the insurers prevail, the amount of Diginex Limited’s recovery. Any claims or litigation, even if fully indemnified or insured, could damage Diginex Limited’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Diginex Limited may not successfully develop technology to service its business lines.

Diginex Limited relies heavily on the use of technology that it has created or plans to create by itself or with other third-parties. If Diginex Limited’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required by Diginex Limited or its clients, it may make transacting business less efficient, more expensive and potentially prone to errors, thereby reducing the positive effects Diginex Limited seeks to make available to its clients.

Diginex Limited may not be able to keep pace with rapidly changing technology and client requirements.

Diginex Limited’s success depends on its ability to develop new products and services for its business lines, while improving the performance and cost-effectiveness of its existing products and services, in each case in ways that address current and anticipated client requirements. Such success is dependent upon several factors, including functionality, competitive pricing and integration with existing and emerging technologies. New technologies could emerge that might enable Diginex Limited’s competitors to offer products and services with better combinations of price and performance, or that better address client requirements, than Diginex Limited’s products and services. Competitors may be able to respond more quickly and effectively than Diginex Limited can to new or changing opportunities, technologies, standards or client requirements.

Due to the significant lead time involved in bringing a new product or service to market, Diginex Limited is required to make a number of assumptions and estimates regarding the commercial feasibility of new products and services. As a result, it is possible that Diginex Limited may introduce a new product or service that uses technologies that have been displaced by the time of launch, addresses a market that no longer exists or is smaller than previously thought or otherwise is not competitive at the time of launch. The expenses or losses associated with an unsuccessful product or service development or launch, or a lack of market acceptance of Diginex Limited’s new products and services, could adversely affect Diginex Limited’s business, financial condition or results of operations.

Diginex Limited’s ability to attract new clients and increase revenue from existing clients also depends on its ability to deliver any enhanced or new products and services to its clients in a format where they can be easily and consistently deployed by most or all clients without significant client service. If Diginex Limited’s clients believe that deploying Diginex Limited’s products and services would be overly time-consuming, confusing or technically challenging, then Diginex Limited’s ability to grow its business would be substantially harmed.

Cybersecurity incidents and other systems and technology problems may materially and adversely affect Diginex Limited.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Incidents, which may occur through intentional or unintentional acts by individuals or groups having authorized or unauthorized access to Diginex Limited’s systems or Diginex Limited’s clients’ or counterparties’ information, all of which may include confidential information. These individuals or groups include employees, third-party service providers, customers and hackers. The information and technology systems used by Diginex Limited and its service providers are vulnerable to unauthorized access, damage or interruption from, among other things: hacking, ransomware, malware and other computer viruses; denial of service attacks; network failures; computer and telecommunication failures; phishing attacks; infiltration by unauthorized persons; fraud; security breaches; usage errors by their respective professionals; power outages; terrorism; and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. To date, Diginex Limited has only experienced phishing incidents, none of which have been material. While Diginex Limited will deploy a range of defenses, it is possible Diginex Limited could suffer an impact or disruption that could materially and adversely affect Diginex Limited. The security of the information and technology systems used by Diginex Limited and its service providers may continue to be subjected to cybersecurity threats that could result in material failures or disruptions in Diginex Limited’s business. If these systems are compromised, become inoperable for extended periods of time or cease to function properly, Diginex Limited or a service provider may have to make a significant investment to fix or replace them. Diginex Limited has and will continue to have access to sensitive, confidential information of clients, which makes the cybersecurity risks identified above more important than they may be to other companies.

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Concerns about Diginex Limited’s practices with regard to the collection use, disclosure, or safekeeping of confidential information and personal data, even if unfounded, could adversely affect its operating results. Furthermore, failures of Diginex Limited’s cybersecurity system could harm Diginex Limited’s reputation, subject it to legal claims and otherwise materially and adversely affect Diginex Limited’s business, financial condition and results of operations.

Diginex Limited may face the risk that one or more competitors have or will obtain patents covering technology critical to the operation of one or more of its business lines and that it may infringe on the intellectual property rights of others. Diginex Limited’s lack of protectable intellectual property rights may negatively affect the business of Diginex Limited.

If one or more other persons, companies or organizations has or obtains a valid patent covering technology critical to the operation of one or more of Diginex Limited’s business lines, there can be no guarantee that such an entity would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on Diginex Limited’s business, financial condition and results of operations. Moreover, if for any reason Diginex Limited were to fail to comply with its obligations under an applicable agreement, it may be unable to operate, which would also have a material adverse effect on Diginex Limited’s business, financial condition and results of operations.

Due to the fundamentally open-source nature of blockchain and other technology, Diginex Limited may not always be able to determine that it is using or accessing protected information or software. For example, there could be issued patents of which Diginex Limited is not aware that its products infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may currently be pending applications of which Diginex Limited is unaware that may later result in issued patents that its products infringe.

Diginex Limited could expend significant resources defending against patent infringement and other intellectual property right claims, which could require it to divert resources away from operations. Any damages Diginex Limited is required to pay or injunctions against its continued use of such intellectual property in resolution of such claims may cause a material adverse effect to its business, financial condition and results of operations.

Accordingly, Diginex Limited’s lack of protectable intellectual property rights may negatively affect the business of Diginex Limited, if it is determined that Diginex Limited’s product offerings infringe upon the intellectual property rights or claims of others. A determination that Diginex Limited’s product offerings infringe upon the intellectual property rights or claims of others could restrict, limit or even prohibit Diginex Limited ability to offer and sell such infringing products. Such restriction, limitation or prohibition could reduce Diginex Limited’s revenue and/or earning and negatively affect the stock price of Diginex Limited.

Managing different business lines could present conflicts of interest.

Appropriately identifying and dealing with conflicts of interest is complex and difficult, and Diginex Limited’s reputation could be damaged and the willingness of clients to enter into transactions with Diginex Limited may be affected if Diginex Limited fails, or appears to fail, to identify, disclose and deal appropriately with conflicts of interest. In addition, potential or perceived conflicts could give rise to litigation. As a result, failures to appropriately identify and address potential conflicts of interest could materially adversely affect Diginex Limited’s business, financial condition and results of operations.

Economic, political and market conditions in Hong Kong and worldwide, can adversely affect Diginex Limited’s business, results of operations and financial condition.

Diginex Limited’s business is influenced by a range of factors that are beyond its control and that it has no comparative advantage in forecasting. These include, among others:

●	General economic and business conditions;

●	Overall demand for DSL’s products and services; and

●	General legal and political developments.

Macroeconomic developments, including the impact of the Russian invasion of the Ukraine, the conflict between Israel and Hamas, evolving trade policies between the U.S. and international trade partners, including the People’s Republic of China (the “PRC”) and Hong Kong or the occurrence of similar events in other countries that lead to uncertainty or instability in economic, political or market conditions could negatively affect Diginex Limited’s business, operating results and financial conditions and/or any of its third-party service providers.

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The impact of global events, including the ongoing conflict between Russia and Ukraine, may also negatively impact Diginex Limited.

Furthermore, any general weakening of, and related declining confidence in, the global economy or the curtailment of government or corporate spending could cause potential clients to delay, decrease or cancel purchases of Diginex Limited’s products and services.

A material element of Diginex Limited’s operations is in Hong Kong. Hong Kong has been governed by the basic law, which guarantees a high degree of autonomy from the PRC in certain matters until 2047. If the PRC were to exert its authority to alter the economic, political or legal structures or the existing social policy of Hong Kong, investor and business confidence in Hong Kong could be negatively affected, which in turn could negatively affect markets and business performance and have an adverse effect on Diginex Limited. There is uncertainty as to the political, economic and social status of Hong Kong. Hong Kong’s evolving relationship with the PRC’s central government in Beijing has been a source of political unrest that has periodically resulted in large-scale protests, including those that occurred in 2019 in response to an extradition bill proposed by the Hong Kong government, which was subsequently waived. These protests created disruptions for businesses operating in Hong Kong and have negatively impacted the overall economy however, the frequency and intensity of protests have declined since the passing of the National Security Law.

Significant operations of Diginex Limited’s business are currently located in Hong Kong. It is possible that Diginex Limited may decide to relocate certain operations from Hong Kong to another location in the future. In doing so, it is also possible that Diginex may not be able to retain certain expert staff. If Diginex Limited loses the services of any member of management or other such key personnel as a result of relocating, it may not be able to find suitable or qualified replacements and may incur additional expenses to recruit and train new staff, which could materially disrupt Diginex Limited’s business and growth.

Diginex Limited’s business lines and its acceptance of currencies other than the U.S. Dollar will subject it to currency risk.

Diginex Limited’s financial statements are presented in U.S. dollars so it must translate non-U.S. dollar denominated revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during or at the end of each reporting period. These fluctuations may materially impact the translation of Diginex Limited’s non-U.S. results of operations and financial condition.

Furthermore, increases or decreases in the value of the currencies Diginex Limited operates with may affect its operating results and the value of its assets and liabilities. USD is the main currency for Diginex Limited but it also uses, to a lesser extent, Great British Pound, Hong Kong Dollar, Euro and Singapore Dollar.

Diginex Limited’s business may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as terrorism, that could disrupt the business operations, and the business continuity and disaster recovery plans may not adequately protect it from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to operations, international commerce, and the global economy, and could have an adverse effect on business, operating results, and financial condition. Business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond Diginex Limited’s control. In addition, Diginex Limited’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm the business and cause operating results to suffer. For example, the effects of the COVID-19 pandemic have resulted, and could continue to result, in difficulties or changes to customer support, or create operational or other challenges, any of which could adversely impact business and operating results. Further, acts of terrorism, labor activism or unrest, and other geo-political unrest could cause disruptions in the business or the businesses of partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, Diginex Limited may be unable to continue operations and may endure system interruptions, reputational harm, delays in development of Diginex Limited’s platform(s), lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on future operating results.

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Risks Related to Doing Business in Hong Kong

The recent PRC government intervention into business activities by U.S.-listed Chinese companies may negatively impact our existing and future operations in Hong Kong.

Diginex Limited in incorporated in the Cayman Island but has a subsidiary, DSL, that is incorporated under the laws of Hong Kong. We are not a mainland Chinese firm and neither us nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China (“PRC”) to operate and issue our Ordinary Shares to foreign investors. We do not operate in the PRC.

Recently, the Chinese government announced that it would increase supervision of mainland Chinese firms listed offshore. Under the new measures, PRC will improve regulation of cross-border data flows and security, police illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. PRC will also monitor sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several large U.S.-listed technology companies focusing on anti-monopoly and financial technology regulation and, more recently with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

As a Hong Kong company that does not operate in the PRC, the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or operation. However, because of the Company’s operations in Hong Kong and given the Chinese government’s significant oversight authority over the conduct of business in Hong Kong, there is always a risk that the Chinese government may, in the future, seek to affect operations of any company with any level of operations in PRC (including Hong Kong), including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in PRC can change quickly. The Chinese government may intervene or influence our current and future operations in Hong Kong and PRC at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

If any or all of the foregoing were to occur, this could result in a material change in our Company’s operations and/or the value of our Ordinary Shares and/or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Our business, financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected if certain laws and regulations of the PRC become applicable to a company such as us. In that case, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations, and be forced to relocate our operations outside of Hong Kong.

We do not operate in the PRC, we operate, in Hong Kong, a special administrative region of China, the laws and regulations of the PRC do not currently have any material impact on our business, financial condition and results of operations. We are not a mainland Chinese firm, and neither us nor any of our subsidiaries is required to obtain permission from the government of the PRC to operate and issue our Ordinary Shares to foreign investors. It is the opinion of our PRC counsel that Diginex Limited and DSL are not subject to the requirements of the CSRC or the CAC, and their operations are not subject to the review or approval of any other PRC governmental authority. If we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future, obtaining such approvals could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities, including the Ordinary Shares, to significantly decline or be worthless. If approval by PRC authorities were required, it could result in a material change in our operations, including our ability to continue our current business, and accept foreign investments, and such adverse actions would likely cause the value of our securities to significantly decline or become worthless, make us subject to penalties and sanctions imposed by PRC regulatory agencies, and cause us to be delisted or prohibited from trading.

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If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to a company such as us in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including our Ordinary Shares, to significantly decline or become worthless. For example, if the PRC Data Security Law were to apply to our Hong Kong-based business, we could become subject to data security and privacy obligations, including the need to conduct a national security review of data activities that may affect the national security of the PRC, and be prohibited from providing data stored in Hong Kong to foreign judicial or law enforcement agencies without approval from relevant PRC regulatory authorities. Furthermore, if any law relating to the PCAOB access to auditor files were to apply to a company such as us or our auditor, the PCAOB may be unable to fully inspect our auditor, which may result in our securities, including our Ordinary Shares, being delisted or prohibited from being traded pursuant to the HFCAA and materially and adversely affect the value and/or liquidity of your investment

It is noted that relevant parts of the PRC government have made recent statements or recently taken regulatory actions related to data security, anti-monopoly and overseas listings of PRC businesses. For example, the PRC Data Security Law and the Measures for the Security Assessment of Outbound Data Transfer (the “Measures for the Security Assessment of Outbound Data Transfer”), relevant PRC government agencies have recently taken anti-trust enforcement action against certain PRC-based businesses. We understand such enforcement action was taken pursuant to the PRC Anti-Monopoly Law which applies to monopolistic activities in domestic economic activities in PRC and monopolistic activities outside PRC which eliminate or restrict market competition in PRC. In addition, on February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies and relevant supporting guidelines on regulating both direct and indirect (including through arrangements called VIEs) overseas offering and listing of PRC domestic companies’ securities through a filing-based regulatory regime, which became effected on March 31, 2023. In light of such developments, the SEC has imposed enhanced disclosure requirements on PRC-based companies seeking to register securities with the SEC. While, as our company currently does not have any operations in PRC, including any customer-facing business in PRC, and does not have a VIE structure, we believe that the statements or regulatory actions by the relevant parts of the PRC government, including statements relating to the PRC Data Security Law, the Measures for the Security Assessment of Outbound Data Transfer, the PRC Personal Information Protection Law and VIEs as well as the anti-monopoly enforcement actions, will not have any material adverse impact on our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, there is no guarantee that this will continue to be the case or that the PRC government will not seek to intervene or influence our operations at any time. Should such statements or regulatory actions apply to a company such as us in the future, it would likely have a material adverse impact on our business, financial condition and results of operations, our ability to accept foreign investments and our ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may cause the value of our securities, including our Ordinary Shares, to significantly decline or become worthless.

While we cannot predict the extent of such impact if such events were to occur, we expect that to the extent certain laws and regulations of the PRC become applicable to us, we may relocate our principal executive offices, employees, and operations out of Hong Kong. We may also be forced to dissolve our Hong Kong subsidiary and incorporate one or more new entities outside of Hong Kong. While we believe we may be able to relocate and reorganize, as an early-stage enterprise with limited revenue and that is not currently profitable, the costs and expenses related to relocating our offices, employees, and operations, as well as the legal and professional fees associated with reorganizing certain legal entities, would likely have a material impact on our business, financial condition and results of operations. There can be no guarantee that Diginex Limited’s business lines will be able to produce sufficient cash flows to fund the capital requirements and expenditures necessary to run the business and relocate.

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The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to us, we may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

There are political risks associated with conducting business in Hong Kong.

During the period covered by the financial information incorporated by reference into and included in this prospectus, we have a substantial part of our operations in Hong Kong. Accordingly, our business operations and financial condition may be affected by political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect the business operations of our Hong Kong entity. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that the PRC will not drive changes in the economic, political and legal environment in Hong Kong in the future. Since part of our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

Under the Basic Law of the Hong Kong Special Administrative Region of the PRC, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from PRC. In 2020, President Trump signed an executive order and the Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from PRC. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., PRC and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong. Furthermore, legislative or administrative actions in respect of PRC-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

On January 18, 2019, the Supreme People’s Court and the Hong Kong SAR Government signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region (“the New Arrangement”), which seeks to establish a mechanism with greater clarity and certainty for recognition and enforcement of judgments in wider range of civil and commercial matters between Hong Kong SAR and the PRC. The New Arrangement does not include the requirement for a choice of court agreement in writing by the parties. The New Arrangement will only take effect after the promulgation of a judicial interpretation by the Supreme People’s Court and the completion of the relevant legislative procedures in the Hong Kong SAR. On the Hong Kong side, the New Arrangement needs to be implemented through local laws. According to the Hong Kong government’s constitutional report on November 10, 2023, the Mainland Civil and Commercial Judgments (Mutual Enforcement) Ordinance (Chapter 645) and the Mainland Civil and Commercial Judgments (Mutual Enforcement) Rules will come into effect on January 29, 2024.

As one of the conditions for the handover of the sovereignty of Hong Kong to PRC, PRC accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

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The Hong Kong government may face further restrictive measures from PRC government in the future.

The PRC government may intervene or influence our operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in us. The PRC government has claimed in its official policy documents that it exercises ‘comprehensive jurisdiction’ over Hong Kong. We cannot assure you that the Hong Kong government will not be facing further restrictive measures from PRC’s government in the future. The PRC government’s further potential restrictive regulations and measures could increase our existing and future operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our existing and future business operations, which could further adversely affect our business and prospects.

For example, The Mainland Judgments in Civil and Commercial Matters (Reciprocal Enforcement) Ordinance Cap. 645 has come into effect in Hong Kong on January 29, 2024 (the Mainland Judgments Ordinance). The Mainland Judgment Ordinance creates a new registration system whereby certain judgments issued by Mainland courts could be enforced in Hong Kong SAR. These judgments include civil and/or commercial judgments handed down by Mainland courts, and criminal judgments (insofar as it is confined to an order to pay a sum of money for compensation and/or damages). The Mainland Judgments Ordinance implements the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the PRC and Hong Kong SAR. The Supreme People’s Court of Mainland and the Hong Kong Government signed the above Arrangement on January 18, 2019.

The cumulative effects of the Mainland Judgments Ordinance are:

(i) it expedites the enforcement of Mainland civil and/or commercial judgments in Hong Kong. This includes both monetary or non-monetary orders. An opposing party must object within a short period of time. The objection must be strictly confined to the grounds as set out in the Mainland Judgments Ordinance,

(ii) criminal judgments which carry monetary compensation or damages orders are also enforceable in Hong Kong. A wide range of PRC legislations and administrative regulations give power to the Mainland courts to order for monetary compensation or damages in criminal cases. The Mainland criminal justice system is known for its very high conviction rate.

(iii) Hong Kong-based assets are now liable to be confiscated or seized by orders of the Hong Kong courts for the purposes of the execution of Mainland judgments.

On 8 March 2024, the Hong Kong SAR Government issued the Safeguarding National Security Bill (the “Bill”). The Bill as amended was then approved and passed at a full Legislative Council meeting on 19 March 2024. The Safeguarding National Security Ordinance became law and took effect from March 23, 2024. This law grants authorities broad powers to address perceived threats to national security, but its implementation and interpretation introduce significant uncertainty. See “– Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.”

Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.

Since 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties. The same concerns apply to the National Security Law in Hong Kong. The Hong Kong authorities have announced their intention to enact further national security legislations in 2024. The details of these laws are yet unknown. They may have a further impact on foreign organizations operating in Hong Kong.

Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of and has developed a relationship with such agency. In addition, any litigation may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our rights, entitlements under our permits and other statutory and contractual rights and interests.

On March 8, 2024, the Hong Kong SAR Government issued the Safeguarding National Security Bill (the “Bill”). The Bill as amended was then approved and passed at a full Legislative Council meeting on March 19, 2024. The Safeguarding National Security Ordinance became law and took effect from March 23, 2024. According to the Chief Executive of the Hong Kong SAR, the Safeguarding National Security Ordinance demonstrates three key objectives: (1) to resolutely, fully and faithfully implement the policy of “one country, two systems” under which the people of Hong Kong administer Hong Kong with a high degree of autonomy; (2) to establish and improve the legal system and enforcement mechanisms for the Hong Kong SAR to safeguard national security; and (3) to prevent, suppress and punish acts and activities endangering national security in accordance with the law, to protect the lawful rights and interests of the residents of the Hong Kong SAR and other people in the Hong Kong SAR, to ensure the property and investment in the Hong Kong SAR are protected by the law, to maintain prosperity and stability of the Hong Kong SAR. This ordinance introduces significant uncertainty for businesses operating in Hong Kong. This law grants authorities broad powers to address perceived threats to national security, but its implementation and interpretation remain fluid. The ordinance applies not only within Hong Kong but also to activities conducted outside its borders. Businesses with international operations may face legal risks if their actions are perceived as undermining national security, even if those actions occur elsewhere. Companies may inadvertently violate the law due to its complexity and evolving interpretation. Compliance costs, legal challenges, and reputational damage could result from inadvertent non-compliance. The uncertainty surrounding the ordinance may deter foreign investment, impact investor confidence, and affect Hong Kong’s status as a global financial hub. All of these may adversely affect our operations in Hong Kong.

Our Ordinary Shares may be delisted or prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect our auditor. The delisting or the cessation of trading of our Ordinary Shares, or the threat of them being delisted or prohibited from being traded, may materially and adversely affect the value and/or liquidity of your investment. Additionally, if the PCAOB were unable to conduct full inspections of our auditor, it would deprive our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

Our auditor, the independent registered public accounting firm that has issued the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Under current practice and PRC law, the PCAOB is currently able to inspect the audit work and practices of PCAOB-registered firms in PRC. Our auditor is located in the United States, with affiliates in Hong Kong, and the PCAOB has not been legally restricted from inspecting PCAOB audits relating to operations in Hong Kong. As noted above, except for the Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. National laws of the PRC relating to PCAOB access to auditor files have not been listed in Annex III and so do not apply directly to Hong Kong. The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little advance notice. To the extent any PRC laws and regulations become applicable to a company such as us or our auditor, the PCAOB loses its ability to inspect audit firms located in PRC and our auditor retains its working papers in PRC, the PCAOB may be unable to inspect our auditor. The lack of inspection could cause trading in your securities to be prohibited under the HFCAA and as a result Nasdaq may determine to delist your Ordinary Shares.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Act. We would be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment. The proposed rule is related to the PCAOB’s responsibilities under the HFCAA, which, according to the PCAOB, would establish a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would decrease the number of non-inspection years from three years to two, thus reducing the time period before your securities may be prohibited from trading or delisted.

In December 2021, the SEC adopted rules to implement the HFCAA and pursuant to the HFCAA, the PCAOB issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in PRC or Hong Kong.

If for whatever reason the PCAOB is unable to conduct full inspections of our auditor, such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded. If our securities were unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Inspections of other firms that the PCAOB has conducted outside the PRC have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct full inspections of our auditor, we and the investors in our Ordinary Shares would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct full inspections of auditors would make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our independent registered public accounting firm, UHY LLP, is not subject to the determinations announced by the PCAOB on December 16, 2021. UHY LLP are headquartered in Farmington Hills, Michigan. UHY LLP are not headquartered in the PRC or Hong Kong. The PCAOB currently has access to inspect the working papers of UHY LLP. As a result, we do not believe the HFCAA and related regulations will affect our company. If, however, our independent registered public accounting firm, or its affiliates, were denied, even temporarily, the ability to practice before the SEC and PCAOB, and it were determined that our financial statements or audit reports are not in compliance with the requirements of the U.S. Exchange Act, we could be at risk of delisting or become subject to other penalties that would adversely affect our ability to remain listed on the Nasdaq.

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Cayman Islands Risk Factors

Because Diginex Limited is incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Diginex Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Diginex Limited’s directors or officers, or enforce judgments obtained in the United States courts against Diginex Limited’s directors or officers.

Diginex Limited’s corporate affairs will be governed by its Amended and Restated Memorandum and Articles, the Companies Act (As Revised) and the common law of the Cayman Islands. Diginex Limited will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of Diginex Limited’s directors to Diginex Limited under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Diginex Limited’s shareholders and the fiduciary responsibilities of Diginex Limited’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Shareholders of Cayman Islands exempted companies like Diginex Limited have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Diginex Limited’s directors have discretion under its Amended and Restated Memorandum and Articles that became effective immediately prior to completion of the Offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to Diginex Limited’s shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, Diginex Limited’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of Diginex Limited’s board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Securities Capital — Certain Differences in Corporate Law.”

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As a company incorporated in the Cayman Islands, Diginex Limited is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Diginex Limited complied fully with Nasdaq corporate governance listing standards.

Diginex Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands, and has been approved to list the Ordinary Shares on Nasdaq. Nasdaq market rules permit a foreign private issuer like Diginex Limited to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is Diginex Limited’s home country, may differ significantly from Nasdaq corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards.

Currently, we do intend to rely on home country practice with respect to our corporate governance after we complete the Offering. As a result, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers. Among others, we will not be required to: (i) have a majority of the board be independent; (ii) have a compensation committee consisting entirely of independent directors; (iii) have a minimum of three members on the audit committee; (iv) obtain shareholders’ approval for issuance of securities in certain situations; (v) quorum requirements; or (vi) have regularly scheduled executive sessions with only independent directors each year.

Diginex Limited has elected to be exempt from the requirement: (i) in Nasdaq Marketplace Rule 5635(d) which sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (a) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (b) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.; (ii) in Nasdaq Marketplace Rule 5620(c) requiring a Nasdaq-listing company to provide in its by-laws for a quorum of at least 33 1/3 percent of the outstanding shares of the Company’s common voting stock; (iii) in Nasdaq marketplace Rule 5605(b)(2) requiring a Nasdaq-listing company to have regularly scheduled meetings at which only independent directors are present; and (iv) in Nasdaq marketplace Rule 5635(c) requires a Nasdaq-listed company to obtain shareholder approval for the establishment of or material amendments to equity compensation.

Provisions in the Diginex Limited’s governance documents may inhibit a takeover of Diginex Limited, which could limit the price investors might be willing to pay in the future for Diginex Limited’s Ordinary Shares and could entrench management.

Diginex Limited’s governance documents will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include that Diginex Limited’s board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. Diginex Limited may issue additional shares without shareholder approval and such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability for Diginex Limited to issue additional shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise that could involve the payment of a premium over prevailing market prices for Diginex Limited’s Ordinary Shares.

As a foreign private issuer, Diginex Limited will be exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of the Diginex Limited’s Ordinary Shares.

Diginex Limited qualifies as a “foreign private issuer,” as defined in the SEC’s rules and regulations, and, consequently, Diginex Limited will not be subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, Diginex Limited will be exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, Diginex Limited’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of Diginex Limited’s securities. For example, some of Diginex Limited’s key executives may sell a significant amount of Diginex Limited’s Ordinary Shares and such sales will not be required to be disclosed as promptly as public companies organized within the United States would have to disclose. Accordingly, once such sales are eventually disclosed, the price of Diginex Limited’s Ordinary Shares may decline significantly. Moreover, Diginex Limited will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Diginex Limited will also not be subject to Regulation FD under the Exchange Act, which would prohibit Diginex Limited from selectively disclosing material nonpublic information to certain persons without concurrently making a widespread public disclosure of such information. Accordingly, there may be less publicly available information concerning Diginex Limited than there is for U.S. public companies.

As a foreign private issuer, Diginex Limited will file an annual report on Form 20-F within four months of the close of each fiscal year ended March 31 and furnish reports on Form 6-K relating to certain material events promptly after Diginex Limited publicly announces these events. However, because of the above exemptions for foreign private issuers, which Diginex Limited intends to rely on, Diginex Limited shareholders will not be afforded the same information generally available to investors holding shares in public companies that are not foreign private issuers.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Diginex Limited’s amended and restated articles of association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least five (5) clear days is required to be given to the shareholders for the convening of any general meeting. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares of the Company carrying the right to vote at such general meeting. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Because Diginex Limited is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

Diginex Limited’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of Diginex Limited’s home country of Cayman Islands do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of Diginex Limited, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of Diginex Limited may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. Diginex Limited, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that Diginex Limited’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Diginex Limited may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a “foreign private issuer,” Diginex Limited would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Diginex on September 30, 2025.

In the future, Diginex Limited could lose its foreign private issuer status if a majority of its Ordinary Shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although Diginex Limited intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, Diginex Limited’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to Diginex Limited under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If Diginex Limited is not a foreign private issuer, Diginex Limited will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, Diginex Limited would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. Diginex Limited also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, Diginex Limited may lose its ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. Nasdaq rules also require shareholder approval of certain share issuances, including approval of equity compensation plans. As a foreign private issuer, Diginex Limited would be permitted to follow home country practice in lieu of the above requirements. As long as Diginex Limited relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on its board of directors are not required to be independent directors, its remuneration committee is not required to be comprised entirely of independent directors and it will not be required to have a nominating and corporate governance committee. If Diginex Limited loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, Diginex Limited may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

We currently do not expect to pay dividends in the foreseeable future after the Offering and you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after the Offering to fund our development and growth. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after the Offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

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Risks Related to Taxation

We may be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Risks Related to Being a Public Company and the Offering

Diginex Limited has limited experience operating as a public company and fulfilling its obligations as a U.S. reporting company may be expensive and time consuming.

Only one member of the Company’s executive officers has past experience in operating a U.S. public company, which makes their ability to comply with applicable laws, rules and regulations uncertain. The Company’s failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject Diginex or its management to regulatory scrutiny or sanction, which could harm the Company’s reputation and share price.

As a public company Diginex Limited will incur significant legal, accounting, and other expenses that it did not incur as a private company. Diginex Limited is subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of The Nasdaq Stock Market LLC, or Nasdaq, and other applicable securities rules and regulations. Stockholder activism, the current political and social environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which will likely result in additional compliance costs and could impact the manner in which Diginex Limited operates its business in ways Diginex Limited cannot currently anticipate. Compliance with these rules and regulations may strain Diginex Limited’s financial and management systems, internal controls, and employees. The Exchange Act requires, among other things, that Diginex Limited files annual, half yearly, and current reports with respect to its business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that Diginex Limited maintains effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If Diginex Limited encounters material weaknesses or deficiencies in internal control over financial reporting, Diginex Limited may not detect errors on a timely basis and its combined financial statements may be materially misstated. Effective internal control is necessary for Diginex Limited to produce reliable financial reports and is important to prevent fraud.

Diginex Limited, as an emerging growth company, is not required to have its independent auditor attestation of management assessment of its internal controls over financial reporting. However, when Diginex Limited ceases to be an emerging growth company, its independent registered public accounting firm may be required to formally attest to the effectiveness of internal control over financial reporting at some point in the future on Form 20-F. Diginex Limited expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, Diginex Limited’s management attention may be diverted from other business concerns, which could harm the business, operating results, and financial condition. Although Diginex Limited has already hired additional employees to assist in complying with these requirements, its finance team is small and it may need to hire more employees in the future, or engage outside consultants, which will increase operating expenses.

Diginex Limited also expects that being a public company and complying with applicable rules and regulations will make it more expensive for it to obtain director and officer liability insurance, and Diginex Limited may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for Diginex Limited to attract and retain qualified members of its board of directors and qualified executive officers.

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A potential failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on Diginex Limited’s business, financial condition, and results of operations. Diginex Limited may be unable to accurately report Diginex Limited’s financial results or prevent fraud if Diginex cannot maintain an effective system of internal controls over Diginex Limited’s financial reporting.

Diginex Limited will be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the “SEC,” as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. Diginex Limited will be an “emerging growth company,” and are expected to first include a management report on Diginex Limited’s internal controls over financial reporting in Diginex Limited’s second annual report after the close of its initial public offering. Diginex Limited’s management may conclude that Diginex Limited’s internal controls over Diginex Limited’s financial reporting are not effective, and Diginex Limited’s reporting obligations as a public company will place a significant strain on Diginex Limited’s management, operational and financial resources, and systems for the foreseeable future, which will increase Diginex Limited’s operating expenses.

The establishment of effective internal controls over financial reporting is necessary for Diginex Limited to produce reliable financial reports and are important to help prevent fraud. Diginex Limited’s failure to achieve and maintain effective internal controls over financial reporting could consequently result in the loss of investor confidence in the reliability of Diginex Limited’s financial statements, which in turn could harm Diginex Limited’s business and negatively impact the trading price of Diginex Limited’s stock. Diginex Limited anticipate that it will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting. In addition, an attestation report on internal control over financial reporting issued by our independent registered public accounting firm may be required. While we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. The presence of material weaknesses in internal control over financial reporting could result in financial statement errors which, in turn, could lead to errors in our financial reports and/or delays in our financial reporting, which could require us to restate our operating results.

The JOBS Act permits “emerging growth companies” like Diginex Limited to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

Diginex Limited expects that it will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act defines an emerging growth company as a company that has annual gross revenues of less than $1.235 billion during its most recent fiscal year and has not sold common stock under a registration statement. A company will be classified as an emerging growth company for its first five fiscal years, unless: its gross revenues exceed $1.235 billion, it has issued over $1 billion in non-convertible debt over three years, or it becomes a large accelerated filer. SEC Rule 12b-2 provides that a large accelerated filer is a company that has a public float of greater than $700 million, has been filing periodic reports for at least 12 months, has previously filed at least one annual report (e.g. Form 10-K), and is not a smaller reporting company. That is, a large accelerated filer is simply an accelerated filer whose public float exceeds $700 million. As such, Diginex Limited will take advantage of certain exemptions from various reporting requirements applicable to other public companies based on its status as an emerging growth company. Pursuant to Section 404 of the Sarbanes-Oxley Act, once Diginex Limited is no longer an emerging growth company, Diginex Limited may be required to furnish an attestation report on internal control over financial reporting issued by Diginex Limited’s independent registered public accounting firm. When Diginex Limited’s independent registered public accounting firm is required to undertake an assessment of its internal control over financial reporting, the cost of complying with Section 404 of the Sarbanes-Oxley Act will significantly increase, and management’s attention may be diverted from other business concerns, which could adversely affect Diginex Limited’s business and results of operations.

Our major shareholder has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, our major shareholder, beneficially owns an aggregate of approximately 36.6% of our issued and outstanding Ordinary Shares. As a result of this major shareholders’ substantial shareholding, he has a substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This shareholder may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our Ordinary Shares and penny stock trading.

We have been approved to list our Ordinary Shares on Nasdaq. If we fail to satisfy the applicable continued listing requirements to maintain the listing of our Ordering Shares on The Nasdaq Capital Market, Nasdaq may commence delisting procedures against our Company (during which we may have additional time of up to six months to appeal and correct our non-compliance). If our Ordinary Shares are ultimately delisted from Nasdaq, our Ordinary Shares would likely then trade only in the over-the-counter market and the market liquidity of our Ordinary Shares could be adversely affected and their market price could decrease. If our Ordinary Shares were to trade on the over-the-counter market, selling our Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our Ordinary Shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

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In addition to the foregoing, if our Ordinary Shares are ultimately delisted from Nasdaq and they trade on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our Ordinary Shares and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our Ordinary Shares are ultimately delisted from Nasdaq and then trade on the over-the-counter market at a price of less than $5.00 per share, our Ordinary Shares would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Ordinary Shares and may affect the ability of investors to sell their shares, until our Ordinary Shares no longer is considered a penny stock.

If securities industry analysts do not publish research reports on Diginex Limited, or publish unfavorable reports on Diginex Limited, then the market price and market trading volume of Diginex Limited’s Ordinary Shares could be negatively affected.

Any trading market for Diginex Limited Ordinary Shares may be influenced in part by any research reports that securities industry analysts publish about Diginex Limited. Diginex Limited does not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of Diginex Limited, the market price and market trading volume of Diginex Limited’s Ordinary Shares could be negatively affected. In the event Diginex Limited is covered by analysts, and one or more of such analysts downgrade Diginex Limited shares, or otherwise reports on Diginex Limited unfavorably, or discontinues coverage of Diginex Limited, the market price and market trading volume of Diginex Limited Ordinary Shares could be negatively affected.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee and an audit committee. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with most of the corporate governance requirements of the Nasdaq Listing Rules. However, we may, in the future, consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors. In particular, under Nasdaq Listing Rule 5615(a)(3)(A), a foreign private issuer may, in general, follow its home country corporate governance practices in lieu of some of the Nasdaq corporate governance requirements, set forth in the Nasdaq Marketplace Rule 5600 Series (with certain exceptions not relevant here). Diginex Limited has elected to be exempt from the requirement in Nasdaq Marketplace Rule 5635(d) which sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to U.S. issuers, if we cannot continue to satisfy, the continued listing requirements and other rules of Nasdaq, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

In order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Although, we initially met the listing requirements and other applicable rules of Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the criteria of Nasdaq for maintaining our listing, our securities could be subject to delisting, which would have a negative effect on the price of our Ordinary Shares and impair your ability to sell your shares.

If Nasdaq subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our Ordinary Shares;
●	reduced liquidity with respect to our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We qualify as a foreign private issuer as of the date of our initial public offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and we will not be required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose. We may cease to qualify as a foreign private issuer in the future, and consequently, we would be required to fully comply with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a newly publicly traded company, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, Nasdaq Stock Market, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult or costly for us to find qualified persons to serve on our board of directors or as executive officers as a public company. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

When our Ordinary Shares are trading on Nasdaq, our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our Ordinary Shares may not develop or be sustained.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares in the Offering was determined by negotiations between us and the underwriters, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

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If we fail to meet applicable continued requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Although our Ordinary Shares have been approved to be listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	reduced liquidity for our Ordinary Shares;
●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of news about us and analyst coverage of us; and
●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Ordinary Shares are listed on Nasdaq, such securities are covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against Diginex Limited or its management named in the prospectus based on foreign laws.

Diginex Limited is incorporated under the laws of Cayman Islands. Diginex Limited conducts its operations outside the United States and a significant amount of our assets are located outside the United States. In addition, a majority of Diginex Limited’s directors and executive officers and the experts named in this prospectus reside outside the United States, and a significant amount of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against Diginex Limited or against them in the United States in the event you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Cayman Islands or other relevant jurisdiction may render you unable to enforce a judgment against Diginex Limited assets or the assets of its directors and officers.

Future issuance of Diginex Limited’s Ordinary Shares could dilute the interests of existing shareholders.

Diginex Limited may issue additional Ordinary Shares in the future. The issuance of a substantial number of Ordinary Shares could have the effect of substantially diluting the interests of Diginex Limited’s shareholders. In addition, the sale of a substantial amount of Ordinary Shares in the public market, in the initial issuance, in a situation in which Diginex Limited acquires a company, a business or an asset and the acquired company or the owner of the business or asset receives Ordinary Shares as consideration and the acquired company or the owner of the business or asset subsequently sells its Ordinary Shares, or by investors who acquired such Ordinary Shares in a private placement, could have an adverse effect on the market price of Diginex Limited’s Ordinary Shares.

Future issuances of debt securities, which would rank senior to Diginex Limited Ordinary Shares upon our bankruptcy or liquidation, and future issuances of preferred shares, which could rank senior to Diginex Limited Ordinary Shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in Diginex Limited’s Ordinary Shares.

In the future, Diginex Limited may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of Diginex Limited debt securities, and lenders with respect to other borrowings Diginex Limited may make, would receive distributions of Diginex Limited available assets prior to any distributions being made to holders of our Ordinary Shares. Moreover, if Diginex Limited issues Preferred Shares, the holders of such preferred shares could be entitled to preferences over holders of Ordinary Shares in respect of the payment of dividends and the payment of liquidating distributions. Because Diginex Limited’s decision to issue debt or Preferred Shares in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond Diginex Limited’s control, Diginex Limited cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of Diginex Limited’s Ordinary Shares must bear the risk that any future offerings Diginex Limited conducts or borrowings Diginex Limited makes may adversely affect the level of return, if any, they may be able to achieve from an investment in Diginex Limited’s Ordinary Shares.

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The trading price of Diginex Limited’ Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of Diginex Limited’ Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond Diginex Limited’s control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of Diginex Limited’s Ordinary Shares regardless of its actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong companies may also negatively affect the attitudes of investors towards Hong Kong companies in general, including Diginex Limited, regardless of whether it has conducted any inappropriate activities. Furthermore, securities markets may from time-to-time experience significant price and volume fluctuations that are not related to Diginex Limited’s operating performance, which may materially and adversely affect the trading price of its Ordinary Shares.

In addition to the above factors, the price and trading volume of Diginex Limited’s Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting Diginex Limited or its industry;
●	variations in Diginex Limited’s revenue, profit, and cash flow;
●	changes in the economic performance or market valuations of other financial services firms;
●	actual or anticipated fluctuations in Diginex Limited’s quarterly results of operations and changes or revisions of its expected results;
●	changes in financial estimates by securities research analysts;
●	detrimental negative publicity about Diginex Limited, its services, its officers, directors, shareholders, other beneficial owners, its business partners, or its industry;
●	announcements by Diginex Limited or Diginex Limited competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raises, or capital commitments;
●	litigation or regulatory proceedings involving Diginex Limited, its officers, directors, or shareholders; and
●	sales or perceived potential sales of additional Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which Diginex Limited’s Ordinary Shares will trade. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If Diginex Limited were involved in a class action suit, it could divert a significant amount of its management’s attention and other resources from its business and operations and require it to incur significant expenses to defend the suit, which could harm Diginex Limited’s results of operations. Any such class action suit, whether or not successful, could harm Diginex Limited’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against Diginex Limited, it may be required to pay significant damages, which could have a material adverse effect on its financial condition and results of operations.

Our insiders beneficially own approximately 37.9% of our total issued and outstanding Ordinary Shares upon the consummation of the Offering, which may limit your ability to influence our actions.

Our insiders beneficially own approximately 37.9% of our issued and outstanding Ordinary Shares upon the consummation the Offering (or 37.4% if the underwriters exercise their over-allotment option in full in connection with the Offering) and have the power to exert considerable influence over our actions through their ability to effectively control matters requiring shareholder approval, including the determination to enter into a corporate transaction or to prevent a transaction, regardless of whether other shareholders believe that any such transaction is in their or our best interests. We cannot assure you that the interests of our insiders will coincide with the interests of other shareholders. As a result, the market price of our Ordinary Shares could be adversely affected. Additionally, Our insiders may effectively control all of our corporate decisions so long as they continue to own a substantial number of our Ordinary Shares.

Short sellers of Diginex Limited’s Ordinary Shares may be manipulative and may drive down the market price of its Ordinary Shares.

Short sellers of Diginex Limited stock may be manipulative and may attempt to drive down the market price of Diginex Limited’s Ordinary Shares. Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities, as the short seller expects to pay less in the covering purchase than it received in the sale. It is therefore in the short seller’s interest for the price of the stock to decline, and some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, often involving deliberate misrepresentations of the issuer’s business prospects and similar matters calculated to create negative market momentum.

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As a public entity in a highly digital world, Diginex Limited may be the subject of concerted efforts by profiteering short sellers to spread misinformation and misrepresentations in order to gain an illegal market advantage. In addition, the publication of intentional misinformation may also result in lawsuits, the uncertainty and expense of which could adversely impact Diginex Limited’s business, financial condition, and reputation.

While utilizing all available tools to defend itself and its assets against these short seller efforts, there is limited regulatory control, making such efforts an ongoing concern for any public company. While Diginex Limited moves forward in its business development strategies in good faith, there are no assurances that Diginex Limited will not face these short sellers’ efforts or similar tactics by bad actors in the future, and the market price of its Ordinary Shares may decline as a result of their actions or the action of other short sellers.

Volatility in our Ordinary Shares price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to this prospectus, may adversely affect the market price of our Ordinary Shares.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Ordinary Shares registered for resale as part of the this prospectus will constitute a considerable percentage of our public float. Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholder may still experience a positive rate of return on the Ordinary Shares due to the lower price that they purchased the Ordinary Shares compared to other public investors and may be incentivized to sell their Ordinary Shares when others are not.

General Risks

If Diginex Limited is unable to successfully identify, hire and retain skilled individuals, it will not be able to implement its growth strategy successfully.

Diginex Limited’s growth strategy is based, in part, on its ability to attract and retain highly skilled professionals including software engineers. To date, Diginex Limited has been able to locate and engage such employees; however, because of competition from other firms, Diginex Limited may face difficulties in recruiting and retaining professionals of a caliber consistent with its business strategy in the future. If Diginex Limited is unable to successfully identify and retain qualified professionals, it could materially and adversely affect Diginex Limited’s business, financial condition and results of operations.

Diginex Limited’s employee retention plans may not be sufficient to retain key employees, including as it relates to equity compensation plans in place now and in the future.

Competition, including from new market entrants in the future, may cause Diginex Limited’s revenue and earnings to decline.

With the increased importance placed on ESG reporting there could be new market entrants that directly compete with Diginex Limited. Such competitors may have significant competitive advantages, including, the ability to leverage their sales efforts and marketing expenditures across a broader portfolio of services, greater global presence, more established third-party relationships, greater brand recognition, greater financial strength, greater numbers of company and investor clients, larger research and development teams, larger marketing budgets and other advantages over Diginex Limited.

While Diginex Limited believes its products, services and pricing differentiates it from many such competitors, the business has relatively low barriers to entry and Diginex Limited anticipates that such barriers to entry will become lower in the future. This could lead to fee compression or require Diginex to spend more to modify or adapt its offerings to attract and retain customers and remain competitive with the products and services offered by new competitors in the industry. Increased competition on the basis of any of these factors, including competition leading to fee reductions, could materially and negatively impact Diginex Limited’s business, financial condition and results of operations.

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Diginex Limited’s business lines rely on vendors and third-party service providers.

Diginex Limited’s operations could be interrupted or disrupted if Diginex Limited’s vendors and third-party service providers, or even the vendors of such vendors and third-party service providers, experience operational or other systems difficulties, terminate their service, fail to comply with regulations, raise their prices or dispute key intellectual property rights sold or licensed to, or developed for, Diginex Limited. Diginex Limited may also suffer the consequences of such vendors and third-party providers’ mistakes. Diginex Limited outsources some of its operational and a large component of its product development and platform maintenance activities and accordingly depends on key relationships with vendors. For example, Diginex Limited relies on vendors and third parties for certain services, including systems development and maintenance and hosting servers. The failure or capacity restraints of vendors and third-party services, a cybersecurity breach involving any third-party service providers or the termination or change in terms or price of a vendors and third-party software license or service agreement on which Diginex Limited relies could interrupt Diginex Limited’s operations. Replacing vendors and third-party service providers or addressing other issues with Diginex Limited’s vendors and third-party service providers could entail significant delay, expense and disruption of service. As a result, if these vendors and third-party service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms intellectual property agreements, or raise their prices, and Diginex Limited is unable to replace them with other vendors and service providers, particularly on a timely basis, Diginex Limited’s operations could be interrupted. If an interruption were to continue for a significant period, Diginex Limited’s business, financial condition and results of operations could be adversely affected. Even if Diginex Limited can replace vendors and third-party providers, it may be at a higher cost to Diginex Limited, which could also adversely affect Diginex Limited’s business, financial condition and results of operations.

Finally, notwithstanding Diginex Limited’s efforts to implement and enforce strong policies and practices regarding third-party service providers, Diginex Limited may not successfully detect and prevent fraud, incompetence or theft by its third-party service providers, which could adversely affect Diginex Limited’s business, financial condition and results of operations.

Diginex Limited could be the victim of employee misconduct.

In recent years, there have been a number of highly publicized cases involving fraud, conflicts of interest, or other misconduct by employees, and there is a risk that an employee of, or contractor to, Diginex Limited or any of its affiliates could engage in misconduct that adversely affects Diginex Limited’s business. It is not always possible to deter such misconduct, and the precautions Diginex Limited takes to detect and prevent such misconduct may not be effective in all cases. Misconduct by an employee of, or contractor to, Diginex Limited or any of its affiliates, or even unsubstantiated allegations of such misconduct, could result in direct financial harm to Diginex Limited.

Diginex Limited may not be able to effectively manage its growth.

As Diginex Limited grows its business, its employee headcount and the scope and complexity of its business lines may increase dramatically. Consequently, if Diginex Limited’s business grows at a rapid pace, it may experience difficulties maintaining this growth and building the appropriate processes and controls. Growth may increase the strain on resources, cause operating difficulties, including difficulties in sourcing, logistics, maintaining internal controls, marketing, designing products and services and meeting customer needs.

In addition, Diginex Limited currently operates and is seeking to run many business lines and, while these business lines are anticipated to be complimentary, there can be no assurance that Diginex Limited will be able to effectively deliver internal or external resources effectively to each business line as and when needed, particularly when multiple business lines are experiencing high levels of need at the same time.

If Diginex Limited does not adapt to meet these challenges, it could have a material adverse effect on its business, financial condition and results of operations.

Operational risk may materially and adversely affect Diginex Limited’s performance and results.

Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or external events. Diginex Limited’s exposure to operational risk arises from routine processing errors, as well as extraordinary incidents, such as major systems failures or legal matters. Because Diginex Limited’s business lines are reliant on both technology and human expertise and execution, Diginex Limited is exposed to material operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of third-party service providers, counterparties or other third parties, failed or inadequate processes, design flaws and technology or system failures and malfunctions.

Operational errors or significant operational delays could have a materially negative impact on Diginex Limited’s ability to conduct its business or service its clients, which could adversely affect results of operations due to potentially higher expenses and lower revenues, create liability for Diginex Limited or its clients or negatively impact its reputation.

Diginex Limited may not be effective in mitigating risk.

Diginex Limited continues to develop, risk management and oversight policies and procedures to provide a sound operational environment for the types of risk to which it is subject, including operational risk, credit risk, market risk and liquidity risk. However, as with any risk management framework, there are inherent limitations to Diginex Limited’s current and future risk management strategies, including risks that it has not appropriately anticipated or identified and that certain policies may be insufficient. Accurate and timely enterprise-wide risk information is necessary to enhance management’s decision-making in times of crisis. If Diginex Limited’s risk management framework proves ineffective or if Diginex Limited’s enterprise-wide management information is incomplete or inaccurate, it could suffer unexpected losses or fail to generate the expected revenue, which could materially and adversely affect its business, financial condition and results of operations.

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CORPORATE HISTORY

Diginex Limited was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on January 26, 2024. Upon incorporation, 1 ordinary share of Diginex Limited was issued to Rhino Ventures Limited. Diginex Solutions (HK) Limited (“DSL”) was incorporated under the laws of Hong Kong on January 8, 2018. DSL commenced operations in 2020.

The Restructuring

On July 15, 2024, Diginex Limited and Diginex Solutions (HK) Limited (“DSL”) completed a restructuring pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to Diginex Limited, in consideration for Diginex Limited’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of Diginex Limited at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of Diginex Limited, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of Diginex Limited and one (1) warrant of DSL for four hundred and ten (410) warrants of Diginex Limited.

On May 28, 2023, DSL agreed to an $8,000,000 share subscription agreement with Rhino Ventures Limited and on September 28, 2023 executed a subscription agreement (the “RVL Subscription Agreement”). Pursuant to the RVL Subscription Agreement, DSL issued Rhino Ventures Limited 5,086 ordinary shares and 10,172 warrants in exchange for $8.0 million. The warrants will be exercisable for ordinary shares of DSL for a period of three years from the date they are issued and shall be exercisable at a per warrant price of US$2,512. Post the completion of the Restructuring and Share Subdivision (as defined below), the number of warrants of Diginex Limited issued to Rhino Ventures Limited was adjusted to 4,170,520 from 10,172 with an adjusted price per warrant of US$6.13. The warrants, if fully exercised, will result in the issuance of such number of Ordinary Shares equal to 51% of the total issued and outstanding shares of the Company at the time of the warrants being exercised. This will be prorated for partial exercise of warrants. Rhino Ventures Limited paid the subscription price by the payment of $6.1 million in cash and the conversion of $1.9 million of debt due to Rhino Ventures Limited. The RVL Subscription Agreement also activated an anti-dilution clause in the Articles of Association of DSL which resulted in HBM IV, Inc. being issued 151 preferred shares of DSL for zero consideration. This increased HBM IV, Inc.’s holding to 3,151 preferred shares of DSL.

In connection with the Exchange, Diginex Limited and security holders of DSL consummated the following transactions (the “Ancillary Transactions”): (i) Diginex Limited issued $4.35 million new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL and held by such Original Shareholders; (ii) Diginex Limited granted certain share options under the new share option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders. At time of the Exchange there were 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting and (iii) Diginex Limited granted certain warrants to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. The convertible loan notes automatically converted into Ordinary Shares of Diginex Limited on December 20, 2024 and whilst there is no automatic vesting of any unvested share options upon completion of the Offering the board of directors, at their discretion, do have the ability to accelerate vesting at any point. At the time of this registration statement there was no confirmation if the board of directors will accelerate vesting. The fair value of all unvested ESOP as of the date of this Prospectus is $1.8 million of which $0.5 million has been recognized in the financial statements at September 30, 2024.

Accordingly, upon consummation of the Exchange and the Ancillary Transactions (collectively the “Restructuring”), DSL became a wholly owned subsidiary of Diginex Limited, and the prior shareholders of DSL became shareholders of Diginex Limited. The remaining DSL security holders became security holders of Diginex Limited, in that they held Diginex Limited convertible loan notes, share options and warrants. Following, the closing of the Restructuring there are 6,869,961 Ordinary Shares of Diginex Limited issued and outstanding, 1,291,910 preferred shares of Diginex Limited issued and outstanding, 4,170,520 warrants issued and outstanding, $4.35 million new convertible loan notes issued and outstanding and 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares capital of the Company at the time of vesting.

Following the Restructuring, on July 26, 2024, the Company completed a share subdivision (the “Share Subdivision”) such that, the authorized share capital of the Company was revised to be US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 preferred shares (the “Preferred Shares”), par value US$0.00005 per share. Prior to the Share Subdivision there were 6,869,961 ordinary shares and 1,291,910 preferred shares issued and outstanding, and after the Share Subdivision there are 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

During the Restructuring, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures Limited, was converted into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. The loan between DSL and Diginex Holdings Limited charged interest at 8% per annum and had a maturity date of December 31, 2024. The terms of the new convertible loan notes also charge interest at 8% per annum and had a maturity date of December 31, 2024. This $1 million convertible loan note forms part of the $4.35 million loan notes issued by Diginex Limited post the Restructuring.

On August 6, 2024 certain Employee Share Option Plan (“ESOP”) holders exercised their options and converted their options into Ordinary Shares. 501,840 employee share options were converted into 1,003,680 Ordinary Shares whilst 109,470 employee share options lapsed without being exercised. In addition, 368,826 employee share options were issued on July 31, 2024 and on August 21, 2024 employee share options were issued equating to 0.5% of the issued and outstanding shares of the Company at the time of vesting. The remaining employee share options as of the date of this Prospectus are 41,945 vested but not exercised, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting. Prior to the exercise of 501,840 options on August 6, 2024 there were 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding, and after such exercise of 501,840 options there are 14,743,602 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

Since 17th November 2023, Rhino Ventures Limited (“RVL”) issued convertible notes (the “Rhino Notes”) to various investors (each a “Rhino Investor” and collectively the “Rhino Investors”). In exchange for a loan from a Rhino Investor, RVL issued the Rhino Investor a Rhino Note. The Rhino Notes are convertible into DSL ordinary shares, or successor securities, that were owned by RVL at a conversion price of between USD2.78 to USD2.99. The Rhino Notes were convertible into RVL’s shares of DSL ordinary shares, or successor securities, (1) at the option of the Rhino Investor or (2) automatically upon F-1 either being effective or having received 2 or below comments. On August 7, 2024, six of the Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,992,180 Ordinary Shares of Diginex Limited, the successor securities to the DSL ordinary shares, to the six Rhino Investors as follows: (i) Samantha Dolan received 327,180 Ordinary Shares, (ii) Christopher Lord received 418,200 Ordinary Shares, (iii) Dorota Menard received 400,980 Ordinary Shares, (iv) Gildo Plate received 294,380 Ordinary Shares and (v) Natalia Pelham received 1,049,600 Ordinary Shares and (vi) Benjamin Salter received 501,840 Ordinary Shares. On November 25, 2024, nine additional Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,710,707 Ordinary Shares of Diginex Limited, the successor securities to DSL ordinary shares, to the nine Rhino Investors as follows: (i) New Advent Sdn.Bhd received 100,860 Ordinary Shares, (ii) Ayle Ventures Limited received 167,280 Ordinary Shares, (iii) Duvin Limited received 935,407 Ordinary Shares, (iv) Carl Stephen George received 455,100 Ordinary Shares, (v) Ching Kuen Franklin Heng received 83,640 Ordinary Shares, (vi) Harley Street Medical Doctors Limited received 421,480 Ordinary shares, (vii) Chung-Mei Hsu received 67,240 Ordinary Shares, (viii) LVS Capital Partners Limited received 202,540 Ordinary Shares and (ix) David Nicholson received 277,160 Ordinary Shares. As of the date of this Prospectus, RVL has no outstanding Rhino Notes, but RVL may issue additional Rhino Notes prior to the completion of the Offering. Other than Natalia Pelham, who is our Chairman’s wife, the Rhino Investors are not related to Mr. Pelham nor are they affiliates to the Company. As of the date of this Prospectus RVL holds 7,640,247 Ordinary Shares.

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Pursuant to a written convertible loan agreement, dated September 30, 2024 (the “RVL Loan”) RVL agreed to loan DSL, Diginex Limited’s wholly owned subsidiary, up to $3 million. Diginex Limited and RVL have agreed that RVL shall convert the $3 million RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares. The RVL Loan is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.9. On January 6, 2025, DSL and RVL entered into a written agreement to modify and amend the RVL Loan to increase the amount RVL can loan DSL by $500,000 and on January 6, 2025, Diginex Limited and RVL entered into a written loan capitalization agreement whereby RVL agreed to convert a balance of the up to $3.5 million RVL loan to DSL into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares (the “Modified RVL Loan”). The Modified RVL Loan is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.11. Pursuant to the Modified RVL Loan, RVL may loan DSL up to $3.5 million and RVL shall convert up to $3.5 million under the Modified RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price. As of the date of this prospectus, DSL owes RVL $3.5 million under the Modified RVL Loan and RVL has agreed to convert $3.0 million of the Modified RVL Loan into Ordinary Shares. Based on the IPO offering price of $4.10 per share, on Janaury 21, 2025, RVL converted $3.0 million of the Modified RVL Loan into 731,707 Ordinary Shares. In exchange for RVL’s conversion of a minimum of $3.0 million of the Modified RVL Loan into Ordinary Shares, Diginex Limited has agreed to provide RVL registration rights with respect to the Ordinary Shares that RVL receives upon conversion of the Modified RVL Loan. The conversion of the Modified RVL Loan is in addition to the conversion of the RVL convertible loan note with a principal balance of $517,535.

On December 20, 2024, the Company’s registration statement on Form F-1 was declared effective by the SEC. This resulted in the conversion of all outstanding convertible loan notes into 2,347,134 Ordinary Shares and the outstanding Preferred Shares being converted into 2,583,820 Ordinary Shares on a one to one basis.

We completed our initial public offering on January 23, 2025. The underwriters in our initial public offering exercised the Over-Allotment option, which closed on January 27, 2025.

Below is a table of the shares exchanged pursuant to the Share Exchange Agreement and subsequent Share Subdivision:

Name of Shareholder	Number of DSL Shares		Number of Diginex Limited Shares		Post Share Subdivision Number of Diginex Limited Shares
Rhino Ventures Limited	15,031	(1)	6,162,711	(3)	12,325,422	(3)
HBM IV, Inc.	3,151	(2)	1,291,910	(4)	2,583,820	(4)
Nalimz Holding Limited	1,111	(1)	455,510	(3)	911,020	(3)
Working Capital Innovation Fund II, L.P.	369	(1)	151,290	(3)	302,580	(3)
Hafnia SG Pte Ltd	157	(1)	64,370	(3)	128,740	(3)
Loretta Wong	44	(1)	18,040	(3)	36,080	(3)
Gerard Coenen Gajardo	44	(1)	18,040	(3)	36,080	(3)

(1)	These are DSL Ordinary Shares.
(2)	These are DSL Preferred Shares.
(3)	These are Diginex Limited Ordinary Shares.
(4)	These are Diginex Limited Preferred Shares.

In connection with Restructuring and following the Share Exchange Agreement, Diginex Limited consummated the following transactions also occurred:

(i) Cancellation and Issuance of Convertible Notes. Diginex Limited issued new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL held by such Original Shareholder. The new convertible loan notes (the “New Convertible Notes”) provide that the New Convertible Notes provide for the payment of interest at a rate of 8% per annum and automatically converted into Ordinary Shares on December 20, 2024 at a conversion price equal to US$2.17. Except the New Convertible Notes issued to HBM IV, Inc. provides for the payment of interest at a rate of 8% per annum and will automatically convert into preferred shares of Diginex Limited upon the effectiveness of this registration statement at a conversion price equal to US$2.17. All New Convertible Loan Notes converted into 2,347,134 Ordinary Shares upon the registration statement being declared effective by the SEC on December 20, 2024.

Below is a table of the Cancellation and Issuance of Convertible Notes:

Name of Noteholder	Amount of DSL Convertible Notes	Amount of Diginex Limited Convertible Note
HBM IV, Inc. (1)	US$2,000,000	US$2,000,000
Nalimz Holdings Limited(2)	US$1,000,000	US$1,000,000
Working Capital Innovation Fund II, L.P. (3)	US$582,465	US$582,465
Rhino Ventures Limited(4)	US$517,535	US$517,535
Hafnia SG Pte Ltd. (5)	US$250,000	US$250,000

(1) New Convertible Note between Diginex Limited and HBM IV, Inc. is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.2.

(2) New Convertible Note between Diginex Limited and Nalimz Holdings Limited is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.3.

(3) New Convertible Note between Diginex Limited and Working Capital Innovation Fund II, L.P. is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.4.

(4) New Convertible Note between Diginex Limited and Rhino Ventures Limited is attached to Diginex Limited’s registration statement of which this prospectus forms a part as Exhibit 10.5.

(5) New Convertible Note between Diginex Limited and Hafnia SG Pte Ltd. is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.6.

(ii) Cancellation and Issuance of Share Options. Diginex Limited granted certain share options (the “New Options”) under the new option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders. The unvested New Option will automatically vest upon the completion of the Offering. A copy of the form of the cancellation and issuance agreements for the Original Share Options and the New Options (the “Option Cancellation and Issuance Agreement”) is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.7

(iii) Cancellation and Issuance of Warrants. Diginex Limited granted certain warrants (the “New Warrants”) to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. There is no automatic conversion associated with the warrants. The New Warrants are exercisable at a price of US$6.13 for a term of 3 years from May 27, 2024.

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Below is a table of the Cancellation and Issuance of Warrants:

Name of Warrant holder	Number of DSL Warrant	Number of Diginex Limited Warrants
Rhino Ventures Limited(1)	10,172	4,170,520

(1) The New Warrant issued to Rhino Ventures Limited is attached to Diginex Limited’s registration statement of which

Following the consummation of the Restructuring, DSL became a wholly owned subsidiary of Diginex Limited, and the former shareholders and securityholders of DSL became shareholders and securityholders of Diginex Limited. Following the Restructuring, Diginex Limited has subsidiaries located in Hong Kong, United Kingdom and United States of America. Diginex Limited is the sole owner of DSL, and through DSL the sole owner of (i) Diginex Services Limited, a corporation formed in the United Kingdom and (ii) Diginex USA LLC, a limited liability company formed in the State of Delaware.

The following table sets forth Diginex Limited’s unaudited consolidated statement of financial position as of September 30, 2024 on an actual basis and on a pro forma basis after giving effect to the conversion of outstanding convertible loan notes, preferred shares and the Modified RVL loan. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited combined financial statements for the year ended March 31, 2024 and the unaudited consolidated condensed financial statements for the six months ended September 30, 2024 and the related notes included elsewhere in this prospectus. The below table does not give effect to the Offering. The effect of the Offering is included in the Capitalization table of page 38.

				As of September 30, 2024
	Notes	Actual (Unaudited)	Proforma Adjustments	Pro Forma Results (Unaudited)
ASSETS

Total non-current assets		$329,597		329,597

Total current assets		736,910		736,910
LIABILITIES
Other current liabilities		(2,389,061)		(2,389,061)
Loans from immediate holding company	1	(2,383,673)	2,383,673	-
Lease liabilities		(122,076)		(122,076)
Convertible loan notes	2	(5,681,066)	5,681,066	-
Total current liabilities		(10,575,876)	8,064,739	(2,511,137)
Lease liabilities		(148,232)		(148,232)
Preferred shares	3	(6,189,000)	6,189,000	-
Total non-current liabilities		(6,337,232)	6,189,000	(148,232)
Net current liabilities		(9,838,966)	8,064,739	(1,774,227)
Net Liabilities		(15,846,601)	14,253,739	(1,592,862)
Total Stockholders’ equity:
Share Capital	1,2,3	737	289	1,026
Share Premium	1,2,3	1,768,661	14,253,450	16,022,111
Capital Reserve		5,126,150		5,126,150
Exchange reserve		2,730		2,730
Warrant reserve		6,653,200		6,653,200
Share option reserve		650,503		650,503
Accumulated deficit		(30,048,582)		(30,048,582)
Total stockholders’ equity/(deficit)		(15,846,601)	14,253,739	(1,592,862)

Basic loss per share	4	(0.09)		(0.09)
Diluted loss per share	4,5	(0.31)		(0.09)
Weighted average number of shares	4	12,743,311		12,774,342

Notes:

1.	Diginex Limited and RVL have agreed that RVL shall convert a minimum of $3.0 million of the Modified RVL Loan, classified as loan from immediate holding company, into Ordinary Shares upon the pricing of the Offering at the IPO offering price. Based on the offering price of $4.10 the outstanding balance at September 30, 2024 of $2,383,673 will convert into 581,384 ordinary shares. The proforma shows the impact on loan balance ($2,383,673), share capital ($29) and share premium ($2,383,644).
2.	The proforma shows the impact to the outstanding convertible loan notes, share capital ($130) and share premium ($5,680,936) on the conversion of convertible loan notes to Ordinary Shares on December 20, 2024, upon the registration statement being declared effective. As per the convertible loan agreement, the convertible loan notes converted into Ordinary Shares at the lower of 20% discount to the listing price or $60 million valuation on a fully diluted basis. The outstanding balance of convertible loan notes, including interest of $5,681,066, results in 2,618,003 Ordinary Shares being issued at a conversion price of $2.17
3.	The proforma shows the impact to the outstanding preferred shares, share capital ($129) and share premium ($6,188,871) on the conversion of preferred shares to Ordinary Shares on December 20, 2024, upon the registration statement being declared effective. Preferred shares are converted into Ordinary Shares on a one to one basis with 2,583,820 Ordinary Shares being issued.
4.	The proforma basic loss per share, diluted loss per share and weighted average number of shares is after giving effect to the conversion of outstanding convertible loan notes, preferred shares and the loan from the immediate holding company. The calculation assumes all conversion occurred on 30 September 2024.
5.	Following the conversions described in notes 1-3 above, the only outstanding dilutable instrument relates to non-exercised employee share options. Given the Company is loss making the non-exercised employee share options are not deemed to be dilutable instruments and hence basic and dilutable loss per share is the same.

INDUSTRY OVERVIEW

“ESG” is the most recent evolution in corporate sustainability thinking, and it encapsulates a series of Environmental, Social, and Governance-related criteria to measure and evaluate both business impacts as well as risks and opportunities.

-	Environmental (E): This pillar focuses on a company’s impact on the natural environment as well as how it manages environmental risks and opportunities. It includes considerations like carbon emissions, energy use, waste management, water conservation, biodiversity loss, and compliance with environmental regulations.

-	Social (S): This dimension focuses on a company’s impact on society and how it treats different groups of people, including employees, suppliers, customers, and the communities where it operates. It also addresses people-related risks and opportunities for the company. Key issues include workplace health & safety, diversity & inclusion, human rights and forced labor, data protection, and community engagement.

-	Governance (G): This component refers to the structures, processes and internal controls a company uses to guide its operations. Internally, it encompasses leadership structures, executive pay, ethical and corporate guidelines, and decision-making processes. Externally, it involves stakeholder engagement, compliance with regulations, and transparent disclosure practices.

In the modern business landscape, ESG considerations have emerged as paramount. Corporate governance, sustainability and the consideration of environmental and social concerns are not new to the business world. But as global ESG-related challenges like climate change, societal inequalities, and corporate scandals become more pronounced and understood, the importance of ESG factors has soared. Key stakeholders, including consumers, investors, and regulators, now increasingly demand transparency and accountability on these fronts.

-	Corporate disclosure and ESG-related regulations are on the rise globally, with regulators increasingly mandating standardized and transparent reporting of companies’ ESG performance to ensure stakeholders, particularly investors, have access to comprehensive, comparable, and reliable information. The European Union and the US currently lead in regulatory developments, starting with a focus on financial market participants, large corporations and climate-related disclosures.

-	Investor interest in ESG is rising exponentially, reshaping the financial landscape and putting increased pressure on corporates to disclose ESG performance data. ESG-oriented assets under management (AUM) are likely to significantly grow in the EU, more than double in the United States, and triple in the Asia-Pacific (APAC) region by 2026. In turn, the global sustainable lending and bond market size has multiplied in the last years and is expected to keep its pace.

-	Consumer demands are putting additional pressure on transparency and ESG performance. Growing concerns about environmental challenges as well as greater expectations around societal issues have brought sustainability into the mainstream. As a result, consumers increasingly prioritize environmental and social responsibility in their purchasing decisions with a growing demand for sustainable products and companies.

A key characteristic of the ESG movement is its reliance on data and measurable metrics. In contrast to previous corporate sustainability movements (e.g., CSR) which often involved self-regulated practices and policies, ESG is grounded on quantifiable and comparable data based on specific metrics to validate outcomes and performance. As such, regulatory pressures, investor interest and changing consumer demands are putting significant pressure on corporates to produce, manage and disclosure ESG performance data, relating to both their own business as well as their supply chain.

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As ESG becomes integral to business strategies, investor criteria, and regulatory compliance, there is a growing need for specialized tools to handle ESG data. As the volume and complexity of ESG data, disclosure and performance requirements increase, tools that can gather, analyze, and present this information in a cohesive manner that adheres to key requirements become indispensable. In an environment where ESG performance and disclosure can directly influence investor decisions, brand reputation, and regulatory compliance, having precise and comprehensive ESG software tools is crucial for businesses. Three prominent examples of ESG software include:

-	ESG reporting and data management software, which generally facilitates the systematic collection, organization, and presentation of a company’s ESG performance data. It provides a structured platform for businesses to document and report their sustainability and ethical initiatives, ensuring transparency and adherence to established standards. Such software is instrumental in meeting the increasing demands of stakeholders, regulators, and investors for comprehensive and verifiable ESG disclosures.

-	Carbon management software, which generally helps businesses to quantify, monitor, and manage their Greenhouse Gas (GHG) emissions. By providing insights into carbon-producing activities and their implications, this type of software typically aids in the formulation of strategies to reduce carbon footprints. Companies use these tools to align with environmental standards, regulatory requirements, and sustainability goals.

-	Supply chain sustainability software, which generally assists companies in overseeing the sustainability practices within their supply chain, providing tools to evaluate and ensure that suppliers and partners adhere to prescribed ethical, environmental, and social standards. By providing a holistic view of the supply chain’s sustainability performance, this type of software supports companies in maintaining integrity throughout their operations, mitigating risks and reinforcing commitment to responsible sourcing and production.

The market for ESG software is already experiencing rapid growth and is expected to keep its pace over the coming years.

-	The ESG reporting & data management software market was estimated to be worth USD 0.7 billion in 2022. Estimates for its projected growth vary from USD 1.5 billion to USD 4.35 billion by 2027, showcasing robust compound annual growth rates of anywhere between 15.9% and 30% over the next 5 years.

-	The carbon management software market reached a size of USD 343 million in 2021, with growth at a CAGR of 28% to reach USD 1.4 billion in 2027, influenced by upcoming mandatory climate-related regulations from 2024 to 2026, as well as macroeconomic and voluntary drivers.

-	The supply chain sustainability software market was worth over USD 991 million in 2021 and will grow to nearly USD 4.3 billion in 2027, at a CAGR of 28%.

As ESG becomes increasingly important, companies are not only looking for software to gain operational efficiencies and streamline their reporting, data management, and compliance processes. Corporates are also increasingly relying on consulting services to support them in their sustainability and ESG programs. ESG consulting covers a wide range of services, including support for ESG & sustainability corporate strategy, digital transformation, corporate reporting and disclosures, operational transformation, product stewardship and supply chain sustainability, among others. In par with the software market, investment in ESG and sustainability consulting reached USD 6 billion in 2021 and forecasts a global CAGR of 17% to reach USD 16 billion by 20271.

1 Verdantix 2022 ESG and Sustainability Consulting: Market Size and Forecast 2021-2027

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DILUTION

There will be no dilution as a result of the sale of the Ordinary Shares by the Selling Shareholder named in this Resale Prospectus

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this Resale Prospectus.

DIVIDEND POLICY

We intend to keep all future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As a holding company, our ability to pay and declare dividends will depend on a number of factors, including our receipt of funds from our subsidiaries. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any dividends to be paid by us are not subject to taxation in the Cayman Islands under current laws and regulations. See “Taxation — Cayman Islands Taxation.”

38

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

You should read the following discussion of our financial condition and results of operations of Diginex Limited in conjunction with its combined financial statements and the related notes included elsewhere in this prospectus. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly those set forth in the section entitled “Risk Factors.”

The following Management Discussion and Analysis should be read in conjunction with its combined financial statements and the related notes of Diginex Limited for the year ended March 31, 2024.

A. Operating Results

Results of Operations

	For the six months ended September 30,
in USD millions	2024	2023

Revenue	0.5	0.6
General and administrative expenses	(4.7)	(4.4)
Operating loss	(4.2)	(3.8)
Other income, gains or (losses)	3.3	4.9
Finance costs, net	(0.2)	(0.2)
(Loss) profit before tax	(1.1)	0.9
Income tax (expense) benefit	-	-
(Loss)/ profit for the year	(1.1)	0.9

Revenue

	For the six months ended September 30,
in USD millions	2024	2023

License Products	0.2	0.2
Advisory	0.1	0.1
Customization	0.2	0.3
	0.5	0.6

Revenue for the six months ended September 30, 2024 decreased to $0.5 million from $0.6 million for the six months ended September 30, 2023.

The decrease in revenues year can primarily be attributed to a reduction in revenues from Customization projects. Customization revenue relates to developing customized features for diginexESG or diginexLUMEN for clients and the reduction in the revenue was, primarily, due to some existing clients having a project commissioned in the six months ended September 30, 2023 not requiring any customization in the six months ended September 30, 2024.

Revenues from License Products: diginexESG and diginexLUMEN remained flat over the reporting periods at $0.2 million. Diginex Limited increased the pricing for both products in the first quarter of calendar year 2024 but this increase is yet to have a material impact on revenues during the six months ended 30 September 2024.

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Advisory revenue is generated by providing services such as developing ESG strategies, conducting ESG materiality assessments and conducting training sessions on a range of ESG topics. Advisory revenue remained flat at $0.1 million, the same revenue for the six months ended September 30, 2023.

General and Administrative Expenses from Continuing Operations

	For the six months ended September 30,
in USD millions	2024	2023

Employee benefits	2.2	3.0
IT development and maintenance support	0.9	1.1
Professional fees	0.8	0.1
Share based payments	0.4	-
Audit fees	0.2	-
Other	0.2	0.2
	4.7	4.4

General and administrative expenses increased by $0.3 million to $4.7 million for the six months ended September 30, 2024 when compared to the six months ended September 30, 2023. This increase was due, in part, to increased professional fees related to the planned IPO and the cost of shares issued via an anti-dilution clause for preferred shares which was triggered by the completion of the $8 million capital raise from Rhino Ventures Limited in May 2024. During the six months ended September 30, 2024, the Group has reduced expenses relating to employee benefits and IT development and maintenance support.

Employee Benefits

Employee related expenses were $2.2 million for the six months ended September 30, 2024 a reduction of $0.8 million when compared to the expense of $3.0 million for the six months ended September 30, 2023.

Salaries and employee benefits marginally increased by $0.1 million to $1.8 million for the six months ended September 30, 2024 when compared to the six months ended September 30, 2023. At September 30, 2024 the employee headcount for the Group was 19 which compared to 20 at September 30, 2023. The average headcount for the six months ended September 30, 2024 and the six months ended September 30, 2023 was 21. The marginal increase was due to new hires on higher average salaries.

The Group also hired contractors during both periods. The Group hired 10 contractors at both September 30, 2024 and September 30, 2023. Costs associated contractors are included within the salaries and benefits numbers.

Diginex Limited created a new Employee Shares Option Plan (“ESOP”) during the six months ended September 30, 2024 and all outstanding options in the former plan issued by Diginex Solutions (HK) Limited were cancelled and replaced with proportionate share options of Diginex Limited. The ESOP allows for the allocation of 5.4 million options equal to one ordinary share each to be issued to employees/contractors. The ESOP is fair valued at each reporting period using an equity allocation model and at September 30, 2024 resulted in an expense of $0.3 million compared to $1.2 million for the six months ended September 30, 2023.

IT Development and maintenance support

IT development and maintenance support costs decreased to $0.9 million for the six months ended September 30, 2024 compared to $1.1 for the six months ended September 30, 2023. This expense consists primarily of costs associated with the engagement of third party IT engineers to drive the performance of the diginexESG and diginexLUMEN platforms. At September 30, 2024 the Company engaged 21 engineers compared to 38 as at September 30, 2023.

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Included in IT development and maintenance support are research and development expenses of $0.5million for the six months ended September 30, 2024 compared to $0.7 million for the six months ended September 30, 2023.

Professional fees

The Group incurred professional fees of $0.8 million during the six months ended September 30, 2024 compared to $0.1 million for the six months ended September 30, 2023. The increase is primarily related to professional services performed in preparation of the planned IPO.

Share based payments

The Group incurred a share based payment expense of $0.4 million during the six months ended September 30, 2024 compared to zero for the six months ended September 30, 2023. In May 2024, the Group completed an $8.0 million capital raise which triggered an anti-dilution clause in the Articles of Association and resulted in 151 preferred shares being issued to our preferred share holder. This award results in a share based payment expense of $0.4 million.

Audit fee

Audit fees increased by $0.2 million to $0.2 million for the six months ended September 30, 2024 when compared to the six months ended September 30, 2023. The increase in audit fees is due to the fees for the Public Company Accounting Oversight Board (“PCAOB”) audits which are a requirement for the planned IPO.

Other

Other expenses of $0.2 million for the six months end September 30, 2024 remained flat against the $0.2 million incurred during the six months ended September 30, 2023. Other expenses include costs such as human resources consultancy fees, advertising, marketing, office rent and general office expenses.

Other income, gains or (losses) and expenses, net

	For the six months ended September 30,
in USD millions	2024	2023

Net fair value gains/(losses) of financial liabilities at fair value through profit and loss	3.3	4.9

Other income	-	-
Total other income, gains/(losses) and expenses, net	3.3	4.9

The Group recognized total other gains of $3.3 million for the six months ended September 30, 2024 which compared to total other gains of $4.9 million for the six months ended September 30, 2023. The gains and losses incurred in both the period were due to the fair value measurement of preferred shares and convertible loan notes.

Net Fair Value gains/(losses) of Financial Liabilities at Fair Value Through Profit and Loss

In July 2021, the Group raised $6.0 million capital via the issuance of redeemable preferred shares. At September 30, 2023, the preferred shares were fair valued using an equity allocation model at $8.4 million. This resulted in a loss of $4.9 million being recognized in the consolidated statement of profit or loss for the six months ended September 30, 2024. At September 30, 2024, the preferred shares were, again, fair valued for reporting purposes using the same model. The resulting valuation was $6.2 million, which concluded in a $3.5 million gain being recognized in the consolidated statement of profit or loss for the six months ended September 30, 2024.

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At September 30, 2023, the Group had $3.25 million outstanding 8% convertible loan notes $4.35 million outstanding at September 30, 2024. The movement was driven by the issuance of an additional $0.1 million loan note and the exchange of a loan with a related party into a convertible loan note with a principal value of $1.0 million and issued on the same terms as other convertible loan notes. At September 30, 2023, the convertible loan note was fair valued using a binomial option pricing model at $3.5 million resulting in a $0.1 million loss being recognized in the combined statement of profit or loss. At September 30, 2024, the convertible loan notes were, again, fair valued for reporting purposes using the same model. The resulting valuation was $5.0 million, which concluded in a $0.2 million loss being recognized in the consolidated statement of profit or loss.

Finance Costs

The Group incurred finance costs for the six months ended September 30, 2024 of $0.2 million compared to $0.2 million financing costs for the six months ended September 30, 2023.

During the six months ended September 30, 2024, $0.1 million of the finance cost related to the 8% convertible loan notes which compared to $0.1 million during the six months ended September 30, 2023. The loan from the immediate holding company which bears a 8% coupon resulted in a finance cost of $0.1 million for the six months ended September 30, 2024 and $0.1 million for the six months ended September 30, 2023. There was also minimal finance charges on a loan from a related party in both the six month ended September 30, 2024 and 2023. The related party loan charged interest at 8% and was transferred into a convertible loan, also charging 8% during the six months ended September 30, 2024.

Income Tax

The operating activities of the Group in the six months ended September 30, 2024 and 2023 did not generate a taxable charge due to operating losses incurred.

Although the Group had operations in United Kingdom and USA during the reporting periods, the majority of its operations have been in Hong Kong. The Group is subject to Hong Kong profits tax at 16.5%.

Inflation

Since commencing operations, the Group has not been materially impacted by changes in inflation.

Impact of Foreign Currency Fluctuations on Results

The Group’s main operating currencies have historically been the US Dollar and Hong Kong Dollar. As the Hong Kong Dollar is pegged to the US Dollar, the Group has not been overly exposed to foreign currency fluctuations in prior years. As the business grows, the Group will be exposed to more foreign currencies and their fluctuations, such as the British Pound and Euro.

Significant Accounting Policies, Judgments and Estimates

The preparation of Diginex Limited’s interim condensed consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

In preparing these interim condensed consolidated financial statements, the accounting policies and methods of computation used in the interim condensed consolidated financial statements for the six months ended 30 September 2024 are the same as those applied to the audited combined financial statements as at and for the year ended 31 March 2024.

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Significant accounting policies

In preparing these interim condensed consolidated financial statements, the accounting policies and methods of computation used in the interim condensed consolidated financial statements for the six months ended 30 September 2024 are the same as those applied to the audited combined financial statements as at and for the year ended 31 March 2024.

Accounting estimates and judgements

In the application of the Group’s accounting policies, the management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The key areas of estimates and judgements are the same as those applied to the audited financial statements for the year ended 31 March 2024, except for the below following the issuance of warrants:

Warrants

In the process of classifying warrants, management has made various judgments. Judgment is needed to determine whether a warrant on initial recognition is classified as a financial liability or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IAS 32.

The warrants are classified as an equity instrument on the basis that the warrants do not include contractual obligation to deliver cash to the warrant holder, and the warrants meet the fixed-for-fixed condition by preserving the relative economic interests of the warrant holder and the Company’s shareholders. As a result the warrants were initially recognized based on the fair value on the date of issuance. The binomial option-pricing model was used to determine the initial fair value of warrants, with expected volatility of the Company’s share and risk-free interest rate as key inputs. No subsequent remeasurement is required.

Recently Released Accounting Standards

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the audited financial statements for the year ended 31 March 2024.

B. Liquidity and Capital Resources

The Group’s ability to fund its operations is based on its ability to generate revenue, its ability to attract investors and its ability to borrow funds on reasonable economic terms. During the six months ended September 30, 2024, the Group raised capital via the advance of $0.7 million in relation to an $8.0 million capital raise. The $8.0 million raise completed in May 2024 and included the conversion of $1.9 million of debt into equity. Post the capital raise the Group continued to be funded via a loan from Rhino Ventures which carried an 8% annual interest charge. At September 30, 2024 there was $2.3 million outstanding and it was agreed that up to $3 million would be converted into ordinary shares upon the pricing of the IPO. On January 6, 2024 the principal amount of the Rhino Ventures loan, the modified RVL Loan, was modified to from $3 million to $3.5million of which up to $3.5 million will be converted into ordinary shares upon the pricing of the IPO. At September 30, 2024 the Group had $4.35 million (September 30, 2023: $3.25 million) convertible loan notes outstanding with charge as 8% annual coupon. During the six months ended September 30, 2024 a $1 million loan with a related party was converted into a convertible loan note. In the six months ended September 30, 2023, the Group issued a convertible loan to the value of $0.1 million. Both the related part loan and convertible loan notes charged interest at 8% per annum. The convertible loan notes were automatically converted into Ordinary Shares of Diginex Limited upon the registration statement being declared effective on December 20, 2024. The preferred shares issued by Diginex Limited also converted into Ordinary Shares on a one to one basis on December 20, 2024.

Management is of the opinion that the capital of the Group is not sufficient to meet present requirements without the continued support from the shareholder loan. At September 30, 2024 the Group had net current liabilities and without any actions would be unable to meet liquidity requirements over the twelve months. In order to reduce the liquidity risk, Rhino Ventures Limited has provided assurances that it will continue to support the Company via the shareholder’s loans for the earlier of the next 12 months from the date of the interim condensed consolidated financial statements for the six months ended 30 September 2024 are issued, or the date the Company’s amended registration statement being declared effective and the consummation of the Initial Public Offering (the “IPO”) and the related funding.

Diginex Limited is not aware of any legal or economic restrictions on the ability of its subsidiaries to transfer funds to Diginex Limited in the form of cash dividends, loans or advances. Diginex Limited is also not aware of any material restrictions that impact the transfer of funds between subsidiaries to enable the operating of the business in various jurisdictions.

43

At September 30, 2024, the Group held cash and cash equivalents of $0.1 million. The majority was held in USD. The Group held all balances in bank accounts and had not hedged any foreign exchange exposures given the dominant use of USD and Hong Kong dollars. However, given the increased use of British Pounds for salaries, the Group is looking to implement a Treasury Policy to manage foreign exchange requirements going forward.

As of September 30, 2024 the group held cash and cash equivalents of $0.1 million and at September 30, 2023 a minimal cash and cash equivalents balance, as detailed below:

	Six months ended September 30, 2024	Six months ended September 30, 2023
in USD Millions	Total	Total

Net cash provided by (used in) operating activities	(2.9)	(2.0)
Net cash provided by (used in) investing activities	0.0	0.0
Net cash provided by financing activities	2.9	0.8
Net increase (decrease) in cash and cash equivalents	0.0	(1.2)
Cash and cash equivalents, beginning of period	0.1	1.2
Effect of foreign exchange rate changes	-	0.0
Cash and cash equivalents, end of year	0.1	0.0

Cash Flows from Operating Activities

Cash outflows from operating activities were $2.9 million in the six month ended September 30, 2024, compared to an outflow of $2.0 million for the six months ended September 30, 2023. Of the operating expenditure incurred in the six months ended September 30, 2024, $1.8 million related to employees and contractors and $0.9 million on third party IT engineers. In the six months ended September 30, 2023, $1.8 million of spend related to employees and contractors and $1.1 million on third party IT engineers.

Cash flows from Investing Activities

There was no material cash flow from investing activities during the six months ended September 30, 2024 and 2023.

Cash flows from Financing Activities

Total cash inflows from financing activities were $2.9 million in the six months ended September 30, 2024, compared to an inflow of $0.8 million for the six months ended September 30, 2023.

During the six months ended September 30, 2024, the Group collected $0.7 million (six months ended September 30, 2023: $0.2 million) as an advance payment on the completion of an $8.0 million capital raise from Rhino Ventures Limited. The $8.0 million raise completed in May 2024 and included the converting of $1.9 million of debt into equity. In addition, Rhino Ventures Limited continued to fund the Group via a loan arrangement that carries an 8% annual interest charge. During the six months ended September 2024, Rhino Ventures had funded $2.3 million via this loan arrangement and $0.6 million during the six months ended September 30, 2023.

During the six months ended September 2024, 44 DSL’s ordinary shares (equating to 36,080 Ordinary Shares in Diginex Limited post Recapitalization) and 1,003,680 Diginex Limited shares were issued following the exercise of employee share options. The employee share options in Diginex Limited we exercised at an exercise price of $0.0005 per share. The exercise price of employee share options in DSL was zero.

During the six months ended September 30, 2023, the Group raised $0.1 million from the issuance of a fixed rate 8% convertible loan note. The convertible loan notes have a maturity date on the second anniversary of the effective date. The notes convert at the lower of a 20% discount to listing share price or $60 million.

Indebtedness

As of September 30, 2024, the Group had a loan balance of $2.4 million outstanding with Rhino Ventures Limited which is repayable by January 31, 2025, outstanding convertible loan notes with a principal balance of $4.35 million (March 31, 2024: $3.35 million) with repayable terms on the second anniversary of their effective date or converted into Ordinary Shares upon the IPO of the Group at the lower valuation of a 20% discount to the IPO price or $60 million, and redeemable preference shares of $6 million, with a five year maturity. During the six months ended September 30, 2024 the Group converted a loan with a related party with a principal balance of $1.0 million plus accrued interest into a convertible loan note. The preferred shares were fair valued at $6.2 million using an equity allocation model at September 30, 2024 (March 31, 2024: $9.7 million). During the six months ended September 2024, Rhino Ventures Limited completed an $8.0 million capital raise, the capital raise included the conversion of $1.9 million of debt into equity. At March 31, 2024, Rhino Ventures has advanced $5.3 million toward the $8 million raise.

On 20 December 2024, the SEC declared the registration statement Form F1 effective. This resulted in outstanding preferred shares converting into 2,583,820 Ordinary Shares on a 1:1 basis. The outstanding convertible loan notes with an aggregate face value of $4,350,000 and accrued interest of $751,781, totaling $5,101,781, also converted into Ordinary Shares at a conversion price of $2.17 resulting in the issuance of 2,347,134 Ordinary Shares.

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The Group also entering into a long term lease in Monaco with outstanding liabilities due out to 2027 of $0.3 million.

Other payables outstanding relate primarily to accounts payable and accruals that have accumulated in the ordinary course of business.

When customers subscribe for a licensed product they typically pay for an annual subscription in advance. For advisory and customizations projects, the clients will typically pay during the course of the project with revenue being recognized upon completion. As such the Group accounts for deferred revenues which relates to the balances of invoices raised that have yet to be recognized as revenue. At September 30, 2024 the Group accounted for $0.4 million of deferred revenue and $0.3 million at March 31, 2024.

At September 30, 2024 the Group had contracted to the below office leases:

Long term lease:

●	Monaco, France: lease with an annual break clause that expires on January 31, 2027. The quarterly rent is 32,091 Euros (c. USD 34,905)

Short term:

●	Hong Kong: 12 month lease at a monthly rent of HKD 26,680 (c. USD 3,420)

The table below illustrates the indebtedness as at September 30, 2024 and March 31, 2024:

in USD millions	September 30,2024	March 31, 2024

Shareholder loans	2.4	1.9
Advance of equity subscription	-	5.3
Amounts due to related company	-	1.1
Preference shares	6.2	9.4
Notes payable	5.7	4.1
Deferred revenue	0.4	0.3
Lease Liabilities	0.3	0.4
Trade Payables	0.9	0.8
Other payables	1.0	0.7
Total debt	16.9	24.0

C. Research and Developments, Patents and Licenses, Etc.

We own and control a variety of intellectual property, including but not limited to trademarks, know-how and proprietary software and applications that, in the aggregate, are material to our business.

D. Off-Balance Sheet Arrangements

The Group has no off-balance sheet arrangements.

F. Contractual Obligation

The table below illustrates a summary of the Group’s contractual obligations and commitments as at September 30, 2024:

	Payments due by period
	Total	less than 1 year	1-3 years	3-5 years
Short-term Debt Obligations	2.4	2.4	-	-
Capitalized lease obligations	0.3	0.1	0.2	-
Convertible debt obligations	5.7	5.7	-	-
Preferred shares obligation	6.2	-	6.2	-
Total	14.6	8.2	6.2	-

The Company have committed to reimbursing the underwriters, in connection with the Offering, for accountable out-of-pocket expenses, up to $250,000. These expenses include, but are not limited to, travel, due diligence, legal counsel fees, roadshow costs, and background checks. These expenses will be paid regardless of whether the Officer is consummated or not.

The Company have committed to pay Chardan Capital Markets, LLC an advisory for of $350,000 which is payable as of October 1, 2024, and in no event later than the earlier of (a) February 8, 2025, and (b) consummation of any corporate transaction. The Company also agreed to provide Chardan with a right of first refusal, for a period of eighteen (18) months from July 8, 2024, to act as co-lead underwriter, joint book-running manager, and/or placement agent for each and every future public and private equity and public debt offering, including all equity linked financings (each being referred to as a subject transaction), during such eighteen (18) month period with not less than 50% of the economics paid to the full underwriting or placement agent group for any two-handed subject transaction. In the event there are three or more underwriters or placement agents in a subject transaction, Chardan shall be entitled to receive as its compensation no less than thirty percent (30%) of the compensation payable to the full underwriting or placement agent group for that subject transaction.

45

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 2024 AND 2023

A. Operating Results

Results of Operations

	For the year ended March 31,
in USD millions	2024	2023

Revenue	1.3	1.6
General and administrative expenses	(9.4)	(8.9)
Operating loss	(8.1)	(7.3)
Other income, gains or (losses)	3.8	(1.8)
Finance costs, net	(0.6)	(0.2)
Loss before tax	(4.9)	(9.3)
Income tax (expense) benefit	-	-
Loss for the year	(4.9)	(9.3)

Revenue

	For the year ended March 31,
in USD millions	2024	2023

License Products	0.4	0.4
Advisory	0.2	0.2
Customization	0.7	1.0
	1.3	1.6

Revenue for the year ended March 31, 2024 decreased to $1.3 million from $1.6 million for the year ended March 31, 2023.

The decrease in revenues year on year can primarily be attributed to a reduction in revenues from Customization projects. Customization revenue relates to developing customized features for diginexESG or diginexLUMEN for clients and the year on year reduction in the revenue was, primarily, due to a project commissioned by a client in the year end March 31, 2023 not being repeated in the year end March 31, 2024

Revenues from License Products: diginexESG and diginexLUMEN remained flat year on year at $0.4 million, the revenues associated with both individual products also remained broadly flat year on year. Diginex Limited increased the pricing for both products during the year ended March 31, 2024 but this increase is yet to have an impact on revenues as existing clients were grandfathered on the previous pricing structure.

Advisory revenue is generated by providing services such as developing ESG strategies, conducting ESG materiality assessments and conducting training sessions on a range of ESG topics. Advisory revenue remained flat $0.2 million, the same revenue for the for year ended March 31, 2023.

General and Administrative Expenses from Continuing Operations

	For the year ended March 31,
in USD millions	2024	2023

Employee benefits	5.0	5.0
IT development and maintenance support	2.1	2.7
Audit fee	0.6	-
Professional fees	0.5	0.3
Travel and entertainment	0.5	-
Amortization and depreciation	0.1	-
Advertising and marketing	-	0.5
Other	0.5	0.4
	9.3	8.9

General and administrative expenses increased by $0.4 million to $9.3 million for the year ended March 31, 2024. This increase was due, in part, to increased audit fees and professional fees both related to the planned IPO and travel and entertainment which was offset by reduced spending on IT development and advertising and marketing.

Employee Benefits

Employee related expenses were $5.0 million for both the years ended March 31, 2024 and March 31, 2023.

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Salaries and employee benefits decreased by $0.7 million to $3.7 million for the year ended March 31, 2024 when compared to the year ended March 31, 2023. At March 31, 2024 the employee headcount for the Group was 22 which compared to 26 at March 31, 2023. The average headcount for the year ended March 31, 2024 was also 22 compared to 28 for the year ended March 31, 2023. During the year ended March 31, 2024 DSL reduced its headcount as part of a cost saving initiative.

The Group also hired contractors during both periods. The Group hired 7 contractors at March 31, 2024 and 10 at March 31, 2024. Costs associated contractors are included within the salaries and benefits numbers.

The Group has an Employee Shares Option Plan (“ESOP”) that allows for the allocation of 15% of the share capital of the Company on a fully diluted basis to employees/contractors. The ESOP is fair valued at each reporting period using an equity allocation model and at March 31, 2024 resulted in an expense of $1.3 million compared to $0.6 million for the year ended March 31, 2023.

IT Development and maintenance support

IT development and maintenance support costs decreased to $2.1 million for the year ended March 31, 2024 compared to $2.7 for the year ended March 31, 2023. This expense consists primarily of costs associated with the engagement of third party IT engineers to drive the performance of the diginexESG and diginexLUMEN platforms. At March 31, 2024 the Company engaged 39 engineers compared to 47 as at March 31, 2023.

Included in IT development and maintenance support are research and development expenses of $1.3 million for the year ended 31 March 2024 compared to $2.1 million for the year ended March 31, 2023.

Audit fee

Audit fees increased by $0.6 million to $0.6 million for the year ended March 31, 2024. For the year ended March 31,2024, the significant increase in audit fees is due to the fees for the Public Company Accounting Oversight Board (“PCAOB”) audits of the DSL’s consolidated financial statements for each of the years ended 31 March 2022, 2023 and 2024 and the Group’s combined financial statements for the years ended 31 March 2023 and 2024. These audit engagements are in relation to the planned IPO.

Professional fees

The Group incurred professional fees of $0.5 million during the year ended March 31, 2024 compared to $0.3 million for the year ended March 31, 2023. The increase is primarily related to professional services performed in preparation of the planned IPO.

Travel and entertainment

During the year ended March 31, 2024, the Group incurred expenses of $0.5 million compared to a minimal amount for the year ended March 31, 2023. The increase was driven by travel to meet investors and seek business opportunities.

Advertising and marketing

The Group reduced its advertising and marketing related costs by $0.5 million for the year ended March 31, 2024 from the $0.5 million expense incurred in the year ended March 31, 2023. This reduction was primarily associated with a change in strategy for brand building and client outreach.

Other

Other expenses of $0.5 million for the year end March 31, 2024 increased by $0.1 million when compared to the year ended March 31, 2023. Other expenses include costs such as recruitment fees insurance and general office expenses.

Other losses and expenses, net

	For the year ended March 31,
in USD millions	2024	2023

Net fair value gains/(losses) of financial liabilities at fair value through profit and loss	3.8	(1.9)

Other income	0.0	0.1
Total other gains/(losses) and expenses, net	3.8	(1.8)

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The Group recognized total other gains of $3.8 million for the year ended March 31, 2024 which compared to total other losses of $1.9 million for the year ended March 31, 2023. The gains and losses incurred in both the years were due to the fair value measurement of preferred shares and convertible loan notes.

Net Fair Value gains/(losses) of Financial Liabilities at Fair Value Through Profit and Loss

In July 2021, the Group raised $6.0 million capital via the issuance of redeemable preferred shares. At March 31, 2023, the preferred shares were fair valued using an equity allocation model at $13.5 million. This resulted in a loss of $1.8 million being recognized in the combined statement of profit or loss. At March 31, 2024, the preferred shares were, again, fair valued for reporting purposes using the same model. The resulting valuation was $9.4 million, which concluded in a $4.1 million gain being recognized in the combined statement of profit or loss.

During the year ended March 31, 2023, the Group raised $3.25 million via the issuance of an 8% convertible loan note and a further $0.1 million during the year ended March 2024. At March 31, 2023, the convertible loan note was fair valued using a binomial option pricing model at $3.3 million resulting in a minimal loss being recognized in the combined statement of profit or loss. At March 31, 2024, the convertible loan notes were, again, fair valued for reporting purposes using the same model. The resulting valuation was $3.7 million, which concluded in a $0.4 million loss being recognized in the combined statement of profit or loss.

Finance Costs

The Group incurred finance costs for the year ended March 31, 2024 of $0.6 million compared to $0.2 million financing costs for the year ended March 31, 2023.

During the year ended March 31, 2024, $0.3 million of the finance cost related to the 8% convertible loan notes which compared to $0.1 million during the year ended March 31, 2023. The loan from the immediate holding company which bears a 8% coupon resulted in a finance cost of $0.2 million for the year ended March 31, 2024 and $0.1 million for the year ended March 31, 2023. There was also a finance charge on a loan from a related party of $0.1 million for the year ended March 31, 2024, with a lessor amount charged for the year ended March 31, 2023. The related party loan charged interest at 8%.

Income Tax

The operating activities of the Group in the years ended March 31, 2024 and 2023 did not generate a taxable charge due to operating losses incurred. Diginex USA generated a taxable profit in 2022 with the resulting tax charge being recognized as an under provision in the year ended March 31, 2024.

Although the Group had operations in United Kingdom and USA during the reporting periods, the majority of its operations have been in Hong Kong. The Group is subject to Hong Kong profits tax at 16.5%.

Inflation

Since commencing operations, the Group has not been materially impacted by changes in inflation.

Impact of Foreign Currency Fluctuations on Results

The Group’s main operating currencies have historically been the US Dollar and Hong Kong Dollar. As the Hong Kong Dollar is pegged to the US Dollar, the Group has not been overly exposed to foreign currency fluctuations in prior years. As the business grows, the Group will be exposed to more foreign currencies and their fluctuations, such as the British Pound and Euro.

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Significant Accounting Policies, Judgments and Estimates

Significant accounting policies

The combined financial statements have been prepared on the historical cost basis except for certain financial instruments that are measured at fair values at the end of each reporting period, as explained in the accounting policies set out below.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these combined financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Share-based Payment.

For financial instruments which are transacted at fair value and a valuation technique that unobservable inputs are to be used to measure fair value in subsequent periods, the valuation technique is calibrated so that at initial recognition the results of the valuation technique equals the transaction price, where the highest level of inputs available are used in the valuation.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;
●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and
●	Level 3 inputs are unobservable inputs for the asset or liability.

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Basis of consolidation

The combined financial statements incorporate the consolidated financial statements of DSL Group and the financial statements of the Company. The consolidated financial statements of DSL Group have been combined with those of the Company from 26 January 2024.

Control is achieved when a company:

●	has power over the investee;
●	is exposed, or has rights, to variable returns from its involvement with the investee; and
●	has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the combined statement of profit or loss and other comprehensive income from the date the Group gains control until the date when the Group ceases to control the subsidiary.

Profit or loss and each item of other comprehensive income are attributed to the owners of Company and to the non-controlling interests. Total comprehensive income or loss of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Deemed reverse acquisition

The acquisition method of accounting is used to account for all deemed reverse acquisitions where in substance an operating company is acquired by a shell company where the shareholders of the operating company obtain control of the shell company.

With respect to the Transaction, DSL is the operating company while the Company is considered as shell company.

Identifying the accounting acquirer/accounting acquiree:

The Company is considered as the legal acquirer and the accounting acquiree. Control is obtained by DSL shareholders as the Company, on 15 July 2024, issued 6,869,960 Ordinary Shares and 1,291,910 Preferred Shares which allowed the former shareholder of DSL to hold the majority of issued share capital and voting rights.

Determining the deemed consideration transferred:

The deemed consideration transferred for the deemed reverse acquisition of the Company is the fair value of the shares which DSL would have had to issue in establishing the same post transaction control structure but as if it were the legal acquirer. Given there is no change to the control structure after the Transaction, the deemed consideration is determined as $Nil.

Fair value of assets and liabilities acquired in a deemed reverse acquisition:

Identifiable assets acquired and liabilities assumed in a deemed reversed acquisition are, with limited exceptions, measured initially at their fair values at the acquisition date. For the Transaction, since it is a common control transaction, the net assets acquired from the Company are solely current account with DSL, and its carrying value is adopted.

Presentation of the combined financial statements post deemed reverse acquisition:

Under the Transaction, the Company being the accounting acquiree (legal acquirer), becomes the ultimate parent holding company of the Group, however, the combined financial statement represents a continuation of DSL, the accounting acquirer (legal acquiree) with the exception of the legal capital structure.

The combined financial statements incorporate the financial statements items of the combining entities, i.e. the Company and DSL Group, in which the combination occurs as if they had been combined from the date when the combining entities first came under the control of the substantial shareholders.

The net assets of the combining entities are consolidated using the existing book values from the substantial shareholder’s perspective. No amount is recognized in respect of goodwill or bargain purchase gain at the time of combination.

The combined statement of profit or loss and other comprehensive loss includes the results of each of the combining entities from the earliest date presented or since the date when the combining businesses first came under the control of the substantial shareholder, where this is a shorter period, i.e. the date of incorporation of the Company on 26 January 2024.

Given the Company had not existed during the year ended 31 March 2022 and the combined financial statement represents a continuation of DSL, the consolidated financial statements of DSL Group for the year ended 31 March 2022 are presented as the comparative amounts in these combined financial statements.

Shareholders’ equity of DSL prior to the Transaction is retrospectively adjusted as a recapitalization for the equivalent number of shares received and on a pro rata basis, together with the impact of the Share Subdivision for prior reporting periods. Retained earnings and relevant reserves of the DSL are carried forward after the Transaction. Any difference to shareholders equity of DSL arising from the recapitalization of share capital and equity instruments issued is recorded in equity under the capital reserve.

Earnings per share

Earnings per share for periods prior to the Recapitalization are retrospectively adjusted to reflect the number of equivalent shares received by the accounting acquirer, DSL, based on the number of shares outstanding on the reporting dates multiplied by the exchange ratio. The exchange ratio being the combination of the share exchange swap of one DSL ordinary share for 410 Diginex Limited ordinary shares multiplied by a factor of two to reflect the Share Subdivision and one DSL preferred share for 410 Diginex Limited preferred shares multiplied by a factor of two to reflect the Share Subdivision.

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Revenue recognition

The Group recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the services underlying the particular performance obligation is transferred to the customer. A performance obligation represents a service (or a bundle of goods or services) that is distinct or a series of distinct services that are substantially the same.

Except for granting of a license that is distinct from other promised services, control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;
●	the Group’s performance creates or enhances an asset that the customer controls as the Group performs; or
●	the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct service.

For granting of a license that is distinct from other promised services, the nature of the Group’s promise in granting a license is a promise to provide a right to access the Group’s intellectual property if all of the following criteria are met:

●	the contract requires, or the customer reasonably expects, that the Group will undertake activities that significantly affect the intellectual property to which the customer has rights;
●	the rights granted by the license directly expose the customer to any positive or negative effects of the Group’s activities; and
●	those activities do not result in the transfer of a good or a service to the customer as those activities occur.

If the criteria above are met, the Group accounts for the promise to grant a license as a performance obligation satisfied over time. Otherwise, the Group considers the grant of license as providing the customers the right to use the Group’s intellectual property and the performance obligation is satisfied at a point in time at which the license is granted.

A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

A contract asset and a contract liability relating to the same contract are accounted for and presented on a net basis.

Over time revenue recognition:- Input method

The progress towards complete satisfaction of a performance obligation is measured based on input method, which is to recognize revenue on the basis of the Group’s efforts or inputs to the satisfaction of a performance obligation relative to the total expected inputs to the satisfaction of that performance obligation, that best depict the Group’s performance in transferring control of services.

Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants related to income that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable. Government grants relating to compensation of expenses are deducted from the related expenses, other government grants are presented under “other income, gains or (losses)”.

Research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development activities (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

●	the technical feasibility of completing the intangible asset so that it will be available for use or sale;
●	the intention to complete the intangible asset and use or sell it;
●	the ability to use or sell the intangible asset;
●	how the intangible asset will generate probable future economic benefits;
●	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and
●	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible asset is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

During each of the years ended 31 March 2024 and 2023, no research and development expenditure is recognized as an internally generated intangible asset.

Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the functional currency of that entity (foreign currencies) are recognized at the rates of exchange prevailing on the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

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Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the combined financial statements, the assets and liabilities of the Group’s operations are translated into the presentation currency of the Group (i.e. USD) using exchange rates prevailing at the end of each reporting period. Income and expenses items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity under the heading of exchange reserve (attributed to non-controlling interests as appropriate).

Borrowing costs

Borrowing costs are recognized in the statement of profit or loss in the period in which they are incurred.

Employee benefits

Retirement benefit costs

Payments made by the Group to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Short-term employee benefits

Short-term employee benefits are recognized at the undiscounted amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognized as an expense unless another IFRSs requires or permits the inclusion of the benefit in the cost of an asset.

A liability is recognized for benefits accruing to employees (such as salaries and annual leave) after deducting any amount already paid.

Share-based payments

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date.

The fair value of the equity-settled share-based payments determined at the grant date without taking into consideration all non-market vesting conditions is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity (share option reserve). At the end of each reporting period, the Group revises its estimate of the number of equity instruments expected to vest based on assessment of all relevant non-market vesting conditions. The impact of the revision of the original estimates, if any, is recognized in the statement of profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the share option reserve. For share options that vest immediately at the date of grant, the fair value of the share options granted is expensed immediately to the statement of profit or loss.

When share options are exercised, the amount previously recognized in share option reserve will be transferred to share capital. When the share options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share option reserve will be transferred to accumulated losses.

Taxation

Income tax expense (benefit) represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognized in the combined statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

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Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against deductible temporary differences, unused tax losses or unused tax credits. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the deferred liability is settled or the deferred asset is realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax are recognized in profit or loss.

Plant and equipment

Plant and equipment are tangible assets that are held for use in the production or supply of goods or services, or for administrative purposes. Plant and equipment are stated in the combined statement of financial position at cost less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Depreciation is recognized so as to write off the cost of assets less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. Estimated useful lives of plant and equipment are as follows:

Office equipment	5 years

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the combined statement of profit or loss in the year the asset is derecognized.

Lease

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Group as lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components. The Group applies practical expedient not to separate non-lease components from lease component, and instead account for the lease component and any associated non-lease components as a single lease component.

In applying IFRS 16, the Group elected a simplified approach for leases with a lease term of 12 months or less from the commencement date and do not contain a purchase option. Lease payments on short-term leases are recognized as expense on a straight-line basis.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of a lease.

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Right-of use assets

The right-of-use asset is initially recognized at cost comprising of:

●	amount of the initial measurement of the lease liability;
●	any lease payments made at or before the commencement date, less any lease incentives received;
●	any initial direct costs incurred by the Group; and
●	an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

The Group presents right-of-use assets as a separate line item on the combined statement of financial position.

Lease liabilities

At the commencement date of a lease, the Group recognizes and measures the lease liability at the present value of lease payments that are unpaid at that date. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable.

The lease payments include:

●	fixed payments (including in-substance fixed payments) less any lease incentives receivable;
●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
●	amounts expected to be payable by the Group under residual value guarantees;
●	the exercise price of a purchase option if the Group is reasonably certain to exercise the option; and
●	payments of penalties for terminating a lease, if the lease term reflects the Group exercising an option to terminate the lease.

After the commencement date, lease liabilities are adjusted by interest accretion and lease payments. The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever:

●	the lease term has changed or there is a change in the assessment of exercise of a purchase option, in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.
●	the lease payments change due to changes in market rental rates following a market rent review, in which cases the related lease liability is remeasured by discounting the revised lease payments using the initial discount rate.

The Group presents lease liabilities as a separate line item on the combined statement of financial position.

Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amounts of its tangible assets with finite useful lives to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the relevant asset is estimated in order to determine the extent of the impairment loss (if any).

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The recoverable amounts of relevant assets are estimated individually. When it is not possible to estimate the recoverable amount individually, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs.

In testing a cash-generating unit for impairment, corporate assets are allocated to the relevant cash-generating unit when a reasonable and consistent basis of allocation can be established, or otherwise they are allocated to the smallest group of cash generating units for which a reasonable and consistent allocation basis can be established. The recoverable amount is determined for the cash-generating unit or group of cash-generating units to which the corporate asset belongs, and is compared with the carrying amount of the relevant cash-generating unit or group of cash-generating units.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset (or a cash-generating unit) for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or a cash-generating unit) is reduced to its recoverable amount. For corporate assets or portion of corporate assets which cannot be allocated on a reasonable and consistent basis to a cash-generating unit, the Group compares the carrying amount of a group of cash-generating units, including the carrying amounts of the corporate assets or portion of corporate assets allocated to that group of cash-generating units, with the recoverable amount of the group of cash-generating units. In allocating the impairment loss, the impairment loss is allocated first to reduce the carrying amount of any goodwill (if applicable) and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit or the group of cash-generating units. The carrying amount of an asset is not reduced below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero. The amount of the impairment loss that would otherwise have been allocated to the asset is allocated pro rata to the other assets of the unit or the group of cash-generating units. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit or a group of cash-generating units) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or a cash-generating unit or a group of cash-generating units) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss

Cash and cash equivalents

Cash and cash equivalents mainly comprised of cash at different banks. The Company considers all short-term investments with an original maturity of three months or less when purchased as cash and cash equivalents. As of 31 March 2024 and 2023, the Group did not have such short term investments.

Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a settlement date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized immediately in profit or loss.

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The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and
●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at FVTPL.

Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit-impaired. At the end of the reporting period, trade and other receivables are measured at amortized cost.

Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost or Fair Value Through Other Comprehensive Income (“FVTOCI”) or designated as FVTOCI are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss excludes any dividend or interest earned on the financial asset.

Impairment of financial assets subject to impairment assessment under IFRS 9

The Group performs impairment assessment under expected credit loss (“ECL”) model on financial assets (including trade and other receivables and amounts due from an associate/shareholders/related companies) which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

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The Group always recognizes lifetime ECL for trade receivables.

For all other instruments, the Group measures the loss allowance equal to 12-month expected credit loss (“ECL”), unless there has been a significant increase in credit risk since initial recognition, in which case the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination to which IFRS 3 applies, (ii) held for trading or (iii) it is designated as at FVTPL.

A financial liability is held for trading if:

●	it has been acquired principally for the purpose of repurchasing it in the near term; or
●	on initial recognition it is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or
●	it is a derivative, except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument.

A financial liability other than a financial liability held for trading or contingent consideration of an acquirer in a business combination may be designated as at FVTPL upon initial recognition if:

●	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or
●	the financial liability forms part of a group of financial assets or financial liabilities or both, which is managed, and its performance is evaluated on a fair value basis, in accordance with the Group’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or
●	it forms part of a contract containing one or more embedded derivatives, and IFRS 9 permits the entire combined contract to be designated as at FVTPL.

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For financial liabilities that are designated as at FVTPL, the amount of changes in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is recognized in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss.

Financial liabilities at amortized cost

Financial liabilities including other payables and amounts due to an associate/related parties/directors are subsequently measured at amortized cost, using the effective interest method.

Preferred shares/ convertible loan notes/redeemable ordinary shares

At the date of issue, preferred shares, convertible loan notes and redeemable ordinary shares are designated as at FVTPL with both the debt component and derivative components recognized at fair value. In subsequent period, changes in fair value are recognized in profit or loss as fair value gain or loss except for changes in the fair value that is attributable to changes in the credit risk (excluding changes in fair value of the derivatives component) is recognized in other comprehensive income, unless the recognition of the effects of changes in the credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to the credit risk that are recognized in other comprehensive income are not subsequently reclassified to profit or loss, they are transferred to retained profits upon derecognition.

Transaction costs relating to the issue of all these instruments are charged to profit or loss immediately.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

Related parties

A related party is a person or entity that is related to the Group.

(a)	A person or a close member of that person’s family is related to the Group if that person:

i.	has control or joint control over the Group;
ii.	has significant influence over the Group; or
iii.	is a member of key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions apply:

i.	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
ii.	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
iii.	Both entities are joint ventures of the same third party.
iv.	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
v.	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.
vi.	The entity is controlled or jointly controlled by a person identified in (a).
vii.	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).
viii.	The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

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Current versus non-current classification

The Group presents assets and liabilities in the combined statement of financial position based on current/non-current classification. An asset is current when:

●	It is expected to be realized or intended to be sold or consumed in normal operating cycle;
●	It is held primarily for the purpose of trading;
●	It is expected to be realized within twelve months after the reporting period; or
●	It is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period.

All other assets are classified as non-current.

A liability is current when:

●	It is expected to be settled in normal operating cycle;
●	It is held primarily for the purpose of trading;
●	It is due to be settled within twelve months after the reporting period; or
●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period.

All other liabilities are classified as non-current.

Accounting estimates and judgements

In the application of the Group’s accounting policies, which are described in note 3, the management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognized in the combined financial statements:

Functional currency

The Company’s revenue contracts, operating expenses and borrowing are primarily in USD, and are expected to remain principally denominated in USD in the future. Management has determined USD as the Company’s functional currency and presented the combined financial statements in USD to meet the requirements of users.

Financial instruments

In the process of classifying a financial instrument, management has made various judgments. Judgment is needed to determine whether a financial instrument, or its component parts, on initial recognition is classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IFRS 9, in particular, whether the instrument includes a contractual obligation to deliver cash or another financial asset to another entity.

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Segmental reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s management is considered the Group’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. While the Group has revenue from multiple services and geographies, the balance sheet and cash flow of the Group is considered by the CODM on a consolidated basis, so discrete financial information is not available for each such component. The overall financial performance of the Group is also considered as a whole.

As such, the Group has determined that it operates as one operating segment and one reportable segment. The Group will continue to assess the operating segments reviewed by the CODM and the associated reportable segments per IAS 8.

Estimation uncertainties

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below:

Fair value measurement of financial instruments

At the end of each reporting period, certain of the Group’s financial liabilities, including preferred shares and convertible loan notes, are measured at fair value with fair value being determined based on significant unobservable inputs using valuation techniques. Judgement and estimation are required in establishing the relevant valuation techniques and the relevant inputs thereof. Changes in assumptions relating to these factors could result in material adjustments to the fair value of these instruments.

Provision of ECL for trade receivables

Trade receivables with significant balances and credit-impaired are assessed for ECL individually. In addition, for trade receivables which are individually insignificant or when the Group does not have reasonable and supportable information that is available without undue cost or effort to measure ECL on individual basis, collective assessment is performed by grouping debtors based on the Group’s internal credit ratings.

The provision of ECL is sensitive to changes in estimates.

Income taxes

The Group is subject to income taxes in several jurisdictions. Significant estimates are required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred tax exposure in the period in which such determination is made.

Share-based payment expenses – share options awards

The fair value of the share option awards granted that is determined at the date of grant of the respective share options is expensed over the vesting period, with a corresponding adjustment to the Group’s share option reserve. In assessing the fair value of the share option award, discounted cash flows and the equity allocation model were used to calculate the fair value of the share options. The discounted cash flows and the equity allocation model require the input of subjective assumptions, including discount rate, volatility of the Company’s Ordinary Shares and the expected life of options. Any changes in these assumptions can significantly affect the estimate of the fair value of the share option awards.

Discount rate used for initial measurement of lease liability

The Group, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment.

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Recently Released Accounting Standards

See Note 2 to the financial statements included elsewhere in this Form F-1.

B. Liquidity and Capital Resources

The Group’s ability to fund its operations is based on its ability to generate revenue, its ability to attract investors and its ability to borrow funds on reasonable economic terms. During the year ended March 31, 2024, the Group raised capital via the advance of $5.3 million in relation to an $8.0 million capital raise. The $8.0 million raise completed in May 2024 and included the conversion of $1.9 million of debt into equity. The Group also raised capital via the issuance of a convertible loan note bearing an 8% coupon for $0.1 million which converts into equity upon listing. Upon completion of the Restructuring the conversion terms were changed from listing to upon this document being declared effective. The Group repaid $0.6 million of a loan outstanding to Rhino Ventures Limited during the year ended March 31, 2024, The loan with Rhino Ventures Limited also charges an 8% coupon. In the year ended 31 March 2023, the Group raised $3.3 million via the issuance of a convertible loan note bearing an 8% coupon. The Group also borrowed $1 million from a relate company and $2.3 million from Rhino Ventures Limited.

Management is of the opinion that the capital of the Group is not sufficient to meet present requirements without the continued support from the shareholder loan. At March 31, 2024 the Group had net current liabilities and without any actions would be unable to meet liquidity requirements over the twelve months following the submission of this Prospectus. In order to reduce the liquidity risk, Rhino Ventures Limited has agreed to fund the business until the earlier of the next twelve months from the date the combined financial statements for the year ended March 31,2024 were issued or the date of this Prospectus and the consummation of the Offering and the related funding.

Diginex Limited is not aware of any legal or economic restrictions on the ability of its subsidiaries to transfer funds to Diginex Limited in the form of cash dividends, loans or advances. Diginex Limited is also not aware of any material restrictions that impact the transfer of funds between subsidiaries to enable the operating of the business in various jurisdictions.

At March 31, 2024, the Group held cash and cash equivalents of $0.1 million. The majority was held in USD. The Group held all balances in bank accounts and had not hedged any foreign exchange exposures given the dominant use of USD and Hong Kong dollars. However, given the increased use of British Pounds for salaries, the Group is looking to implement a Treasury Policy to manage foreign exchange requirements going forward.

As of March 31, 2024 and 2023, the Group has cash and cash equivalents of $0.1 million and $1.2 million, as detailed below:

	As of March 31, 2024	As of March 31, 2023
in USD Millions	Total	Total

Net cash provided by (used in) operating activities	(5.8)	(6.6)
Net cash provided by (used in) investing activities	0.0	0.0
Net cash provided by financing activities	4.7	6.5
Net increase (decrease) in cash and cash equivalents	(1.1)	(0.1)
Cash and cash equivalents, beginning of year	1.2	1.3
Effect of foreign exchange rate changes
Cash and cash equivalents, end of year	0.1	1.2

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Cash Flows from Operating Activities

Cash outflows from operating activities were $5.8 million in the year ended March 31, 2024, compared to an outflow of $6.6 million for the year ended March 31, 2023. Of the operating expenditure incurred in the year ended March 31, 2024, $3.7 million related to employees and contractors and $2.1 million on third party IT engineers. In the year ended March 31, 2023, $4.4 million of spend related to employees and contractors and $2.7 million on third party IT engineers.

Cash flows from Investing Activities

There was no material cash flow from investing activities during the years ended March 31, 2024 and 2023.

Cash flows from Financing Activities

Total cash inflows from financing activities were $4.7 million in the year ended March 31, 2024, compared to an inflow of $6.5 million for the year ended March 31, 2023.

During the year ended March 31, 2024, the Group collected $5.3 million as an advance payment on the completion of an $8.0 million capital raise from Rhino Ventures Limited. The $8.0 million raise completed in May 2024 and included the converting of $1.9 million of debt into equity. The Group also raised $0.1 million from the issuance of a fixed rate 8% convertible loan note. The convertible loan notes have a maturity date on the second anniversary of the effective date. The notes convert at the lower of a 20% discount to listing share price or $60 million. In the year ended March 31, 2023, the Group raised $3.3 million from the issuance of a fixed rate 8% convertible loan note.

The Group has a fixed rate 8% shareholder loan from Rhino Ventures Limited. During the year ended March 31, 2024, Rhino Ventures Limited advanced $0.6 million and during the same period the Group repaid $1.2 million resulting in a net outflow of $0.6m million. During the year ended March 31, 2023 the Group repaid $0.6 million to Rhino Ventures and Rhino advanced $2.3 million resulting in a net inflow of $1.7 million.

In the year ended March 31, 2023, the Group borrowed $1 million from a related company, Diginex Holdings Limited. The loan carries an interest charge at a fixed rate of 8%. Diginex Holdings Limited, is also owed by Rhino Ventures Limited but is not a subsidiary of Diginex Limited.

Indebtedness

As of March 31, 2024, the Group had a loan balance of $1.9 million outstanding with Rhino Ventures Limited which is repayable by September 30, 2024, $1.1 million loan with a related company which is repayable by December 31, 2024, outstanding convertible loan notes of $3.35 million with repayable terms on the second anniversary of their effective date and redeemable preference shares of $6 million, with a five year maturity. The preferred shares were fair valued at $9.4 million using an equity allocation model at March 31, 2024. Convertible loan notes and preferred shares have an auto conversion feature upon listing. Upon completion of the Restructuring the conversion terms were changed from listing to upon Diginex Limited’s registration statement on Form F-1 being declared effective by the SEC. Rhino Ventures Limited, as at March 31, 2023 had advanced $5.3 million to the Group in advance of completing an $8.0 million capital raise. The $8.0 million raise completed in May 2024 and included the conversion of $1.9 million of debt into equity. The Group also entering into a long term lease in Monaco with outstanding liabilities due out to 2027 of $0.3 million.

As of March 31, 2023, the Group had a loan balance of $2.3 million outstanding with Rhino Ventures Limited which is repayable by September 30, 2024, $1.0 million loan with a related company which is repayable by December 31, 2024, outstanding convertible loan notes of $3.25 million with repayable terms as noted above and redeemable preference shares of $6 million, with a five year maturity. The preferred shares were fair valued at $13.5 million using an equity allocation model at March 31, 2023. Convertible loan notes and preferred shares have an auto conversion feature upon listing. Upon completion of the Restructuring the conversion terms were changed from listing to upon this document being declared effective.

Other payables outstanding relate primarily to accounts payable and accruals that have accumulated in the ordinary course of business.

When customers subscribe for a licensed product they typically pay for an annual subscription in advance. For advisory and customizations projects, the clients will typically pay during the course of the project with revenue being recognized upon completion. As such the Group accounts for deferred revenues which relates to the balances of invoices raised that have yet to be recognized as revenue. At March 31, 2024 the Group accounted for $0.3 million of deferred revenue and $0.3 million at March 31, 2023.

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At March 31, 2024 the Group had contracted to the below office leases:

Long term lease:

●	Monaco, France: lease with an annual break clause that expires on January 31, 2027. The quarterly rent is 32,091 Euros (c. USD 34,905)

Short term:

●	Hong Kong: 12 month lease at a monthly rent of HKD 26,680 (c. USD 3,420)

The table below illustrates the indebtedness as at March 31, 2024 and 2023:

	As of March 31,
in USD millions	2024	2023

Shareholder loans	1.9	2.3
Advance of equity subscription	5.3	-
Amounts due to related company	1.1	1.0
Preference shares	9.4	13.5
Notes payable	4.1	3.3
Deferred revenue	0.3	0.3
Lease Liabilities	0.3	-
Trade Payables	0.8	0.2
Other payables	0.8	0.5
Total debt	24.0	21.1

C. Research and Developments, Patents and Licenses, Etc.

We own and control a variety of intellectual property, including but not limited to trademarks, know-how and proprietary software and applications that, in the aggregate, are material to our business.

D. Off-Balance Sheet Arrangements

The Group has no off-balance sheet arrangements.

F. Contractual Obligation

The table below illustrates a summary of the Group’s contractual obligations and commitments as at March 31, 2024:

	Payments due by period
	Total	less than 1 year	1-3 years	3-5 years
Short-term Debt Obligations	3.1	3.1	-	-
Capitalized lease obligations	0.3	0.1	0.2	-
Convertible debt obligations	4.1	4.0	0.1	-
Preferred shares obligation	9.4	-	9.4	-
Total	16.9	7.2	9.7	-

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business

Overview

Diginex Limited is a Cayman Islands exempted company with subsidiaries located in Hong Kong, United Kingdom and United States of America. Diginex Limited is the sole owner of Diginex Solutions (HK) Limited, a Hong Kong corporation (“DSL”) and DSL is the sole owner of (i) Diginex Services Limited, a corporation formed in the United Kingdom and (ii) Diginex USA LLC, a limited liability company formed in the State of Delaware. Prior to the Restructuring, DSL was the parent entity and remains the main operating subsidiary. DSL is a Hong Kong domiciled technology company that builds end to end SaaS solutions for the future of ESG reporting and supply chain due diligence. The demands for companies to report on ESG components of their business and perform extensive due diligence on their supply chain is increasing at pace. DSL has built products to address those demands. As well as offering SaaS solution, DSL also offers advisory services to support overall ESG strategies. Such advisory services can range from advising on credible reporting solutions to training plus providing a managed service to, for example, help collate and consolidate data throughout a supply chain. Managed Services will be expanded into a separate business line in 2025.

History

On May 15, 2020, Diginex Limited (“Diginex HK”), a company incorporated in Hong Kong, an entity related to the Company, together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited (referred to herein as “DSL”) and Diginex USA LLC, together with the trademarks associated with the “Diginex” name, to a related party, Rhino Ventures Limited, an entity controlled, via 100% shareholding, by Miles Pelham, the founder and former chairman of Diginex HK and founder of DSL and the Company (the “DSL 2020 Acquisition Agreement”). A copy of the DSL 2020 Acquisition Agreement is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.1. The consideration of $6.0 million, that was paid by Rhino Ventures Limited (“RVL”) for Diginex Solutions (HK) Limited and Diginex USA LLC, was netted against the shareholder loan of $10.5 million between Diginex HK and Pelham Limited, another entity controlled by Miles Pelham. In addition, Diginex HK agreed to fund the business of DSL for six months following the sale at a 25% discount to the projected costs. Such funding amounted to $1.0 million. Pelham Limited remained a shareholder of Diginex HK after this transaction but is no longer a shareholder of Diginex HK.

Following the sale of DSL and Diginex USA, Diginex HK underwent a restructuring, in September 2020, which resulted in a share for share exchange with its newly incorporated parent company, Eqonex Limited. Eqonex Limited and its subsidiaries were active in the cryptocurrency industry but DSL and Diginex USA had no involvement in cryptocurrency. DSL focused on ESG reporting and Diginex USA employed individuals to support the DSL operations. Also in September 2020, Eqonex Limited completed a transaction with a special purpose acquisition company, 8i Enterprises Acquisition Corp and started to list on Nasdaq under the ticker code ‘EQOS’ on 1 October 2022. Eqonex Limited subsequently filed for Judicial Management in Singapore in November 2022 and Diginex HK was placed into liquidation at the same time. Judicial Management is a method of debt restructuring where an independent judicial manager is appointed to manage the affairs of a company under financial distress. The Judicial Management and liquidation process is still ongoing at the time of filing this document and the stock has been delisted from Nasdaq, Neither DSL, Rhino Ventures or Miles Pelham have any affiliated interest with either business nor do they have any assets at risk as a result of the Judicial Management and liquidation processes.

With the exception of Paul Ewing, the Company CFO, who still sits on the board of certain subsidiaries of Eqonex Limited, no other officer or director of DSL or the Company has an existing relationship with Eqonex Limited and its subsidiaries including Diginex HK and Diginex Solutions Limited.

The acquisition of DSL included a 100% owned subsidiary, Diginex USA, LLC, a Delaware limited liability company. In September 2021, DSL acquired, Diginex Services Limited, a United Kingdom corporation, for zero consideration from RVL. Diginex Services Limited is a 100% owned subsidiary of DSL.

Diginex Limited is a Cayman Islands exempted company, incorporated under the laws of the Cayman Islands on January 26, 2024. Upon incorporation, one (1) ordinary share of Diginex Limited was issued to Rhino Ventures Limited. On July 15, 2024, Diginex Limited and Diginex Solutions (HK) Limited (“DSL”) completed a restructuring pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to Diginex Limited, in consideration for Diginex Limited’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of Diginex Limited at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of Diginex Limited, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of Diginex Limited and one (1) warrant of DSL for four hundred and ten (410) warrants of Diginex Limited.

On May 28, 2023, DSL agreed to an $8,000,000 share subscription agreement with Rhino Ventures Limited and on September 28, 2023 executed a subscription agreement (the “RVL Subscription Agreement”). Pursuant to the RVL Subscription Agreement, DSL issued Rhino Ventures Limited 5,086 ordinary shares and 10,172 warrants in exchange for $8.0 million. The warrants will be exercisable for ordinary shares of DSL for a period of three years from the date they are issued and shall be exercisable at a per warrant price of US$2,512. Post the completion of the Restructuring and Share Subdivision (as defined below), the number of warrants of Diginex Limited issued to Rhino Ventures Limited was adjusted to 4,170,520 from 10,172 with an adjusted price per warrant of US$6.13. The warrants, if fully exercised, will result in the issuance of such number of Ordinary Shares equal to 51% of the total issued and outstanding shares of the Company at the time of the warrants being exercised. This will be prorated for partial exercise of warrants. Rhino Ventures Limited paid the subscription price by the payment of $6.1 million in cash and the conversion of $1.9 million of debt due to Rhino Ventures Limited. The RVL Subscription Agreement also activated an anti-dilution clause in the Articles of Association of DSL which resulted in HBM IV, Inc. being issued 151 preferred shares of DSL for zero consideration. This increased HBM IV, Inc.’s holding to 3,151 preferred shares of DSL.

In connection with the Exchange, Diginex Limited and security holders of DSL consummated the following transactions (the “Ancillary Transactions”): (i) Diginex Limited issued $4.35 million new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL and held by such Original Shareholders; (ii) Diginex Limited granted certain share options under the new share option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders. At time of the Exchange there were 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting and (iii) Diginex Limited granted certain warrants to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. The convertible loan notes automatically converted into Ordinary Shares of Diginex Limited on December 20, 2024 and whilst there is no automatic vesting of any unvested share options upon completion of the Offering the board of directors do have the ability to accelerate vesting at any point. At the time of this registration statement there was no confirmation if the board of directors will accelerate vesting. The fair value of all unvested ESOP as of the date of this Prospectus is $1.8 million of which $0.5 million has been recognized in the financial statements at September 30, 2024.

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Accordingly, upon consummation of the Exchange and the Ancillary Transactions (collectively the “Restructuring”), DSL became a wholly owned subsidiary of Diginex Limited, and the prior shareholders of DSL became shareholders of Diginex Limited. The remaining DSL security holders became security holders of Diginex Limited, in that they held Diginex Limited convertible loan notes, share options and warrants. Following, the closing of the Restructuring there are 6,869,961 Ordinary Shares of Diginex Limited issued and outstanding, 1,291,910 preferred shares of Diginex Limited issued and outstanding, 4,170,520 warrants issued and outstanding, $4.35 million new convertible loan notes issued and outstanding and 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting.

Following the Restructuring, on July 26, 2024, the Company completed a share subdivision (the “Share Subdivision”) such that, the authorized share capital of the Company was revised to be US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 preferred shares (the “Preferred Shares”), par value US$0.00005 per share. Prior to the Share Subdivision there were 6,869,961 ordinary shares and 1,291,910 preferred shares issued and outstanding, and after the Share Subdivision there are 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

During the Restructuring, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures Limited, was converted into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. The loan between DSL and Diginex Holdings Limited charged interest at 8% per annum and had a maturity date of December 31, 2024. The terms of the new convertible loan notes also charge interest at 8% per annum and had a maturity date of December 31, 2024. This $1 million convertible loan note forms part of the $4.35 million loan notes issued by Diginex Limited post the Restructuring.

On August 6, 2024 certain Employee Share Option Plan (“ESOP”) holders exercised their options and converted their options into Ordinary Shares. 501,840 employee share options were converted into 1,003,680 Ordinary Shares whilst 109,470 employee share options lapsed without being exercised. In addition, 368,826 employee share options were issued on July 31, 2024 and on August 21, 2024 employee share options were issued equating to 0.5% of the issued and outstanding shares of the Company at the time of vesting. The remaining employee share options as of the date of this Prospectus are 41,945 vested but not exercised, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting. Prior to the exercise of 501,840 options on August 6, 2024 there were 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding, and after such exercise of 501,840 options there were 14,743,602 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

Since 17th November 2023, Rhino Ventures Limited (“RVL”) issued convertible notes (the “Rhino Notes”) to various investors (each a “Rhino Investor” and collectively the “Rhino Investors”). In exchange for a loan from a Rhino Investor, RVL issued the Rhino Investor a Rhino Note. The Rhino Notes are convertible into DSL ordinary shares, or successor securities, that were owned by RVL at a conversion price of between USD2.78 to USD2.99. The Rhino Notes were convertible into RVL’s shares of DSL ordinary shares, or successor securities, (1) at the option of the Rhino Investor or (2) automatically upon F-1 either being effective or having received 2 or below comments. On August 7, 2024, six of the Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,992,180 Ordinary Shares of Diginex Limited, the successor securities to the DSL ordinary shares, to the six Rhino Investors as follows: (i) Samantha Dolan received 327,180 Ordinary Shares, (ii) Christopher Lord received 418,200 Ordinary Shares, (iii) Dorota Menard received 400,980 Ordinary Shares, (iv) Gildo Plate received 294,380 Ordinary Shares and (v) Natalia Pelham received 1,049,600 Ordinary Shares and (vi) Benjamin Salter received 501,840 Ordinary Shares. On November 25, 2024, nine additional Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,710,707 Ordinary Shares of Diginex Limited, the successor securities to DSL ordinary shares, to the nine Rhino Investors as follows: (i) New Advent Sdn.Bhd received 100,860 Ordinary Shares, (ii) Ayle Ventures Limited received 167,280 Ordinary Shares, (iii) Duvin Limited received 935,407 Ordinary Shares, (iv) Carl Stephen George received 455,100 Ordinary Shares, (v) Ching Kuen Franklin Heng received 83,640 Ordinary Shares, (vi) Harley Street Medical Doctors Limited received 421,480 Ordinary shares, (vii) Chung-Mei Hsu received 67,240 Ordinary Shares, (viii) LVS Capital Partners Limited received 202,540 Ordinary Shares and (ix) David Nicholson received 277,160 Ordinary Shares. As of the date of this Prospectus, RVL has no outstanding Rhino Notes, but RVL may issue additional Rhino Notes prior to the completion of the Offering. Other than Natalia Pelham, who is our Chairman’s wife, the Rhino Investors are not related to Mr. Pelham nor are they affiliates to the Company. As of the date of this Prospectus RVL holds 7,640,247 Ordinary Shares.

Pursuant to a written convertible loan agreement, dated September 30, 2024 (the “RVL Loan”) RVL agreed to loan DSL, Diginex Limited’s wholly owned subsidiary, up to $3 million. Diginex Limited and RVL have agreed that RVL shall convert the $3 million RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares. The RVL Loan is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.9. On January 6, 2025, DSL and RVL entered into a written agreement to modify and amend the RVL Loan to increase the amount RVL can loan DSL by $500,000 and on January 6, 2025, Diginex Limited and RVL entered into a written loan capitalization agreement whereby RVL agreed to convert a balance of the up to $3.5 million RVL loan to DSL into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares (the “Modified RVL Loan”). The Modified RVL Loan is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.11. Pursuant to the Modified RVL Loan, RVL may loan DSL up to $3.5 million and RVL shall convert up to $3.5 million under the Modified RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price. As of the date of this prospectus, DSL owes RVL $3.5 million under the Modified RVL Loan and RVL has agreed to convert $3.0 million of the Modified RVL Loan into Ordinary Shares. Based on the IPO offering price of $4.10 per share, on Janaury 21, 2025, RVL converted $3.0 million of the Modified RVL Loan into 731,707 Ordinary Shares. In exchange for RVL’s conversion of a minimum of $3.0 million of the Modified RVL Loan into Ordinary Shares, Diginex Limited has agreed to provide RVL registration rights with respect to the Ordinary Shares that RVL receives upon conversion of the Modified RVL Loan. The conversion of the Modified RVL Loan is in addition to the conversion of the RVL convertible loan note with a principal balance of $517,535.

On December 20, 2024, the Company registration statement on Form F-1 was declared effective by the SEC. This resulted in the conversion of all outstanding convertible loan notes into 2,347,134 Ordinary Shares and the outstanding Preferred Shares being converted into 2,583,820 Ordinary Shares on a one to one basis.

We completed our initial public offering on January 23, 2025. The underwriters in our initial public offering exercised the Over-Allotment option, which closed on January 27, 2025.

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On the business side, DSL launched diginexESG in 2020 and diginexLumen in 2022, Over the same period DSL has engaged with multiple clients for both advisory and customization work, including offering diginexESG and diginexLumen as a white label solution. DSL has engaged and retained some high profile clients such as Coca Cola, HSBC and Unilever.

Industry Background

“ESG” is the most recent evolution in corporate sustainability thinking, and it encapsulates a series of Environmental, Social, and Governance-related criteria to measure and evaluate both business impacts as well as risks and opportunities.

● Environmental (E): This pillar focuses on a company’s impact on the natural environment as well as how it manages environmental risks and opportunities. It includes considerations like carbon emissions, energy use, waste management, water conservation, biodiversity loss, and compliance with environmental regulations.

● Social (S): This dimension focuses on a company’s impact on society and how it treats different groups of people, including employees, suppliers, customers, and the communities where it operates. It also addresses people-related risks and opportunities for the company. Key issues include workplace health & safety, diversity & inclusion, human rights and forced labor, data protection, and community engagement.

● Governance (G): This component refers to the structures, processes and internal controls a company uses to guide its operations. Internally, it encompasses leadership structures, executive pay, ethical and corporate guidelines, and decision-making processes. Externally, it involves stakeholder engagement, compliance with regulations, and transparent disclosure practices.

In the modern business landscape, ESG considerations have emerged as paramount. Corporate governance, sustainability, and the consideration of environmental and social concerns are not new to the business world. But as global ESG-related challenges like climate change, societal inequalities, and corporate scandals become more pronounced and understood, the importance of ESG factors has soared. Key stakeholders, including regulators, investors, and customers, now increasingly demand transparency and accountability on these fronts.

On the regulatory side, corporate disclosure and ESG-related disclosure mandates are on the rise globally, with regulators increasingly mandating standardized and transparent reporting of companies’ ESG performance to ensure stakeholders, particularly investors, have access to comprehensive, comparable, and reliable information. The European Union and the US currently lead in regulatory developments, starting with a focus on financial market participants, large corporations and climate-related disclosures. Some of the most relevant regulatory developments around the world are:

● EU CSRD/ESRS: Adopted in January 2023, the European Union’s Corporate Sustainability Reporting Directive (CSRD) significantly expands and strengthens the corporate disclosure requirements compared to its predecessor, the Non-Financial Reporting Directive (NFRD). Under the CSRD, a broader range of companies, including all large companies and all companies listed on regulated markets (except listed micro-enterprises), are required to disclose detailed information on how they manage social and environmental challenges through the EU Sustainability Reporting Standards (ESRS). Among its key requirements, the directive mandates a “double materiality” assessment, meaning companies must report not only on how sustainability issues affect their business, but also on the impact their business has on people and the environment. The information must be provided in the management report as part of the company’s regular financial reporting, ensuring a consistent and comparable format. The directive also requires that the reported information be third-party audited and be digitally tagged, increasing the credibility, accessibility and usability of sustainability information. The largest 50,000 companies in the EU as well as certain companies outside the EU with subsidiaries or operations in the region must begin reporting in 2025. Reporting obligations are planned to extend to other large companies, listed SMEs, and other international corporates over the next 5 years.

● EU CSDDD: The Corporate Sustainability Due Diligence Directive (CSDDD), proposed in February 2022 and currently moving through the European Union legislative process, establishes a corporate due diligence duty with the aim of preventing adverse Human Rights and environmental impacts in the company’s own operations and across their value chains. The proposed directive would oblige companies to conduct due diligence not just on their own operations, but also on the activities of their subsidiaries and other entities in their value chains with which they have direct and indirect established business relationships. They would need to develop and implement “prevention action plans”, obtain contractual assurances from their direct business partners that they will comply with the plans, and subsequently verify compliance. This act would enforce compliance through fines, sanctions, and orders, and requires annual disclosure of risk procedures, preventive measures, and remediation actions. The directive would apply to approximately 12,800 EU-based and 4,000 non-EU large companies, including financial services companies and those in high-impact industries such as textiles, agriculture, or extraction of minerals. SMEs would not be directly in scope, but they could be affected in their capacity as contractors or subcontractors to any of the above companies. The Directive is unlikely to come into force until 2025 at the earliest.

● EU SFDR: In place since March 2021, the EU Sustainable Finance Disclosure Regulation (SFDR) requires ESG disclosure by financial market participants with the objective to re-orient capital flows towards sustainable investments by increasing transparency on sustainability risks, whilst ensuring a more uniform protection of end investors. The SFDR was introduced by the European Commission alongside the Taxonomy Regulation and the Low Carbon Benchmarks Regulation as part of a package of legislative measures arising from the European Commission’s Action Plan on Sustainable Finance. The SFDR requires asset managers such as AIFMs and UCITS managers to provide prescript and standardized disclosures on how ESG factors are integrated at both an entity and product level. A significant portion of the SFDR applies to all asset managers, whether or not they have an express ESG or sustainability focus.

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● Stock Exchange ESG disclosure mandates: Globally, 38 stock exchanges currently mandate ESG disclosure as a listing requirement while 72 provide guidance on ESG reporting, with a clear trend towards growing mandatory requirements. As of January 2024, countries with stock exchanges requiring ESG disclosure as a listing rule currently include Argentina, Austria, Belgium, Hong Kong, Croatia, Egypt, France, Greece, India, Indonesia, Ireland, Italy, Jordan, Kazakhstan, Kenya, Kyrgyzstan, Luxembourg, Malaysia, Morocco, Namibia, Netherlands, Nigeria, Peru, Philippines, Portugal, Singapore, South Africa, Spain, Switzerland, Thailand, Turkey, United Arab Emirates, United Kingdom, United State, Vietnam and Zimbabwe. To illustrate with an example:

○ Hong Kong Stock Exchange: In 2016, the Hong Kong Stock Exchange (HKEX) introduced a requirement for listed companies to publish annual ESG reports including specified mandatory disclosures and requiring other disclosures on a comply or explain basis. These requirements were upgraded in 2020 and 2022, partly to steer issuers and reporting toward more Task Force on Climate Related Financial Disclosures (“TCFD”)-aligned climate risk disclosure. As part of the current requirements, companies must report on their approach to ESG management, including the board’s oversight of ESG matters, the company’s progress towards ESG-related targets, and in particular the impact of significant climate-related issues, risks, and opportunities on their operations. In 2023, the HKEX started preparing an update to their ESG Reporting Code to be implemented in 2025. This latest update seeks to enhance and tighten climate disclosure requirements as well as align those with the IFRS International Sustainability Standards Board (ISSB) S2 climate-focused standard.

● ISSB: In November 2021, the International Financial Reporting Standards Foundation (IFRS) —which administers the IFRS financial accounting standards that are used in most jurisdictions other than the United States –established the International Sustainability Standards Board (ISSB) to become the global standard-setter for sustainability disclosures for the financial markets. The ISSB brings together an alphabet soup of organizations under one roof, consolidating the work of earlier initiatives into a single entity. With the endorsement of the G7, G20, and the International Organization of Securities Commissions (IOSCO), regulatory bodies globally are already adopting and aligning with the ISSB/IFRS standards. This development is set to impact and influence the ongoing development and increase in disclosure mandates by stock exchanges globally.

● SEC Climate Disclosure Rules: On March 6, 2024, the SEC adopted final rules mandating public companies and those in public offerings to disclose a broad range of climate-related risks and their financial implications, including material impacts on business strategy, operations, and financial conditions, as well as specific mitigation efforts and emissions data. The rules include requirements to disclose the financial effects of severe weather events and other natural conditions in the audited financial statements. Larger registrants will also be required to disclose information about greenhouse gas emissions, which will be subject to a phased-in assurance requirement. This initiative aims to provide investors with consistent, reliable, and comparable information, enforcing clear reporting standards within SEC filings to enhance transparency and accountability in how companies manage climate-related challenges. The rules were expected to be effective sixty (60) days after they are published in the federal register, and they will be phased in for publicly reporting companies between 2025 and 2031. The Fifth Circuit Court of Appeals temporarily put the climate reporting rules temporarily on hold on March 15, 2024 amid litigation challenging the regulations. The Fifth Circuit Court of Appeals later restored the SEC’s climate disclosure regulations on March 22, 2024. The rule challenges are now expected to be heard by the Eighth Circuit Court of Appeals

● UFLPA: The Uyghur Forced Labor Prevention Act (UFLPA), directs the Forced Labor Enforcement Task Force to develop a strategy for supporting enforcement of the prohibition on the importation of goods into the United States manufactured wholly or in part with forced labor in the People’s Republic of China, especially from the Xinjiang Uyghur Autonomous Region, or Xinjiang. The UFLPA is effective since June 2022, and requires importers to review their supply chains, instate reliable measures to ensure compliance with the UFLPA, and be prepared to respond to inquiries from US Customs and Border Protection (CBP) with sufficient evidence to demonstrate that their goods were not mined, produced, or manufactured wholly or in part by forced labor. This can include documentation showing a due diligence system or process, evidence of tracing the supply chain from raw materials to the imported good, and other credentials demonstrating supply chain management measures.

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At the same time, on the investors side, interest in ESG is rising exponentially, reshaping the financial landscape and putting increased pressure on corporates to disclose ESG performance data. ESG-oriented assets under management (AUM) are likely to significantly grow in the EU, more than double in the United States, and triple in the Asia-Pacific (APAC) region by 2026. In turn, the global sustainable lending and bond market size is has multiplied in the last years and is expected to keep its pace.

Consumer demands are also putting additional pressure on transparency and ESG performance. Growing concerns about environmental challenges as well as greater expectations around societal issues have brought sustainability into the mainstream. As a result, consumers increasingly prioritize environmental and social responsibility in their purchasing decisions with a growing demand for sustainable products and companies.

A key characteristic of the ESG movement is its reliance on data and measurable metrics. In contrast to previous corporate sustainability movements (e.g., CSR) which often involved self-regulated practices and policies, ESG is grounded on quantifiable and comparable data based on specific metrics to validate outcomes and performance. As such, regulatory pressures, investor interest and changing consumer demands are putting significant pressure on corporates to produce, manage and disclosure ESG performance data, relating to both their own business as well as their supply chain.

As ESG becomes integral to business strategies, investor criteria, and regulatory compliance, there is a growing need for specialized tools to handle ESG data. As the volume and complexity of ESG data, disclosure and performance requirements increase, tools that can gather, analyze, and present this information in a cohesive manner that adheres to key requirements become indispensable. In an environment where ESG performance and disclosure can directly influence investor decisions, brand reputation, and regulatory compliance, having precise and comprehensive ESG software tools is crucial for businesses. Three prominent examples of ESG software include:

● ESG reporting & data management software, which generally facilitates the systematic collection, organization, and presentation of a company’s ESG performance data. It provides a structured platform for businesses to document and report their sustainability and ethical initiatives, ensuring transparency and adherence to established standards. Such software is instrumental in meeting the increasing demands of stakeholders, regulators, and investors for comprehensive and verifiable ESG disclosures.

● Carbon management software, which generally helps businesses to quantify, monitor, and manage their Greenhouse Gas (GHG) emissions. By providing insights into carbon-producing activities and their implications, this type of software typically aids in the formulation of strategies to reduce carbon footprints. Companies use these tools to align with environmental standards, regulatory requirements, and sustainability goals.

● Supply chain sustainability software, which generally assists companies in overseeing the sustainability practices within their supply chain, providing tools to evaluate and ensure that suppliers and partners adhere to prescribed ethical, environmental, and social standards. By providing a holistic view of the supply chain’s sustainability performance, this type of software supports companies in maintaining integrity throughout their operations, mitigating risks and reinforcing commitment to responsible sourcing and production.

The market for ESG software is already experiencing rapid growth and is expected to keep its pace over the coming years.

● The ESG reporting & data management software market was estimated to be worth USD 0.7 billion in 2022. Estimates for its projected growth vary from USD 1.5 billion to 4.35 billion by 2027, showcasing robust compound annual growth rates of anywhere between 15.9% and 30% over the next 5 years.1,2

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● The carbon management software market reached a size of $343 million in 2021, with growth at a CAGR of 28% to reach $1.4 billion in 2027, influenced by upcoming mandatory climate-related regulations from 2024 to 2026, as well as macroeconomic and voluntary drivers.3

● The supply chain sustainability software market was worth over $991 million in 2021 and will grow to nearly $4.3 billion in 2027, at a CAGR of 28%.4

As ESG becomes increasingly important, companies are not only looking for software to gain operational efficiencies and streamline their reporting, data management, and compliance processes. Corporates are also increasingly relying on consulting services to support them in their sustainability and ESG programs. ESG consulting covers a wide range of services, including support for ESG & sustainability corporate strategy, digital transformation, corporate reporting and disclosures, operational transformation, product stewardship and supply chain sustainability, among others. In par with the software market, investment in ESG and sustainability consulting reached $6 billion in 2021 and forecasts a global CAGR of 17% to reach $16 billion by 2027.5

In 2022, the market was estimated to be worth USD 0.7 billion. Estimates for its projected growth vary from USD 1.5 billion to 4.35 billion by 2027, showcasing robust compound annual growth rates of anywhere between 15.9% and 30% over the next 5 years2,3.

By some estimates, Europe is expected to become the leading market for ESG reporting and data management digital tools, expanding at a 34% CAGR from 2021 to 20274. This is largely due to the leading role that the EU is playing in passing detailed disclosure regulations. That said, the highlighted trends are global, and markets such as the USA, Canada and Singapore are expected to follow closely. In fact, a 2023 market research study finds that adoption of ESG reporting and data management solutions has so far been strongest in the USA5,6.

Going forward, technological innovations like AI and IoT are expected to keep driving market growth, making data collection and analysis more nuanced. Additionally, as ESG becomes a global standard, emerging markets will also substantially contribute to the growth, requiring businesses there to adopt ESG reporting tools.

1. Competitive landscape and pricing

As authorities worldwide write new corporate sustainability regulations, the market for ESG services and software that helps companies with ESG data management and disclosure compliance efforts has blossomed. These solutions typically offer the features and resources required to gather, examine, and report on ESG data, assisting businesses in adhering to regulations and effectively promoting their sustainability initiatives. This ensures that businesses can effectively meet regulatory obligations while also monitoring their progress toward ESG goals.

The ESG reporting and data management software landscape today is somewhat fragmented and quickly evolving. Three key factors provide a useful lens through which to segment and understand the current landscape.

-	From a positioning or heritage perspective, the market features a mix of legacy enterprise software companies, dedicated ESG tech start-ups, and consulting companies with ESG tech capabilities.

-	Across these companies, ESG providers will typically offer various horizontal functionalities relevant to ESG (e.g. data management, reporting and disclosure, operational performance, etc.) and then apply these vertically across the three E, S, and G verticals, or focus clearly on a sub-area (e.g. waste management).

-	Additionally, ESG solution providers can be split according to their target audience, with a clear distinction between solutions targeted at financial institutions and regular corporates, and between those aimed at large and complex enterprises or rather small and medium sized enterprises (SMEs).

1 Markets & Markets, 2022. ESG Reporting Software Market.

2 Verdantix, 2023. Market Size And Forecast: ESG Reporting Software Solutions 2021-2027 (Global)

3 Verdantix, 2022. Market Size And Forecast: Carbon Management Software 2021-2027 (Global)

4 Verdantix, 2023. Market Size And Forecast: Supply Chain Sustainability Software 2021-2027 (Global)

5Verdantix, 2022. ESG And Sustainability Consulting: Market Size and Forecast 2021-2027

6 ESG Reporting Software Market Size & Forecast Report 2030 (psmarketresearch.com)

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Legacy software: Traditional and typically large software titans emerging from either the environment, health, safety, and quality (EHS&Q), Financial reporting or enterprise resource planning (ERP) software markets, who are now venturing into ESG realms. They generally offer intricate and comprehensive solutions cutting across several horizontal functionalities, specializing in select ESG verticals, aimed at large enterprise customers across industries, with complex structures and needs. The annual cost for these solutions ranges widely, as offerings tend to be highly customizable, but given the target audience it often goes up to the hundreds of thousands dollars a year.

●	EHS&Q software generally focuses on risk management, workplace health and safety, and quality control within daily operations, mainly catering to industries with significant operational and regulatory risks. Wolters Kluwer’s Enablon, Sphera, Quentic, Intelex, Cority, or VelocityEHS, are traditional EHS&Q solution providers strategically repositioning themselves to partially rebrand to focus more broadly on ESG as a material revenue opportunity This segment typically has in-depth knowledge of specific ESG issues (e.g., Health & Safety) but may lack know-how and capabilities across the broad spectrum of ESG and are typically focused on risk management and compliance rather than reporting.

●	Enterprise Resource Planning (ERP) software solutions are generally comprehensive, integrated systems designed to manage a business’s core functions and processes, such as finance, human resources, supply chain, manufacturing, and customer relations. Traditional ERP vendors like SAP, Salesforce, Oracle and even Microsoft are adding ESG data modules to their enterprise solutions. These types of solutions typically shine in capabilities like complex data management and integrations but lack experience and ESG-specific know-how.

●	Financial reporting software, distinct yet sometimes integrated into ERPs, specifically caters to the generation, analysis, and presentation of financial data and statements, ensuring compliance with accounting standards and regulations. These firms are actively increasing the depth and breadth of non-financial KPIs on offer, integrating ESG into their core product suite (E.g. Cube, Insight Software, or Workiva). Already recognized in their core area, they are now also slowly establishing themselves in the sustainability field.

Legacy consulting and audit firms: This group captures traditional and often large consulting and audit companies that are quickly developing ESG capabilities both in terms of services (E.g., ESG advisory and assurance) and software capabilities. As ESG consulting projects increasingly require granular sustainability data and sophisticated software to amalgamate these data for strategic monitoring and compliance, consultancy firms increasingly need expertise and technical ability to create a suitable offering. As such, many of the major players have partnered with existing, typically legacy solutions to fill the need. These companies tend to offer a large variety of consulting services now in combination with ESG software tools, generally aimed at large multinationals and naturally at high costs.

EY has partnered with Enablon, a legacy global leader in integrated risk, operational risk and EHS management software, to use their technology to help provide organizations with end-to-end management and reporting of ESG data. Bain and Company recently announced7 the backing of a new venture and ESG data management solution that aims to help industrial and manufacturing companies better achieve their sustainability goals. PwC is working with legacy ESG performance and risk management software provider Sphera, providing PwC’s clients with access to Sphera’s ESG software solutions. Deloitte has partnered with Workiva to support clients in establishing or enhanced accounting, financial and ESG regulatory reporting8.

In this group we could also include companies like IBM, a global technology and digital consultancy, which acquired ESG reporting and data management Envizi in January 2022, and is expanding its range of ESG services. As well as ESG specialized consultancies like ERM, which have been acquiring dedicated consultancies and technology providers.

7 Bain & Co, 2023 New Bain & Company-Backed Venture Aims to Help Companies Better Trace Data, Achieve Sustainability Goals

8 Deloitte, 2022 Deloitte Launches New ESG Accelerators

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Agile start-ups and niche solutions. This group captures a variety of relatively new ESG pure-play companies that are coming into the market, typically specialized as point solutions. DSL belongs to this group in the market, which now makes up the large proportion of firms in this space. Many of these solutions are currently still specializing in customer groups, in particular industries, and are gradually expanding their offerings horizontally and vertically. Pricing for these solutions is highly dependent on the target audience, but subscriptions are generally less expensive than those offered by legacy software.

●	Specialized thematic solutions: These solutions focus on a particular area of ESG. The environmental area and, in particular, point solutions for carbon management (e.g. measurement, reduction, offsetting) have attracted the most attention in the market. Other notable players in this space are PlanA, Planetly, Normative, Watershed or Greenly. Carbon management platforms are very likely to continue to grow, as firms will increasingly need to deliver on their net-zero pledges and comply with upcoming regulations (e.g., SEC). Our diginexClimate module fits within this group, although we are not a specialized climate or carbon platform as the module is an integrated component of diginexESG.

Our DiginexLUMEN product fits in this category as well, with a strong focus on the social part of ESG.

●	Functionality-oriented ESG generalists: These solutions tend to cover a broad spectrum of ESG topics but focus and differentiate themselves by covering key horizontal functionality applicable to ESG reporting and data management processes, including:

○	Data management: mainly includes tools that help to collect, aggregate and manage sustainability and ESG performance metrics within the enterprise, and generate valuable insights.

○	Reporting and disclosure: mostly designed to meet regulatory requirements and is therefore closely aligned with predefined frameworks standards. A number of solutions expand beyond this horizontal into the analytics segment, offering data analytics capabilities that go beyond regulatory requirements.

○	Operational performance & analytics: enables progress towards KPIs and targets by identifying, tracking, and supporting the optimization of key operational metrics of a company and its supply chain. Two prominent aspects to be tracked are emissions and activities along the supply chain.

○	Other key processes, including, as a notable example, materiality assessments. These tools help companies identify the key material topics for their business and industry based on various data sources and may include capabilities to engage key stakeholders.

As disclosure regulations grow and evolve, the demand for ESG reporting software solutions is gaining momentum. Corporates need solutions that help them comply with complex and specific disclosure requirements of different standards and regulatory frameworks while cutting down on time-consuming processes. Most “new” players in the ESG reporting and data management landscape fit in this category, including diginexESG. Within the “new” players, there is a clear difference between those targeting financial institutions and regular corporates, and those targeting large multinationals and SMEs.

○	Focus on financial institutions: Novata, ClarityAI, Arabesque S-ray, Apiday

○	Focus on non-financial corporates (mostly large multinationals): Greenstone+, Worldfavor, Accuvio (now Diligent ESG), Novisto, Nasdaq’s Metrio, Envoria, Celsia, Position Green, ESG Playbook, Brightest, Greenomy.

○	Focus on non-financial corporates (mostly SMEs): diginexESG

2. Outlook

The trajectory of ESG reporting software is clear — it is moving from a niche to a necessity. The future is likely to witness tighter software integrations across business functions, refined AI-driven analytics, and an ever-increasing emphasis on user experience. As SMEs continue to play a pivotal role in global economies, software solutions tailored to their needs, both functional and financial, will take center stage in the ESG narrative.

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Our Business Lines

DSL currently offers several products, diginexESG, diginexCLIMATE, diginexLUMEN, diginexADVISORY and diginexPARTNERS. Revenues from diginexPARTNERS is and has traditionally been the largest revenue contributor for DSL and this is primarily due to the size and scale of the projects undertaken. We have the largest number of clients in diginexESG, but given the lower price per subscription for this product it was the second highest contribution of revenue in the six months ended September 30, 2024 and the financial year ended 31 March 2024. diginexLUMEN has a smaller number of clients but demand a higher price per subscription and was the lowest contributor of revenue in the six months ended September 30, 2024 and the year ended 31 March 2024. diginexADVISORY offers bespoke solutions for clients and revenues are typically based on the number of hours to compete the assigned task. diginexADVISORY clients tend to also be either diginexESG or diginexLUMEN clients.

DSL has clients in close to 30 countries, however more than 75% of the US$1.3 million of revenue generated in the year ended 31 March 2024 originated from clients based in the United States of America (US$0.5 million, 39% of revenue), United Kingdom (US$0.1 million, 12% of revenue), Hong Kong (US$0.1 million, 8% of revenue) and Singapore (US$0.2 million, 18% of revenue). The clients in these countries engaged in diginexPARTNERS lead projects which accounted for the larger share of revenues.

At 30 September 2024, DSL had clients in less countries than at 31 March 2024 but the concentration of revenue continued to be generated within certain countries. For the six months ended September 30, 2024, 70% of the US$0.5 million of revenue generated originated from clients based in the United States of America (US$0.2 million, 38% of revenue), Hong Kong (US$0.1 million, 15% of revenue) and Singapore (US$0.1 million, 17% of revenue).

Revenue generated from each business line for the six months ending 30 September (in millions):

	2024	2023
	USD	USD

DiginexESG/LUMEN	0.2	0.2
DiginexADVISORY	0.1	0.1
DiginexPARTNERS	0.2	0.3
Total	0.5	0.6

Revenue generated from each business line for the years ending 31 March (in millions):

	2024	2023
	USD	USD

DiginexESG/LUMEN	0.4	0.4
DiginexADVISORY	0.2	0.2
DiginexPARTNERS	0.7	1.0
Total	1.3	1.6

diginexESG & diginexClimate

DSL maintains a core hypothesis that companies should spend more time improving their sustainability performance than reporting on it. That is one of the main reasons that we have created an intuitive, fast, and affordable ESG reporting tool that facilitates the entire process and supports companies regardless of their size, industry, or sustainability experience.

diginexESG is an ESG reporting platform that facilitates the key processes involved in corporate ESG reporting journeys through a 5 -step journey. The platform leverages data driven intelligence also referred to as machine learning to automate the generation of a “materiality assessment”; the topics which each company should consider reporting on based on their profile. The creation of the “materiality assessment” involves algorithmic matching to a variety of data sources including the manual input of reporting requirements by the client’s own stakeholders. This process can be expensive and lengthy if conducted through traditional consultants. It is typical then to engage in a process of “stakeholder engagement” to collect feedback from different groups inside and outside the company on which topics are important to them. These groups could include employees, investors, board members and customers. diginexESG helps facilitate large scale outreach to and data collection from these groups of stakeholders. Within the platform there are up to 17 frameworks and reporting standards from which companies can choose to report against (as of January 2025). The platform then breaks down the reporting process by “indicator” and allows for direct data entry or the assignment of indicators to different data contributors from both inside and outside the company (for example, indicators relating to diversity metrics may be assigned to the company’s HR team. This transparent digital workflow process drives efficiency and allows companies to move away from email and excel data collection. Once the data collection process is finalized, companies can seamlessly generate an output from within the platform by leveraging a report generation engine. The last step prior to report finalization and publishing is to seek approval from the appropriate people (i.e. CEO, Board, CFO, external auditor). The blockchain-enabled audit files helps with this sign-off process by allowing approvers to see full data provenance around each indicator. The report is then ready to be issued and shared through PDF, Word or Excel.

Blockchain is utilized within our ESG reporting platform as an immutable source of events history.  The platform posts records to the public blockchain (Tezos) regarding the key events that occur on the platform such as data upload, data edit and report approval to support client investigations and audit. Without this blockchain feature, the investigations and audit procedure are still possible but will require a more manual and time consuming review of data provenance.

diginexCLIMATE, a module of diginexESG, supports a company’s broader ESG efforts by allowing businesses to calculate, track and improve their carbon footprint. Companies can also use the platform to collect, benchmark and get a portfolio view on the carbon footprint of their clients, suppliers, or assets.

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Sales and Marketing

Commercial efforts are driven by combination of i) inbound leads generated by social media activity primarily on LinkedIn, ii) targeted outbound activity by leveraging lead generation tools focused on specific industries, countries and lead profile (for example, Chief Financial Officers in mid-sized UK based Industrials companies), and iii) referrals through our channel partners such as HSBC and Fitch Ratings. The referrals via channel partners are just commencing following a successful six month program with HSBC in the Middle East and the launch of Fitch diginexESG white label platform and as such, revenues generated via channel partners are currently low and do not form a material component of DSL’s overall revenues. Since initial engagement with the channel partners to the date of this Prospectus, DSL had generated less than $20,000 from reselling to HSBC clients and zero from Fitch. In addition, in the year ended March 2024, DSL generated $0.1 million from a diginexESG license to Fitch and $0.1 million from HSBC in relation to the six month program in the Middle East. Fitch continued to subscribe to a diginexESG license during the six months ended September 2024 and HSBC held another program in the Middle East that completed in December 2024 with a similar commercial return as the previous program. For sales via channel partners, we typically retain between 50% and 70% of the revenue generated. We also actively attend events and conferences both as speakers and also as conference exhibitors, which generates inbound interest. Our social media is mostly concentrated through our company LinkedIn channel with regular postings.

We will continue to grow our sales team, and we expect to increase in the number of sales professionals in multiple locations around the world. Currently, the Sales team consists of two dedicated sales employees who are supported by four other employees that have sales responsibilities as part of wider roles within the organization.

We also rely on active account management of existing customers by our customer success teams through both cross-selling and upselling.

Clients

diginexESG was initially created with a specific client demographic in mind; small to mid-sized enterprises who are new to ESG and climate reporting and with limited budgets or bandwidth to engage in a complex and new process. This continues today, with our core focus on helping to democratize sustainability reporting for companies of all sizes no matter the budget or sophistication. Sustainability reporting encompasses a broad range of economic, environmental, and social disclosures, traditionally with a focus on how a business impacts the world and key stakeholders. ESG reporting, influenced primarily by investor demands, is a subset of sustainability reporting that specifically hones in on how Environmental, Social and Governance aspects impact a company or investment. ESG reporting provides a standardized framework and metrics to assess a company’s non-financial performance and risk management, often with a more direct link to financial outcomes. This approach then appealed to much larger organizations such as commercial banks (HSBC), ratings agencies (Fitch Ratings), and insurance companies who increasingly needed to not only report on their own activities but also collect sustainability data from the many SMEs that they worked with, for sustainability linked loans, responsible underwriting, or to better understand regulatory risk. The ability to scale diginexESG easily and affordability by disintermediating potentially expensive consultants from the process continues to be a compelling unique selling point as demonstrated by HSBC’s decision to partner with us in order to engage their SME customer base.

Since diginexESG launched in 2020, we have continued to add features which have also appealed to large caps with more complex hierarchical structures and data reporting requirements. This has included private equity funds with multiple portfolio companies and the need to aggregate data reporting up to an LP, as well as conglomerates with separate business units across different industries. Prior to the launch of diginexESG the Company focused primarily on customization projects.

As referred to above, we continue to add features to diginexESG and diginexLUMEN by utilizing the benefits of our hybrid working model for technology and design.  Conceptual work and prototyping are broadly sourced internally through our team of product managers, analysts and technical leads. Our outsourced IT vendor in Vietnam then provides robust dedicated teams of software engineers and quality assurance analysts for actual implementation of production features with the oversight and governance of the internal DSL teams. Currently, the majority of software engineers and quality assurance analysts are outsourced. Ultimately, the accountability for production launches of new features and products sits with the internal infrastructure and development operations management within DSL.

Also included in diginexESG is access to diginexCLIMATE our proprietary carbon footprint calculator based on GHG protocols which is similarly targeted at companies who are new to ESG reporting.

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Competition and Pricing

diginexESG is deliberately priced to be accessible to companies of all sizes. Originally starting at US$99/user/month in December 2020, the product now starts from US$5,000 / year, and includes licenses for up to 3 users. This increase reflects the maturation and growing feature sophistication that we are able to offer. Whilst we expect diginexESG pricing to continue to evolve, we will likely maintain a focus on affordable software.

In contrast, many ESG reporting platforms in the markets are characterized by relatively high-cost software designed more for large companies who have both the required budget and also in-house sustainability consultants with the expertise to be able to operate complex sustainability software products.

As a further point of differentiation, we currently offer a self-guided 7-day free trial to diginexESG for prospective clients to try the diginexESG software prior to subscribing for access to the platform whilst most comparable offerings in the market require engagement with a sales representative first.

In addition to being an intuitive and accessible B2B SaaS platform, our underlying ISO-certified infrastructure and architecture means diginexESG can also pass rigorous and time consuming bank-grade technology security review processes, which adds a competitive advantage for the Company.

Government Regulation

The products themselves are not currently regulated but rather DSL offers software solutions so that companies can track and report on the ever-growing sustainability disclosure requirements put in place by many global regulators i.e. stock exchanges;, for example, diginexESG offers several reporting frameworks that allow companies to generate reports that align to either mandatory or recommended public company listing requirements.

diginexLUMEN

diginexLUMEN helps companies to undertake human rights due diligence in complex supply chains at scale. Supplier information is validated against worker feedback and automated risk calculations enables companies to prioritize issues for mitigation and prevention of adverse impacts and improvement efforts.

Traditionally, technologies used by global brands, consultancies, and international organizations to understand, identify, and manage business and human rights have mainly been standalone worker voice (e.g. grievance mechanism case handling), supply chain management or supplier management, or research surveys software. diginexLUMEN Pro is strongly positioned within the market in that it has the capability to bring together these standalone technologies, in order, to map tiers (supply chain management software) identified through a self-assessment questionnaire completed by suppliers (deployed as a survey), which is triangulated against data collected through an interactive, application-based worker voice technology. In addition, diginexLUMEN Pro is powerful in that it highlights human rights risks due to business practices: firstly, through assigning risk-based scoring to responses, and secondly, by triangulating business and worker responses to demonstrate inconsistencies. Suppliers complete a pre-created questionnaire set which typically incorporates scoring, weighting and conditional logic. Answers often require the upload of supporting documentation. diginexLUMEN customers can also create their own customized questionnaires. At the same time, workers are being asked similar questions via diginexAPPRISE which are designed to validate the answers given by the suppliers. Leveraging a proprietary scoring methodology, risk scores are then assigned to suppliers based on their answers as well as the discrepancies, if any, between their answers and the answers of the workers. Lastly, improvement plans are automatically generated which diginexLUMEN customers then deploy to suppliers and can observe the subsequent corrective action. A high level example may be; a supplier declares that they conduct mandatory safety training for all new hires, however data collected via diginexAPPRISE directly from workers indicates that new hires often do not receive any safety training during their onboarding. A high risk score is assigned to this specific indicator and an improvement plan is automatically generated for the supplier to follow and demonstrate corrective action.

diginexAPPRISE as a standalone worker voice technology product is distinct from other survey software as it has been developed to reach informal workers (often seasonal worker without formal employment contracts in place) in complex and opaque supply chains primarily through the use of QR codes which workers scan on their mobile phones. QR codes also help protect worker anonymity which we have observed to be important to encourage broad participation. The lack of anonymity can give rise to a fear of appraisals if workers give negative feedback. It differs from other worker voice technology as it is auditory and visually represented in workers own language, ensuring accessibility for illiterate workers to respond to questions about their employment practices. Similar competitors use telephone-based services for workers to report issues which could result in mobile charges, as diginexAPPRISE is web/application based and can be accessed either through QR codes or mobile messaging (e.g. WhatsApp) so that workers are not charged to access the survey.

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Sales and Marketing

Officially launched in April 2022 and given the content-deep nature of diginexLUMEN the sales process typically requires a more targeted commercial approach to specific relevant professionals in a company; these can be procurement or risk professionals as well as sustainability experts. diginexLUMEN’s core modules focus on “Conditions at Work” or “Forced Labor” risk, workplace gender risk, and ESG risk This therefore requires specialized DSL professionals who are able to engage with clients on deep content issues around these modules and the regulations that affect them. The sales cycle is also often longer than diginexESG, and can range from 2 months to 6 months.

Additionally, given the high levels of engagement with diginexLUMEN clients this can lead to on-going up-sale opportunities as clients request custom feature development and platform content creation.

Marketing tends to be through attendance and speaking at industry-relevant conferences.

In order to help promote adoption and utilization of our software products, DSL will also increasingly be offering “managed services” to our customers to support their operationalization and roll out needs. This will include services actions such as onboarding, training, learning & development, adoption tracking, and analysis. This is expected to increase both revenues and customer stickiness.

Clients

diginexLUMEN was developed together with input from Coca Cola and Reckitt as a software tool to help identify and mitigate cases of forced and child labor in complex global interjurisdictional supply chains. It later expanded to also include gender risk. diginexLUMEN is therefore designed specifically for large multi-national companies with high supply chains and importantly large numbers of people working at those suppliers who no longer want to rely solely on the traditional in-person audits which have tended to be slow and expensive with relatively static data. These companies are also increasingly subject to regulations mandating greater supply chain disclosure with regards to forced labor / modern slavery due diligence.

Initial clients have focused primarily on companies in FMCG (Fast Moving Consumer Goods) and have now expanded to sectors such as agricultural commodities as well as professional services firms working on behalf of their clients.

Competition and Pricing

diginexLUMEN as a software product is unique in having a specific focus on social governance issues (including but not limited to forced labor risk, modern slavery due diligence, child labor risk and gender risk), and leveraging worker voice data to simultaneously validate corporate disclosures.

The pricing for a diginexLUMEN license has been increased recently to a US$40,000 per annum flat fee due to the additional features and functionality that has previously been added to the product. There are no limitations on the number or location of suppliers that a diginexLUMEN customer can onboard In addition to the software license, there are often incremental fees for items such as additional question set design and translation.

diginexADVISORY

Sustainability is a complex topic, and it increasingly requires company-wide, multifaceted approaches. DSL provide a range of services that, in combination with our premium software tools, help companies address their unique ESG challenges.

diginexADVISORY provides strategy and advisory support at every stage of the sustainability journey often alongside a software sale. Our advisory services typically include:

●	Developing ESG (reporting) strategies
●	Conducting ESG materiality assessments
●	Conducing ESG data gap analyses
●	Developing custom ESG reporting frameworks
●	Conducting tailored carbon footprints
●	Drafting and designing sustainability reports
●	Conducting workshops and training sessions on a range of ESG topics and processes

Sales and Marketing

diginexADVISORY services are typically tied to an extension of a software license to either diginexESG or diginexLUMEN.

To date, there has been relatively little marketing of diginexADVISORY as a standalone service and sales tend to be organic from existing clients or as part of the onboarding for a new diginexESG or diginexLUMEN client. Given market demand that we have observed, we do expect this to change in 2025 and beyond, with more proactive measures to market diginexADVISORY to a broader base of clients.

Clients

diginexADVISORY stretches across both diginexESG and diginexLUMEN clients and is offered to companies of all sizes and expertize levels to help them with their sustainability reporting or supply chain disclosures. Contracts are predominantly for a fixed scope and time period and are typically associated alongside a software license sale with additional fees charged.

Competition and Pricing

Whilst there are many players in this market ranging from large global consultancies (i.e. EY, PwC) to specialist and/or low-cost boutique advisory companies, our observation is that there is still a material market supply / demand in balance given a) the ever-increasing number of companies who are newly subjected to regulated or industry disclosure requirements (for example, CRSD) and b) the number of professionals with the required skill sets to meet this growing demand.

Barriers to entry for potential competition to our advisory business are largely dependent on the availability of specialist knowledge.

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diginexPARTNERS

diginexPARTNERS also known as Customization is a service whereby DSL develops white label versions of both diginexESG and diginexLUMEN for companies who want to run the product as an extension of their own service offering. This service often requires custom technology work up front which generates one-off lump sum revenue as well as ongoing service and maintenance licenses which generates recurring revenue.

In addition, DSL develops custom software platforms as part of project consortiums for organizations like the United States Department of State, United States Department of Labor, and the United Nations.

Sales and marketing

DSL provides both off-the-shelf white label products with standard customizable features as well as completely bespoke tech builds. We will be focusing on expanding our white label client base, in addition to our original business to business (B2B) software clients, across both diginexESG and diginexLUMEN as the underlying technology infrastructure has already been built and is ready to deploy.

Given the nature of the product, White Label sales require targeted outreach to specific client types (i.e. professional services firms, ratings agencies, banks, insurance companies) who will leverage the product to engage with their own customer base.

Clients

diginexPARTNERS includes the technology customization work that we typically do for some of our larger clients. This can include white labels of either our diginexESG or diginexLUMEN software platforms or entirely bespoke multi-year technology projects for large government agencies (such as the United States Department of Labor) or inter-governmental agencies (such as the United Nations).

Competition and Pricing

There are a large number of custom development solutions in the marketplace covering a full price range and sophistication level. DSL is able to combine both significant technical expertise with deep subject matter experts, which sets us apart from the majority of the market. For this reason, DSL has been chosen as a specialist technology partner for a number of government and inter-governmental sponsored projects looking at both modern slavery and child labor issues across Asia and the Middle East. DSL’s research and development into technology-enabled solutions helps to create a competitive advantage to our offering. The pricing of customization is based on the scope of the project.

Consulting Agreements

On July 8, 2024, DSL entered into an Updated Engagement Letter, which was revised on December 16, 2024 (the “Chardan EL”) with Chardan Capital Markets, LLC (“Chardan”) replacing its prior engagement letter with Chardan, dated January 24, 2024, pursuant to which Chardan was to act as DSL’s lead underwriter. Pursuant to the Chardan EL, Chardan will not be DSL’s underwriter but will be a financial advisor to DSL. The Company agreed to pay Chardan an advisory fee of $350,000 which is payable as of October 1, 2024, and in no event later than the earlier of (a) February 8, 2025, and (b) consummation of any material corporate transaction, including (i) any Alternative Transaction, as described in Chardan EL, and (ii) any Go-Public Transaction. Any payment made later than the closing of any Go-Public Transaction or any Alternative Transaction shall incur a late-payment fee of 3% per month and shall be payable in no event later than the earlier of (a) February 8, 2025 and (b) the closing of any Alternative Transaction or any Go-Public Transaction. The Chardan EL, also provides Chardan with a right of first refusal, for a period of eighteen (18) months from July 8, 2024, to act as co-lead underwriter, joint book-running manager, and/or placement agent for each and every future public and private equity and public debt offering, including all equity linked financings (each being referred to as a subject transaction), during such eighteen month (18) period with not less than 50% of the economics paid to the full underwriting or placement agent group for any two-handed subject transaction. In the event there are three or more underwriters or placement agents in a subject transaction, Chardan shall be entitled to receive as its compensation no less than thirty percent (30%) of the compensation payable to the full underwriting or placement agent group for that subject transaction.

On May 1, 2024, DSL entered into an IPO Co-Ordinator Engagement Agreement with MCM Asia Limited (“MCM EL”). As compensation for the service provided, DSL shall pay MCM Asia Limited a total of $510,000, of which $260,000 was paid in May 2024.

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Organizational Structure

Diginex Limited was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on January 26, 2024. Upon incorporation, 1 ordinary share of Diginex Limited was issued to Rhino Ventures Limited.

Diginex Limited is a Cayman Islands exempted company, incorporated under the laws of the Cayman Islands on January 26, 2024. Upon incorporation, one (1) ordinary share of Diginex Limited was issued to Rhino Ventures Limited. On July 15, 2024, Diginex Limited and Diginex Solutions (HK) Limited (“DSL”) completed a restructuring pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to Diginex Limited, in consideration for Diginex Limited’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of Diginex Limited at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of Diginex Limited, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of Diginex Limited and one (1) warrant of DSL for four hundred and ten (410) warrants of Diginex Limited.

On May 28, 2023, DSL agreed to an $8,000,000 share subscription agreement with Rhino Ventures Limited and on September 28, 2023 executed a subscription agreement (the “RVL Subscription Agreement”). Pursuant to the RVL Subscription Agreement, DSL issued Rhino Ventures Limited 5,086 ordinary shares and 10,172 warrants in exchange for $8.0 million. The warrants will be exercisable for ordinary shares of DSL for a period of three years from the date they are issued and shall be exercisable at a per warrant price of US$2,512. Post the completion of the Restructuring and Share Subdivision (as defined below), the number of warrants of Diginex Limited issued to Rhino Ventures Limited was adjusted to 4,170,520 from 10,172 with an adjusted price per warrant of US$6.13. The warrants, if fully exercised, will result in the issuance of such number of Ordinary Shares equal to 51% of the total issued and outstanding shares of the Company at the time of the warrants being exercised. This will be prorated for partial exercise of warrants. Rhino Ventures Limited paid the subscription price by the payment of $6.1 million in cash and the conversion of $1.9 million of debt due to Rhino Ventures Limited. The RVL Subscription Agreement also activated an anti-dilution clause in the Articles of Association of DSL which resulted in HBM IV, Inc. being issued 151 preferred shares of DSL for zero consideration. This increased HBM IV, Inc.’s holding to 3,151 preferred shares of DSL.

In connection with the Exchange, Diginex Limited and security holders of DSL consummated the following transactions (the “Ancillary Transactions”): (i) Diginex Limited issued $4.35 million new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL and held by such Original Shareholders; (ii) Diginex Limited granted certain share options under the new share option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders. At time of the Exchange there were 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting and (iii) Diginex Limited granted certain warrants to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. The convertible loan notes automatically converted into Ordinary Shares of Diginex Limited on December 20, 2024 and whilst there is no automatic vesting of any unvested share options upon completion of the Offering the board of directors, at their discretion, do have the ability to accelerate vesting at any point. At the time of this registration statement there was no confirmation if the board of directors will accelerate vesting. The fair value of all unvested ESOP as of the date of this Prospectus is $1.8 million of which $0.5 million has been recognized in the financial statements at September 30, 2024.

Accordingly, upon consummation of the Exchange and the Ancillary Transactions (collectively the “Restructuring”), DSL became a wholly owned subsidiary of Diginex Limited, and the prior shareholders of DSL became shareholders of Diginex Limited. The remaining DSL security holders became security holders of Diginex Limited, in that they held Diginex Limited convertible loan notes, share options and warrants. Following, the closing of the Restructuring there are 6,869,961 Ordinary Shares of Diginex Limited issued and outstanding, 1,291,910 preferred shares of Diginex Limited issued and outstanding, 4,170,520 warrants issued and outstanding, $4.35 million new convertible loan notes issued and outstanding and 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting.

Following the Restructuring, on July 26, 2024, the Company completed a share subdivision (the “Share Subdivision”) such that, the authorized share capital of the Company was revised to be US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 preferred shares (the “Preferred Shares”), par value US$0.00005 per share. Prior to the Share Subdivision there were 6,869,961 ordinary shares and 1,291,910 preferred shares issued and outstanding, and after the Share Subdivision there are 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

During the Restructuring, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures Limited, was converted into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. The loan between DSL and Diginex Holdings Limited charged interest at 8% per annum and had a maturity date of December 31, 2024. The terms of the new convertible loan notes also charge interest at 8% per annum and had a maturity date of December 31, 2024. This $1 million convertible loan note forms part of the $4.35 million loan notes issued by Diginex Limited post the Restructuring.

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On August 6, 2024 certain Employee Share Option Plan (“ESOP”) holders exercised their options and converted their options into Ordinary Shares. 501,840 employee share options were converted into 1,003,680 Ordinary Shares whilst 109,470 employee share options lapsed without being exercised. In addition, 368,826 employee share options were issued on July 31, 2024 and on August 21, 2024 employee share options were issued equating to 0.5% of the issued and outstanding shares of the Company at the time of vesting. The remaining employee share options as of the date of this Prospectus are 41,945 vested but not exercised, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting. Prior to the exercise of 501,840 options on August 6, 2024 there were 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding, and after such exercise of 501,840 options there are 14,743,602 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

Since 17th November 2023, Rhino Ventures Limited (“RVL”) issued convertible notes (the “Rhino Notes”) to various investors (each a “Rhino Investor” and collectively the “Rhino Investors”). In exchange for a loan from a Rhino Investor, RVL issued the Rhino Investor a Rhino Note. The Rhino Notes are convertible into DSL ordinary shares, or successor securities, that were owned by RVL at a conversion price of between USD2.78 to USD2.99. The Rhino Notes were convertible into RVL’s shares of DSL ordinary shares, or successor securities, (1) at the option of the Rhino Investor or (2) automatically upon F-1 either being effective or having received 2 or below comments. On August 7, 2024, six of the Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,992,180 Ordinary Shares of Diginex Limited, the successor securities to the DSL ordinary shares, to the six Rhino Investors as follows: (i) Samantha Dolan received 327,180 Ordinary Shares, (ii) Christopher Lord received 418,200 Ordinary Shares, (iii) Dorota Menard received 400,980 Ordinary Shares, (iv) Gildo Plate received 294,380 Ordinary Shares and (v) Natalia Pelham received 1,049,600 Ordinary Shares and (vi) Benjamin Salter received 501,840 Ordinary Shares. On November 25, 2024, nine additional Rhino Investors elected to convert their Rhino Notes and RVL transferred an aggregate amount of 2,710,707 Ordinary Shares of Diginex Limited, the successor securities to DSL ordinary shares, to the nine Rhino Investors as follows: (i) New Advent Sdn.Bhd received 100,860 Ordinary Shares, (ii) Ayle Ventures Limited received 167,280 Ordinary Shares, (iii) Duvin Limited received 935,407 Ordinary Shares, (iv) Carl Stephen George received 455,100 Ordinary Shares, (v) Ching Kuen Franklin Heng received 83,640 Ordinary Shares, (vi) Harley Street Medical Doctors Limited received 421,480 Ordinary shares, (vii) Chung-Mei Hsu received 67,240 Ordinary Shares, (viii) LVS Capital Partners Limited received 202,540 Ordinary Shares and (ix) David Nicholson received 277,160 Ordinary Shares. As of the date of this Prospectus, RVL has no outstanding Rhino Notes, but RVL may issue additional Rhino Notes prior to the completion of the Offering. Other than Natalia Pelham, who is our Chairman’s wife, the Rhino Investors are not related to Mr. Pelham nor are they affiliates to the Company. As of the date of this Prospectus RVL holds 7,640,247 Ordinary Shares.

Pursuant to a written convertible loan agreement, dated September 30, 2024 (the “RVL Loan”) RVL agreed to loan DSL, Diginex Limited’s wholly owned subsidiary, up to $3 million. Diginex Limited and RVL have agreed that RVL shall convert the $3 million RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares. The RVL Loan is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.9. On January 6, 2025, DSL and RVL entered into a written agreement to modify and amend the RVL Loan to increase the amount RVL can loan DSL by $500,000 and on January 6, 2025, Diginex Limited and RVL entered into a written loan capitalization agreement whereby RVL agreed to convert a balance of the up to $3.5 million RVL loan to DSL into Ordinary Shares upon the pricing of the Offering at the IPO offering price and Diginex Limited granted RVL certain registration rights with respect to such converted shares (the “Modified RVL Loan”). The Modified RVL Loan is attached to Diginex Limited’s registration statement of which this Prospectus forms a part as Exhibit 10.11. Pursuant to the Modified RVL Loan, RVL may loan DSL up to $3.5 million and RVL shall convert up to $3.5 million under the Modified RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price. As of the date of this prospectus, DSL owes RVL $3.5 million under the Modified RVL Loan and RVL has agreed to convert $3.0 million of the Modified RVL Loan into Ordinary Shares. Based on the IPO offering price of $4.10 per share, on Janaury 21, 2025, RVL converted $3.0 million of the Modified RVL Loan into 731,707 Ordinary Shares. In exchange for RVL’s conversion of a minimum of $3.0 million of the Modified RVL Loan into Ordinary Shares, Diginex Limited has agreed to provide RVL registration rights with respect to the Ordinary Shares that RVL receives upon conversion of the Modified RVL Loan. The conversion of the Modified RVL Loan is in addition to the conversion of the RVL convertible loan note with a principal balance of $517,535.

On December 20, 2024, the Company registration statement on Form F-1 was declared effective by the SEC. This resulted in the conversion of all outstanding convertible loan notes into 2,347,134 Ordinary Shares and the outstanding Preferred Shares being converted into 2,583,820 Ordinary Shares on a one to one basis.

We completed our initial public offering on January 23, 2025. The underwriters in our initial public offering exercised the Over-Allotment option, which closed on January 27, 2025.

Following the consummation of Restructuring, DSL became a wholly owned subsidiary of Diginex Limited, and the former shareholders and securityholders of DSL became shareholders and securityholders of Diginex Limited. Following the Restructuring, Diginex Limited has subsidiaries located in Hong Kong, United Kingdom and United States of America. Diginex Limited is the sole owner of DSL, and through DSL the sole owner of (i) Diginex Services Limited, a corporation formed in the United Kingdom and (ii) Diginex USA LLC, a limited liability company formed in the State of Delaware.

Prior to the incorporation of Diginex Limited in January 2024, the parent company was Diginex Solutions (HK) Limited, a company incorporated in Hong Kong.

Significant Subsidiaries9

Below is a list of Diginex Limited’s significant subsidiaries as of December 31, 2024:

Name	Country of Incorporation	% of Equity Interest

Diginex Solutions (HK) limited	Hong Kong	100%
Diginex Services Limited	United Kingdom	100%
Diginex USA LLC	United States of America	100%

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Property, Plants, and Equipment

The following is a list of Diginex Limited’s principal facilities as of December 31, 2024:

Location	Square Footage	Main Use	Own/Lease
Smart-Space Fintech 2, Room 3, Unit 401-404, Core C, Cyberport, Telegraph Bay, Hong Kong Hong Kong	*	Main center of employment for DSL and principal executive office	Lease. Co-working shared space facility
Avenue des Papalins a Monaco portant le numero D2/D3	1,507	Executive office	Lease

* office space is measured by number of seats rather than square footage. The Hong Kong office is in a co-working shared space facility with 9 seats and the Hong Kong based employees operate under a hybrid model as they work both from the office and from home with the majority of working hours spent working from home.

While the office facilities are adequate for the time being, there will be a need to secure additional office space as the business grows.

Employees

As of January, 2025, DSL has a current headcount of 29, among which 20 are employees in Hong Kong and United Kingdom and 9 are contractors based in France, Germany, Spain, Canada, Dubai, Mexico , Singapore and Australia.

MANAGEMENT

Directors and Senior Management of Diginex Limited

As of the date of this prospectus, the directors and officers of Diginex Limited are as follows:

Name	Age	Position
Miles Pelham	46	Chairman and Director
Mark Blick	48	Chief Executive Officer and Director
Tomicah Tillemann-Dick	46	Non – Executive Director
Carnel Geddes	46	Non – Executive Director
Katerina Klezlova	37	Non – Executive Director
Paul Ewing	51	Chief Financial Officer
Christian Thierfelder	46	Chief Operating Officer
Graham Bridges	41	Chief Technology Officer
Jessica Camus-Demarche	41	Chief Corporate Affairs Officer

Directors and Senior Management of DSL

As of the date of this prospectus, the directors and officers of DSL are as follows:

Name	Age	Position
Mark Blick	48	Chief Executive Officer and Director
Tomicah Tillemann-Dick	46	Director
Paul Ewing	51	Chief Financial Officer
Christian Thierfelder	46	Chief Operating Officer
Graham Bridges	41	Chief Technology Officer
Jessica Camus-Demarche	41	Chief Corporate Affairs Officer

Miles Pelham is the founding Chairman of Diginex Limited and DSL and is the Chairman and a director of Diginex Limited and is expected to hold his position with Diginex Limited following the close of the Offering. Prior to founding Diginex Limited Miles was a 21-year finance veteran, during which time he managed substantial investments and businesses for leading global banks. Since leaving investment banking Miles founded Eqonex Ltd, a financial services company dedicated to digital asset infrastructure, and became the chairman of a sustainable forestry, reforestation and carbon offset company, Woodbois Limited. Woodbois Limited is a client of DSL. Mr. Pelham also sat on the board of an educational company, Kidsloop Limited. Mr. Pelham is also the sole shareholder of Rhino Ventures Limited, which is an investment holding company and a shareholder of Diginex Limited. Rhino Ventures Limited holds other investments but none that are deemed to have a conflict of interest or completing business with Diginex Limited. Mr. Pelham was also the sole shareholder of Pelham Limited, which was an investment holding company. Pelham Limited was wound up on 9 June 2023.

Mark Blick has served as CEO and an executive director of DSL since June 2020 and is the CEO and a director of Diginex Limited, and is expected to be the Chief Executive Officer and director of Diginex Limited following the close of the Offering. From October 2018 to May 2020 Mr. Blick served as Head of Distribution & Engagement (Solutions) of Diginex Limited (Diginex HK) Previously, Mr. Blick was Managing Director, Head of Client Services APAC for Gerson Lehrman Group (“GLG”), an online digital platform for insights. Over his tenure at GLG, he helped build, scale and lead the Asia franchise. Prior to GLG, Mark launched a joint-venture start up with a leading industrial technology company (Crystal Engineering based in California, USA), and spent 7 years in Beijing working in the oil & gas industry.

Carnel Geddes was appointed as a non-executive director of Diginex Limited on December 20, 2024. From June 2017 to August 2024, Carnel was the CFO of Woodbois Ltd, a UK AIM listed entity in the forestry sector. She is based in South Africa and is a Chartered Accountant having dually qualified in the UK and South Africa and is a Certified Fraud Examiner. During a 15-year career at BDO, the global audit, tax and advisory group (2000 – 2015), she served as Director in forensic services of BDO London specializing in the financial services sector and was a Partner of BDO Cape Town. She has been a Board Member of POMASA (South Africa’s Pomegranate Growers Association) (2015 to current) which she also Chaired (elected) for several years (2019 – 2022).

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Katerina Klezlova was appointed as a non-executive director on December 20, 2024. Ms. Klezlova is a serial entrepreneur, venture builder and business development expert focused on building scalable, efficient and investment-ready tech companies, globally. After multiple years in business development and consulting focused on the corporate sector, she founded Fortuny Consulting in May 2017, developing own business models for scalable growth focusing on the SME sector. In September 2019 she co-founded a financial technology venture DealStation, a software aimed at digitizing the fundraising process for private companies. Currently Ms. Klezlova is active in the fields of innovation, sustainability and impact – supporting numerous ventures with their expansion strategies and investment-readiness. Additionally, since June 2021 she sits on the board of Capacity, a Zurich-based accelerator for refugee and migrant entrepreneurship and integration, while also serving as a judge, mentor, advisor, expert and judge for various investment funds, angel clubs and accelerators across Europe such as the Kickstart Innovation, Masschallenge, WeBloom, Business Angels Connect or R3I. Ms. Klezlova holds an MBA degree from the IE University in Madrid, Spain and a Corporate Finance certificate from the CISI in London, UK.

Tomicah Tillemann-Dick is a non-executive director of DSL and was appointed as a non-executive director of Diginex Limited on December 20, 2024. He was Global Head of Policy and a Partner at Andreessen Horowitz and is the current President of Project Liberty, a far-reaching effort to develop socially responsible architecture for the next generation of the internet. Previously, he served in government as a senior advisor to two US Secretaries of State and as former executive director of the Digital Impact and Governance Initiative at New America, where he worked in collaboration with the Rockefeller Foundation, the World Bank, MIT and governments around the world to develop open source digital infrastructure platforms to power the public sector. He also oversaw the work of the Blockchain Trust Accelerator, which works with organizations to deploy decentralized technology solutions that address governance and social impact challenges worldwide and the Responsible Asset Allocator Initiative, which ranked sovereign wealth and pension funds of $20+ trillion based on strategies for managing ESG risks.

Paul Ewing has served as the Chief Financial Officer of DSL since May 2023 and as the Chief Financial Officer of Diginex Limited. Mr. Ewing has spent more than a decade working in Asia and was the regional Chief Financial Officer at ICAP Electronic Broking (“ICAP”) from November 2006 to November 2010, as well as Chief Operating Officer for ICAP’s electronic broking division from November 2010 to December 2013. From December 2013 to August 2017, Mr. Ewing was Chief Financial Officer of APAC Broking for ICAP plc. From September 2017 to July 2018, Mr. Ewing served as the Chief Financial Officer for RKR Capital, a proprietary trading business with a focus on financial markets and Digital Assets. Mr. Ewing also served as Chief Financial Officer of Nasdaq listed, Eqonex Limited from August 2018 to May 2022. From May 2022 to November 2022 Mr. Ewing served as Chief Operating Officer of Eqonex Limited. Mr. Ewing holds a degree from Manchester University and is a member of the Institute of Chartered Accountants of England and Wales.

Christian Thierfelder has served as the Chief Operating Officer of DSL since June 2020 and is expected to be the Chief Operating Officer following the close of the Offering. From October 2018 to May 2020 Mr. Thierfelder served as Chief Research Officer of Diginex Limited (Diginex HK). Before that he worked as a Director at the Convertible Bonds Desk at Mizuho Securities Hong Kong from December 2014 to September 2018 and as a Senior Consultant at d-fine from January 2011 to December 2014. From February 2008 to December 2010 Mr. Thierfelder was a junior research group leader at University of Paderborn. Mr. Thierfelder holds a MSc in Mathematical Finance from Oxford University and MSc in Physics from Friedrich Schiller University of Jena and a PhD in Theoretical Physics from Massey University Auckland.

Graham Bridges has served as the Chief Technology Officer of DSL since June 2020 and is responsible for the Technology/Research and Development functions of the business and is expected to be the Chief Technology Officer of Diginex Limited following the close of the Offering. Prior to this, he held the position of Senior Director & Head of Corporate Solutions at Diginex Limited (DiginexHK) from May 2018.  Mr. Bridges has spent 8 years working in Asia in technology leadership roles, and prior to DiginexHK, was Managing Director at Startech Limited (formerly the dedicated and sole technology partner of MoneyHero Ltd – NASDAQ:MNY) from June 2016 until May 2018.   Prior to this Mr. Bridges held a number of technology research and development positions with Experian PLC (LON:EXPN) between 2006 and 2015, based out of London, UK.   Mr. Bridges holds a degree in Business and Information Communications Technology from Nottingham Trent University.

Jessica Camus- Demarche has served as Chief Corporate Affairs and Sustainability Officer of DSL since June 2020 and is expected to be the Chief Corporate Affairs and Sustainability Officer for Diginex Limited following the close of the Offering. Mrs. Camus has spent over a decade working in the sustainability ecosystem, leading advisory services and public-private partnerships. Previously, she managed her own consultancy firm Ignis Consulting from 2016-2018, advising the World Bank, German Development Cooperation (GIZ), WBCSD, and small and mid-cap enterprises in emerging markets on sustainability strategy and scaling impact. Jessica served as an Associate Director at the World Economic Forum in NYC and Geneva from 2008 – 2015. She was a Global Leadership Fellow of the World Economic Forum from 2012-15 and served as a Financial Market Executive from 2004 - 2005 at Thomson Reuters. She also acted as a Non-Executive Director of an LSE AIM-listed company, Obtala Limited from 2016 – 2018. Jessica holds an Executive Master’s in Leadership from Wharton, Columbia, LBS and INSEAD, an Executive Master in Business Administration from IE Business School in Madrid and an Master’s Degree in Development from the Graduate Institute of International Relations in Geneva.

Compensation

Executive Officer and Director Compensation

For the year ended March 31, 2024, Diginex Limited paid its executive officers (as per those included in the director and senior management table of DSL on page 75) for services in all capacities an aggregate compensation of approximately $1.5 million. For the six months ended September 30, 2024, the executive officers were paid an aggregate compensation of $0.8 million for services in all capacities. The compensation was paid in cash for both periods. The executive officers did not receive performance bonuses for the year ended March 31, 2024 or the six months ended September 30, 2024. As of the date of this Prospectus, the executive officers had exercised employee shares options and received 949,560 Ordinary Shares of Diginex Limited and hold 303,400 unvested share option plus additional unvested share options that equate to 1.7% of the outstanding share capital of the Company that will vest 36 months after commencement of employment or upon completion of the Offering. The share options convert into shares of the Company on a one-to-one basis. The share options have an exercise price of US$0.00005.

The executive members of DSL board of directors did not receive any compensation in the year ended March 31, 2024 or the six months ended September 30, 2024 in their capacity as directors, and going forward, Diginex Limited does not expect to have a compensation plan for executive directors. During the year ended March 2024 and six months ended September 30, 2024, the non-executive directors to DSL did not receive compensation.

DSL does and Diginex Limited will contribute to mandatory government pension schemes. Pension contributions for the year ended March 31, 2024 and six months ended September 30, 2024 are included in the aggregate compensation noted above.

There are no plans to change the compensation of executive directors and officers once Diginex Limited goes public. It is expected that non-executive directors will be compensated by Diginex Limited.

Diginex Limited Employee Share Option Plan (the “Incentive Plan”)

Purpose; Types of Awards.

The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with Diginex Limited’s objectives; (ii) to give participants an incentive for individual performance; (iii) to promote teamwork among participants; and (iv) to give Diginex Limited an advantage in attracting and retaining key employees, directors, and consultants. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards.

Shares Subject to the Incentive Plan.

The aggregate number of shares that are available for issuance pursuant to awards granted under the Incentive Plan is equal to 5,400,000 Ordinary Shares. The maximum number of shares subject to Incentive Plan awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to the director during the year in respect of his or her service as a director, may not exceed $200,000 in total value. If an award granted under the Incentive Plan is forfeited, canceled, settled, or otherwise terminated without a distribution of shares, the shares underlying that award will again become available for issuance under the Incentive Plan. However, none of the following shares will be available for issuance under the Incentive Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised share-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Incentive Plan.

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Administration of the Incentive Plan.

The Incentive Plan will be administered by the plan administrator, who is the Diginex Limited board of directors or a committee that it designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan.

Participation.

Participation in the Incentive Plan will be open to employees, contractors and consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator.

Types of Awards.

The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Incentive Plan.

Performance-Based Awards.

Diginex Limited may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted share units.

Performance Goals.

If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of Ordinary Shares; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or any other performance goals or a combination of performance goals selected by the plan administrator. Performance goals may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators.

Restricted Shares.

A restricted share award is an award of Ordinary Shares that vests in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the restricted shares and/or receive dividends on such shares.

Restricted Share Units.

A restricted share unit is a right to receive shares or the cash equivalent of Ordinary Shares at a specified date in the future, subject to forfeiture of such right.

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Share Options.

A share option entitles the recipient to purchase Ordinary Shares at a fixed exercise price. The exercise price per share will be determined by the plan administrator in the applicable award agreement in its sole discretion at the time of the grant. The maximum term of each option shall be fixed by the plan administrator, but in no event shall an option be exercisable more than (i) ten (10) years after the date such option is granted to an employee of Diginex Limited or its affiliates on the date of grant, or (ii) five (5) years after the date such option is granted to a person who is not an employee of Diginex Limited or its affiliates on the date of grant.

Share Appreciation Rights (SAR).

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of an ordinary share on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of an ordinary share on the grant date), multiplied by the number of shares subject to the SAR (as determined by the plan administrator).

Other Share-Based Awards.

Diginex Limited may grant or sell to any participant unrestricted Ordinary Shares under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Ordinary Shares.

Other Cash-Based Awards.

Diginex Limited may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock/share split or reverse share split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of Ordinary Shares covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

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Amendment and Termination.

The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan.

Board Practices

Board Composition

Diginex Limited’s business affairs are managed under the direction of its board of directors. Diginex Limited’s board of directors consists of five members. Our external directors serve for a three-year term which commenced on December 20, 2024.

Director Independence

Diginex Limited’s board of directors consists of five members, three of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. Tomicah Tillemann-Dick, Carnel Geddes and Katerina Klezlova are “independent directors” as defined in the rules of Nasdaq and applicable SEC rules.

Committees of the Board of Directors

Diginex Limited’s board of directors has established an audit & risk committee and a nomination & compensation committee. Carnel Geddes serves as the chair of both committees. Members will serve on these committees until their resignation or until otherwise determined by Diginex Limited’s board of directors.

Audit & Risk Committee

The Company’s audit & risk committee oversees Diginex Limited’s corporate accounting and financial reporting process. Among other matters, the audit & risk committee:

●	appoints Diginex Limited’s independent registered public accounting firm;

●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

●	determines the engagement of the independent registered public accounting firm;

●	reviews and approves the scope of the annual audit and the audit fee;

●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Diginex Limited’s interim financial statements;

●	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

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●	monitors the rotation of partners of the independent registered public accounting firm on Diginex Limited’s engagement team in accordance with requirements established by the SEC;

●	is responsible for reviewing Diginex Limited’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and interim reports to be filed with the SEC;

●	reviews the Company’s critical accounting policies and estimates;

●	oversees the development and maintenance of the risk management framework, including the risk management policies, risk appetite and risk strategy;

●	ensures adequate processes and systems for identifying, reporting and mitigating all relevant risk exposures, including legal, commercial, financial and operational risks; and

●	reviews key risk reports and risk registers and provides oversight of the key risks Diginex is exposed to.

The chair of the audit & risk committee is Carnel Geddes. Tomicah Tillemann-Dick and Katerina Klezlova are also members of the audit & risk committee. Diginex Limited believes that Carnel Geddes qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Diginex Limited’s board of directors has adopted a written charter for the audit & risk committee.

Nomination and Compensation Committee

Diginex Limited’s nomination and compensation committee will review and recommend policies relating to compensation and benefits of Diginex Limited’s officers and employees. Among other matters, the nomination and compensation committee will:

●	assist the board in overseeing Diginex Limited’s employee compensation policies and practices, including approving the compensation of the CEO and other executive officers and reviewing and approving incentive and equity compensation policies and programs;

●	produce the annual report of the committee required by the rules of the SEC; and

●	consider and make recommendations relating to the selection and qualification of directors and candidates nominated to serve as directors.

The chair of the Company’s nomination and compensation committee is Carnel Geddes. Tomicah Tillemann-Dick and Katerina Klezlova are also members of the compensation committee. Diginex Limited’s board of directors has adopted a written charter for the nomination and compensation committee.

Foreign Private Issuer Status

As a foreign private issuer, Diginex Limited is exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Diginex Limited is not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and is not required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. As a company incorporated in the Cayman Islands that is listed on Nasdaq, Diginex Limited is subject to Nasdaq corporate’s governance listing standards. However, under Nasdaq Listing Rule 5615(a)(3)(A), a foreign private issuer may, in general, follow its home country corporate governance practices in lieu of some of the Nasdaq corporate governance requirements, set forth in the Nasdaq Marketplace Rule 5600 Series (with certain exceptions not relevant here). Diginex Limited has elected to be exempt from the requirement in Nasdaq Marketplace Rule 5635(d) which sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Diginex Limited has elected to be exempt from the requirement: (i) in Nasdaq Marketplace Rule 5635(d) which sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (a) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (b) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement: (ii) in Nasdaq Marketplace Rule 5620(c) requiring a Nasdaq-listing company to provide in its by-laws for a quorum of at least 33 1/3 percent of the outstanding shares of the Company’s common voting stock; (iii) in Nasdaq marketplace Rule 5605(b)(2) requiring a Nasdaq-listing company to have regularly scheduled meetings at which only independent directors are present; and (iv) in Nasdaq marketplace Rule 5635(c) requires a Nasdaq-listed company to obtain shareholder approval for the establishment of or material amendments to equity compensation.

Prior to the IPO, Rhino Ventures Limited owned a majority of the issued and outstanding equity securities of the Diginex Limited. Upon the completion of the Offering and Over-Allotment, the Company will has 22,993,763 Ordinary Shares issued and outstanding. Each Ordinary Share is entitled to one (1) vote and Rhino Ventures Limited will beneficially own 7,640,247 Ordinary Shares, representing 33.2% of the total voting power of the Company’s issued and outstanding share capital immediately following the completion of the Offering and Over-Allotment. As such, the Company will not be a “controlled company” as defined under the Nasdaq Stock Market Rules.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. Reference is made to our Memorandum and Articles, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”). We urge you to read our Amended and Restated Memorandum and Articles in its entirety for a complete description of the rights and preferences of our securities.

Diginex Limited

Diginex Limited was incorporated as an exempted company with limited liability under the Companies Act on January 26, 2024. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

As of the date of this prospectus, we had (i) 20,406,263 Ordinary Share issued and outstanding, (ii) 4,170,520 outstanding warrants and (iii) 41,945 vested but not yet exercised options issued to employees and contractors, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting.

Ordinary Shares

Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into (i) 960,000,000 Ordinary Shares of par value $0.00005 each (the “Ordinary Shares”) and (ii) 40,000,000 preferred shares of par value $0.00005 each (the “Preferred Shares”) Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of Nasdaq, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under applicable law, our directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of the Offering and Over-Allotment, there will be 22,993,763 Ordinary Shares issued and outstanding.

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Preferred Shares

Each Preferred Share carries a number of votes equal to that of the Ordinary Shares then issuable upon its conversion into Ordinary Shares at the record date for determination of the shareholders entitled to vote on such matters. The holders of Preferred Shares and Ordinary Shares shall vote together as a single class unless it is required by applicable law or the Company’s Article of Association that Preferred Shares to vote separately as a class.

Each issued Preferred Share automatically converted into Ordinary Shares, at the conversion price (i) on December 20, 2024 (the “F-1 Effectiveness”) or (ii) upon the prior written approval of the holders of majority of Preferred Shares (voting together as a single class). All outstanding Preferred Shares were converted into Ordinary Shares when the Company’s registration statement was declared effective by the SEC on December 20, 2024. There are no Preferred Shares issued or outstanding at the time of this amended registration statement.

Unless converted earlier pursuant to above said, each holder of Preferred Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Preferred Shares into Ordinary Shares at any time.

Each holder of Preferred Shares shall be entitled to receive dividends, out of any funds legally available therefor, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares or any other class or series of shares issued by the Company, at the rate of four percent per annum of the applicable issue price of the Preferred Shares, on a non-cumulative basis, for each Preferred Share held by such holder.

The Preferred Shares are redeemable at the request of the holders of a majority of the Preferred Shares at earlier of (i) F-1 Effectiveness has not taken place on or before the fifth anniversary of the date on which the first Preferred Share was issued; or (ii) a redemption right held by holder of Preferred Shares under the Articles and any shareholders agreement between Diginex Limited and its shareholders which Diginex Limited is bound to observe from time to time (the “Shareholder Agreement”) has been triggered by a materially breach of the Articles and such Shareholder Agreement; or (iii) where the Company materially fails to comply with applicable laws and regulations.

Warrants

The 4,170,520 warrants that are issued and outstanding are exercisable for a period of three years from the date they were issued, May 27, 2024, and are exercisable at a price of US$6.13 per share. The warrants, if fully exercised, will result in the issuance of shares equal to 51% of the Company’s outstanding Ordinary Shares at the time the warrants are exercised. This amount will be prorated in the event of partial exercise of the warrants.

RVL Warrants

On January 23, 2025, the Company issued Rhino Ventures Limited the warrants identified below in recognition of the support Rhino Ventures Limited has provided to the Company.

1.	Tranche 1 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $5.13 per share, which expire 6 months from January 23, 2025
2.	Tranche 2 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $6.15 per share, which expire 9 months from January 23, 2025
3.	Tranche 3 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $7.18 per share, which expire 12 months from January 23, 2025
4.	Tranche 4 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $8.20 per share, which expire 15 months from January 23, 2025
5.	Tranche 5 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price of $10.25 per share, which expire 18 months from January 23, 2025
6.	Tranche 6 - Warrants to purchase 2,250,000 Ordinary Shares at an exercise price $12.30 per share, which expire 24 months from January 23, 2025

Convertible loan notes

The $4.35 million in convertible notes shall automatically convert into Ordinary Shares at the conversion price on the earlier of the following events, (i) a relevant fund raising above $10 million, (ii) change of control, or (iii) F-1 being declared effective. Such ordinary class of shares to be issued to investors in connection with the relevant fund raising or issued at the completion of the change of control or this prospectus on Form F-1 being declared effective. The conversion price for the $4.35 million in convertible notes shall be calculated using a valuation of $60 million for the Company.

On December 20, 2024, the Company registration statement on Form F-1 was declared effective by the SEC. This resulted in the conversion of all outstanding convertible loan notes into 2,347,134 Ordinary Shares

Diginex Limited’s Transfer Agent

The transfer agent and registrar for the Ordinary Shares is Continental Stock Transfer & Trust, at 1 State Street, 30th Floor, New York, NY 10004-1561.

Diginex Limited’s Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

●	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

●	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Diginex Limited’s Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. A fraction of a share shall entitle its holder to an equivalent fraction of one (1) vote (or a fraction of such number of votes which such Share carries pursuant to its special voting rights). In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

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Variation of Rights of Diginex Limited’s Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Diginex Limited’s Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Diginex Limited’s Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares as required by notice. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Diginex Limited’s Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Diginex Limited’s Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited and the place where payment is to be made.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

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A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Diginex Limited’s Share Premium Account

The directors shall establish a share premium account in accordance with the Companies Act and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Diginex Limited’s Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Diginex Limited’s Shares

Subject to any applicable requirements set forth in the articles and provided that a transfer of shares complies with applicable rules of the Nasdaq, and where the shares in question are not listed on or subject to the rules of any designated stock exchange, further subject to any provisions of the Shareholder Agreement and provided that the directors shall approve and register any transfer of Shares made in accordance with the Shareholder Agreement and shall refuse to register any transfer of Shares made otherwise than in accordance with the Shareholder Agreement, a shareholder may transfer shares to another person by completing an instrument of transfer in a usual or common form or in any other form approved by the directors, executed:

●	where the shares are fully paid, by or on behalf of that shareholder; and

●	where the shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered into our register of members.

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Where the shares in question are not listed on or subject to the rules of the Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such share, without giving any reason, unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the share transferred is fully paid and free of any lien in favor of us;

●	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the board of the directors may from time to time require related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

If our directors refuse to register a transfer of any shares of any class not listed on a Designated Stock Exchange (as defined in our articles), they are required, within one (1) month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Inspection of Diginex Limited’s Books and Records

Holders of our shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (except for the memorandum and articles of association of our Company, any special resolutions passed by our Company and the register of mortgages and charges of our Company).

General Meetings of Diginex Limited’s Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Further, in accordance Diginex Limited’s determination to follow its home country corporate governance practices in lieu of some of the Nasdaq corporate governance requirements, pursuant to Nasdaq Listing Rule 5615(a)(3)(A), we may not hold an annual general meeting for, among other things, the election of directors. As such, we may hold an annual general meeting that does not include the election of directors on a yearly basis. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors in accordance with our Amended and Restated Memorandum and Articles. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five (5) clear days’ notice of any general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

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A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting unless the Company only one member.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

A poll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting.

In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

Directors of Diginex Limited

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution. The Articles do not require an annual director election.

A director may at any time resign from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director;

●	he is made bankrupt or makes an arrangement or composition with his creditors generally;

●	he resigns his office by notice to us;

●	he only held office as a director for a fixed term and such term expires;

●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

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●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the audit and risk committee and the nomination and compensation committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Diginex Limited’s Directors

Subject to the provisions of the Companies Act and our Amended and Restated Memorandum and Articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of the Offering, our board of directors will have established an audit and risk committee, and a nomination and compensation committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

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Subject to the applicable listing rules and disqualification by the chairman of the relevant board meeting, a director may, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest, provided that the nature and extent of any such material interest has been duly declared at a meeting of the directors by a general notice given to the other directors prior to the consideration of the meeting.

Interested Directors

Interested director transactions are governed by the terms of a company’s memorandum and articles of association. The Articles provide that a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the applicable listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Diginex Limited’s Profits

Subject to the Memorandum and Articles, the directors may resolve to capitalize:

●	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

●	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Shareholder Proposal Rights

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

The shareholders are entitled to requisition a general meeting in accordance with the provisions of the Articles, but the Articles does not expressly provide for any shareholders proposal rights.

Liquidation Rights of Diginex Limited’s Shareholders

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

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Diginex Limited’s Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category of shares held by each member; and

●	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of the Offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our Company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Certain Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States and companies incorporated in Hong Kong.

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	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.
Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default or willful neglect or against the consequences of committing a crime.

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Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty willful default or willful neglect.

Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

The Articles provide that a director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the applicable listing rules and disqualification by the chairman of the relevant board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.:

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Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association.

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Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

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Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

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●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law.

In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

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Shareholder Proposals	Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

The shareholders are entitled to requisition a general meeting in accordance with the provisions of the Articles, but the Articles does not expressly provide for any shareholders proposal rights.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

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By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

Certain Anti-Takeover Provisions in our Charter

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Ordinary Shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of shares of Ordinary Shares then issued and outstanding; or

●	the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

The Company has been approved to list its Ordinary Shares on The Nasdaq Stock Market under the symbol “DGNX”.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

● each of our directors and executive officers; and

● each person known to us to own beneficially more than 5% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to the Offering is based on 20,406,263 Ordinary Shares issued and outstanding prior to the Offering. Percentage of beneficial ownership of each listed person after the Offering and Over-Allotment is based on 22,993,763 Ordinary Shares issued and outstanding immediately after the completion of the Offering (assuming that the over-allotment option is not exercised).

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Before IPO		After IPO & Over Allotment
Name of Beneficial Owner	Number of Ordinary Shares beneficially owned	Percentage of Ordinary Shares beneficially owned	Number of Ordinary Shares beneficially owned	Percentage of Ordinary Shares beneficially owned
Miles Pelham(1)	7,934,627	38.9%	7,934,627	34.5%
Rhino Ventures Limited(1)	7,640,247	37.4%	7,640,247	33.2%
Mark Blick (2)	294,380	1.4%	294,380	1.3%
Graham Bridges (3)	180,400	0.9%	180,400	0.8%
Christian Thierfelder (4)	180,400	0.9%	180,400	0.8%
All directors and Executive Officers as a Group	8,589,807	42.1%	8,589,807	37.4%

Five Percent Holders:
Miles Pelham	7,934,627	38.9%	7,934,627	34.5%
Rhino Ventures Limited (1)	7,640,247	37.4%	7,640,247	33.2%
HBM IV, Inc. (5)	3,663,062	18.0%	3,663,062	15.9%
Nalimz Holding Limited (6)	1,442,977	7.1%	1,442,977	6.3%
Natalia Pelham (7)	1,049,600	5.1%	1,049,600	4.6%

(1)	Rhino Ventures Limited, a British Virgin Islands limited liability company, is wholly-owned and managed by Miles Pelham, who has voting and dispositive control over the Ordinary Shares held by Rhino Ventures Limited. The business address of Rhino Ventures Limited is Craigmuir Chambers, Road Town, Tortola, VS 1110, British Virgin Islands. In addition to holding 7,640,247 Ordinary Shares, Rhino Ventures Limited also holds (a) 4,170,520 warrants for Ordinary Shares equal to 51% of the Company’s outstanding Ordinary Shares at the time the warrants are exercised, exercisable at a price of $6.13 per warrant and expire on May 27, 2027 and (b) (i) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $5.13 per share and which expire 6 months after January 23, 2025, (ii) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $6.15 per share and which expire 9 months after January 23, 2025, (iii) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $7.18 per share and which expire 12 months after January 23, 2025, (iv) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $8.20 per share and which expire 15 months after January 23, 2025, (v) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $10.25 per share and which expire 18 months after January 23, 2025 and (vi) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $12.30 per share and which expire 24 months after January 23, 2025. Miles Pelham holds 294,380 Ordinary Shares in his own name. In addition to holding 7,934,627 Ordinary Shares. Miles Pelham also holds 303,400 unexercised employee share options.

(2)	Mark Blick, Chief Executive Officer at Diginex Limited holds 294,380 and is resident in Hong Kong

(3)	Graham Bridges, Chief Technology Officer at Diginex Limited holds 180,400 Ordinary Shares and is resident in Hong Kong

(4)	Christian Thierfelder, Chief Operating Officer at Diginex Limited holds 180,400 Ordinary Shares and is resident in Monaco.

(5)	HBM IV, Inc. is incorporated in the State of Delaware. HBM IV, Inc. held 2,583,820 shares of Diginex Limited Preferred Shares which converted into 2,583,820 Ordinary Shares of Diginex Limited upon the registration statement being declared effective on December 20, 2024. In addition, HBM IV, Inc held a $2 million convertible loan note that converted into 1,079,242 Ordinary Shares, upon the registration statement being declared effective on December 20, 2024. In total HBM IV, Inc hold 3,663,062 Ordinary Shares. Pursuant to the definition of “beneficial owner” set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, each of HBM IV, Inc., Hearst Communications, Inc., Hearst Holdings, Inc., The Hearst Corporation, and The Hearst Family Trust may be deemed to beneficially own the shares held by HBM IV, Inc. Hearst Communications, Inc. has the power to direct the voting and disposition of the shares as the controlling stockholder of HBM IV, Inc. Hearst Holdings, Inc. has the power to direct the voting and disposition of the shares as the controlling stockholder of Hearst Communications, Inc. The Hearst Corporation has the power to direct the voting and disposition of the shares as the controlling stockholder of Hearst Holdings, Inc. The Hearst Family Trust has the power to direct the voting and disposition of the shares as the controlling stockholder of The Hearst Corporation. No natural person ultimately has the investment and/or voting power over the shares of Diginex Limited beneficially owned by HBM IV, Inc. The Hearst Family Trust (the “Trust”), as referenced above, is controlled by three or more trustees, none of whom individually has investment and/or voting power over the shares beneficially owned by the Trust. The address of each of HBM IV, Inc., Hearst Communications, Inc., Hearst Holdings, Inc., The Hearst Corporation and The Hearst Family Trust is 300 West 57th Street, New York, NY 10019, USA.

(6)	Nalimz Holdings Limited is a Hong Kong limited liability company, is controlled by Josip Zaja, who has voting and dispositive control over the Diginex Limited Ordinary Shares held by Nalimz Holdings Limited. The business address is Unit 915, 9F, North Tower, Concordia, 1 Science Museum Road, Tsim Sha Tsui, Kowloon, Hong Kong.

(7)	Natalia Pelham is the spouse of Miles Pelham the Chairman of Diginex Limited. Miles Pelham disclaims beneficial ownership of the securities held by Natalia Pelham.

As of the date of this Prospectus, we have 30 shareholders of record. All of our officers, directors and shareholders as of the date of this Prospectus are subject to lock-up agreements in connection with the Offering. See “Shares Eligible For Future Sale — Lock-Up Agreements.”

We believe that Diginex Limited’s offers, sales and issuances of the securities to its shareholders were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

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Related Party Transactions

Solutions Business Acquisition

On May 15, 2020, Diginex Limited, a company incorporated in Hong Kong, an entity related to the Company (“Diginex HK”), together with Diginex Solutions Limited, sold the legal entities of Diginex Solutions (HK) Limited and Diginex USA LLC, together with the trademarks associated with the Diginex name, to a related party, Rhino Ventures Limited, an entity controlled by Miles Pelham, the founder and former chairman of Diginex HK. The consideration of $6,000,000, that was paid by Rhino Ventures Limited for Diginex Solutions (HK) Limited and Diginex USA LLC, was netted against the shareholder loan between Diginex HK and Pelham Limited, another entity controlled by Miles Pelham. In addition, Diginex HK agreed to fund the business for six months post the sale at a 25% discount to the projected costs.

Diginex Services Limited Acquisition

On September 20, 2021, Diginex Solutions (HK) Limited acquired Diginex Services Limited, a company incorporated in the United Kingdom and controlled by Rhino Ventures Limited for no cash payment. Prior to the acquisition Diginex Solutions (HK) Limited had been funding Diginex Services Limited for, primarily, the provision of IT maintenance and development services.

Rhino Ventures Loan

Rhino Ventures Limited advanced a loan to Diginex Solutions (HK) Limited. At 31 March 2024 the outstanding balance was $1.6 million (31 March 2023: $2.3 million) and charged interest of 8% per annum. Post 31 March 2024, Rhino Ventures Limited continued to fund DSL via the loan agreement and on 28 May 2024 converted $1.9 million into equity as part consideration for an $8.0 million capital raise. As part of the raise, Rhino Ventures had advanced an interest free $5.3 million as at 31 March 2024 with total cash consideration of the raise being $6.1 million.

Diginex Limited and Rhino Ventures Limited have agreed that Rhino Ventures Limited shall convert a minimum of $3.0 million of the Modified RVL Loan into Ordinary Shares upon the pricing of the Offering at the IPO offering price. Based on the IPO offering price of $4.10 per share, on Janaury 21, 2025, RVL converted $3.0 million of the Modified RVL Loan into 731,707 Ordinary Shares. In exchange for Rhino Ventures Limited conversion of its loan into Ordinary Shares, Diginex Limited has agreed to provide Rhino Ventures Limited registration rights with respect to the Ordinary Shares that Rhino Ventures Limited receives upon conversion of the loan. The conversion of the Modified RVL loan is in addition to the conversion of the RVL convertible loan note with a principal value of $517,535.

Diginex Holdings Loan

On June 28, 2022 Diginex Holdings Limited, a company controlled by Rhino Ventures Limited advanced a loan of $1 million to Diginex Solutions (HK) Limited, bearing an 8% interest coupon. The loan remained outstanding at $1 million but as part of the Restructure, this loan was transferred into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount. Both loan notes converted into Ordinary Shares upon the registration statement being declared effective on December 20, 2024.

Convertible Loan Notes

Between August 2022 and July 2023 DSL raised $3.35 million through the issuance of Convertible Loan Notes to existing DSL shareholders. The Convertible Loan Notes mature on the second anniversary of the effective date, bear an 8% coupon and convert into Ordinary Shares into equity upon the Company becoming publicly listed. In the year ended 31 March 2024, Working Capital Innovation Fund II LP invested a further $100k and as part of the Restructuring, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, was transferred into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. The terms of the new convertible loan notes also charge interest at 8% per annum and had a maturity date of December 31, 2024. On August 3, 2024 a Convertible Loan Note issued to HBM IV, Inc for US$1.0 million had the maturity date extended from August 3, 2024 to January 3, 2025. The purchasers of Convertible Loan Notes included certain holders of more than 5% of the Company’s capital stock and certain directors or their respective affiliates. The following table sets forth the Convertible Loan Notes issued to these related parties:

Stockholder	Principal Amount of Convertible Loan Notes
HBM IV, Inc.	$2,000,000
Nalimz Holdings Limited	$1,000,000
Rhino Ventures Limited	$517,535

All Convertible Loan Notes converted into 2,347,134 Ordinary Shares upon the registration statement being declared effective on December 20, 2024.

Preferred Shares

HBM IV, Inc. held 2,583,820 Preferred Shares in the Company. Upon the registration statement being declared effective on December 20, 2024, the Preferred Shares were converted into 2,583,820 Ordinary Shares. At the time of this document there are no issued or outstanding Preferred Shares.

Miles Pelham compensation

During the years ended March 31, 2023 and 2024, Miles Pelham, the owner of Rhino Ventures Limited was paid $250,000 per annum for the provision of management services to the Group. This amount is included in the aggregate compensation of approximately $1.5 million amount set forth in the section “Compensation – Executive Officer and Director Compensation.” For the six months ended September 30, 2024, Miles Pelham was paid $125,000 for the provision of management services to the Group.

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Related Party Revenue

During the years ended March 31, 2023 and 2024, DSL provided commercial services to certain shareholders. During the period, DSL engaged with Sustainable Fitch Limited, a related party with HBM IV, Inc. and Hafnia SG Pte. Ltd earning $56,000 in the year ended March 31, 2024 (March 31, 2023: $234,500) and $10,977 during the year ended March 31, 2024 (March 31, 2023: $147,604) respectively. For the six months ended September 30, 2024, the Group provided commercial services to certain shareholders and related parties and generated revenues of $23,639 (September 30, 2023: $46,488).

Restructuring

Diginex Limited is a Cayman Islands exempted company, incorporated under the laws of the Cayman Islands on January 26, 2024. Upon incorporation, one (1) ordinary share of Diginex Limited was issued to Rhino Ventures Limited, a shareholder of DSL. On July 15, 2024, Diginex Limited and Diginex Solutions (HK) Limited (“DSL”) completed a restructuring pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to Diginex Limited, in consideration for Diginex Limited’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of Diginex Limited at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of Diginex Limited, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of Diginex Limited and one (1) warrant of DSL for four hundred and ten (410) warrants of Diginex Limited.

SHARES ELIGIBLE FOR FUTURE SALE

All of the Ordinary Shares sold in the Offering, will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could have a material adverse effect on the prevailing market prices of our Ordinary Shares. Future sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of the Offering and Over-Allotment, Diginex Limited has 22,993,763 Ordinary Shares issued and outstanding. In addition, Diginex Limited will have 41,945 vested but not yet exercised options issued to employees and contractors, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting. Diginex Limited will also have warrants outstanding.

Lock-up agreements

Our directors, officers and major shareholders have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Shares, or any securities convertible into or exchangeable or exercisable for our Shares, for a period of six months after the date of our initial public offering. After the expiration of the lock up period Ordinary Shares held by our directors, officers and major shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

The Selling Shareholder, with respect to their Ordinary Shares sold pursuant to the Resale Prospectus in the Offering, has not entered into Lock-up Agreements. See “Risk Factor — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to this prospectus, may adversely affect the market price of our Ordinary Shares.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned our “restricted securities” within the meaning of Rule144 for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to certain restrictions. Persons who are our affiliates may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

1% of the number of shares of Ordinary Shares then outstanding, which will equal approximately 229,938 Ordinary Shares based on the number of Ordinary Shares outstanding immediately after the consummation of the Offering and Over-Allotment, or the average weekly trading volume of our Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by persons who are deemed our affiliates are subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted securities for more than six months but not more than one year may sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted securities for more than one year may freely sell the restricted securities without registration under the Securities Act.

In addition, in each case, any shares that are subject to lock-up arrangements would only become eligible for sale when the lock-up period expires.

TAXATION

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position.

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This summary does not address the Medicare tax on certain investment income, U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock;

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities

●	the Company’s officers or directors; or

●	holders who are not U.S. Holders.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Ordinary Shares are currently listed on.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in the Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

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●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Ordinary Shares, nor will gains derived from the disposal of the Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (As Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

SELLING SHAREHOLDER

The following table sets forth the name of the Selling Shareholder, the number of Ordinary Shares owned by each Selling Shareholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the Selling Shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Applicable percentage of ownership is based on 731,707 Ordinary Shares outstanding immediately after the offering, assuming none of the Ordinary Shares held by the Selling Shareholder are sold.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it, subject to applicable community property laws.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ordinary Shares Ownership Before the Offering (%)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned after Offering(2)	Percentage Ordinary Shares Ownership After Offering (%)
Rhino Ventures Limited	7,640,247	33.2%	731,707	6,908,540	30.0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)	Assumes the sale of our Ordinary Shares by the Selling Shareholder pursuant to the Resale Prospectus filed herewith.

(3)	Rhino Ventures Limited, a British Virgin Islands limited liability company, is wholly-owned and managed by Miles Pelham, who has voting and dispositive control over the Ordinary Shares held by Rhino Ventures Limited. The business address of Rhino Ventures Limited is Craigmuir Chambers, Road Town, Tortola, VS 1110, British Virgin Islands. In addition to holding 7,640,247 Ordinary Shares, Rhino Ventures Limited also holds (a) 4,170,520 warrants for Ordinary Shares equal to 51% of the Company’s outstanding Ordinary Shares at the time the warrants are exercised, exercisable at a price of $6.13 per warrant and expire on May 27, 2027 and (b) (i) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $5.13 per share and which expire 6 months after January 23, 2025, (ii) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $6.15 per share and which expire 9 months after January 23, 2025, (iii) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $7.18 per share and which expire 12 months after January 23, 2025, (iv) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $8.20 per share and which expire 15 months after January 23, 2025, (v) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $10.25 per share and which expire 18 months after January 23, 2025 and (vi) warrants to purchase 2,250,000 Ordinary Shares, exercisable at a price of $12.30 per share and which expire 24 months after January 23, 2025.

Lock-up Agreements

The Selling Shareholder, with respect to their Ordinary Shares sold pursuant to the Resale Prospectus in this offering, have not entered into Lock-up Agreements. See “Risk Factor — The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Shares.”

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SELLING SHAREHOLDER PLAN OF DISTRIBUTION

The Selling Shareholder and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which shares of our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this Resale Prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge their shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

114

The Selling Shareholder and any other persons participating in the sale or distribution of the shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of Selling Shareholder, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event the Selling Shareholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholder’s shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Shareholder, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholder are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholder. If any of the ordinary shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Shareholder will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholder have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

115

LEGAL MATTERS

Loeb & Loeb LLP is our U.S. and Hong Kong legal counsel. Ogier is our Cayman counsel.

EXPERTS

The financial statements of Diginex Limited as of March 31, 2024, and 2023, and for the years then ended, included in Prospectus have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon and included in this Prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

116

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement, this Prospectus and our other materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our corporate website is https://www.diginex.com. The information contained on our website is not a part of this prospectus.

117

DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR the SIX MONTSH

ENDED 30 SEPTEMBER 2024 and 30 SEPTEMBER 2023

AND

COmbined FINANCIAL STATEMENTS

31 March 2024

F-1

F-2

DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE (LOSS) INCOME

For the six months ended 30 September 2024 and 2023 (unaudited)

		Six months ended	Six months ended
	Notes	30 September 2024	30 September 2023
		USD	USD
Revenue	5	520,795	643,267
General and administrative expenses	6	(4,717,260)	(4,436,104)
OPERATING LOSS		(4,196,465)	(3,792,837)
Other income, gains or (losses)	7	3,278,531	4,944,428
Finance cost, net	8	(243,537)	(279,516)
(LOSS) PROFIT FOR THE PERIOD		(1,161,471)	872,075
OTHER COMPREHENSIVE INCOME (LOSS)
Items that may be reclassified subsequently to profit or loss:
Exchange gain (loss) on translation of foreign operations		4,411	(1,869)
TOTAL COMPREHENSIVE (LOSS) INCOME FOR THE PERIOD		(1,157,060)	870,206
EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic earnings (loss) per share	10	(0.09)	0.09

Diluted loss per share	10	(0.31)	(0.31)

The above interim condensed consolidated statement of profit or loss and other comprehensive (loss) income should be read in conjunction with the accompanying notes.

F-3

DIGINEX LIMITED

InTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

At 30 September 2024 (Unaudited) and 31 March 2024 (Audited)

		At 30 September 2024	At 31 March 2024
	Notes	(Unaudited)	(Audited)
		USD	USD
ASSETS
Right-of-use assets	12	294,166	357,202
Rental deposit	13	35,431	35,431
Plant and equipment	11	-	-
Total non-current assets		329,597	392,633
Trade receivables, net	13	84,764	182,334
Contract assets	13	87,382	69,354
Other receivables, deposit and prepayments	13	463,942	253,476
Cash and cash equivalents		100,822	76,620
Total current assets		736,910	581,784
LIABILITIES
Trade payables	14	(898,627)	(788,798)
Other payables and accruals	14	(1,072,227)	(596,870)
Tax payables		(8,917)	(8,917)
Deferred revenue	15	(374,711)	(322,826)
Due to a related company	16	(34,579)	(34,579)
Due to immediate holding company	16	-	(5,345,929)
Loans from immediate holding company	16	(2,383,673)	(1,930,993)
Loan from a related company	16	-	(1,140,931)
Lease liabilities, current	19	(122,076)	(122,076)
Convertible loan notes - current	18	(5,681,066)	(3,975,534)
Total current liabilities		(10,575,876)	(14,267,453)
Lease liabilities, net of current portion	19	(148,232)	(243,280)
Preferred shares	17	(6,189,000)	(9,359,000)
Convertible loan notes, net of current portion	18	-	(114,808)
Total non-current liabilities		(6,337,232)	(9,717,088)
Net current (liabilities) assets		(9,838,966)	(13,685,669)
Net liabilities		(15,846,601)	(23,010,124)
DEFICIT
Share Capital	20	737	477
Share Premium	20	1,768,661	-
Capital reserve	21	5,126,150	3,752,192
Warrant reserve	21	6,653,200	-
Exchange reserve	21	2,730	(1,681)
Share option reserve	21	650,503	2,409,689
Accumulated losses	21	(30,048,582)	(29,170,801)
Total deficit		(15,846,601)	(23,010,124)

The above interim condensed consolidated statement of financial position should be read in conjunction with the accompanying notes.

F-4

DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

For the six months ended 30 September 2024 and 30 September 2023 (Unaudited)

							Share
	Share Capital		Share	Capital	Warrant	Exchange	option	Accumulated
	Shares	Amount	premium	reserve	reserve	reserve	reserve	losses	Total
		USD	USD	USD	USD	USD	USD	USD	USD
Balance at 1 April 2023 pre-capitalization	11,582	3,725,301	-	-	-	6,003	1,084,270	(24,299,414)	(19,483,840)
Profit for the period	-	-	-	-	-	-	-	872,075	872,075
Exchange gain on translation of foreign operations	-	-	-	-	-	(1,869)	-	-	(1,869)
Total comprehensive gain for the period	-	-	-	-	-	(1,869)	-	872,075	870,206
Share option awards	-	-	-	-	-	-	1,232,071	-	1,232,071
Balance at 30 September 2023 pre-capitalized	11,582	3,725,301	-	-	-	4,134	2,316,341	(23,427,339)	(17,381,563)
Recapitalization of DSL	4,737,038	(3,724,826)	-	3,724,826	-	-	-	-	-
Sub-total	4,748,620	475	-	3,724,826	-	4,134	2,316,341	(23,427,339)	(17,381,563)
Share Subdivision	4,748,620	-	-	-	-	-	-	-	-
Balance at 30 September 2023 recapitalized	9,497,240	475	-	3,724,826	-	4,134	2,316,341	(23,427,339)	(17,381,563)

Balance at 1 April 2024 pre-capitalization	11,626	3,752,669	-	-	-	(1,681)	2,409,689	(29,170,801)	(23,010,124)
Exercise of share option awards pre-capitalization	44	27,368	-	-	-	-	(27,368)	-	-
Allotment of shares	5,086	1,346,800	-	-	-	-	-	-	1,346,800
Issuance of warrants	-	-	-	-	6,653,200	-	-	-	6,653,200
Pre-capitalized balance	16,756	5,126,837	-	-	6,653,200	(1,681)	2,382,321	(29,170,801)	(15,010,124)
Recapitalization of DSL	6,853,204	(5,126,150)	-	5,126,150	-	-	-	-	-
Sub-total	6,869,960	687	-	5,126,150	6,653,200	(1,681)	2,382,321	(29,170,801)	(15,010,124)
Founding share of the Company	1	-	-	-	-	-	-	-	-
Sub-total	6,869,961	687	-	5,126,150	6,653,200	(1,681)	2,382,321	(29,170,801)	(15,010,124)
Share Subdivision	6,869,961	-	-	-	-	-	-	-	-
Recapitalized balance	13,739,922	687	-	5,126,150	6,653,200	(1,681)	2,382,321	(29,170,801)	(15,010,124)
Loss for the period	-	-	-	-	-	-	-	(1,161,471)	(1,161,471)
Exchange loss on translation of foreign operations	-	-	-	-	-	4,411	-	-	4,411
Total comprehensive loss for the period	-	-	-	-	-	4,411	-	(1,161,471)	(1,157,060)
Exercise of share option awards post-capitalization	1,003,680	50	1,768,661	-	-	-	(1,768,661)	-	50
Forfeiture of share option for the period	-	-	-	-	-	-	(283,690)	283,690	-
Share option awards for the period	-	-	-	-	-	-	320,533	-	320,533
Balance at 30 September 2024	14,743,602	737	1,768,661	5,126,150	6,653,200	2,730	650,503	(30,048,582)	(15,846,601)

The above interim condensed consolidated statement of changes in equity should be read in conjunction with the accompanying notes.

F-5

DIGINEX LIMITED

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended 30 September 2024 and 30 September 2023 (Unaudited)

	Six months ended	Six months ended
	30 September 2024	30 September 2023
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
(Loss) profit for the period	(1,161,471)	872,075
Adjustments for:
Amortization – right-of-use asset	63,036	33,672
Depreciation – plant and equipment	-	3,696
Impairment losses recognized in respect of trade receivables	10,018	10,840
Finance costs	243,537	279,516
Share option awards	320,533	1,232,071
Share-based payments expenses on anti-dilution issuance of preferred shares	369,648	-
Net fair value loss of convertible loan notes	274,000	126,000
Net fair value gain of preferred shares	(3,539,648)	(5,044,000)
Operating cash flows before movements in working capital	(3,420,347)	(2,486,130)
Movements in working capital:
Trade receivables	87,552	137,489
Other receivables, deposit, and prepayment	(210,466)	(90,946)
Contract assets	(18,028)	(47,196)
Amount due from a related company	-	(3,560)
Trade and other payables	589,091	682,003
Deferred revenue	51,885	(160,351)
Net cash used in operating activities	(2,920,313)	(1,968,691)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of ordinary shares	50	-
Proceeds from issuance of convertible loan notes	-	100,000
Advances from immediate holding company	713,719	200,000
Loans from immediate holding company	2,335,461	564,483
Repayment of lease liabilities	(104,715)	(37,065)
Net cash generated from financing activities	2,944,515	827,418
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,202	(1,141,273)
Cash and cash equivalents at the beginning of the period	76,620	1,183,176
CASH AND CASH EQUIVALENTS AT 30 SEPTEMBER	100,822	41,903

Except as disclosed below, there were no other material non-cash investing and financing activities during the six months ended 30 September 2024 and 30 September 2023:

●	In May 2024, the Group completed an $8.0 million capital raise with its immediate holding company, Rhino Ventures Limited, which was settled by advances of cash of $6.1 million and the conversion of loans from immediate holding company of $1.9 million. Upon the completion of the capital raise, DSL allotted 5,086 ordinary shares and 10,172 warrants to Rhino Ventures Limited. These shares amounted to 4,170,520 shares in the Company post Recapitalization and at the same time the warrants were cancelled in DSL with 4,170,520 warrants being issued, with the same economic rights, by the Company. This capital raise triggered an anti-dilution clause in the Articles of Association which resulted in 151 Series A Preferred Shares being issued to HBM IV, Inc. with $Nil consideration.
●	In July 2024, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures Limited, was exchanged a $1 million convertible loan note of which Rhino Ventures Limited acquired $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. acquired $482,465 of the principal amount of the convertible loan note.
●	During the six months ended 30 September 2023, the Group entered into new lease agreements for the use of office space that expires on 1 July 2027. On the lease commencement, the Group recognized right-of-use assets and lease liabilities of $482,619 and $482,619, respectively.
●	The deposit for the lease of $34,579 was paid by the immediate holding company and included within the amount due to the immediate holding company.

The above unaudited interim condensed consolidated statement of cash flows should be read in conjunction with the accompanying notes.

F-6

DIGINEX SLIMITED

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of and for the six months ended 30 September 2024 and 30 September 2023 (Unaudited)

1 COMPANY ORGANIZATION AND PRINCIPAL ACTIVITIES

Diginex Limited (the “Company”) was incorporated on 26 January 2024 as an exempted company in the Cayman Islands with limited liability with its registered office at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9099, Cayman Islands and principal place of business at Smart-Space Fintech 2, Room 3, Units 401-404, Core C, Cyberport 3, 3 Cyberport Road, Telegraph Bay, Hong Kong. The Company’s substantial shareholder is Rhino Ventures Limited (“Rhino Ventures”) which a limited company incorporated in the British Virgin Islands.

The Company is an investment holding company and the principal activities of Diginex Solutions (HK) Limited (“DSL”) and its subsidiaries (“DSL Group”) are the provision of Environmental, Social and Governance (“ESG”) reporting solution services, advisory services and developing customization solutions. The Company and DSL Group are collectively referred to as the “Group”.

These unaudited interim condensed consolidated financial statements are presented in US dollars (“USD”), which is the same as the functional currency of the Company.

These unaudited interim condensed consolidated financial statements for six months ended 30 September 2024 and 30 September 2023 were authorized for issue by the Board of Directors on 6 January 2025. The Company’s board of directors has the power to amend these unaudited interim condensed consolidated financial statements after issue.

1.1 Group Reorganization

The Company was incorporated on 26 January 2024. On 15 July 2024, the Company completed a transaction (“Transaction”) pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to the Company, in consideration for the Company’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange, there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of the Company at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of the Company, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of the Company and one (1) warrant of DSL for four hundred and ten (410) warrants of the Company.

In connection with the Exchange, the Company and security holders of DSL consummated the following transactions (the “Ancillary Transactions”): (i) the Company issued $4.35 million new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL and held by such Original Shareholders; (ii) the Company granted certain share options under the new share option plan that was adopted by the Company to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders; and (iii) the Company granted certain warrants to purchase Ordinary Shares of the Company to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. The convertible loan notes automatically converted into Ordinary Shares of the Company on December 20, 2024 and whilst there is no automatic vesting of any unvested share options upon completion of the Company IPO, the board of directors, at their discretion, do have the ability to accelerate vesting at any point.

Accordingly, upon consummation of the Exchange and the Ancillary Transactions (collectively the “Recapitalization”), DSL became a wholly owned subsidiary of the Company, and the prior shareholders of DSL became shareholders of the Company. The remaining DSL security holders became security holders of the Company, in that they held the Company’s convertible loan notes, share options and warrants.

Following the Recapitalization, on July 26, 2024, the Company completed a share subdivision (the “Share Subdivision”) such that, the authorized share capital of the Company was revised to be US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 preferred shares (the “Preferred Shares”), par value US$0.00005 per share.

F-7

Upon completion of the Recapitalization, the Company has become the holding company of the companies now comprising the Group, where both the Company and DSL operated under the common control of Rhino Ventures. The Group comprising of the Company and its subsidiaries resulting from the Recapitalization is regarded as a continuing entity, accordingly, the interim condensed consolidated financial statements for the six months ended 30 September 2024 and 30 September 2023 have been prepared as if the Company had always been the holding company of the Group with the reserves being retrospectively adjusted to reflect the Recapitalization.

2 BASIS OF PREPARATION

These unaudited interim condensed consolidated financial statements as of and for the six months ended 30 September 2024 and 30 September 2023 have been prepared in accordance with IAS 34 Interim Financial Reporting.

The unaudited interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the audited combined financial statements of the Company for the year ended 31 March 2024.

Operating results for the six months ended 30 September 2024 are not necessarily indicative of the results that may be expected for the year ending 31 March 2025.

In the opinion of management, the unaudited interim condensed consolidated financial statements include all adjustments necessary to make the financial statements not misleading, and all adjustments are of a normal recurring nature unless otherwise stated.

2.1 Going concern basis of accounting

The unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligations, working capital requirements and capital expenditures as and when they fall due. Future cash flow projections have been analyzed to establish the cash requirements over the coming 12 months which highlight a need for the Group to raise additional capital and/or reduced expenses as necessary.

Since incorporation, the Group has incurred losses but has been able to fund itself via raising funds from investors, issuance of debt instruments and funding by way of shareholders’ loans. Diginex Limited has convertible loan notes and preferred shares, classified as liabilities on the interim condensed consolidated statement of financial position, which will be mandatorily converted into equity upon the Form F-1 of the Company being declared effective. The founder of the Company has provided assurances that Rhino Ventures, a company controlled by the founder, will continue to support the Company via the shareholder’s loans for the earlier of the next 12 months from the date of the interim condensed combined financial statements for the six months ended 30 September 2024 are issued, or the date the Company’s planned registration statement on Form F-1 being declared effective and the consummation of the Initial Public Offering (the “IPO”) and the related funding. In addition to the above options to raise capital, management also has the ability to control or reduce cash outflows by reducing the cost base of the Group.

Taking into account the ability for the Group to raise finances and management’s ability to control costs, management has alleviated the substantial doubt about the Group’s ability to continue as a going concern.

2.2 Application of new and amendments to IFRSs

New IFRS standards adopted during the periods

The accounting policies adopted in the preparation of the unaudited interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual financial statements for the year ended 31 March 2024.

F-8

3 SIGNIFICANT ACCOUNTING POLICIES

The preparation of the Group’s unaudited interim condensed consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

In preparing these unaudited interim condensed consolidated financial statements, the accounting policies and methods of computation used in the unaudited interim condensed consolidated financial statements for the six months ended 30 September 2024   are the same as those applied to the audited combined financial statements as at and for the year ended 31 March 2024.

4 KEY SOURCES OF JUDGEMENTS AND ESTIMATION UNCERTAINTY

In preparing these unaudited interim condensed consolidated financial statements, the Group’s key sources of judgements and estimation uncertainty are the same as those applied to the audited combined financial statements as at and for the year ended 31 March 2024, with the exception of the below following the issuance of warrants:

Warrants

In the process of classifying warrants, management has made various judgments. Judgment is needed to determine whether a warrant on initial recognition is classified as a financial liability or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IAS 32.

The warrants are classified as an equity instrument on the basis that the warrants do not include contractual obligation to deliver cash to the warrant holder, and the warrants meet the fixed-for-fixed condition by preserving the relative economic interests of the warrant holder and the Company’s shareholders.

5 REVENUE

An analysis of the Group’s revenue from continuing operations for the reporting periods are as follows:

	Six months ended	Six months ended
	30 September 2024	30 September 2023
	USD	USD
At a point in time:
Customization income	236,189	345,158
Advisory service income	72,800	-
	308,989	345,158
Over time:
Advisory service income	-	63,512
License fee income	211,806	234,597
	211,806	298,109
	520,795	643,267

All service provided by the Group are for periods of one year or less. As permitted under IFRS 15, the transaction price allocated to the remaining performance obligations is not disclosed.

F-9

6 GENERAL AND ADMINISTRATIVE EXPENSES

		Six months ended	Six months ended
	Notes	30 September 2024	30 September 2023
		USD	USD
Employees’ benefits	(a)	2,163,131	3,022,939
IT development and maintenance support	(b)	858,125	1,112,213
Professional fees	(c)	753,836	75,377
Share-based payments expenses on anti-dilution issuance of preferred shares	(d)	369,648	-
Audit fees	(e)	174,250	15,000
Travelling expenses	(f)	126,324	31,468
Amortization and depreciation	(g)	63,036	37,368
Impairment loss recognized in respect of trade receivables		10,018	12,332
Others	(h)	198,892	129,407
		4,717,260	4,436,104

(a)	Six months ended	Six months ended
	30 September 2024	30 September 2023
	USD	USD
Basic salaries, allowances and other benefits	1,792,793	1,737,844
Pension costs – defined contribution plans	49,805	53,024
Share-based payments	320,533	1,232,071
	2,163,131	3,022,939

The above includes the cost of both employees and contractors. At 30 September 2024 the Company had 19 employees and 10 contractors (30 September 2023: 21 employees and 10 contractors).

(b)	IT development and maintenance support costs relate, primarily, to those associated with a third party that contribute to researching, developing and maintaining the Group commercial products. The costs also include server expenses for hosting the products. Included in IT development and maintenance support, the Group incurred research and development expenses of $515,493 for the six months ended 30 September 2024 (30 September 2023: $705,474) and no research and development expenditure is recognized as an internally generated intangible asset for both periods.

(c)	The increase in professional fees during the six months ended 30 September 2024 is primarily due to the legal and professional fees incurred in connection with the preparation of the Form F-1 of the Company and the planned IPO.

(d)	In May 2024, the Group completed an $8.0 million capital raise, which triggered an anti-dilution clause in the Articles of Association and resulted in 151 Series A Preferred Shares of DSL being issued to HBM IV, Inc. with $Nil consideration. In connection with the issuance, share-based payments expenses of $369,648 are recognized during the period (30 September 2023: $Nil).

(e)	For the six months ended 30 September 2024, increase in audit fees is due to the fees accrued for the Public Company Accounting Oversight Board (“PCAOB”) audits of the Company’s consolidated financial statements for the year ended 31 March 2025 and the review of the public filings during the IPO process. For the six months ended 30 September 2023, audit fees are primarily related to local statutory audits of group entities in different jurisdictions.

(f)	Travelling expenses increased as the Group met with investors and sought business opportunities

(g)	The increase is primarily due to amortization expense in connection with the new office lease entered into by the Group in Monaco since July 2023.

(h)	Other costs include human resources consultancy services, advertising and marketing, office rent, insurance, bank charges, general office expenses and others.

F-10

7 OTHER INCOME, GAINS OR LOSSES

		Six months ended	Six months ended
	Notes	30 September 2024	30 September 2023
		USD	USD
Fair value change
Preferred shares	(a)	3,539,648	5,044,000
Convertible loan notes	(b)	(274,000)	(126,000)
Bank interest income		71	332
Subsidies from government authorities		12,806	19,230
Other		6	6,866
		3,278,531	4,944,428

(a)	The preferred shares were fair valued, using an equity allocation model at the end of each reporting period, which resulted in a gain of $3,539,648 for the period ended 30 September 2024 (30 September 2023: a gain of $5,044,000).

(b)	The Group has issued 8% convertible loan notes. At 30 September 2024, there were $4,350,000 notes outstanding (30 September 2023: $3,350,000). The notes were fair valued at the end of each reporting period, resulting in a loss of $274,000 during the period ended 30 September 2024 (30 September 2023: loss of $126,000).

8 FINANCE COSTS, NET

	Six months ended	Six months ended
	30 September 2024	30 September 2023
	USD	USD
Interest on
Convertible loan notes	151,245	132,153
Loan from immediate holding company	58,077	100,671
Loan from a related company	24,548	40,110
Lease liabilities	9,667	6,582
	243,537	279,516

F-11

9 INCOME TAXES

There was no current or deferred tax expense for the six months ended September 30, 2024.

Whilst the Group reported a profit for the six months ended September 30, 2023, there was no income tax charge for the Group following the utilization of brought forward losses. Due to losses reported in the six months ended September 30,2024, there is no income tax charge for the Group.

9.1 Current income taxes

Under the two-tiered profits tax rates regime of Hong Kong Profits Tax, the first HK$2 million (c.$250,000) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million (c.$250,000) will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Taxes charged on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof.

The tax charge for the period can be reconciled to the (loss) gain for the period from the unaudited interim condensed consolidated statement of profit or loss and other comprehensive income as follows:

	Six months ended 30 September 2024	Six months ended 30 September 2023
	USD	USD
(Loss) profit for the period	(1,161,471)	872,075

Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	(576,164)	128,682
Tax effect of expenses that are not deductible	131,484	262,498
Tax effect of income that are not taxable	-	(832,260)
(Utilization of) tax effect of tax losses previously not recognized	444,680	441,080
Income tax expense	-	-

9.2 Deferred income taxes

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset tax recoverable against current income tax liabilities and when the deferred income taxes relate to the same fiscal authority.

The Group has accumulated tax losses of $24,502,437 at 30 September 2024 (30 September 2023: $17,915,183) that are available indefinitely for offsetting against future taxable profits of the respective group companies in which the losses arose. No deferred tax asset has been recognized in respect of the tax losses.

The ultimate realization of unused tax losses is dependent upon the generation of sufficient future taxable profits during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the Group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized.

F-12

10 LOSS PER SHARE

	Six months ended 30 September 2024	Six months ended 30 September 2023
	USD	USD
Profit (loss) for the period for the purpose of basic loss per share	(1,161,471)	872,075
Effect of dilutive potential ordinary shares:
Fair value change of preferred shares	(3,539,648)	(5,044,000)
Loss for the period for the purpose of diluted loss per share	(4,701,119)	(4,171,925)
Number of shares
Weighted average number of ordinary shares for the purpose of basic loss per share – post-recapitalization	12,743,311	9,497,240
Effect of dilutive potential ordinary shares:
Share option awards – post-recapitalization	N/A	1,400,560
Preferred shares – post-recapitalization	2,545,253	2,460,000
Weighted average number of ordinary shares for the purpose of diluted loss per share – post-recapitalization	15,288,564	13,357,800

Due to the losses during the six months ended 30 September 2024, some anti-dilutive instruments were excluded from the calculation of diluted loss per share. The excluded instruments (post-recapitalization), which are determined as anti-dilutive, include:

●	Share option awards of 665,646 at 30 September 2024, see note 23;
●	Convertible loan notes with aggregate face values of $4,350,000, see note 18.

For the six months ended 30 September 2023, certain anti-dilutive instruments were excluded from the calculation of diluted loss per share. The excluded anti-dilutive instruments include:

●	Convertible loan notes with aggregate face value of $3,350,000 at 30 September 2023.

11 PLANT AND EQUIPMENT

Computer equipment
USD
Cost:
At 1 April 2023, 31 March 2024 and 30 September 2024	5,038
Accumulated depreciation:
At 1 April 2023	(1,342)
Charge for the year	(3,696)
At 31 March 2024 and 30 September 2024	(5,038)
Net carrying amount:
At 31 March 2024 and 30 September 2024	-

F-13

12 RIGHT-OF-USE ASSETS, NET

Right-of-use assets relate to office space leased by the Group. The amount in respect of lease are as follows:

Properties
USD
At 1 April 2023	-
Additions (a)	482,619
Amortization	(99,580)
Modification adjustment (b)	(25,837)
At 31 March 2024	357,202
Amortization	(63,036)
At 30 September 2024	294,166

Notes:

(a)	In June 2023, the Group entered into a lease agreement in Monaco which expires in January 2027. The lease has an annual break clause.

(b)	There was rent review in February 2024 and a modification adjustment was made to account for the change in monthly rent.

13 TRADE RECEIVABLES, CONTRACT ASSETS, PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

13.1 Trade receivables

	At 30 September 2024	At 31 March 2024
	USD	USD
Trade receivables	95,100	186,966
Less: loss allowance	(10,336)	(4,632)
Trade receivables total	84,764	182,334

Trade receivables are non-interest bearing and generally have credit terms of 30 days.

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	At 30 September 2024	At 31 March 2024
	USD	USD
Less than 1 month	66,841	85,740
Between 1 month and 3 months	8,405	59,905
Over 3 months	9,518	36,689
	84,764	182,334

The movements in the loss allowance for impairment of trade receivables are as follows:

	Six months ended 30 September 2024	Year ended 31 March 2024
	USD	USD
At the beginning of the period/year	4,632	5,032
Provision for the year	10,966	2,200
Written-off for the period	(4,314)	-
Reversal for the year	(948)	(2,600)
At the end of the period/year	10,336	4,632

During the six months ended 30 September 2024, trade receivables of $4,314 (30 September 2023: $Nil) were written off due to uncollectible as assessed by management. The carrying amounts of trade receivables are approximate their fair values.

F-14

13.2 Contract Assets

	At 30 September 2024	At 31 March 2024
	USD	USD
Contract Assets	87,382	69,354

Contract assets relate to client contracts that have been complete, revenue recognized but yet to be invoiced.

13.3 Prepayment, deposits and other receivables

		At	At
	Note	30 September 2024	31 March 2024
		USD	USD
Current:
Deposits	(a)	35,261	35,261
Prepayments		47,425	34,197
Other receivables	(b)	381,256	184,018
		463,942	253,476
Non-current:
Deposit	(a)	35,431	35,431

(a)	Current deposits represent amounts paid to an employment agency in Germany. Non-current deposit of $35,431 (31 March 2024: $35,431) represents a deposit for a long-term lease of office space in Monaco. Deposit of $34,579 was originally paid by a related party and is shown as an amount due to related party of the balance sheet.

(b)	Other receivables mainly comprised deferred transaction costs in connection with the planned IPO of the Group of $380,691 (31 March 2024: $142,633) (the “IPO expenses”) and an outstanding balance with payment channel, Stripe, of $565 (31 March 2024: $41,385). The IPO expenses shall be deducted against equity upon the successful IPO or charged to the statement of profit or loss if the IPO is unsuccessful.

14 TRADE PAYABLES, OTHER PAYABLES AND ACCRUALS

		At	At
	Note	30 September 2024	31 March 2024
		USD	USD
Trade payables		898,627	788,798
Other payables		11,609	11,057
Accruals	(a)	1,060,618	585,813
		1,970,854	1,385,668

(a)	Accruals include audit fees, professional fees, salaries and holiday pay accruals for employees, and others associated with the on-going running of the Group. Increase from 31 March 2024 is mainly due to additional accrued professional fees in connection with the planned IPO of the Company.

F-15

15 DEFERRED REVENUES

	At	At
	30 September 2024	31 March 2024
	USD	USD
Advisory service income	102,720	52,950
Customization income	103,980	122,200
License fee income	168,011	147,676
	374,711	322,826

At 1 April 2023, deferred revenues amounted to $335,666.

Deferred revenue relates to revenues that have been invoiced to the client but not yet earned. The deferred revenues are expected to be recognized as revenue in the next 12 months.

16 RELATED PARTY TRANSACTIONS

16.1 Transactions with other related parties

In addition to those related party transactions and balances disclosed elsewhere in the unaudited interim condensed consolidated financial statements, the Group had the following transactions with its related parties during the reporting period:

		Six months ended	Six months ended
	Notes	30 September 2024	30 September 2023
		USD	USD
License fee income	(a)	23,639	48,468
Contractor fee	(b)	125,000	125,000

Finance charges on:
Loan from a related company	(c)	24,548	40,110
Loan from immediate holding company	(d)	58,077	100,671
Convertible loan notes	(e)	151,245	132,153

(a)	During the six months ended 30 September 2024, the Group generated revenue from shareholders amounting to $23,639 (30 September 2023: $48,468).

(b)	During the six months ended 30 September 2024, Miles Pelham, controller of Rhino Ventures, engaged as a contractor to provide management services in return for a fee of $125,000 (30 September 2023: $125,000).

(c)	The Group had a loan with principal of $1,000,000 due to Diginex Holdings Limited. During the six months ended 30 September 2024, the loan bears an 8% annual interest charge and interest of $24,548 accrued up to the date of Recapitalization (six months ended 30 September 2023: $40,110). Upon the Recapitalization, the loan was converted into convertible loan notes with principal of $1,000,000, of which Rhino Ventures holds $517,535 of the principal amount and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount, and the corresponding interest was recognized as finance charges on convertible loan notes.

(d)	The Group has a loan outstanding from the immediate holding company, Rhino Ventures, with a principal balance of $2,346,391 at 30 September 2024 (30 September 2023: $2,814,483). The loan bears an 8% annual interest charge and interest of $58,077 accrued during the six months ended 30 September 2024 (30 September 2023: $100,671).

(e)	During the six months ended 30 September 2024 and 2023, The Group had convertible loan notes issued to existing shareholders of the Company. Upon the Recapitalization, convertible loan notes with principal of $1,000,000 were converted from the loan from a related company. There were notes outstanding principal of $4,350,000 at 30 September 2024 (30 September 2023: $3,350,000). The loan note bears an 8% annual interest charge and interest of $151,245 accrued during the six months ended 30 September 2024 (30 September 2023: $132,153). On 3 August 2024, the maturity date of a convertible loan note with a principal of $1,000,000 held by HBM IV, Inc. was extended to 3 November 2024 and then further extended to 3 January 2025.

F-16

16.2 Amounts due to a related company/ immediate holding company

As of 30 September 2024 and 31 March 2024, the amount due to a related company, Compass Limited, of $34,579 (2023: $Nil) related to the deposit for the office lease in Monaco. Compass Limited is a company controlled by Rhino Ventures.

As of 31 March 2024, an amount due to immediate holding company, Rhino Ventures, of $5,345,929 (30 September 2024: $Nil) which relates advance deposits relating to the $8 million capital raise of the Company from Rhino Ventures. On 27 May 2024, the Group completed an $8 million capital raise with immediate holding company which was settled by amount due to immediate holding company of $6,059,142 and the conversion of loans from immediate holding company of $1,940,858.

All amounts are unsecured, interest-free and repayable on demand.

16.3 Loans from a related company/ immediate holding company

As of 31 March 2024, loans from immediate holding company, Rhino Ventures, are unsecured, charging at an interest rate of 8% per annum and are repayable on 30 June 2024. At 31 March 2024, the outstanding principal amount was $1,664,483 and corresponding accrued interest amounted to $266,510 resulting in a total outstanding of $1,930,993. As above mentioned, on 27 May 2024, the Group completed an $8 million capital raise with the immediate holding company which was settled by amount due to immediate holding company of $6,059,142 and the conversion of loans from immediate holding company of $1,940,858. As of 30 September 2024, the outstanding principal amount was $2,346,391 and corresponding accrued interest amounted to $37,282 resulting in a total outstanding of $2,383,673. Maturity date of the loans was extended to 30 September 2024 in May 2024 and was further extended to 30 November 2024 in September 2024. On 30 September 2024, a triparty loan agreement was entered into between the Company, DSL and Rhino Ventures where it was agreed that upon pricing of the IPO, Rhino Ventures will convert its loan with DSL into the Company’s ordinary shares at the offer price of the IPO.

As of 31 March 2024, loan from a related company, Diginex (Holdings) Limited, are unsecured, charging at an interest rate of 8% per annum and are repayable on 31 December 2024. At 31 March 2024, the outstanding principal amount was $1,000,000 (30 September 2024: $Nil). At 31 March 2024, interest accrued on the loan amounted to $140,931 (30 September 2024: $Nil) resulting in a total outstanding of $1,140,931 (30 September 2024: $Nil). Upon the Recapitalization in July 2024, the loan was converted into convertible loan notes with principal of $1,000,000, of which Rhino Ventures holds $517,535 of the principal amount and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount.

16.4 Key management compensation

	Six months ended	Six months ended
	30 September 2024	30 September 2023
	USD	USD
Basic salaries, allowances and all benefits-in-kind	750,914	710,836
Pension costs - defined contribution plans	3,462	3,846
Share-based payments	274,497	1,220,923
	1,028,873	1,935,605

Key management personnel are considered as senior representatives of the Group.

16.5 Amounts due to key management

At 30 September 2024, salaries of $174,731 and expense reimbursement of $126,639 were outstanding to key management personnel (31 March 2024: $Nil and $23,919, respectively) and were included in other payables and accruals.

F-17

17 PREFERRED SHARES

In July 2021, DSL allotted 3,000 Series A Preferred Shares to a new shareholder for a consideration of $6,000,000.

Each Preferred Share carries a number of votes equal to that of the ordinary shares then issuable upon its conversion into ordinary shares at the record date for determination of the shareholders entitled to vote on such matters. The holders of Series A Preferred Shares and ordinary shares shall vote together as a single class unless it is required by applicable law or the Company’s Article of Association that Series A Preferred Shares to vote separately as a class.

Conversion right

Each Preferred Share shall automatically be converted into ordinary shares, at the conversion price (i) immediately upon the closing of a qualified initial public offering or (ii) upon the prior written approval of the holders of majority of Series A Preferred Shares (voting together as a single class).

Unless converted earlier pursuant to above, each holder of Series A Preferred Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Series A Preferred Shares into ordinary shares at any time.

In respective of the conversion price, the conversion rate for Series A Preferred Shares shall be determined by dividing the issue price (US$2,000 and amended to $2.44 post the Recapitalization) per share at the time of its issuance (the “Issue Price”) by the conversion price then in effect at the date of the conversion. The initial conversion price will be the Issue Price on first Series A Preferred Share was issued (i.e., a 1-to-1 initial conversion ratio), and such initial conversion price will be subject to adjustments to reflect stock dividends, stock splits and future capital raises at a price per share lower than the conversion price in effect on the date of and immediately prior to such issuance (the “Applicable Conversion Price”). Upon future capital raises at a price per share lower than the Applicable Conversion Price, anti-dilution adjustment will be applied to reduce the Applicable Conversion Price concurrently.

Dividend right and protection provision

Each holder of Series A Preferred Shares shall be entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the ordinary shares or any other class or series of shares issued by the Company, at the rate of four percent per annum of the applicable issue price of the Series A Preferred Shares, on a non-cumulative basis, for each Series A Preferred Share held by such holder. As part of the protective provision, certain reserved matters of the Company and its subsidiaries shall require the prior written approval of the holders of a majority of Series A Preferred Shares as provided in the Articles of Association of the Company (the “Articles”).

Redemption right

The preferred shares are redeemable at the request of the holders at earlier of (i) a qualified initial public offering has not been consummated on or before the fifth anniversary of the date on which the first Series A Preferred Share was issued; or (ii) a redemption right has been triggered by a materially breach of certain transaction documents by the Company; or (iii) the Company materially fails to comply with applicable laws and regulations. The redemption price (the “Redemption Price”) for each Series A Preferred Share shall be equal to the higher of (i) 100% of the applicable Issue Price for such Series A Preferred Shares and plus all declared but unpaid dividend, or (ii) the then fair market value of such Preferred Share.

Liquidation preference

The Series A Preferred Shares also provided with liquidation preference to its holders in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary or the consummation of a liquidation event as provided in the Articles to recover one hundred percent (100%) of the corresponding Issue Price per Share (such price may be adjusted as necessary) plus all accrued or declared but unpaid dividends.

As at 31 March 2024, DSL has issued 3,000 Series A Preferred Shares, with Recapitalized amount of 2,460,000 Series A Preferred Shares and the carrying amount of preferred shares is $9,359,000 with fair value gain of $4,101,000 recognized during the year ended 31 March 2024.

F-18

In May 2024, DSL has further issued 151 Series A Preferred Shares, with Recapitalized amount of 123,820 Series A Preferred Shares, with a fair value of $369,648 charged to profit or loss. In July 2024, in the Exchange as mentioned in Note 1.1, the Series A Preferred Shares of DSL were exchanged for the preferred shares of the Company (the “Preferred Shares”), where the Preferred Shares contains the same terms and conditions of the Series A Preferred Shares. Within these interim condensed consolidated financial statements, the terms “Series A Preferred Shares” and “Preferred Shares” are used interchangeably. As of 30 September 2024, the carrying amount of preferred shares is $6,189,000 and the Group recognized fair value gain of $3,539,648 during the six months ended 30 September 2024 (six months ended 30 September 2023: recognized a fair value gain of $5,044,000).

For details of fair value measurement, please refer to note 26.5.

18 CONVERTIBLE LOAN NOTES (THE “NOTES”)

	At 30 September 2024	At 31 March 2024
Total	USD	USD
Fair value of the Notes	5,017,000	3,743,000
Accrued interest	664,066	347,342
	5,681,066	4,090,342
Classified as:
Current:
Fair value of the Notes	5,017,000	3,634,000
Accrued interest	664,066	341,534
	5,681,066	3,975,534
Non-current:
Fair value of the Notes	-	109,000
Accrued interest	-	5,808
	-	114,808

In January 2023, the Company issued a convertible loan note instrument to create unsecured Notes of up to $10,000,000 in aggregate, bears fixed interest rate of 8% per annum. The Notes have a maturity date on the second anniversary of the effective date of the instrument.

The Notes shall automatically convert into ordinary shares at the conversion price on the earlier of the following events, (i) a relevant fund raising, (ii) change of control, or (iii) an IPO. Such senior class of shares to be issued to investors in connection with the relevant fund raising or issued at the completion of the change of control or IPO. The Notes have repayment terms on the second anniversary of their effective date or are converted into ordinary shares upon the IPO of the Group at the lower valuation of a 20% discount to the IPO price or $60 million.

During the six months ended 30 September 2024, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures, was exchanged with a $1 million convertible loan note of which Rhino Ventures holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. Both convertible loan notes mature on 31 December 2024.

During the year ended 31 March 2024, Notes with a face value of $100,000 were issued to Working Capital Innovation Fund II L.P, with a maturity date of 25 July 2025, resulting in an aggregate face value of $3,350,000 as of 31 March 2024.

On 3 August 2024, the maturity date of a convertible loan note with a principal of $1,000,000 held by HBM IV, Inc. was extended to 3 November 2024 and then further extended to 3 January 2025.

As of 30 September 2024, the aggregate face value of convertible loan notes is amounted to $4,350,000.

Fair value loss of $274,000 was recognized during the six months ended 30 September March 2024 (30 September 2023: loss of 126,000).

F-19

19 LEASE LIABILITIES

During the year ended 31 March 2024, the Company entered into a lease that expires on 1 January 2027. The initial quarterly rent is 31,316 Euros ($34,580). The lease is adjusted annually by an indexation factor and has an annual break clause. The quarterly rent is adjusted and increased to 32,091 Euros ($34,905) from February 2024.

Changes in lease liability is as follows:

	At 30 September	At 31 March
	2024	2024
	USD	USD
At the beginning of the period/year	365,356	-
Increase in lease liability	-	482,619
Interest expense (note 8)	9,667	18,328
Lease modification adjustment	-	(25,837)
Reduction in lease liability	(104,715)	(109,754)
At the end of the period/year	270,308	365,356

Classified in the unaudited interim condensed consolidated statements of financial position as follows:

	At 30 September	At 31 March
	2024	2024
	USD	USD
Current	122,076	122,076
Non-current	148,232	243,280
	270,308	365,356

Maturity of lease liabilities is as follows:

	At 30 September	At 31 March
	2024	2024
	USD	USD
Not later than one year	104,714	139,619
Later than one year and not later than five years	186,159	255,969
Later than five years	-	-
	290,873	395,588
Finance costs	(20,565)	(30,232)
Present value of minimum lease payments	270,308	365,356

The lease commitments have been discounted to calculate a present value of commitments using a cost of capital rate of 5.88%.

F-20

20 SHARE CAPITAL AND SHARE PREMIUM

Under a deemed reverse acquisition (as discussed in note 3), the historical shareholders’ equity of DSL, being the accounting acquirer (legal acquiree) prior to the Transaction   is retrospectively adjusted to reflect the legal capital structure of the accounting acquiree (legal acquirer) and the Share Subdivision. This is calculated by using the exchange ratio as determined on the completion of the Transaction being 410 shares in the Company for each DSL share and multiplying by 2 for the impact of Share subdivision. The difference in value of the share capital arising from this conversion versus the share capital amount in DSL is recorded in equity under the capital reserve.

The Shares of the Company have a par value of $0.00005 after the Share Subdivision.

						Share capital
		Share Capital		Share	Capital	net of capital
	Notes	Shares	Amount	premium	reserve	reserve
			USD	USD	USD	USD
Balance at 1 April 2023		11,582	3,725,301	-	-	3,725,301
Exercise of share option awards	(a)	44	27,368	-	-	27,368
Balance at 31 March 2024 pre-recapitalized		11,626	3,752,669	-	-	3,752,669
Share exchange of DSL (1:410 exchange ratio)	(b)	4,755,034	(3,752,192)	-	3,752,192	-
Sub-total		4,766,660	477	-	3,752,192	3,752,669
Founding share of the Company	(b)	1	-	-	-	-
Sub-total		4,766,661	477	-	3,752,192	3,752,669
Share Subdivision	(c)	4,766,661	-	-	-	-
Balance at 31 March 2024 Recapitalized		9,533,322	477	-	3,752,192	3,752,669

Balance at 1 April 2024		11,626	3,752,669	-	-	3,752,669
Exercise of share option awards pre-capitalization	(d)	44	27,368	-	-	27,368
Allotment of shares to Rhino Ventures	(e)	5,086	1,346,800	-	-	1,346,800
Pre-capitalized balance		16,756	5,126,837	-	-	5,126,837
Share exchange of DSL (1:410 exchange ratio)	(b)	6,853,204	(5,126,150)	-	5,126,150	-
Sub-total		6,869,960	687	-	5,126,150	5,126,837
Founding share of the Company	(b)	1	-	-	-	-
Sub-total		6,869,961	687	-	5,126,150	5,126,837
Share Subdivision	(c)	6,869,961	-	-	-	-
Recapitalized balance		13,739,922	687	-	5,126,150	5,126,837
Exercise of share option awards post-capitalization	(f)	1,003,680	50	1,768,661	-	1,768,711
Balance at 30 September 2024		14,743,602	737	1,768,661	5,126,150	6,895,548

Notes:

(a)	In October 2023, DSL issued 44 shares to an employee via the exercising of vested employee share options. These shares rank pari passu with the existing ordinary shares of DSL in all respects. These shares equate to 36,080 shares post the Recapitalization.

(b)	On 15 July 2024, the Company completed a Share Exchange Transaction (the “Transaction”) with DSL and each of the shareholders of DSL. Prior to the Transaction, the Company had issued one founding share with a par value of USD 0.0001 and was a newly incorporated entity without material business activities, while DSL was the parent of the Diginex group of companies (“DSL Group”). The Transaction resulted in the Company becoming the immediate holding company of DSL Group and DSL became a wholly owned subsidiary of the Company. The Transaction resulted in one share in DSL being exchanged for four hundred and ten (410) shares in the Company.

F-21

(c)	On 26 July 2024, the authorized share capital of the Company changed to USD50,000 divided into 960,000,000 Ordinary Shares of USD0.00005 par value each and 40,000,000 Preferred Shares of USD0.00005 par value each (the “Share Subdivision”). The Share Subdivision resulted in the shareholding of each Company shareholder increasing by a multiple of two.

(d)	In April 2024, DSL issued 44 shares to an employee via the exercising of vested employee share options. These shares rank pari passu with the existing ordinary shares of DSL in all respects. These shares equate to 36,080 shares post the Recapitalization.

(e)	In May 2024, the Group completed an $8.0 million capital raise with its immediate holding company, Rhino Venture. Upon the completion of the capital raise, the Company allotted 5,086 ordinary shares and 10,172 warrants to Rhino Venture. The warrants have a fair value of $6.7 million and $1.3 million being allocated to share capital with a total value recognized in reserves of $8.0 million. These shares amounted to 4,170,520 shares in the Company post Recapitalization and at the same time the warrants were cancelled in DSL with 4,170,520 warrants being issued, with the same economic rights, by the Company.

(f)	In August 2024, the Company issued 1,003,680 shares to certain employees via the exercising of vested employee share options. These shares rank pari passu with the existing ordinary shares of the Company in all respects.

314 ordinary shares issued by DSL in March 2022, with recapitalized amount of 257,480 ordinary shares, were issued with conditions. The conditions were based on the use of funds and the provision of information by DSL to the shareholder. Should any conditions not be met then there is a 30-day remediation period to resolve the issue. If such issues cannot be resolved the shareholder can demand DSL to buy back the investment at the higher of the fair value of the investment or the initial investment value. Such conditions lapse on an IPO of the Company or DSL. Management considers the possibility of such an outcome to be remote and the fair value of the option to redeem the investment to be immaterial.

21 OTHER RESERVES

Nature and purpose of reserves

21.1 Capital reserve

The capital reserve arises from the recapitalization of the Group with the Company’s share capital issued as part of the Transaction and the impact of the Share Subdivision. This reserve ensures that the total shareholders equity both pre- and post-Transaction and the Share Subdivision remains the same as that of the DSL Group immediately before the Transaction and Share Subdivision.

21.2 Warrant reserve

In May 2024, the Group completed a $8.0 million capital raise with its immediate holding company, Rhino Venture, which was settled by advances of cash of $6.1 million and the conversion of loans from immediate holding company of $1.9 million. Upon the completion of the capital raise, Diginex Solutions (HK) Limited allotted 5,086 ordinary shares and 10,172 warrants with an exercise price of $2,512 to Rhino Venture. The warrants, if fully exercised, will result in the issuance of such number of ordinary shares equal to 51% of the total issued and outstanding shares of the Company at the time of the warrants being exercised. On a partial exercise of the warrants, the number of shares to be issued will be determined at the time of exercise of a prorated basis.

Following the Transaction and Recapitalization in July 2024 the warrants issued by Diginex Solutions (HK) Limited were cancelled and 4,170,520 warrants were issued by Diginex Limited with an exercise price of $6.13. The warrants issued by Diginex Limited are on the same terms and with the same economic benefits as those issued by Diginex Solutions (HK) limited. Post the completion of the Restructuring, there was no change to the economic position of the shareholders or warrant holders.

The warrants are classified as an equity instrument on the basis that the warrants do not include contractual obligation to deliver cash to the warrant holder, and the warrants meet the fixed-for-fixed condition by preserving the relative economic interests of the warrant holder and the Company’s shareholders. As a result the warrants were initially recognized based on the fair value on the date of issuance. The binomial option-pricing model was used to determine the initial fair value of warrants, with expected volatility of the Company’s share and risk-free interest rate as key inputs. No subsequent remeasurement is required.

F-22

21.3 Share option reserve

The share option reserve comprises of the fair value of share options that have yet to vest.

21.4 Exchange reserve

Exchange reserve comprises all foreign exchange differences arising from the translation of the financial statement of foreign operation. The reserve is dealt with in accordance with the accounting policies.

21.5 Accumulated losses

Accumulated losses are the cumulative net loss of the Group sustained in the business.

22 DIVIDEND

No dividends were paid in the six months ended 30 September 2024 and 30 September 2023.

23 SHARE-BASED PAYMENTS

DSL’s Share Option Award Scheme (the “DSL Scheme”)

The board of directors of DSL (the “DSL Board”) approved and adopted the   DSL Scheme which outlines the grant of share option award (the “DSL Award”) to selected employees and/or consultants of the DSL Group (the “DSL Participant”) to subscribe ordinary shares of DSL (the “DSL Share”). The DSL Board may determine the DSL Participant and grant DSL Shares under the DSL Scheme not exceeding 15% of issued shares in the Company on a fully diluted basis. Purpose of the DSL Scheme is to attract and retain the best available talent for the DSL Group to benefit its business operations.

DSL may grant the DSL Participant an DSL Award consisting in the right to acquire or receive a certain number, or a percentage, of DSL Shares (the “DSL Ownership Stake”) determined in the DSL Scheme (each event being an “DSL Award Grant”). The DSL Award Grant shall vest after thirty-six (36) calendar months of continuous employment with, or service to, DSL or of any of its affiliates (the “DSL Vesting Date”). Unless exercised, the Award will lapse and expire after six (6) calendar months from the Vesting Date (“DSL Long Stop Date”).

The number of DSL Shares the DSL Participant is entitled to under an DSL Award Grant shall be determined at the DSL Vesting Date. The vesting of the DSL Award Grant shall confer to the DSL Participant the same shareholding percentage in DSL as the DSL Ownership Stake. Unless determined at the time of the DSL Award Grant, such shareholding shall be calculated based on the total number of DSL Shares issued at the DSL Vesting Date.

Prior to the DSL Long Stop Date, should DSL give notice of: 1) merger or acquisition or similar event involving change of control of DSL; or 2) listing of its shares on a recognized and regulated stock exchange, all DSL Awards, whether vested or unvested, shall be: 1) (i) automatically exchanged for equivalent options over or in relation to shares in the acquirer entity or listed company; or (ii) cancelled in exchange for, and automatically converted to, shares in the acquiring entity or listed company in equivalent value as the value under the DSL Award Grant, which will be locked-up for a period of 15 months from the date of change of control or listing, respectively, (the “DSL Lock-up Period”) and will be released in three (3) equal instalments over a period of six (6) months following the expiration of such DSL Lock-up Period.

The DSL Award Grant shall be forfeited and cancelled if before the DSL Vesting Date: (a) the DSL Participant hands in a notice of resignation; (b) the DSL Participant gives notice of termination of service; or (c) the DSL Participant’s employment or service with DSL is terminated for any reason, unless otherwise determined by the DSL Board in its sole and absolute discretion.

Diginex Limited 2024 Omnibus Incentive Plan (the “Scheme”)

On 28 July 2024, the board of directors of the Company (the “Board”) approved and adopted the Diginex Limited 2024 Omnibus Incentive Plan (the “Scheme”), which replaced the DSL Scheme, which outlines the grant of share option award (the “Award”) to selected employees and/or consultants of the Group (the “Participant”) to subscribe ordinary shares of the Company (the “Share”). The Board may determine the Participant and grant Shares under the Scheme not exceeding 5,400,000 ordinary shares. Purpose of the Scheme is to attract and retain the best available talent for the Company to benefit its business operations.

F-23

The Company may grant the Participant an Award consisting in the right to acquire or receive a certain number, or a percentage, of Shares (the “Ownership Stake”) determined in the Scheme (each event being an “Award Grant”). The exercise price of Shares purchasable under an Award shall be determined at the time of grant, provided that the exercise price per Share for the Shares to be issued pursuant to the exercise of an Award shall be no less than the par value of such Share.

Awards vest and become exercisable in accordance with the terms and conditions specified in the applicable Award Agreement, which may include the achievement of pre-established performance goals, if applicable. For Awards granted prior to the Company’s listing on the NASDAQ Capital Market or any other stock exchange, vesting occurs on (i) the date(s) specified in the Award Agreement, (ii) after 36 months of continuous employment or service with the Company or its affiliates, or (iii) an earlier date if determined at the discretion of the Board to accelerate the vesting schedule.

Upon termination of employment or service, the treatment of stock options depends on the circumstances of the termination. If the termination occurs for reasons other than cause, retirement, disability, or death, vested options remain exercisable for 90 days following the termination date. This period is extended to one year if the participant passes away during the 90-day period. Unvested options, however, are forfeited immediately upon termination. In all cases, options cannot be exercised beyond their original expiration date. For terminations due to retirement, disability, or death, vested options remain exercisable for one year from the termination date, subject to their original expiration date. Unvested options are forfeited immediately upon termination. If the termination is for cause, all options, whether vested or unvested, are forfeited immediately.

Details of the Awards and DSL Awards granted during each of the period ended 30 September 2024 and 2023:

		Number of/% of share option award			Recapitalized fair value per option at
Grant date		to vest*	Vesting period		grant date
			From	To	USD
1-May-2023	**	1.00%	1-May-2023	30-Apr-2026	4.321
8-Aug-2023	**	2.40%	8-Aug-2023	8-Aug-2023	3.460
1-Sep-2023	**	0.20%	1-Sep-2023	30-Apr-2026	3.251
31-Jul-2024		32,713	31-Jul-2024	27-Aug-2026	2.098
31-Jul-2024		303,400	31-Jul-2024	31-Jul-2027	2.098
21-Aug-2024	***	0.50%	21-Aug-2024	30-Apr-2026	2.098

*	options issued in percentage terms convert into the percentage of outstanding share capital at the time of exercising the option

**	Fair values of the DSL Awards as of 1 May 2023, 8 August 2023 and 1 September 2023 are determined using interpolation method between the fair values determined on 31 March 2023 and 30 September 2023.

***	Fair value of the Awards as of 21 August 2024 is with reference to the fair values determined on 31 July 2024.

F-24

Number of unvested shares:

Number of unvested shares
At 1 April 2023, based on number of DSL’s shares-in-issue	1,545
Additions	389
Vested	(1,727)
At 31 March 2024, based on number of DSL’s shares-in-issue	207
At 31 March 2024 recapitalized	169,749

At 1 April 2024, based on number of DSL’s shares-in-issue	207
Additions	69
Vested	(15)
Pre-recapitalized balance	261
Post-recapitalized balance	213,939
Additions	469,052
Vested	(17,345)
At 30 September 2024, based on number of Diginex Limited’s shares-in-issue	665,646

Movement of share option reserve:

Share option reserve
USD
At 31 March 2023	1,084,270
Additions	1,352,787
Exercised	(27,368)
At 31 March 2024	2,409,689
Additions	320,533
Exercised	(1,796,029)
Expired	(283,690)
At 30 September 2024	650,503

The fair value of the Awards and DSL Awards granted is estimated at the grant date using discounted cash flow (“DCF”) and equity allocation model (“EAM”). The following table lists the inputs to those models at respective grant date:

Dates of fair value	Valuation approach	Discount rate	Terminal growth rate	Lack of marketability discount	Lack of control discount	Volatility
31-Mar-2023	DCF & EAM	17%	3%	15%	20%	46.62%
30-Sep-2023	DCF & EAM	18%	3%	10%	20%	42.41%
31-Jul-2024	DCF & EAM	16%	3%	3%	20%	38.16%

The equity value at 100% basis is determined using DCF method based on the estimates of cash flows as of the grant date discounted using an appropriate discount rate, having considered relevant risk factors.

F-25

24 RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s unaudited interim condensed consolidated statement of cash flows as cash flows from financing activities.

	Preferred shares	Convertible loan notes	Amount due from immediate holding company	Amount due to a related company	Loan from immediate holding company	Loan from a related company	Total
	US$	US$	US$	US$	US$	US$	US$
At 31 March 2023	13,460,000	3,349,822	506	-	2,328,926	1,060,712	20,199,966
Financing cash flows
Additions	-	100,000	200,000	-	564,483	-	864,483
Repayments	-	-	-	-	-	-	-
Non-cash transaction	-	-	-	34,579	-	-	34,579
Interest expenses	-	132,153	-	-	100,671	40,110	272,934
Fair value/other adjustments	(5,044,000)	126,000	-	-	-	-	(4,918,000)
At 30 September 2023	8,416,000	3,707,975	200,506	34,579	2,994,080	1,100,822	16,453,962

At 31 March 2024	9,359,000	4,090,342	5,345,929	34,579	1,930,993	1,140,931	21,901,774
Financing cash flows
Additions	-	-	713,719	-	2,335,461	-	3,049,180
Repayments	-	-	-	-	-	-	-
Non-cash transaction	369,648	1,165,479	(6,059,142)	-	(1,940,858)	(1,165,479)	(7,630,352)
Interest expenses	-	151,245	-	-	58,077	24,548	233,870
Fair value/other adjustments	(3,539,648)	274,000	(506)	-	-	-	(3,266,154)
At 30 September 2024	6,189,000	5,681,066	-	34,579	2,383,673	-	14,288,318

25 SUBSIDIARIES

The Group’s subsidiaries on 30 September 2024 are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the Group. The country of incorporation or registration is also their principal business place of business. Particulars of the subsidiaries as of 30 September 2024 are as follows:

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Diginex Solutions (HK) Limited	Hong Kong	Provision of ESG reporting solutions services	19,907 ordinary shares issued (31 March 2024: 11,626 ordinary shares and 3,000 preferred shares issued) (note)	Direct 100% (31 March 2024: 100%)

Diginex USA, LLC	United States of America	Provision of ESG reporting solutions services	1,000 Class A Units of $10 each (31 March 2024: 1,000 Class A Units of $10 each)	Indirect 100% (31 March 2024: 100%)

Diginex Services Limited	United Kingdom	Provision of ESG reporting solutions services	Ordinary shares of 1 pence each (31 March 2024: Ordinary shares of 1 pence each	Indirect 100% (31 March 2024: 100%)

Note:	In September 2024, the Company converted all issued Series A Preferred Shares of DSL into ordinary shares of DSL at a ratio of 1 preferred share to 1 ordinary share.

F-26

26 FINANCIAL RISK MANAGEMENT

26.1 Market risk factors

The Group’s activities expose it to a variety of market risks: foreign currency risk, interest rate risk and liquidation risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized by the financial management policies and practices described below.

26.1.2 Foreign currency risk

The Group operates primarily in USD and HKD, albeit there is an increasing exposure to GBP. Given USD and HKD are pegged within a range, the Group had a reduced exposure to foreign currency risk during the year. Given the increasing exposure to other currencies, the Group is formalizing a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure to manage the risk. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

26.1.3 Interest rate risk

The Group has minimal interest rate risk because there are no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

26.2 Credit risk

The Group has exposure to credit risk arising from deposits in banks as well as trade receivables. Credit risk is managed on a Group basis.

The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period.

26.2.1 Deposits with bank

With respect to the Group’s deposit with bank, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 30 September 2024 and 31 March 2024, the Group had a concentration of deposits with one bank but does have additional banking relationships to mitigate any concentration risk.

F-27

26.3 Liquidity risk

26.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations. The Group has been primarily financed via the proceeds from the issuance of equity, issuance of convertible loan notes and access to a shareholder loan.

As of 30 September 2024, the Group’s current liabilities exceeded its current assets by $9,838,966   and the Group was in net liabilities of $15,846,601. Despite the need for the Group to raise additional capital and/or reduced expenses as necessary based on the future cash flow projections over the coming 12 months, as mentioned in note 2.1, management believe that the Group will be able to raise finances and management is   able to control or reduce cash outflows by reducing cost base of the Group in order to meet its financial obligations as and when they fall due within the next twelve months from the end of the reporting period.

26.3.2 Maturities of financial liabilities

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Within 1 year	1-5 years	Total
	USD	USD	USD
At 30 September 2024
Accounts payable	898,627	-	898,627
Other payables and accruals	1,072,227	-	1,072,227
Tax payables	8,917	-	8,917
Deferred revenue	374,711	-	374,711
Amount due to related companies	34,579	-	34,579
Loans from immediate holding company	2,383,673	-	2,383,673
Lease liabilities	122,076	148,232	270,308
Preferred shares	-	6,189,000	6,189,000
Convertible loan notes	5,681,066	-	5,681,066
	10,575,876	6,337,232	16,913,108

At 31 March 2024
Accounts payable	788,798	-	788,798
Other payables and accruals	596,870	-	596,870
Tax payables	8,917		8,917
Deferred revenue	322,826	-	322,826
Amount due to related companies	34,579		34,579
Amount due to immediate holding company	5,345,929	-	5,345,929
Loans from immediate holding company	1,930,993	-	1,930,993
Loan from a related company	1,140,931	-	1,140,931
Lease liabilities	122,076	243,280	365,356
Preferred shares	-	9,359,000	9,359,000
Convertible loan notes	3,975,534	114,808	4,090,342
	14,267,453	9,717,088	23,984,541

26.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may issue new shares or other instruments. No changes were made in the objectives, policies or processes for managing capital during the six months ended 30 September 2024 and during year   ended 31 March 2024.

26.5 Fair values measurements

26.5.1 Fair value hierarchy

This section explains the judgements and estimates made in determining the fair values of financial instruments in the unaudited interim condensed consolidated financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments and non-financial assets into the three levels prescribed under the accounting standards. An explanation of each level is set out in Note 3. There is no transfer between level 1, 2 or 3 during both reporting periods.

Fair value measurements using level 3	At 30 September 2024	At 31 March 2024
	USD	USD
Recurring fair value
Preferred shares	6,189,000	9,359,000
Convertible loan notes	5,017,000	3,743,000
	11,206,000	13,102,000

F-28

26.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial instruments. There has been no change in valuation technique during the year ended 30 September 2023 and 31 March 2023.

Financial instruments	Amount as at 30 September 2024	Amount as at 31 March 2024	Valuation techniques and key inputs
Preferred shares (Note 1)	$6,189,000	$9,359,000

The Discounted Cash Flows (“DCF”) method was used to determine the total equity value of the Group by capturing the present value of the expected cash flows.

Equity allocation model was then used to allocate the total equity value of the Group to different classes of shares of the Company.

Convertible loan notes (Note 2)	$5,017,000	$3,743,000	Binomial Option Pricing Model

Notes:

1.	An increase in the revenue growth rate used in isolation would result in an increase in the fair value measurement of the preferred shares, and vice versa, while a slight increase in the discount rate used in isolation would result in a decrease in the fair value measurement of the preferred shares, and vice versa. A 1% (31 March 2024: 1%) increase in the discount rate holding all other variables constant would decrease the carry amount of the preferred shares by $0.4 million (31 March 2024: $0.9 million) while a 1% (31 March 2024: 1%) decrease in the discount rate holding all other variables constant would increase the carry amount of the preferred shares by $0.5 million (31 March 2024: $1.1 million). A 1% (31 March 2024: 1%) increase in the revenue growth rate holding all other variables constant would increase the carry amount of the preferred shares by $0.3 million (31 March 2024: $0.6 million) while a 1% (31 March 2024: 1%) decrease in the revenue growth rate holding all other variables constant would decrease the carry amount of the preferred shares by $0.3 million (31 March 2024: $0.6 million).

2.	A 1% increase in the discount rate used in isolation would result in a minimal decrease in the fair value measurement of the convertible loan notes, and vice versa.

26.5.3 Reconciliation of Level 3 fair value measurements

	At 30 September 2024	At 31 March 2024
	USD	USD
At the beginning of the reporting period	13,102,000	16,729,000
Additions	1,369,648	100,000
Fair value adjustments	(3,265,648)	(3,727,000)
At the end of the reporting period	11,206,000	13,102,000

26.5.4 Financial assets and financial liabilities measured at amortized cost

The financial assets and financial liabilities in the table below are measured at amortized cost. Management believes the carrying amounts of these financial assets and liabilities measured at amortized cost approximate their fair values.

	At 30 September 2024	At 31 March 2024
	USD	USD
Financial assets
Trade receivables	84,764	182,334
Other receivables	381,256	184,018
Contract assets	87,382	69,354
Cash and cash equivalents	100,822	76,620
	654,224	512,326
Financial liabilities
Trade payables	898,627	788,798
Other payables	11,609	11,057
Tax payables	8,917	8,917
Amount due to related companies	34,579	34,579
Amount due to immediate holding company	-	5,345,929
Loans from immediate holding company	2,383,673	1,930,993
Loan from a related company	-	1,140,931
Lease liabilities	270,308	365,356
	3,607,713	9,626,560

27 COMMITMENTS

The Company have committed to reimbursing the underwriters to the Offering for accountable out-of-pocket expenses, up to $250,000. These expenses include, but are not limited to, travel, due diligence, legal counsel fees, roadshow costs, and background checks. These expenses will be paid regardless of whether the Officer is consummated or not.

The Company have committed to pay Chardan Capital Markets, LLC an advisory for of $350,000 which is payable as of October 1, 2024, and in no event later than the earlier of (a) February 8, 2025, and (b) consummation of any corporate transaction. The Company also agreed to provide Chardan with a right of first refusal, for a period of eighteen (18) months from July 8, 2024, to act as co-lead underwriter, joint book-running manager, and/or placement agent for each and every future public and private equity and public debt offering, including all equity linked financings (each being referred to as a subject transaction), during such eighteen (18) month period with not less than 50% of the economics paid to the full underwriting or placement agent group for any two-handed subject transaction. In the event there are three or more underwriters or placement agents in a subject transaction, Chardan shall be entitled to receive as its compensation no less than thirty percent (30%) of the compensation payable to the full underwriting or placement agent group for that subject transaction.

28 SUBSEQUENT EVENTS

In accordance with IAS 10 “Events after the Reporting Period”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date the Company issued the financial statements.

●	On 3 November 2024, the maturity date of convertible loan notes with principal of $1,000,000 was extended to 3 January 2025.
●	On 30 November 2024, the maturity date of loan from the immediate holding company to DSL was extended to 31 January 2025. This loan was modified to increase the principal amount from $3 million to $3.5 million on January 6, 2024 with up to $3.5 million being converted into ordinary shares of Diginex Limited upon pricing of the IPO.
●	On 20 December 2024, the Company declared the registration Form F1 effective. This resulted in outstanding preferred shares converting into 2,583,820 ordinary shares on a 1:1 basis. All the outstanding convertible loan notes with an aggregate face value of $4,350,000 and accrued interest of $751,781, totaling $5,101,781, also converted into ordinary shares at a conversion price of $2.17 resulting in the issuance of 2,347,134 ordinary shares.

●	Upon a successful IPO, the Company has approved to issue Rhino Ventures Limited the warrants identified below in recognition of the support Rhino Ventures Limited has provided to the Company. The warrants will be structured as detailed below:

1.	1 warrant issued per each share issued as part of this IPO. Exercisable at a price equivalent to 25% premium to the initial public offering price per share. Warrants can be exercised within 6 months from date of listing
2.	1 warrant issued per each share issued as part of this IPO. Exercisable at a price equivalent to 50% premium to the initial public offering price per share. Warrants can be exercised within 9 months from date of listing
3.	1 warrant issued per each share issued as part of this IPO. Exercisable at a price equivalent to 75% premium to the initial public offering price per share. Warrants can be exercised within 12 months from date of listing
4.	1 warrant issued per each share issued as part of this IPO. Exercisable at a price equivalent to 100% premium to the initial public offering price per share. Warrants can be exercised within 15 months from date of listing
5.	1 warrant issued per each share issued as part of this IPO. Exercisable at a price equivalent to 150% premium to the initial public offering price per share. Warrants can be exercised within 18 months from date of listing
6.	1 warrant issued per each share issued as part of this IPO. Exercisable at a price equivalent to 200% premium to the initial public offering price per share. Warrants can be exercised within 24 months from date of listing

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Diginex Limited

Opinion

We have audited the accompanying combined financial statements of Diginex Limited (the “Company”), which comprise the combined statements of financial position as of March 31, 2024 and 2023, and the related combined statements of profit or loss and other comprehensive loss, changes in equity, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Diginex Limited as of March 31, 2024 and 2023, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – Going Concern

As discussed in Note 2 to the combined financial statements, the Company has incurred a net loss and experienced negative cash flows from operating activities for the year ended March 31, 2024 and has a working capital deficit as of March 31, 2024. The Company’s ability to continue as a going concern is dependent, in part, on receiving financial support from its founder, the Chairman of the Board of Directors, and a significant shareholder. Management’s evaluation of the events and conditions and management’s plans that mitigated these matters are described in Note 2 to these combined financial statements. Our opinion is not modified with respect to this matter.

We have served as the Company’s auditor since 2023.

/s/ UHY LLP

New York, New York

September 9, 2024, except for Note 27 as to which the date is October 4, 2024

F-30

DIGINEX LIMITED

COMBINED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS

For the years ended 31 March 2024

		Year ended	Year ended
		31 March 2024	31 March 2023
	Notes	USD	USD
Revenue	5	1,299,538	1,625,763
General and administrative expenses	6	(9,363,345)	(8,900,491)
OPERATING LOSS		(8,063,807)	(7,274,728)
Other income, gains or (losses)	7	3,753,988	(1,762,410)
Finance cost, net	8	(552,651)	(220,460)
LOSS BEFORE TAXATION		(4,862,470)	(9,257,598)
Income tax expense	9	(8,917)	-
LOSS FOR THE YEAR		(4,871,387)	(9,257,598)
OTHER COMPREHENSIVE LOSS
Items that may be reclassified subsequently to profit or loss:
Exchange (loss) gain on translation of foreign operations		(7,684)	1,680
TOTAL COMPREHENSIVE LOSS FOR THE YEAR		(4,879,071)	(9,255,918)
LOSS PER SHARE ATTRIBUTABLE TO THE ORDINARY EQUITY HOLDERS OF THE COMPANY
Basic loss per share	10	(0.51)	(0.97)

Diluted loss per share	10	(0.75)	(0.97)

The above combined statements of profit or loss and other comprehensive loss should be read in conjunction with the accompanying notes.

F-31

DIGINEX LIMITED

COMBINED STATEMENTS OF FINANCIAL POSITION

At 31 March 2024

		At 31 March 2024	At 31 March 2023
	Notes	USD	USD
ASSETS
Right-of-use assets	11	357,202	-
Rental deposit	13	35,431	-
Plant and equipment	12	-	3,696
Total non-current assets		392,633	3,696
Trade receivables, net	13	182,334	289,788
Contract assets	13	69,354	26,989
Other receivables, deposit and prepayment	13	253,476	43,392
Due from a related company	16	-	41,532
Cash and cash equivalents		76,620	1,183,176
Total current assets		581,784	1,584,877
LIABILITIES
Trade payables	14	(788,798)	(187,584)
Other payables and accruals	14	(596,870)	(349,197)
Tax payables	9	(8,917)	-
Deferred revenue	15	(322,826)	(335,666)
Due to a related company	16	(34,579)	-
Due to immediate holding company	16	(5,345,929)	(506)
Loans from immediate holding company	16	(1,930,993)	(2,328,926)
Loan from a related company	16	(1,140,931)	-
Lease liabilities	19	(122,076)	-
Convertible loan notes	18	(3,975,534)	-
Total current liabilities		(14,267,453)	(3,201,879)
Loan from a related company	16	-	(1,060,712)
Lease liabilities	19	(243,280)	-
Preferred shares	17	(9,359,000)	(13,460,000)
Convertible loan notes	18	(114,808)	(3,349,822)
Total non-current liabilities		(9,717,088)	(17,870,534)
Net current liabilities		(13,685,669)	(1,617,002)
Net liabilities		(23,010,124)	(19,483,840)
EQUITY (DEFICIT)
Share Capital	20	477	475
Capital reserve	21	3,752,192	3,724,826
Exchange reserve	21	(1,681)	6,003
Share option reserve	21	2,409,689	1,084,270
Accumulated losses	21	(29,170,801)	(24,299,414)
Total deficit		(23,010,124)	(19,483,840)

The above combined statements of financial position should be read in conjunction with the accompanying notes.

F-32

DIGINEX LIMITED

COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

For the years ended 31 March 2024 and 2023

						Share
		Share Capital		Capital	Exchange	option	Accumulated
	Notes	Shares	Amount	reserve	reserve	reserve	losses	Total
			USD	USD	USD	USD	USD	USD
Balance at 1 April 2022		11,582	3,725,301	-	4,323	499,808	(15,041,816)	(10,812,384)
Loss for the year		-	-	-	-	-	(9,257,598)	(9,257,598)
Exchange gain on translation of foreign operations		-	-	-	1,680	-	-	1,680
Total comprehensive loss for the year		-	-	-	1,680	-	(9,257,598)	(9,255,918)
Share option awards	23	-	-	-	-	584,462	-	584,462
Balance at 31 March 2023 pre-recapitalized		11,582	3,725,301	-	6,003	1,084,270	(24,299,414)	(19,483,840)
Share exchange of DSL (1:410 exchange ratio)		4,737,038	(3,724,826)	3,724,826	-	-	-	-
Sub-total		4,748,620	475	3,724,826	6,003	1,084,270	(24,299,414)	(19,483,840)
Share Subdivision		4,748,620	-	-	-	-	-	-
Balance at 31 March 2023 recapitalized		9,497,240	475	3,724,826	6,003	1,084,270	(24,299,414)	(19,483,840)

Balance at 1 April 2023		11,582	3,725,301	-	6,003	1,084,270	(24,299,414)	(19,483,840)
Loss for the year		-	-	-	-	-	(4,871,387)	(4,871,387)
Exchange loss on translation of foreign operations		-	-	-	(7,684)	-	-	(7,684)
Total comprehensive loss for the year		-	-	-	(7,684)	-	(4,871,387)	(4,879,071)
Exercise of share option awards	23	44	27,368	-	-	(27,368)	-	-
Share option awards	23	-	-	-	-	1,352,787	-	1,352,787
Balance at 31 March 2024 pre-capitalized		11,626	3,752,669	-	(1,681)	2,409,689	(29,170,801)	(23,010,124)
Share exchange of DSL (1:410 exchange ratio)		4,755,034	(3,752,192)	3,752,192	-	-	-	-
Sub-total		4,766,660	477	3,752,192	(1,681)	2,409,689	(29,170,801)	(23,010,124)
Founding share of the Company		1	-	-	-	-	-	-
Sub-total		4,766,661	477	3,752,192	(1,681)	2,409,689	(29,170,801)	(23,010,124)
Share Subdivision		4,766,661	-	-	-	-	-	-
Balance at 31 March 2024 recapitalized		9,533,322	477	3,752,192	(1,681)	2,409,689	(29,170,801)	(23,010,124)

The above combined statements of changes in equity should be read in conjunction with the accompanying notes.

F-33

DIGINEX SOLUTIONS (HK) LIMITED

combined STATEMENTS OF CASH FLOWS

For the years ended 31 March 2024

	Year ended	Year ended
	31 March 2024	31 March 2023
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before taxation	(4,862,470)	(9,257,598)
Adjustments for:
Amortization – right-of-use assets	99,580	-
Depreciation – plant and equipment	3,696	1,007
Impairment losses (reversed) recognized in respect of trade receivables	(400)	5,032
Write-off of due from a related company	81,347	-
Bad debt written off	21,522	14,752
Finance costs	552,651	220,460
Share option awards	1,352,835	587,821
Net fair value loss of convertible loan notes	374,000	19,000
Net fair value (gain) loss of preferred shares	(4,101,000)	1,841,000
Operating cash flows before movements in working capital	(6,478,239)	(6,568,526)
Movements in working capital:
Trade receivables	86,332	(43,726)
Contract assets	(42,365)	42,158
Other receivables, deposit, and prepayment	(210,936)	132,684
Due from a related company	(39,815)	(41,532)
Trade and other payables	841,155	(131,331)
Deferred revenue	(12,840)	18,955
Net cash used in operating activities	(5,856,708)	(6,591,318)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible loan notes	100,000	3,250,000
Advances from immediate holding company	5,345,423	600,000
Loans from immediate holding company	564,483	2,250,000
Loan from a related company	-	1,000,000
Repayment of lease liabilities	(109,754)	-
Repayment of loans from immediate holding company	(1,150,000)	(600,000)
Net cash generated from financing activities	4,750,152	6,500,000
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,106,556)	(91,318)
Cash and cash equivalents at the beginning of the year	1,183,176	1,274,494
CASH AND CASH EQUIVALENTS AT END OF YEAR	76,620	1,183,176

Except as disclosed below, there were no other material non-cash investing and financing activities during the year end 31 March 2024 and 2023:

●	During the year ended 31 March 2024, the Group entered into a new lease agreement for the use of office space that expires on 1 July 2027. On the lease commencement, the Group recognized right-of-use assets and lease liabilities of $482,619 and $482,619, respectively. The deposit for the lease of $34,579 was paid by a related company and was included in the due to a related company. An additional deposit payment was made in February 2024 of $852 by the Company to take the total deposit to $35,431. The quarterly rent was adjusted and increased to 32,091 Euros ($34,905) from February 2024 with a corresponding lease modification adjustment of $25,837 recognized.
●	In October 2023, the Company issued 44 shares (36,080 shares after the Transaction and Share Subdivision) to an employee via the exercising of vested employee share options.

The above combined statements of cash flows should be read in conjunction with the accompanying notes.

F-34

DIGINEX LIMITED

NOTES TO THE COMBINED FINANCIAL STATEMENTS

For the years ended 31 March 2024

1 COMPANY ORGANIZATION AND PRINCIPAL ACTIVITIES

Diginex Limited (the “Company”) was incorporated on 26 January 2024 as an exempted company in the Cayman Islands with limited liability with its registered office at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9099, Cayman Islands and principal place of business at Smart-Space Fintech 2, Room 3, Units 401-404, Core C, Cyberport 3, 3 Cyberport Road, Telegraph Bay, Hong Kong. The Company’s substantial shareholder is Rhino Ventures Limited (“Rhino Ventures”) which a limited company incorporated in the British Virgin Islands.

The Company is an investment holding company and the principal activities of Diginex Solutions (HK) Limited (“DSL”) and its subsidiaries (“DSL Group”) are the provision of Environmental, Social and Governance (“ESG”) reporting solution services, advisory services and developing customization solutions. The Company and DSL Group are collectively referred to as the “Group”.

These combined financial statements are presented in US dollars (“USD”), which is the same as the functional currency of the Company.

These combined financial statements for the year ended 31 March 2024 were authorized for issue by the Board of Directors on 4 October 2024. The Company’s board of directors has the power to amend the combined financial statements after issue.

1.1 Summary of significant transactions

The Group incurred the following transaction that significantly affect the financial position and performance of the Group:

●	During the year ended 31 March 2024, the Group entered into a new lease agreement for the use of office space that expires on 1 July 2027. On the lease commencement, the Group recognized right-of-use assets and lease liabilities of $482,619 and $482,619, respectively.
●	During the year ended 31 March 2024, a Note with a face value of $100,000 was issued resulting in an aggregate face value of all Notes issued of $3,350,000 as of 31 March 2024.

1.2 Group Reorganization

On 15 July 2024, the Company completed a Share Exchange Transaction (the “Transaction”) with DSL and each of the shareholders of DSL. Prior to the Transaction, the Company had issued one founding share with a par value of USD0.0001 and was a newly incorporated entity without material business activities, while DSL was the parent of the Diginex group of companies (“DSL Group”). The Transaction resulted in the Company becoming the immediate holding company of DSL Group and DSL became a wholly owned subsidiary of the Company. The Transaction resulted in one share in DSL being exchanged for four hundred and ten (410) shares in the Company.

On 26 July 2024, the authorized share capital of the Company changed to USD50,000 divided into 960,000,000 Ordinary Shares of USD0.00005 par value each and 40,000,000 Preferred Shares of USD0.00005 par value each (the “Share Subdivision”). The Share Subdivision resulted in the shareholding of each Company shareholder increasing by a multiple of two.

The financial statements of DSL Group were consolidated for the year ended 31 March 2024 and then combined with Diginex Limited from 26 January 2024. Upon incorporation of Diginex Limited on 26 January 2024, both Diginex Limited and DSL operated under the common control of Rhino Ventures Limited. It is due to this common control and the Transaction on 15 July 2024 that the financial statements of Diginex Limited have been presented on combined basis with the reserves being retrospectively adjusted to reflect the impact of the Transaction and Share Subdivision (collectively referred to as the “Recapitalization”) and the operating result of Diginex Limited being combined with those of DSL Group from 26 January 2024.

F-35

2 BASIS OF PREPARATION

These combined financial statements for the year ended 31 March 2024 have been prepared in accordance with the International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”).

2.1 Going concern basis of accounting

The combined financial statements have been prepared on a going concern basis, which assumes that the Group will be able to meet its financial obligations, working capital requirements and capital expenditures as and when they fall due. Future cash flow projections have been analyzed to establish the cash requirements over the coming 12 months which highlight a need for the Group to raise additional capital and/or reduced expenses as necessary.

Since incorporation, the Group has incurred losses but has been able to fund itself via raising funds from investors, issuance of debt instruments and funding by way of shareholders’ loans. In May 2024, DSL completed an $8.0 million capital raise with its immediate holding company, Rhino Ventures, which was settled by advances of cash of $6.1 million and the conversion of loans from immediate holding company of $1.9 million. Upon the completion of the capital raise, DSL allotted 5,086 ordinary shares and 10,172 warrants to Rhino Venture. As of 31 March 2024, $5.3 million of cash had been received and is classified as due to immediate holding company and outstanding loans amounted to $1.9 million. DSL also has convertible loan notes and preferred shares, classified as liabilities on the combined statement of financial position, which will be mandatorily converted into equity upon the Form F-1 of the Company being declared effective. The founder of the Company has provided assurances that Rhino Ventures, a company controlled by the founder, will continue to support the Company via the shareholder’s loans for the earlier of the next 12 months from the date of these combined financial statements were issued or the date the Company’s planned registration statement on Form F-1 being declared effective and the consummation of the initial public offering and the related funding. In addition to the above options to raise capital, management also has the ability to control or reduce cash outflows by reducing the cost base of the Group.

Taking into account the ability for the Group to raise finances and management’s ability to control costs, management has alleviated the doubt about the Group’s ability to continue as a going concern.

2.2 Application of new and amendments to IFRSs

For the purpose of preparing the combined financial statements for the year ended 31 March 2024, the Group has consistently applied the accounting policies which conform with IFRSs, which includes IFRSs, International Accounting Standards (“IAS”) and Interpretations (“IFRIC – Int”) issued by the IASB that are effective for the accounting period beginning on 1 April 2023, throughout the year.

In the current year, the Group has applied the following new and amendments to IFRSs issued by the IASB for the first time, which are mandatorily effective for the Group’s financial annual periods beginning on or after 1 April 2023 for the preparation of the combined financial statements:

●	IFRS 17 and the Related Amendments - Insurance Contracts
●	Amendments to IAS 1 and IFRS Practice Statement 2 - Disclosure of Accounting Policies
●	Amendments to IAS 8 - Definition of Accounting Estimates
●	Amendments to IAS 12 - Deferred Tax Related to Assets and Liabilities arising from a Single Transaction
●	Amendments to IAS 12 - International Tax Reform–Pillar Two Model Rules

Except as described below, the application of the new and amendments to IFRSs in the current year has had no material impact on the Group’s financial positions and performance for the current and prior years and/or on the disclosures set out in these combined financial statements.

F-36

Amendment to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies

IAS 1 is amended to replace all instances of the term “significant accounting policies” with “material accounting policy information”. Accounting policy information is material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.

The amendments also clarify that accounting policy information may be material because of the nature of the related transactions, other events or conditions, even if the amounts are immaterial. However, not all accounting policy information relating to material transactions, other events or conditions is itself material. If an entity chooses to disclose immaterial accounting policy information, such information must not obscure material accounting policy information.

IFRS Practice Statement 2 Making Materiality Judgements (the “Practice Statement”) is also amended to illustrate how an entity applies the “four-step materiality process” to accounting policy disclosures and to judge whether information about an accounting policy is material to its financial statements.

The Group has revisited the accounting policy information it has been disclosing and considered it is consistent with the amendments.

Amendments to IAS 8 Definition of Accounting Estimate

The amendments define accounting estimates as “monetary amounts in financial statements that are subject to measurement uncertainty”. An accounting policy may require items in financial statements to be measured in a way that involves measurement uncertainty – that is, the accounting policy may require such items to be measured at monetary amounts that cannot be observed directly and must instead be estimated. In such a case, an entity develops an accounting estimate to achieve the objective set out by the accounting policy. Developing accounting estimates involves the use of judgements or assumptions based on the latest available, reliable information. In addition, the concept of changes in accounting estimates in IAS 8 is retained with additional clarifications.

The amendments do not have a material impact on these combined financial statements as the Group’s approach in distinguishing changes in accounting policies and changes in accounting policies and changes in accounting estimates is consistent with the amendments.

2.3 New and amendments to IFRSs in issued but not yet effective

The Group has not early applied the following new and amendments to IFRSs that have been issued but are not yet effective:

●	Amendments to IFRS 10 and IAS 28: “Sale or Contribution of Assets between an Investor and its Associate or Joint Venture” (effective for annual periods beginning on or after a date to be determined)
●	Amendments to IAS 1: “Classification of Liabilities as Current or Non-current” (effective for fiscal periods beginning on or after 1 January 2024)
●	Amendments to IAS 1: “Non-current Liabilities with Covenants” (effective for fiscal periods beginning on or after 1 January 2024)
●	Amendments to IAS 7 and IFRS 7: “Supplier Finance Arrangements” (effective for fiscal periods beginning on or after 1 January 2024)
●	Amendments to IFRS 16: “Lease Liability in a Sale and Leaseback” (effective for fiscal periods beginning on or after 1 January 2024)

Management anticipates that the application of all the new and amendments to IFRSs will have no material impact on the Group’s combined financial statements in the future.

F-37

3 MATERIAL ACCOUNTING POLICY INFORMATION

The combined financial statements have been prepared on the historical cost basis except for certain financial instruments that are measured at fair values at the end of each reporting period, as explained in the accounting policies set out below.

Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these combined financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Share-based Payment.

For financial instruments which are transacted at fair value and a valuation technique that unobservable inputs are to be used to measure fair value in subsequent periods, the valuation technique is calibrated so that at initial recognition the results of the valuation technique equals the transaction price, where the highest level of inputs available are used in the valuation.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

Material accounting policy information adopted by the Group is disclosed below.

Basis of consolidation

The combined financial statements incorporate the consolidated financial statements of DSL Group and the financial statements of the Company. The consolidated financial statements of DSL Group have been combined with those of the Company from 26 January 2024.

Control is achieved when the Company:

●	has power over the investee;

●	is exposed, or has rights, to variable returns from its involvement with the investee; and

●	has the ability to use its power to affect its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the combined statement of profit or loss and other comprehensive income   from the date the Group gains control until the date when the Group ceases to control the subsidiary.

Profit or loss and each item of other comprehensive income are attributed to the ordinary equity holders of the Company and to the non-controlling interests. Total comprehensive income or loss of subsidiaries is attributed to the ordinary equity holders of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

F-38

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

Deemed reverse acquisition

The acquisition method of accounting is used to account for all deemed reverse acquisitions where in substance an operating company is acquired by a shell company where the shareholders of the operating company obtain control of the shell company.

With respect to the Transaction, DSL is the operating company while the Company is considered as shell company.

Identifying the accounting acquirer/accounting acquiree:

The Company is considered as the legal acquirer and the accounting acquiree. Control is obtained by DSL shareholders as the Company, on 15 July 2024, issued 6,869,960 ordinary shares and 1,291,910 preferred shares which allowed the former shareholder of DSL to hold the majority of issued share capital and voting rights.

Determining the deemed consideration transferred:

The deemed consideration transferred for the deemed reverse acquisition of the Company is the fair value of the shares which DSL would have had to issue in establishing the same post transaction control structure but as if it were the legal acquirer. Given there is no change to the control structure after the Transaction, the deemed consideration is determined as $Nil.

Fair value of assets and liabilities acquired in a deemed reverse acquisition:

Identifiable assets acquired and liabilities assumed in a deemed reversed acquisition are, with limited exceptions, measured initially at their fair values at the acquisition date. For the Transaction, since it is a common control transaction the net assets acquired from the Company are solely current account with DSL, and its carrying value is adopted.

Calculate the Transaction expense:

The excess of the deemed consideration transferred over the fair value of the net identifiable assets acquired from the Company is considered insignificant to be recognized as an expense under IFRS 2 in the Group’s combined statement of profit or loss.

Presentation of the combined financial statements post deemed reverse acquisition:

Under the Transaction, the Company being the accounting acquiree (legal acquirer), becomes the ultimate parent holding company of the Group, however, the combined financial statement represents a continuation of DSL, the accounting acquirer (legal acquiree) with the exception of the legal capital structure.

The combined financial statements incorporate the financial statements items of the combining entities, i.e. the Company and DSL Group, in which the combination occurs as if they had been combined from the date when the combining entities first came under the control of the substantial shareholders.

The net assets of the combining entities are consolidated using the existing book values from the substantial shareholder’s perspective. No amount is recognized in respect of goodwill or bargain purchase gain at the time of combination.

The combined statement of profit or loss and other comprehensive loss includes the results of each of the combining entities from the earliest date presented or since the date when the combining businesses first came under the control of the substantial shareholder, where this is a shorter period, i.e. the date of incorporation of the Company on 26 January 2024.

Given the Company had not existed during the year ended 31 March 2022 and the combined financial statement represents a continuation of DSL, the consolidated financial statements of DSL Group for the year ended 31 March 2022 are presented as the comparative amounts in these combined financial statements.

Shareholders’ equity of DSL prior to the Transaction is retrospectively adjusted as a recapitalization for the equivalent number of shares received and on a pro rata basis, together with the impact of the Share Subdivision for prior reporting periods. Retained earnings and relevant reserves of the DSL are carried forward after the Transaction. Any difference to shareholders equity of DSL arising from the recapitalization of share capital and equity instruments issued is recorded in equity under the capital reserve.

F-39

Earnings per share

Earnings per share for periods prior to the Recapitalization are retrospectively adjusted to reflect the number of equivalent shares received by the accounting acquirer, DSL, based on the number of shares outstanding on the reporting dates multiplied by the exchange ratio. The exchange ratio being the combination of the share exchange swap of one DSL ordinary share for 410 Diginex Limited ordinary shares multiplied by a factor of two to reflect the Share Subdivision and one DSL preferred share for 410 Diginex Limited preferred shares multiplied by a factor of two to reflect the Share Subdivision.

Revenue recognition

The Group recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the services underlying the particular performance obligation is transferred to the customer. A performance obligation represents a service (or a bundle of goods or services) that is distinct or a series of distinct services that are substantially the same.

Except for granting of a license that is distinct from other promised services, control is transferred over time and revenue is recognized over time by reference to the progress towards complete satisfaction of the relevant performance obligation if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Group’s performance as the Group performs;
●	the Group’s performance creates or enhances an asset that the customer controls as the Group performs; or
●	the Group’s performance does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

Otherwise, revenue is recognized at a point in time when the customer obtains control of the distinct service.

For granting of a license that is distinct from other promised services, the nature of the Group’s promise in granting a license is a promise to provide a right to access the Group’s intellectual property if all of the following criteria are met:

●	the contract requires, or the customer reasonably expects, that the Group will undertake activities that significantly affect the intellectual property to which the customer has rights;
●	the rights granted by the license directly expose the customer to any positive or negative effects of the Group’s activities; and
●	those activities do not result in the transfer of a good or a service to the customer as those activities occur.

If the criteria above are met, the Group accounts for the promise to grant a license as a performance obligation satisfied over time. Otherwise, the Group considers the grant of license as providing the customers the right to use the Group’s intellectual property and the performance obligation is satisfied at a point in time at which the license is granted.

A contract asset represents the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer that is not yet unconditional. It is assessed for impairment in accordance with IFRS 9. In contrast, a receivable represents the Group’s unconditional right to consideration, i.e. only the passage of time is required before payment of that consideration is due.

A contract liability represents the Group’s obligation to transfer services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

A contract asset and a contract liability relating to the same contract are accounted for and presented on a net basis.

Over time revenue recognition:- Input method

The progress towards complete satisfaction of a performance obligation is measured based on input method, which is to recognize revenue on the basis of the Group’s efforts or inputs to the satisfaction of a performance obligation relative to the total expected inputs to the satisfaction of that performance obligation, that best depict the Group’s performance in transferring control of services.

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Government grants

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grants will be received.

Government grants related to income that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognised in profit or loss in the period in which they become receivable. Government grants relating to compensation of expenses are deducted from the related expenses, other government grants are presented under “other income, gains or (losses)”.

Research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development activities (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

●	the technical feasibility of completing the intangible asset so that it will be available for use or sale;
●	the intention to complete the intangible asset and use or sell it;
●	the ability to use or sell the intangible asset;
●	how the intangible asset will generate probable future economic benefits;
●	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and
●	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible asset is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

During each of the years ended 31 March 2024 and 2023, no research and development expenditure is recognized as an internally generated intangible asset.

Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the functional currency of that entity (foreign currencies) are recognized at the rates of exchange prevailing on the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the combined financial statements, the assets and liabilities of the Group’s operations are translated into the presentation currency of the Group (i.e. USD) using exchange rates prevailing at the end of each reporting period. Income and expenses items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity under the heading of exchange reserve (attributed to non-controlling interests as appropriate).

Borrowing costs

Borrowing costs are recognized in the statement of profit or loss in the period in which they are incurred.

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Employee benefits

Retirement benefit costs

Payments made by the Group to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Short-term employee benefits

Short-term employee benefits are recognized at the undiscounted amount of the benefits expected to be paid as and when employees rendered the services. All short-term employee benefits are recognized as an expense unless another IFRSs requires or permits the inclusion of the benefit in the cost of an asset.

A liability is recognized for benefits accruing to employees (such as salaries and annual leave) after deducting any amount already paid.

Share-based payments

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date.

The fair value of the equity-settled share-based payments determined at the grant date without taking into consideration all non-market vesting conditions is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity (share option reserve). At the end of each reporting period, the Group revises its estimate of the number of equity instruments expected to vest based on assessment of all relevant non-market vesting conditions. The impact of the revision of the original estimates, if any, is recognized in the statement of profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the share option reserve. For share options that vest immediately at the date of grant, the fair value of the share options granted is expensed immediately to the statement of profit or loss.

When share options are exercised, the amount previously recognized in share option reserve will be transferred to share capital. When the share options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share option reserve will be transferred to accumulated losses.

Taxation

Income tax expense (benefit) represents the sum of the current tax and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit recognized in the combined statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against deductible temporary differences, unused tax losses or unused tax credits. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

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Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the deferred liability is settled or the deferred asset is realized, based on tax rates that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax are recognized in profit or loss.

Plant and equipment

Plant and equipment are tangible assets that are held for use in the production or supply of goods or services, or for administrative purposes. Plant and equipment are stated in the combined statement of financial position at cost less subsequent accumulated depreciation and subsequent accumulated impairment losses, if any.

Depreciation is recognized so as to write off the cost of assets less their residual values over their estimated useful lives, using the straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. Estimated useful lives of plant and equipment are as follows:

Office equipment	5 years

An item of plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the combined statement of profit or loss in the year the asset is derecognized.

Lease

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Group as lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each lease component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components. The Group applies practical expedient not to separate non-lease components from lease component, and instead account for the lease component and any associated non-lease components as a single lease component.

In applying IFRS 16, the Group elected a simplified approach for leases with a lease term of 12 months or less from the commencement date and do not contain a purchase option. Lease payments on short-term leases are recognized as expense on a straight-line basis.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of a lease.

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Right-of use assets

The right-of-use asset is initially recognized at cost comprising of:

●	amount of the initial measurement of the lease liability;
●	any lease payments made at or before the commencement date, less any lease incentives received;
●	any initial direct costs incurred by the Group; and
●	an estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease.

Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities.

Right-of-use assets in which the Group is reasonably certain to obtain ownership of the underlying leased assets at the end of the lease term are depreciated from commencement date to the end of the useful life. Otherwise, right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

The Group presents right-of-use assets as a separate line item on the unaudited interim condensed combined statement of financial position.

Lease liabilities

At the commencement date of a lease, the Group recognizes and measures the lease liability at the present value of lease payments that are unpaid at that date. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable.

The lease payments include:

●	fixed payments (including in-substance fixed payments) less any lease incentives receivable;
●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;
●	amounts expected to be payable by the Group under residual value guarantees;
●	the exercise price of a purchase option if the Group is reasonably certain to exercise the option; and
●	payments of penalties for terminating a lease, if the lease term reflects the Group exercising an option to terminate the lease.

After the commencement date, lease liabilities are adjusted by interest accretion and lease payments. The Group remeasures lease liabilities (and makes a corresponding adjustment to the related right-of-use assets) whenever:

●	the lease term has changed or there is a change in the assessment of exercise of a purchase option, in which case the related lease liability is remeasured by discounting the revised lease payments using a revised discount rate at the date of reassessment.
●	the lease payments change due to changes in market rental rates following a market rent review, in which cases the related lease liability is remeasured by discounting the revised lease payments using the initial discount rate.

The Group presents lease liabilities as a separate line item on the unaudited interim condensed combined statement of financial position.

Impairment of non-financial assets

At each reporting date, the Group reviews the carrying amounts of its tangible assets with finite useful lives to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the relevant asset is estimated in order to determine the extent of the impairment loss (if any).

The recoverable amounts of relevant assets are estimated individually. When it is not possible to estimate the recoverable amount individually, the Group estimates the recoverable amount of the cash generating unit to which the asset belongs.

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In testing a cash-generating unit for impairment, corporate assets are allocated to the relevant cash-generating unit when a reasonable and consistent basis of allocation can be established, or otherwise they are allocated to the smallest group of cash generating units for which a reasonable and consistent allocation basis can be established. The recoverable amount is determined for the cash-generating unit or group of cash-generating units to which the corporate asset belongs, and is compared with the carrying amount of the relevant cash-generating unit or group of cash-generating units.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset (or a cash-generating unit) for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or a cash-generating unit) is reduced to its recoverable amount. For corporate assets or portion of corporate assets which cannot be allocated on a reasonable and consistent basis to a cash-generating unit, the Group compares the carrying amount of a group of cash-generating units, including the carrying amounts of the corporate assets or portion of corporate assets allocated to that group of cash-generating units, with the recoverable amount of the group of cash-generating units. In allocating the impairment loss, the impairment loss is allocated first to reduce the carrying amount of any goodwill (if applicable) and then to the other assets on a pro-rata basis based on the carrying amount of each asset in the unit or the group of cash-generating units. The carrying amount of an asset is not reduced below the highest of its fair value less costs of disposal (if measurable), its value in use (if determinable) and zero. The amount of the impairment loss that would otherwise have been allocated to the asset is allocated pro rata to the other assets of the unit or the group of cash-generating units. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit or a group of cash-generating units) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or a cash-generating unit or a group of cash-generating units) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

Cash and cash equivalents

Cash and cash equivalents mainly comprised of cash at different banks. The Company considers all short-term investments with an original maturity of three months or less when purchased as cash and cash equivalents. As of 31 March 2024 and 2023, the Group did not have such short term investments.

Financial instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a settlement date basis. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the market place.

Financial assets and financial liabilities are initially measured at fair value except for trade receivables arising from contracts with customers which are initially measured in accordance with IFRS 15. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets or financial liabilities at fair value through profit or loss (“FVTPL”)) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at FVTPL are recognized immediately in profit or loss.

The effective interest method is a method of calculating the amortized cost of a financial asset or financial liability and of allocating interest income and interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts and payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial asset or financial liability, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

F-45

Financial assets

Classification and subsequent measurement of financial assets

Financial assets that meet the following conditions are subsequently measured at amortized cost:

●	the financial asset is held within a business model whose objective is to collect contractual cash flows; and
●	the contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All other financial assets are subsequently measured at FVTPL.

Amortized cost and interest income

Interest income is recognized using the effective interest method for financial assets measured subsequently at amortized cost. Interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired (see below). For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset from the next reporting period. If the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset from the beginning of the reporting period following the determination that the asset is no longer credit-impaired. At the end of the reporting period, trade and other receivables are measured at amortized cost.

Financial assets at FVTPL

Financial assets that do not meet the criteria for being measured at amortized cost or Fair Value Through Other Comprehensive Income (“FVTOCI”) or designated as FVTOCI are measured at FVTPL.

Financial assets at FVTPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss. The net gain or loss recognized in profit or loss excludes any dividend or interest earned on the financial asset.

Impairment of financial assets subject to impairment assessment under IFRS 9

The Group performs impairment assessment under expected credit loss (“ECL”) model on financial assets (including trade and other receivables and amounts due from an associate/shareholders/related companies) which are subject to impairment assessment under IFRS 9. The amount of ECL is updated at each reporting date to reflect changes in credit risk since initial recognition.

Lifetime ECL represents the ECL that will result from all possible default events over the expected life of the relevant instrument. In contrast, 12-month ECL (“12m ECL”) represents the portion of lifetime ECL that is expected to result from default events that are possible within 12 months after the reporting date. Assessments are done based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current conditions at the reporting date as well as the forecast of future conditions.

The Group always recognizes lifetime ECL for trade receivables.

For all other instruments, the Group measures the loss allowance equal to 12-month expected credit loss (“ECL”), unless there has been a significant increase in credit risk since initial recognition, in which case the Group recognizes lifetime ECL. The assessment of whether lifetime ECL should be recognized is based on significant increases in the likelihood or risk of a default occurring since initial recognition.

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Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset measured at amortized cost, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

Financial liabilities and equity

Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Company are recognized at the proceeds received, net of direct issue costs.

Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination to which IFRS 3 applies, (ii) held for trading or (iii) it is designated as at FVTPL.

A financial liability is held for trading if:

●	it has been acquired principally for the purpose of repurchasing it in the near term; or
●	on initial recognition it is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or
●	it is a derivative, except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument.

A financial liability other than a financial liability held for trading or contingent consideration of an acquirer in a business combination may be designated as at FVTPL upon initial recognition if:

●	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or
●	the financial liability forms part of a group of financial assets or financial liabilities or both, which is managed, and its performance is evaluated on a fair value basis, in accordance with the Group’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis; or
●	it forms part of a contract containing one or more embedded derivatives, and IFRS 9 permits the entire combined contract to be designated as at FVTPL.

For financial liabilities that are designated as at FVTPL, the amount of changes in the fair value of the financial liability that is attributable to changes in the credit risk of that liability is recognized in other comprehensive income, unless the recognition of the effects of changes in the liability’s credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss.

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Financial liabilities at amortized cost

Financial liabilities including other payables and amounts due to an associate/related parties/directors are subsequently measured at amortized cost, using the effective interest method.

Preferred shares/ convertible loan notes/redeemable ordinary shares

At the date of issue, preferred shares, convertible loan notes and redeemable ordinary shares are designated as at FVTPL with both the debt component and derivative components recognized at fair value. In subsequent period, changes in fair value are recognized in profit or loss as fair value gain or loss except for changes in the fair value that is attributable to changes in the credit risk (excluding changes in fair value of the derivatives component) is recognized in other comprehensive income, unless the recognition of the effects of changes in the credit risk in other comprehensive income would create or enlarge an accounting mismatch in profit or loss. Changes in fair value attributable to the credit risk that are recognized in other comprehensive income are not subsequently reclassified to profit or loss, they are transferred to retained profits upon derecognition.

Transaction costs relating to the issue of all these instruments are charged to profit or loss immediately.

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

Related parties

A related party is a person or entity that is related to the Group.

(a)	A person or a close member of that person’s family is related to the Group if that person:

i.	has control or joint control over the Group;
ii.	has significant influence over the Group; or
iii.	is a member of key management personnel of the Group or the Group’s parent.

(b)	An entity is related to the Group if any of the following conditions apply:

i.	The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).
ii.	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).
iii.	Both entities are joint ventures of the same third party.
iv.	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.
v.	The entity is a post-employment benefit plan for the benefit of the employees of the Group or an entity related to the Group.
vi.	The entity is controlled or jointly controlled by a person identified in (a).
vii.	A person identified in (a)(i) has significant influence over the entity or is a member of key management personnel of the entity (or of a parent of the entity).
viii.	The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

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Current versus non-current classification

The Group presents assets and liabilities in the combined statement of financial position based on current/non-current classification. An asset is current when:

●	It is expected to be realized or intended to be sold or consumed in normal operating cycle;
●	It is held primarily for the purpose of trading;
●	It is expected to be realized within twelve months after the reporting period; or
●	It is cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting period.

All other assets are classified as non-current.

A liability is current when:

●	It is expected to be settled in normal operating cycle;
●	It is held primarily for the purpose of trading;
●	It is due to be settled within twelve months after the reporting period; or
●	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting period.

All other liabilities are classified as non-current.

4 KEY SOURCES OF JUDGEMENTS AND ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in note 3, the management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an on-going basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements which have the most significant effect on the amounts recognized in the combined financial statements:

Functional currency

The Company’s revenue contracts, operating expenses and borrowing are primarily in USD, and are expected to remain principally denominated in USD in the future. Management has determined USD as the Company’s functional currency and presented the combined financial statements in USD to meet the requirements of users.

Financial instruments

In the process of classifying a financial instrument, management has made various judgments. Judgment is needed to determine whether a financial instrument, or its component parts, on initial recognition is classified as a financial liability, a financial asset or an equity instrument in accordance with the substance of the contractual arrangement and the definitions of a financial liability, a financial asset and an equity instrument. In making its judgment, management considered the detailed criteria and related guidance for the classification of financial instruments as set out in IFRS 9, in particular, whether the instrument includes a contractual obligation to deliver cash or another financial asset to another entity.

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Segmental reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s management is considered the Group’s CODM. The CODM reviews financial information presented on a combined basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. While the Group has revenue from multiple services and geographies, the financial position, performance and cashflow of the Group are considered by the CODM on a combined basis, so discrete financial information is not available for each such component. The overall financial performance of the Group is also considered as a whole.

As such, the Group has determined that it operates as one operating segment and one reportable segment. The Group will continue to assess the operating segments reviewed by the CODM and the associated reportable segments per IAS 8.

Estimation uncertainties

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below:

Fair value measurement of financial instruments

At the end of each reporting period, certain of the Group’s financial liabilities, including preferred shares and convertible loan notes, are measured at fair value with fair value being determined based on significant unobservable inputs using valuation techniques. Judgement and estimation are required in establishing the relevant valuation techniques and the relevant inputs thereof. Changes in assumptions relating to these factors could result in material adjustments to the fair value of these instruments.

Provision of ECL for trade receivables

Trade receivables with significant balances and credit-impaired are assessed for ECL individually. In addition, for trade receivables which are individually insignificant or when the Group does not have reasonable and supportable information that is available without undue cost or effort to measure ECL on individual basis, collective assessment is performed by grouping debtors based on the Group’s internal credit ratings.

The provision of ECL is sensitive to changes in estimates.

Income taxes

The Group is subject to income taxes in several jurisdictions. Significant estimates are required in determining the provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred tax exposure in the period in which such determination is made.

Share-based payment expenses – share options awards

The fair value of the share option awards granted that is determined at the date of grant of the respective share options is expensed over the vesting period, with a corresponding adjustment to the Group’s share option reserve. In assessing the fair value of the share option award, discounted cash flows and the equity allocation model were used to calculate the fair value of the share options. The discounted cash flows and the equity allocation model require the input of subjective assumptions, including discount rate, volatility of the Company’s ordinary shares and the expected life of options. Any changes in these assumptions can significantly affect the estimate of the fair value of the share option awards.

Discount rate used for initial measurement of lease liability

The Group, as a lessee, measures the lease liability at the present value of the unpaid lease payments at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group on initial recognition of the lease uses its incremental borrowing rate. Incremental borrowing rate is the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use assets in similar economic environment.

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5 REVENUE

An analysis of the Group’s revenue for the reporting periods are as follows:

	Year ended	Year ended
	31 March 2024	31 March 2023
	USD	USD
At a point in time:
Customization income	695,243	1,019,064
Advisory service income	160,085	-
	855,328	1,019,064
Over time:
Advisory service income	-	248,497
License fee income	444,210	358,202
	444,210	606,699
	1,299,538	1,625,763

All service provided by the Group are for periods of one year or less. As permitted under IFRS 15, the transaction price allocated to the remaining performance obligations is not disclosed.

6 GENERAL AND ADMINISTRATIVE EXPENSES

		Year ended	Year ended
	Notes	31 March 2024	31 March 2023
		USD	USD
Employees’ benefits	(a)	5,043,962	5,025,450
IT development and maintenance support	(b)	2,121,539	2,661,511
Audit fee	(c)	594,224	22,294
Professional fee	(d)	531,245	275,234
Travelling expenses	(e)	514,106	28,935
Amortization and depreciation	(f)	103,276	1,007
Write-off of due from a related company		81,347	-
Write-off of trade receivables		21,522	14,752
Impairment loss (reversal)/ recognized in respect of trade receivables		(400)	5,025
Advertising and marketing expenses	(g)	43,000	479,766
Consultancy fees	(h)	42,599	126,153
Rent	(i)	35,426	83,657
Others	(j)	231,499	176,707
		9,363,345	8,900,491

The by-nature classification of general and administrative expenses for the year ended 31 March 2023 has been represented to conform with the presentation for the year ended 31 March 2024.

(a)	Year ended	Year ended
	31 March 2024	31 March 2023
	USD	USD
Basic salaries, allowances and all benefits-in-kind	3,581,537	4,261,273
Pension costs – defined contribution plans	109,590	176,356
Share-based payments	1,352,835	587,821
	5,043,962	5,025,450

The above includes the cost of both employees and contractors. At 31 March 2024 the Company had 22 employees and 7 contractors (2023: 26 employees and 10 contractors).

(b)	IT development and maintenance support costs relate, primarily, to those associated with a third party that contributes to researching, developing and maintaining the Group commercial products. The costs also include server expenses for hosting the products. Included in IT development and maintenance support, the Group incurred research and development expenses of $1,334,865 for the year ended 31 March 2024 (2023: $2,089,914).

F-51

(c)	For the year ended 31 March 2024, significant increase in audit fees is due to the fees for the Public Company Accounting Oversight Board (“PCAOB”) audits of DSL’s consolidated financial statements for each of the years ended 31 March 2022, 2023 and 2024. For the year ended 31 March 2023, audit fees are primarily related to local statutory audits of group entities in different jurisdictions.

(d)	The increase in professional fees during the year ended 31 March 2024 is primarily due to the legal and professional fees incurred in connection with the preparation of the Form F-1 of the Company and the planned IPO.

(e)	Travelling expenses increased as the Group met with investors and sought business opportunities

(f)	The increase is primarily due to amortization expense in connection with the new office lease entered into by the Group in Monaco during the year ended 31 March 2024.

(g)	Advertising and marketing fees costs reduced during the year ended 31 March 2024 as the Group ceased running a digital marketing campaign with the aid of a third party.

(h)	Consultancy fees, primarily relate to third party human resources support and other licensing service. Costs relating to human resources support decreased in the year ended 31 March 2024.

(i)	Rent represents the operating lease of Hong Kong office for both years. During the year ended 31 March 2023, the Group moved to cheaper office space.

(j)	Other costs include recruitment fees insurance, bank charges, general office expenses and others.

7 OTHER INCOME, GAINS OR (LOSSES)

		Year ended	Year ended
	Notes	31 March 2024	31 March 2023
		USD	USD
Fair value change
Preferred shares	(a)	4,101,000	(1,841,000)
Convertible loan notes	(b)	(374,000)	(19,000)
Bank interest income		873	576
Subsidies from government authorities		19,230	67,433
Other		6,885	29,581
		3,753,988	(1,762,410)

(a)	The preferred shares were fair valued, using an equity allocation model at the end of each reporting period, which resulted in a gain of $4,101,000 for the year ended 31 March 2024 (2023: loss of $1,841,000).

(b)	During the year ended 31 March 2024 and 2023, the Group issued 8% convertible loan notes. At 31 March 2024, there were outstanding notes with aggregate face values of $3,350,000 (2023: $3,250,000). The notes were fair valued at the end of each reporting period, resulting in a loss of $374,000 for the year ended 31 March 2024 (2023: loss of $19,000).

8 FINANCE COSTS, NET

	Year ended	Year ended
	31 March 2024	31 March 2023
	USD	USD
Interest on
Convertible loan notes	266,520	80,822
Loan from immediate holding company	187,584	78,926
Loan from a related company	80,219	60,712
Lease liabilities	18,328	-
	552,651	220,460

F-52

9 INCOME TAXES

During the year ended 31 March 2024, income tax expense of the Group represented under-provision of current tax from 2022 of a subsidiary in United States of America. There was no other current tax expense or deferred tax expense for the year ended 31 March 2024.

There was no current or deferred tax expense for the year ended 31 March 2023.

9.1 Current income taxes

Under the two-tiered profits tax rates regime of Hong Kong Profits Tax, the first HK$2 million (c.$250,000) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million (c.$250,000) will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Taxes charged on profits assessable elsewhere have been calculated at the rates of tax prevailing in the countries in which the Group operates, based on existing legislation, interpretation and practices in respect thereof.

The income tax expense for the year can be reconciled to the loss for the year from per the combined statement of profit or loss and other comprehensive income as follows:

	Year ended 31 March 2024	Year ended 31 March 2023
	USD	USD
Loss before taxation	(4,862,470)	(9,257,598)

Notional tax calculated at the rates applicable to profits in the tax jurisdictions concerned	(821,825)	(1,555,403)
Tax effect of expenses that are not deductible	405,775	451,111
Tax effect of income that are not taxable	(676,665)	-
Tax effect of tax losses not recognized	1,092,715	1,104,292
Under-provision in prior years	8,917	-
Income tax expense	8,917	-

9.2 Deferred income taxes

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset tax recoverable against current income tax liabilities and when the deferred income taxes relate to the same fiscal authority.

The Group has accumulated tax losses of $21,847,422 at 31 March 2024 (2023: $15,337,860) that are available indefinitely for offsetting against future taxable profits of the respective group companies in which the losses arose.

Deferred tax asset in respect of accumulated tax losses of $Nil (2023: $3,696) has been recognized to offset deferred tax liability arising from accelerated depreciation of the Group’s plant and equipment. No deferred tax asset has been recognized in respect of the remaining tax losses of $21,847,422 (2023: $15,334,164).

The ultimate realization of unused tax losses is dependent upon the generation of sufficient future taxable profits during the periods in which those temporary differences become deductible. In determining the recognition of a deferred tax asset, management considered the future profitability of the Group. While management expects the Group to return profits in the future, there is still an element of uncertainty and as such, no deferred tax asset has been recognized.

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10 LOSS PER SHARE

	Year Ended 31 March 2024	Year Ended 31 March 2023
	USD	USD
Loss for the year
Loss for the year for the purpose of basic loss per share	(4,871,131)	(9,257,598)
Effect of dilutive potential ordinary shares:
Fair value change of preferred shares	(4,101,000)	NA
Loss for the year for the purpose of diluted loss per share	(8,972,131)	(9,257,598)
Number of shares
Weighted average number of ordinary shares for the purpose of basic loss per share – post-recapitalization	9,514,886	9,497,240
Effect of dilutive potential ordinary shares:
Preferred shares – post-recapitalization	2,460,000	N/A
Weighted average number of ordinary shares for the purpose of diluted loss per share – post-recapitalization	11,974,886	9,497,240

Due to the losses during the years ended 31 March 2024 and 2023, some anti-dilutive instruments were excluded from the calculation of diluted loss per share. The excluded instruments (post-recapitalization), which are determined as anti-dilutive, include:

●	Share option awards of 1,934 and 1,545, with Recapitalized amount of shares exercisable from the share option awards of 1,585,880 and 1,266,900, at 31 March 2024 and 31 March 2023, respectively., see note 23;
●	Preferred shares of 3,000 shares, with Recapitalized amount of Preferred Shares of 2,460,000, at 31 March 2023, see note 17; and
●	Convertible loan notes with aggregate face values of $3,350,000 (2023: $3,250,000), see note 18.

11 RIGHT-OF-USE ASSETS, NET

Right-of-use assets relate to office space leased by the Group. The amount in respect of lease are as follows:

Properties
USD

At 1 April 2023	-
Additions (a)	482,619
Amortisation	(99,580)
Modification adjustment (b)	(25,837)
At 31 March 2024:	357,202

Note:

(a)	In June 2023, the Group entered into a lease agreement in Monaco which expires in January 2027. The lease has an annual break clause.
(b)	There was rent review in February 2024 and modification adjustment were made to account for the change in monthly rent.

F-54

12 PLANT AND EQUIPMENT

Computer equipment
USD
Cost:
At 1 April 2022, 31 March 2023 and 31 March 2024	5,038
Accumulated depreciation:
At 1 April 2022	(335)
Charge for the year	(1,007)
At 31 March 2023	(1,342)
Charge for the year	(3,696)
At 31 March 2024	(5,038)
Net carrying amount:
At 31 March 2024	-
At 31 March 2023	3,696

13 TRADE RECEIVABLES, CONTRACT ASSETS, PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

13.1 Trade receivables

	At 31 March 2024	At 31 March 2023
	USD	USD
Trade receivables	186,966	294,820
Less: loss allowance	(4,632)	(5,032)
Total	182,334	289,788

Trade receivables are non-interest bearing and generally have credit terms of 30 days.

An aging analysis of the trade receivables as at the end of the reporting period, based on the invoice date and net of loss provision, is as follows:

	At 31 March 2024	At 31 March 2023
	USD	USD
Less than 1 month	85,740	74,078
Between 1 month and 3 months	59,905	135,691
Over 3 months	36,689	80,019
	182,334	289,788

The movements in the loss allowance for impairment of trade receivables are as follows:

	Year ended 31 March 2024	Year ended 31 March 2023
	USD	USD
At the beginning of the year	5,032	-
Provision for the year	2,200	5,032
Reversal for the year	(2,600)	-
At the end of the year	4,632	5,032

During the year ended 31 March 2024, trade receivables of $21,522 (2023: $14,752) were written off due to uncollectible as assessed by management. The carrying amounts of trade receivables are approximate their fair values.

F-55

13.2 Contract Assets

	At 31 March 2024	At 31 March 2023
	USD	USD
Contract Assets	69,354	26,989

Contract assts relates to client contracts that have been complete, revenue recognized but yet to be invoiced.

13.3 Prepayment, deposits and other receivables

		At	At
	Notes	31 March 2024	31 March 2023
		USD	USD
Current:
Deposits	(a)	35,261	-
Prepayments		34,197	43,250
Other receivables	(b)	184,018	142
		253,476	43,392
Non-current:
Deposit	(a)	35,431	-

(a)	Current deposits represent amounts paid to an employment agency in Germany. Non-current deposit of $35,431 (2023: $Nil) represents a deposit for a long-term lease of office space in Monaco. Deposit of $34,579 was originally paid by a related party and is shown as an amount due to related party of the balance sheet.

(b)	Other receivables mainly comprised deferred transaction costs in connection with the planned initial public offering of the Group of $142,633 (the “IPO expenses”) and an outstanding balance with payment channel, Stripe, of $41,385. The IPO expenses shall be deducted against equity upon the successful IPO or charged to the statement of profit or loss if the IPO is unsuccessful.

14 TRADE PAYABLES, OTHER PAYABLES AND ACCRUALS

		At	At
	Note	31 March 2024	31 March 2023
		USD	USD
Trade payables		788,798	187,584
Other payables		11,057	5,081
Accruals	(a)	585,813	344,116
		1,385,668	536,781

(a)	Accruals include audit fee, salaries and holiday pay accruals for employees, IPO related fees and others associated with the on-going running of the Group.

15 DEFERRED REVENUES

	At	At
	31 March 2024	31 March 2023
	USD	USD
Advisory service income	52,950	35,533
Customization income	122,200	82,608
License fee income	147,676	217,525
	322,826	335,666

At 1 April 2022, deferred revenues amounted to $316,711.

Deferred revenue relates to revenues that have been invoiced to the client but not yet earned. The deferred revenues are expected to be recognized as revenue in the next 12 months.

F-56

16 RELATED PARTY TRANSACTIONS

16.1 Transactions with related parties

In addition to those related party transactions and balances disclosed elsewhere in the combined financial statements, the Group had the following transactions with its related parties during the reporting period:

		Year ended	Year ended
	Notes	31 March 2024	31 March 2023
		USD	USD
License fee income	(a)	71,333	387,751
Contractor fee	(b)	250,000	250,000
Impairment loss recognized in respect of due from a related company	(c)	81,347	-
Finance charges on:
Loan from a related company	(d)	80,219	60,712
Loans from immediate holding company	(e)	187,584	78,926
Convertible loan notes	(f)	266,520	80,822

(a)	During the year ended 31 March 2024, the Group entered into sales agreements with certain shareholders amounting to $71,333 in revenue generated (2023: $387,751).

(b)	During the year ended 31 March 2024, Miles Pelham, controller of Rhino Ventures, engaged as a contractor to provide management services in return for a fee of $250,000 (2023: $250,000).

(c)	During the year ended 31 March 2024, the Group has fully written off the amount due from a related company, Diginex (Holdings) Limited, a company controlled by Rhino Ventures, of $81,347 (2023: $Nil).

(d)	The Group has an outstanding loan principal of $1,000,000 due to Diginex (Holdings) Limited. The loan bears an 8% annual interest charge and interest of $80,219 accrued during the year ended 31 March 2024 (2023: $60,712).

(e)	The Group has a loan outstanding from the immediate holding company, Rhino Ventures Limited, with a principal balance of $1,664,483 at 31 March 2024 (2023: $2,250,000). The loan bears an 8% annual interest charge and interest of $187,584 accrued during the year ended 31 March 2024 (2023: $78,926).

(f)	During the year ended 31 March 2024 and 2023, the Group issued convertible loan notes to existing shareholders of the Company. There were notes outstanding of $3,743,000 at 31 March 2024 (2023: $3,269,000. The loan note bears an 8% annual interest charge and interest of $266,520 accrued during the year ended 31 March 2024 (2023: $80,822).

16.2 Amounts due from(to) a related company/ immediate holding company

As of 31 March 2024, the amount due to a related company, Compass Limited, of $34,579 (2023: $Nil) related to the deposit for the office lease in Monaco. Compass Limited is a company controlled by Rhino Ventures. An amount due to immediate holding company, Rhino Ventures, of $5,345,929 (2023: $506) which relates advance deposits relating to the $8 million capital raise of the Company from Rhino Ventures. All amounts are unsecured, interest-free and repayable on demand.

There was no outstanding balance from a related company, Diginex (Holdings) Limited, at 31 March 2024 following the write off of $81,347 during the year. The balance outstanding at 31 March 2023 was $41,532. Balance was unsecured, interest-free and repayable on demand.

F-57

16.3 Loans from a related company/ immediate holding company

As of 31 March 2024, loans from immediate holding company, Rhino Ventures, are unsecured, charging at an interest rate of 8% per annum and are repayable on 30 June 2024, the repayment dates has been extended from 31 December 2023, which was the due date at 31 March 2023. At 31 March 2024, the outstanding principal amount was $1,664,483 (2023: $2,250,000) and corresponding accrued interest amounted to $266,510 (2023: $78,926) resulting in a total outstanding of $1,930,993 (2023: $2,328,926). Subsequently in May 2024, maturity date of the loans was extended to 30 September 2024.

As of 31 March 2024, loan from a related company, Diginex (Holdings) Limited, are unsecured, charging at an interest rate of 8% per annum and are repayable on 31 December 2024. At 31 March 2024, the outstanding principal amount was $1,000,000 (2023: $1,000,000). At 31 March 2024, interest accrued on the loan amounted to $140,931 (2023: $60,712) resulting in a total outstanding of $1,140,931 (2023: $1,060,712). At 31 March 2023, the loan was classified as due in more than one year.

16.4 Key management compensation

	Year ended	Year ended
	31 March 2024	31 March 2023
	USD	USD
Basic salaries, allowances and all benefits-in-kind	1,514,495	1,304,369
Pension costs - defined contribution plans	7,308	7,885
Share-based payments	1,324,067	410,912
	2,845,870	1,723,166

Key management personnel are considered as senior representatives of the Group.

16.5 Amounts due to key management

At 31 March 2024, expense reimbursement of $23,919 was outstanding to key management personnel (31 March 2023: $12,135).

17 PREFERRED SHARES

In July 2021, DSL allotted 3,000 Series A Preferred Shares to a new shareholder for a consideration of $6,000,000.

Each Preferred Share carries a number of votes equal to that of the ordinary shares then issuable upon its conversion into ordinary shares at the record date for determination of the shareholders entitled to vote on such matters. The holders of Series A Preferred Shares and ordinary shares shall vote together as a single class unless it is required by applicable law or the Company’s Article of Association that Series A Preferred Shares to vote separately as a class.

Conversion right

Each Preferred Share shall automatically be converted into ordinary shares, at the conversion price (i) immediately upon the closing of a qualified initial public offering or (ii) upon the prior written approval of the holders of majority of Series A Preferred Shares (voting together as a single class).

Unless converted earlier pursuant to above, each holder of Series A Preferred Shares shall have the right, at such holder’s sole discretion, to convert all or any portion of the Series A Preferred Shares into ordinary shares at any time.

In respective of the conversion price, the conversion rate for Series A Preferred Shares shall be determined by dividing the issue price (US$2,000) per share at the time of its issuance (the “Issue Price”) by the conversion price then in effect at the date of the conversion. The initial conversion price will be the Issue Price on first Series A Preferred Share was issued (i.e., a 1-to-1 initial conversion ratio), and such initial conversion price will be subject to adjustments to reflect stock dividends, stock splits and future capital raises at a price per share lower than the conversion price in effect on the date of and immediately prior to such issuance (the “Applicable Conversion Price”). Upon future capital raises at a price per share lower than the Applicable Conversion Price, anti-dilution adjustment will be applied to reduce the Applicable Conversion Price concurrently.

F-58

Dividend right and protection provision

Each holder of Series A Preferred Shares shall be entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the ordinary shares or any other class or series of shares issued by the Company, at the rate of four percent per annum of the applicable issue price of the Series A Preferred Shares, on a non-cumulative basis, for each Series A Preferred Share held by such holder. As part of the protective provision, certain reserved matters of the Company and its subsidiaries shall require the prior written approval of the holders of a majority of Series A Preferred Shares as provided in the Articles of Association of the Company (the “Articles”).

Redemption right

The preferred shares are redeemable at the request of the holders at earlier of (i) a qualified initial public offering has not been consummated on or before the fifth anniversary of the date on which the first Series A Preferred Share was issued; or (ii) a redemption right has been triggered by a materially breach of certain transaction documents by the Company; or (iii) the Company materially fails to comply with applicable laws and regulations. The redemption price (the “Redemption Price”) for each Series A Preferred Share shall be equal to the higher of (i) 100% of the applicable Issue Price for such Series A Preferred Shares and plus all declared but unpaid dividend, or (ii) the then fair market value of such Preferred Share.

Liquidation preference

The Series A Preferred Shares also provided with liquidation preference to its holders in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary or the consummation of a liquidation event as provided in the Articles to recover one hundred percent (100%) of the corresponding Issue Price per Share (such price may be adjusted as necessary) plus all accrued or declared but unpaid dividends.

As at 31 March 2024, the DSL has issued 3,000 Series A Preferred Shares (2023: 3,000), with Recapitalized amount of 2,460,000 Series A Preferred Shares (2023: 2,460,000) and the carrying amount of preferred shares is $9,359,000 (2023: $13,460,000) with fair value gain of $4,101,000 recognized during the year ended 31 March 2024 (2023: loss of $1,841,000). For details of fair value measurement, please refer to note 26.5 to the combined financial statements.

18 CONVERTIBLE LOAN NOTES (THE “NOTES”)

	At 31 March 2024	At 31 March 2023
	USD	USD
Fair value of the Notes	3,743,000	3,269,000
Accrued interest	347,342	80,822
	4,090,342	3,349,822
Classified as:
Current liabilities	3,975,534	-
Non-current liabilities	114,808	3,349,822
	4,090,342	3,349,822

In January 2023, the Company issued a convertible loan note instrument to create unsecured Notes of up to $10,000,000 in aggregate, bears fixed interest rate of 8% per annum. The Notes have a maturity date on the second anniversary of the effective date of the instrument.

The Notes shall automatically convert into ordinary shares at the conversion price on the earlier of the following events, (i) a relevant fund raising, (ii) change of control, or (iii) an initial public offering (“IPO”). Such senior class of shares to be issued to investors in connection with the relevant fund raising or issued at the completion of the change of control or IPO.

During the year ended 31 March 2024, a Note with a face value of $100,000 was issued resulting in an aggregate face value of $3,350,000 as of 31 March 2024. During the year ended 31 March 2023, Notes with face values of $1,000,000, $1,000,000, $1,000,000 and $250,000 were issued in August 2022, January 2023, March 2023 and March 2023, respectively, with aggregate face value of $3,250,000 issued as of 31 March 2023. Fair value loss of $374,000 was recognized during the year ended 31 March 2024 (2023: loss of 19,000).

For details of fair value measurement, please refer to note 26.5 to the combined financial statements.

F-59

19 LEASE LIABILITIES

During the year ended 31 March 2024, the Company entered into a lease that expires on 1 January 2027. The quarterly rent is 31,316 Euros ($34,580). The lease is adjusted annually by an indexation factor and has an annual break clause. The quarterly rent is adjusted and increased to 32,091 Euros ($34,905) from February 2024.

Changes in lease liability is as follows:

	At 31 March	At 31 March
	2024	2023
	USD	USD
At 1 April	-	-
Increase in lease liability	482,619	-
Interest expense (note 8)	18,328	-
Lease modification adjustment	(25,837)
Reduction in lease liability	(109,754)	-
	365,356	-

Classified in the combined statements of financial position as follows:

	At 31 March	At 31 March
	2024	2023
	USD	USD
Current	122,076	-
Non-current	243,280	-
	365,356	-

Maturity of lease liabilities is as follows:

	At 31 March	At 31 March
	2024	2023
	USD	USD
Not later than one year	139,619	-
Later than one year and not later than five years	255,969	-
	395,588	-
Finance costs	(30,232)	-
Present value of minimum lease payments	365,356	-

The lease commitments have been discounted to calculate a present value of commitments using a cost of capital rate of 5.88%.

F-60

20 SHARE CAPITAL

Under a deemed reverse acquisition (as discussed in note 3), the historical shareholders’ equity of DSL, being the accounting acquirer (legal acquiree) prior to the Transaction is retrospectively adjusted to reflect the legal capital structure of the accounting acquiree (legal acquirer) and the Share Subdivision. This is calculated by using the exchange ratio as determined on the completion of the Transaction being 410 shares in the Company for each DSL share and multiplying by 2 for the impact of Share subdivision. The difference in value of the share capital arising from this conversion versus the share capital amount in DSLK is recorded in equity under the capital reserve.

The Shares of the Company have a par value of $0.00005 after the Share Subdivision.

					Share capital
		Share Capital		Capital	net of capital
	Notes	Shares	Amount	reserve	reserve
			USD	USD	USD
Balance at 1 April 2022 and 31 March 2023 pre-capitalized		11,582	3,725,301	-	3,725,301
Share exchange of DSL (1:410 exchange ratio)	(a)	4,737,038	(3,724,826)	3,724,826	-
Sub-total		4,748,620	475	3,724,826	3,725,301
Share Subdivision	(b)	4,748,620	-	-	-
Balance at 31 March 2023 Recapitalized		9,497,240	475	3,724,826	3,725,301

Balance at 1 April 2023		11,582	3,725,301	-	3,725,301
Exercise of share option awards	(c)	44	27,368	-	27,368
Balance at 31 March 2024 pre-recapitalized		11,626	3,752,669	-	3,752,669
Share exchange of DSL (1:410 exchange ratio)	(a)	4,755,034	(3,752,192)	3,752,192	-
Sub-total		4,766,660	477	3,752,192	3,752,669
Founding share of the Company		1	-	-	-
Sub-total		4,766,661	477	3,752,192	3,752,669
Share Subdivision	(b)	4,766,661	-	-	-
Balance at 31 March 2024 Recapitalized		9,533,322	477	3,752,192	3,752,669

Notes:

(a)	On 15 July 2024, the Company completed a Share Exchange Transaction (the “Transaction”) with DSL and each of the shareholders of DSL. Prior to the Transaction, the Company had issued one founding share with a par value of USD 0.0001 and was a newly incorporated entity without material business activities, while DSL was the parent of the Diginex group of companies (“DSL Group”). The Transaction resulted in the Company becoming the immediate holding company of DSL Group and DSL became a wholly owned subsidiary of the Company. The Transaction resulted in one share in DSL being exchanged for four hundred and ten (410) shares in the Company.

(b)	On 26 July 2024, the authorized share capital of the Company changed to USD50,000 divided into 960,000,000 Ordinary Shares of USD0.00005 par value each and 40,000,000 Preferred Shares of USD0.00005 par value each (the “Share Subdivision”). The Share Subdivision resulted in the shareholding of each Company shareholder increasing by a multiple of two.

(c)	In October 2023, DSL issued 44 shares to an employee via the exercising of vested employee share options. These shares rank pari passu with the existing ordinary shares of DSL in all respects. These shares equate to 36,080 shares post the Recapitalization.

314 ordinary shares issued by DSL in March 2022, with recapitalized amount of 257,480 ordinary shares, were issued with conditions. The conditions were based on the use of funds and the provision of information by DSL to the shareholder. Should any conditions not be met then there is a 30-day remediation period to resolve the issue. If such issues cannot be resolved the shareholder can demand DSL to buy back the investment at the higher of the fair value of the investment or the initial investment value. Such conditions lapse on an IPO of the Company or DSL. Management considers the possibility of such an outcome to be remote and the fair value of the option to redeem the investment to be immaterial.

F-61

21 OTHER RESERVES

Nature and purpose of reserves

21.1 Capital reserve

The capital reserve arises from the recapitalization of the Group with the Company’s share capital issued as part of the Transaction and the impact of the Share Subdivision. This reserve ensures that the total shareholders equity both pre- and post-Transaction and the Share Subdivision remains the same as that of the DSL Group immediately before the Transaction and Share Subdivision.

21.2 Share option reserve

The share option reserve comprises of the fair value of share options that have yet to vest.

21.2 Exchange reserve

Exchange reserve comprises all foreign exchange differences arising from the translation of the financial statement of foreign operation. The reserve is dealt with in accordance with the accounting policies set out in note 4.

21.3 Accumulated losses

Accumulated losses are the cumulative net loss of the Group sustained in the business.

22 DIVIDEND

No dividends were declared or paid during each of the years ended 31 March 2024 and 202

23 SHARE-BASED PAYMENTS

The board of directors of DSL (the “Board”) approved and adopted the Share Option Award Scheme (the “Scheme”) which outlines the grant of share option award (the “Award”) to selected employees and/or consultants of the Group (the “Participant”) to subscribe ordinary shares of DSL (the “Share”). The Board may determine the Participant and grant Shares under the Scheme not exceeding 15% of issued shares in DSL on a fully diluted basis. Purpose of the Scheme is to attract and retain the best available talent for the Company to benefit its business operations.

DSL may grant the Participant an Award consisting in the right to acquire or receive a certain number, or a percentage, of Shares (the “Ownership Stake”) determined in the Scheme (each event being an “Award Grant”). The Award Grant shall vest after thirty-six (36) calendar months of continuous employment with, or service to, DSL or of any of its affiliates (the “Vesting Date”). Unless exercised, the Award will lapse and expire after six (6) calendar months from the Vesting Date (“Long Stop Date”).

The number of Shares the Participant is entitled to under an Award Grant shall be determined at the Vesting Date. The vesting of the Award Grant shall confer to the Participant the same shareholding percentage in DSL as the Ownership Stake. Unless determined at the time of the Award Grant, such shareholding shall be calculated based on the total number of Shares issued at the Vesting Date.

Prior to the Long Stop Date, should DSL give notice of: 1) merger or acquisition or similar event involving change of control of the Company; or 2) listing of its shares on a recognized and regulated stock exchange, all Awards, whether vested or unvested, shall be: 1) (i) automatically exchanged for equivalent options over or in relation to shares in the acquirer entity or listed company; or (ii) cancelled in exchange for, and automatically converted to, shares in the acquiring entity or listed company in equivalent value as the value under the Option Grant, which will be locked-up for a period of 15 months from the date of change of control or listing, respectively, (the “Lock-up Period”) and will be released in three (3) equal instalments over a period of six (6) months following the expiration of such Lock-up Period.

The Award Grant shall be forfeited and cancelled if before the Vesting Date: (a) the Participant hands in a notice of resignation; (b) the Participant gives notice of termination of service; or (c) the Participant’s employment or service with the Company is terminated for any reason, unless otherwise determined by the Board in its sole and absolute discretion.

During the year, the Board approved to extend the Long Stop Date to nine (9) calendar months from the Vesting Date and shorten the Lock-up Period to a period twelve (12) months from the change of control or listing in December 2023. In March 2024, the Board further approved to extend the Long Stop Date to twelve (12) calendar months from the Vesting Date.

Details of the Awards granted during the year:

		% of share option award			Fair value per option at
Grant date		to vest	Vesting period		grant date
			From	To	USD
25-Apr-2022	*	0.10%	25-Apr-2022	31-Mar-2023	3,218
25-May-2022		0.10%	25-May-2022	5-Nov-2023	3,218
26-Sep-2022	*	1.00%	26-Sep-2022	25-Sep-2025	3,488
18-Oct-2022	**	0.10%	18-Oct-2022	1-Sep-2024	3,515
23-Nov-2022	**	0.20%	23-Nov-2022	1-Jul-2023	3,570
12-Jan-2023	**	0.05%	12-Jan-2023	1-Jul-2023	3,646
1-May-2023	***	1.00%	1-May-2023	30-Apr-2026	3,543
8-Aug-2023	***	2.40%	8-Aug-2023	8-Aug-2023	2,837
1-Sep-2023	***	0.20%	1-Sep-2023	30-Apr-2026	2,666

*	Fair value of the Awards as of 25 April 2022 and 26 September 2022 is approximated to that as of 1 April 2022 and 30 September 2022, respectively.

**	Fair values of the Awards as of 18 October 2022, 23 November 2022 and 12 January 2023 are determined using interpolation method between the fair values determined on 30 September 2022 and 31 March 2023.

***	Fair values of the Awards as of 1 May 2023, 8 August 2023 and 1 September 2023 are determined using interpolation method between the fair values determined on 31 March 2023 and 30 September 2023.

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Number of unvested shares (based on number of DSL’s shares-in-issue at the end of each reporting period):

Number of unvested shares
USD
At 1 April 2022	1,404
Additions	141
At 31 March 2023	1,545
At 31 March 2023 recapitalized	1,266,900

At 1 April 2023	1,545
Additions	389
Vested	(1,727)
At 31 March 2024	207
At 31 March 2024 recapitalized	169,749

Movement of share option reserve:

Share option reserve
USD
At 1 April 2022	499,808
Additions	584,462
At 31 March 2023	1,084,270
Additions	1,352,787
Exercised	(27,368)
At 31 March 2024	2,409,689

The fair value of the Awards granted is estimated at the grant date using discounted cash flow (“DCF”) and equity allocation model (“EAM”). The following table lists the inputs to those models at respective grant date:

Dates of fair value	Valuation approach	Discount rate	Terminal growth rate	Lack of marketability discount	Lack of control discount	Volatility
1-Apr-2022	DCF & EAM	17%	3%	15%	20%	41.16%
25-May-2022	DCF & EAM	17%	3%	15%	20%	41.16%
30-Sep-2022	DCF & EAM	17%	3%	15%	20%	44.16%
31-Mar-2023	DCF & EAM	17%	3%	15%	20%	46.62%
30-Sep-2023	DCF & EAM	18%	3%	10%	20%	42.41%

The equity value at 100% basis is determined using DCF method based on the estimates of cash flows as of the grant date discounted using an appropriate discount rate, having considered relevant risk factors. Given there are no new grants of the Awards since 30 September 2023, no additional valuation of the Awards is therefore required post this date.

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24 RECONCILIATION OF LIABILITIES ARISING FROM FINANCING ACTIVITIES

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s combined statement of cash flows as cash flows from financing activities.

	Preferred shares	Convertible loan notes	Amount due from immediate holding company	Amount due from a related company	Loan from immediate holding company	Loan from a related company	Total
	US$	US$	US$	US$	US$	US$	US$
At 1 April 2022	11,619,000	-	506	-	-	-	11,619,506
Financing cash flows
Additions	-	3,250,000	600,000	-	2,250,000	1,000,000	7,100,000
Repayments	-	-	(600,000)	-	-	-	(600,000)
Interest expenses	-	80,822	-	-	78,926	60,712	220,460
Fair value adjustments	1,841,000	19,000	-	-	-	-	1,860,000
At 31 March 2023	13,460,000	3,349,822	506	-	2,328,926	1,060,712	20,199,966
Financing cash flows
Additions	-	100,000	5,345,423	-	564,483	-	6,009,906
Repayments	-	-	-	-	(1,150,000)	-	(1,150,000)
Non-cash transaction	-	-	-	34,579	-	-	34,579
Interest expenses	-	266,520	-	-	187,584	80,219	534,323
Fair value adjustments	(4,101,000)	374,000	-	-	-	-	(3,727,000)
At 31 March 2024	9,359,000	4,090,342	5,345,929	34,579	1,930,993	1,140,931	21,901,774

25 SUBSIDIARIES

The Group’s subsidiaries on March 31, 2024, from an financial reporting perspective following the Recapitalization, are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the Group. The country of incorporation or registration is also their principal business place of business. Particulars of the subsidiaries as of March 31, 2024 are as follows:

Name of entity	Place of Incorporation and operation	Principal activities	Particulars of issued/registered share capital	Percentage of ownership interest
Diginex Solutions (HK) Limited*	Hong Kong	Provision of ESG reporting solutions services	11,626 ordinary shares and 3,000 preferred shares Issued	Direct 100% (2023: 100%)
Diginex USA, LLC	United States of America	Provision of ESG reporting solutions services	1,000 Class A Units of $10 each	Indirect 100% (2023: 100%)
Diginex Services Limited	United Kingdom	Provision of ESG reporting solutions services	Ordinary shares of 1 pence each	Indirect 100% (2023: 100%)

*	Legally became a subsidiary of the Company on 15 July 2024.

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26 FINANCIAL RISK MANAGEMENT

26.1 Market risk factors

The Group’s activities expose it to a variety of market risks: foreign currency risk, interest rate risk and liquidation risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

The risks are minimized by the financial management policies and practices described below.

26.1.2 Foreign currency risk

The Group operates primarily in USD and HKD, albeit there is an increasing exposure to GBP and Euro. Given USD and HKD are pegged within a range, the Group had a reduced exposure to foreign currency risk during the year. Given the increasing exposure to other currencies, the Group will formalize a foreign currency hedging policy in respect of foreign currency transactions, assets and liabilities. The Group monitors its foreign currency exposure closely and will consider hedging significant foreign currency exposure to manage the risk. The material balance sheet items are denominated in USD and as such no sensitivity analysis on the impact of foreign exchange movements has been performed.

26.1.3 Interest rate risk

The Group has minimal interest rate risk because there are no significant borrowings at variable interest rates. The Group currently does not have an interest rate hedging policy. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated. The Group’s cash flow interest rate risk relates primarily to variable-rate bank balances. The exposure to the interest rate risk for variable rate bank balances is insignificant as the bank balances have a short maturity period.

26.2 Credit risk

The Group has exposure to credit risk arising from deposits in banks as well as trade receivables. Credit risk is managed on a Group basis.

The amount of the Group’s maximum exposure to credit risk is the amount of the Group’s carrying value of the related financial assets and liabilities as of the end of the reporting period.

26.2.1 Deposits with bank

With respect to the Group’s deposit with bank, the Group limits its exposure to credit risk by placing deposits with financial institution with high credit rating and no recent history of default. Given the high credit ratings of the banks, management does not expect any counterparty to fail to meet its obligations. Management will continue to monitor the position and will take appropriate action if their ratings are changed. As at 31 March 2024 and 2023, the Group had a concentration of deposits with one bank but does have additional banking relationships to mitigate any concentration risk.

Despite the Group having a banking relationship with Signature Bank, the collapse of the bank in March 2023 did not significantly affect the Group’s finances. This is due to the fact that the Group had a minimal bank balance held at Signature Bank.

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26.3 Liquidity risk

26.3.1 Financing arrangement

The Group monitors its cash position on a regular basis and manages cash and cash equivalents to finance the Group’s operations. The Group has been primarily financed via the proceeds from the issuance of equity, issuance of convertible loan notes and access to a shareholder loan.

As of 31 March 2024, the Group’s current liabilities exceeded its current assets by $13,720,318 and the Group was in net liabilities of $23,009,868. Despite the need for the Group to raise additional capital and/or reduced expenses as necessary based on the future cash flow projections over the coming 12 months, as mentioned in note 2.1, management believe that the Group will be able to raise finances and management is able to control or reduce cash outflows by reducing cost base of the Group in order to meet its financial obligations as and when they fall due within the next twelve months from the end of the reporting period.

26.3.2 Maturities of financial liabilities

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the end of each financial reporting period to the contractual maturity dates. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Within 1 year	1-5 years	Total
	USD	USD	USD
At 31 March 2024
Accounts payable	788,798	-	788,798
Other payables and accruals	596,870	-	596,870
Tax payables	8,917	-	8,917
Deferred revenue	322,826	-	322,826
Due to a related company	34,579	-	34,579
Due to immediate holding company	5,345,929	-	5,345,929
Loan from immediate holding company	1,930,993	-	1,930,993
Loan from a related company	1,140,931	-	1,140,931
Lease liabilities	122,076	243,280	365,356
Preferred shares	-	9,359,000	9,359,000
Convertible loan notes	3,975,534	114,808	4,090,342
	14,267,453	9,717,088	23,984,541

At 31 March 2023
Accounts payable	187,584	-	187,584
Other payables and accruals	349,197	-	349,197
Deferred revenue	335,666	-	335,666
Amount due to immediate holding company	506	-	506
Loan from immediate holding company	2,328,926	-	2,328,926
Loan from a related company	-	1,060,712	1,060,712
Preferred shares	-	13,460,000	13,460,000
Convertible loan notes	-	3,349,822	3,349,822
	3,201,879	17,870,534	21,072,413

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26.4 Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maximize the return to the shareholders through the optimization of the debt and equity balance.

The Group manages its capital structure and adjusts it in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may issue new shares or other instruments. No changes were made in the objectives, policies or processes for managing capital during the years ended 31 March 2024 and 2023.

26.5 Fair values measurements

26.5.1 Fair value hierarchy

This section explains the judgements and estimates made in determining the fair values of financial instruments in the combined financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments and non-financial assets into the three levels prescribed under the accounting standards. An explanation of each level is set out in Note 3. There is no transfer between level 1, 2 or 3 during both years.

Fair value measurements using level 3	At 31 March 2024	At 31 March 2023
	USD	USD
Recurring fair value
Preferred shares	9,359,000	13,460,000
Convertible loan notes	3,743,000	3,269,000

26.5.2 Valuation techniques used to determine fair values

Below lists the valuation techniques and key inputs used by the Group to value its Level 3 financial instruments. There has been no change in valuation technique during the year ended 31 March 2024 and 2023.

Financial instruments	Amount as at 31 March 2024	Amount as at 31 March 2023	Valuation techniques and key inputs
Preferred shares (Note 1)	$9,359,000	$13,460,000	The Discounted Cash Flows (“DCF”) method was used to determine the total equity value of the Group by capturing the present value of the expected cash flows.

			Equity allocation model was then used to allocate the total equity value of the Group to different classes of shares of the Company.

Convertible loan notes (Note 2)	$3,743,000	$3,269,000	Binomial Option Pricing Model

Notes:

1.	An increase in the revenue growth rate used in isolation would result in an increase in the fair value measurement of the preferred shares, and vice versa, while a slight increase in the discount rate used in isolation would result in a decrease in the fair value measurement of the preferred shares, and vice versa. A 1% (2023: 1%) increase in the discount rate holding all other variables constant would decrease the carry amount of the preferred shares by $0.9 million (2023: $1.4 million) while a 1% (2023: 1%) decrease in the discount rate holding all other variables constant would increase the carry amount of the preferred shares by $1.1 million (2023: $1.6 million). A 1% (2023: 1%) increase in the revenue growth rate holding all other variables constant would increase the carry amount of the preferred shares by $0.6 million (2023: $1.1 million) while a 1% (2023: 1%) decrease in the discount rate holding all other variables constant would decrease the carry amount of the preferred shares by $0.6 million (2023: $1.1 million).

2.	A 1% increase in the discount rate used in isolation would result in a minimal decrease in the fair value measurement of the convertible loan notes, and vice versa.

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26.5.3 Reconciliation of Level 3 fair value measurements

	At 31 March 2024	At 31 March 2023
	USD	USD
At 1 April	16,729,000	11,619,000
Additions	100,000	3,250,000
Fair value adjustments	(3,727,000)	1,860,000
At 31 March	13,102,000	16,729,000

26.5.4 Financial assets and financial liabilities measured at amortized cost

The financial assets and financial liabilities in the table below are measured at amortized cost. Management believes the carrying amounts of these financial assets and liabilities measured at amortized cost approximate their fair values.

	At 31 March 2024	At 31 March 2023
	USD	USD
Financial assets
Trade receivables	182,334	289,788
Other receivables	184,018	142
Contract assets	69,354	26,989
Due from a related company	-	41,532
Cash and cash equivalents	76,620	1,183,176
	512,326	1,541,627
Financial liabilities
Trade payables	788,798	187,584
Other payables	11,057	5,081
Tax payables	8,917	-
Due to related companies	34,579	-
Due to immediate holding company	5,345,929	506
Loan from a related company	1,930,993	2,328,926
Loans from immediate holding company	1,140,931	1,060,713
Lease liabilities	365,356	-
	9,626,560	3,582,809

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27 SUBSEQUENT EVENTS

In accordance with IAS 10 “Events after the Reporting Period”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date the Company issued the financial statements.

●	In April 2024, the Company issued 44 shares to an employee via the exercising of vesting employee share options.
●

In May 2024, the Group completed an $8.0 million capital raise with its immediate holding company, Rhino Ventures, which was settled by advances of cash of $6.1 million and the conversion of loans from immediate holding company of $1.9 million. Upon the completion of the capital raise, the Company allotted 5,086 ordinary shares and 10,172 warrants to Rhino Ventures. Both the ordinary shares and warrants are accounted for as equity instruments under IAS 32 and IFRS 9 and recognized by crediting share capital and warrant reserve, respectively. The warrants have a fair value of $6.7 million and $1.3 million being allocated to share capital with a total value recognized in reserves of $8.0 million. This capital raise triggered an anti-dilution clause in the Articles of Association which resulted in 151 preferred shares being issued to HBM IV, Inc.

●	In May 2024, maturity date of the loans from immediate holding company was extended to 30 September 2024. On 29 September 2024, the maturity date was further extended to 30 November 2024.
●

On July 15, 2024, Diginex Limited and Diginex Solutions (HK) Limited (“DSL”) completed a Transaction pursuant to a share exchange agreement (the “Share Exchange Agreement”), whereby the then existing shareholders of DSL (the “Original Shareholders”) transferred all of their shares in DSL to Diginex Limited, in consideration for Diginex Limited’s issuance of substantially the same securities to such shareholders in exchange for the securities of DSL held by Original Shareholders (the “Exchange”). Prior to the Exchange there were 16,756 ordinary shares of DSL issued and outstanding, 3,151 preferred shares of DSL issued and outstanding and 10,172 warrants of DSL issued and outstanding. In the Exchange, each of the securities of DSL were exchanged for substantially the same securities of Diginex Limited at an exchange ratio of one (1) ordinary share of DSL for four hundred and ten (410) Ordinary Shares of Diginex Limited, one (1) preferred share of DSL for four hundred and ten (410) Preferred Shares of Diginex Limited and one (1) warrant of DSL for four hundred and ten (410) warrants of Diginex Limited.

In connection with the Exchange, Diginex Limited and security holders of DSL consummated the following transactions (the “Ancillary Transactions”): (i) Diginex Limited issued $4.35 million new convertible loan notes to certain Original Shareholders in consideration for the cancellation of the then existing convertible loan notes issued by DSL and held by such Original Shareholders; (ii) Diginex Limited granted certain share options under the new share option plan that was adopted by Diginex Limited to the holders of the unexercised share options granted by DSL (the “Original Share Options”), in consideration for the cancellation of the Original Share Options held by such holders. At time of the Exchange there were 629,760 vested but unexercised share options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting and (iii) Diginex Limited granted certain warrants to purchase Ordinary Shares of Diginex Limited to the holders of the then existing warrants to purchase ordinary shares of DSL (the “Original Warrants”), in consideration for the cancellation of the Original Warrants held by such holders. The convertible loan notes will automatically convert into Ordinary Shares of Diginex Limited upon the effectiveness of this registration statement and whilst there is no automatic vesting of any unvested share options upon completion of this Offering the board of directors, at their discretion, do have the ability to accelerate vesting at any point. At the time of this registration statement there was no confirmation if the board of directors will accelerate vesting. The fair value of all unvested ESOP as of the date of this audit report is $1.8 million of which $0.5 million has been recognized in the financial statements at September 30, 2024.

Accordingly, upon consummation of the Exchange and the Ancillary Transactions (collectively the “Restructuring”), DSL became a wholly owned subsidiary of Diginex Limited, and the prior shareholders of DSL became shareholders of Diginex Limited. The remaining DSL security holders became security holders of Diginex Limited, in that they held Diginex Limited convertible loan notes, share options and warrants. Following, the closing of the Restructuring there is 6,869,961 Ordinary Shares of Diginex Limited issued and outstanding, 1,291,910 preferred shares of Diginex Limited issued and outstanding, 4,170,520 warrants issued and outstanding, $4.35 million new convertible loan notes issued and outstanding and 629,760 vested but non exercised shares options and unvested share options exercisable for such number of Ordinary Shares equal to 1.3% of the issued and outstanding shares of the Company at the time of vesting.

Following the Restructuring, on July 26, 2024, the Company completed a share subdivision (the “Share Subdivision”) such that, the authorized share capital of the Company was revised to be US$50,000 divided into 960,000,000 Ordinary Shares of US$0.00005 par value each and 40,000,000 preferred shares (the “Preferred Shares”), par value US$0.00005 per share. Prior to the Share Subdivision there were 6,869,961 ordinary shares and 1,291,910 preferred shares issued and outstanding, and after the Share Subdivision there are 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

During the Restructuring, a $1 million loan due from DSL to a related company, Diginex Holdings Limited, a company controlled by Rhino Ventures Limited, was converted into a $1 million convertible loan note of which Rhino Ventures Limited holds $517,535 of the principal amount of the convertible loan note and Working Capital Innovation Fund II L.P. holds $482,465 of the principal amount of the convertible loan note. The loan between DSL and Diginex Holdings Limited charged interest at 8% per annum and had a maturity date of December 31, 2024. The terms of the new convertible loan notes also charge interest at 8% per annum and had a maturity date of December 31, 2024. This $1 million convertible loan note forms part of the $4.35 million loan notes issued by Diginex Limited post the Restructuring.

On August 6, 2024 certain Employee Share Option Plan (“ESOP”) holders exercised their options and converted their options into Ordinary Shares. 501,840 employee share options were converted into 1,003,680 Ordinary Shares whilst 109,470 employee share options lapsed without being exercised. In addition, 368,826 employee share options were issued on July 31, 2024 with a fair value of $773,723. On August 21, 2024 employee share options were issued equating to 0.5% of the issued and outstanding shares of the Company at the time of vesting with a fair value of $182,660 The fair value of the options will be expensed on a straight-line basis over the vesting period, or earlier if the vesting period is accelerated by the board of directors, with a corresponding increase in equity (share option reserve). As of the date of these combined financial statements, the remaining employee share options are 41,945 vested but not exercised, 368,826 unvested employee share options and unvested employee share options exercisable for such number of Ordinary Shares equal to 1.7% of the issued and outstanding shares of the Company at the time of vesting and the aggregate fair value of all unvested employee share options is $1.8 million of which $0.2 million was recognized in the statement of profit or loss as of March 31, 2024. Prior to the exercise of 501,840 options on August 6, 2024 there were 13,739,922 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding, and after such exercise of 501,840 options there are 14,743,602 Ordinary Shares and 2,583,820 Preferred Shares issued and outstanding.

On August 3, 2024, Diginex Limited and HBM IV, Inc. entered into a Deed of Amendment to extend the maturity date of a $ 1 million convertible loan noted entered into between the parties on July 15, 2024 that had a maturity date of August 3, 2024. The maturity date has been extended to November 3, 2024.

On 30 September 2024, Rhino Ventures, Diginex Solutions (HK) Limited and Diginex Limited entered into an agreement whereby the outstanding loan between Diginex Solutions (HK) Limited and Rhino Ventures will, upon pricing of the Diginex Limited IPO, convert into ordinary shares of Diginex Limited. The loan will convert into Diginex Limited ordinary shares at the IPO price.

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DIGINEX LIMITED

731,707 Ordinary Shares

RESALE PROSPECTUS

February 24, 2025

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.